================================================================================
    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 2002
                                                 REGISTRATION NO. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            SKY FINANCIAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

            OHIO                           6022                  34-1372535
(State or other jurisdiction         (Primary Standard       (I.R.S. Employer
     of incorporation or         Industrial Classification   Identification No.)
         organization                     Code No.)

               221 SOUTH CHURCH STREET, BOWLING GREEN, OHIO 43402
                                 (419) 327-6300

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

         MARTY E. ADAMS, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             221 SOUTH CHURCH STREET
                            BOWLING GREEN, OHIO 43402
                                 (419) 327-6300

(Name, address, including zip code, & telephone number, including area code, of agent for service)

                              --------------------

                                   COPIES TO:

    M. PATRICIA OLIVER, ESQ.          W. GRANGER SOUDER, JR., ESQ.
 SQUIRE, SANDERS & DEMPSEY L.L.P.    EXECUTIVE VICE PRESIDENT, GENERAL
         4900 KEY TOWER                   COUNSEL AND SECRETARY
        127 PUBLIC SQUARE               SKY FINANCIAL GROUP, INC.
         CLEVELAND, OHIO                 221 SOUTH CHURCH STREET
           44114-1304                   BOWLING GREEN, OHIO 43402
         (216) 479-8500                      (419) 327-6300


       JOHN J. GORMAN, ESQ.              KENNETH T. KOEHLER
         LUSE GORMAN                     PRESIDENT AND CHIEF
     POMERENK & SCHICK, P.C.             EXECUTIVE OFFICER
      5335 WISCONSIN AVENUE         METROPOLITAN FINANCIAL CORP.
         N.W., SUITE 400              22901 MILLCREEK BOULEVARD
      WASHINGTON, D.C. 20015         HIGHLAND HILLS, OHIO 44122
          (202) 362-2902                   (216) 206-6000

                              --------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this registration statement.

================================================================================

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /


                         CALCULATION OF REGISTRATION FEE


    TITLE OF EACH
       CLASS OF                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
    SECURITIES TO         AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING      AMOUNT OF REGISTRATION FEE
    BE REGISTERED        REGISTERED (1)        PER UNIT              PRICE (2)                      (3)
    -------------        --------------    -----------------    -------------------     --------------------------
COMMON SHARES.........     2,888,191             N.A.              $53,138,646                   $4,888.76


(1) The number of common shares, without par value, of Sky Financial Group, Inc., a financial holding company and Ohio corporation, to be registered pursuant to this Registration Statement is based upon 70% of the total number of common shares, without par value, of Metropolitan Financial Corp., an Ohio business corporation, presently outstanding or reserved for issuance under various option plans or otherwise expected to be issued upon the consummation of the proposed transaction to which this Registration Statement relates multiplied by the exchange rate of 0.2554 Sky Financial common shares for each Metropolitan common share.

(2) Pursuant to Rules 457(f)(1) and (3) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the securities to be received by Sky Financial in the merger, which is equal to the product of (i) $4.70, the average of the high and low sale prices of Metropolitan common shares quoted on the Nasdaq National Market System on December 18, 2002 and (ii) 11,306,095 (representing the estimated maximum number of Metropolitan common shares to be canceled in the merger less the estimated number of Metropolitan common shares to be canceled in exchange for cash consideration).

(3) The registration fee of $4,888.76 for the securities registered hereby has been calculated pursuant to Rule 457(f) under the Securities Act, as $53,138,646 multiplied by .000092.



       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                                             [Metropolitan logo]

                  PROPOSED MERGER OF SKY FINANCIAL GROUP, INC.
                        AND METROPOLITAN FINANCIAL CORP.
                           YOUR VOTE IS VERY IMPORTANT


Dear Shareholder:

     As you may know, the boards of directors of Sky Financial Group, Inc. and Metropolitan Financial Corp. have agreed on a merger intended to create, when combined with Sky Financial and including Sky Financial's recent acquisition of Three Rivers Bancorp, Inc., a $12.5 billion financial services organization that will be able to serve its customers through 254 financial centers located throughout Ohio, Pennsylvania, West Virginia and Michigan.

     At the election of Metropolitan shareholders, each shareholder may choose to receive, subject to the allocation procedures described beginning on page ___ of this proxy statement/prospectus, and subject to upward or downward adjustment in the merger consideration as further described in this proxy statement/prospectus beginning on page ___:

o Sky Financial common shares based upon a fixed exchange rate of .2554 Sky Financial common shares for each Metropolitan common share you own; or

o    Cash at the rate of $4.70 for each Metropolitan common share you own; or

o A combination of cash and Sky Financial common shares where at least 55% and no more than 70% of your Metropolitan common shares will be converted into Sky Financial common shares at a rate of .2554 Sky Financial common shares for each Metropolitan common share with the remainder of your shares to be converted into cash at a rate of $4.70 per Metropolitan common share. See "The Merger Agreement -- Conversion of Metropolitan Common Shares".

     Pursuant to the terms of the merger agreement, the total merger consideration payable by Sky Financial for Metropolitan common shares (based on the $18.40 closing price of Sky Financial common shares on October 4, 2002) will consist of no less than 2,269,293 and no more than 2,888,191 Sky Financial common shares and cash of no less than $22,778,550 and no more than $34,167,825, subject to adjustments for Metropolitan common shares issued pursuant to the Metropolitan 1997 Stock Option Plan and the Metropolitan Stock Purchase Plan, for cash paid by Sky Financial in lieu of fractional Sky Financial common shares and certain adjustments to the merger consideration that are described beginning on page ___ of this proxy statement/prospectus. These adjustments to the merger consideration may increase or decrease the merger consideration received by Metropolitan shareholders depending upon the occurrence of specific events prior to closing. In addition, in the event the closing price of Sky Financial common shares on the business day immediately preceding the closing of the merger is less than $12.53, Sky Financial may adjust the form of merger consideration payable to Metropolitan shareholders to ensure that the merger is treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Since the total merger consideration is fixed, subject only to these adjustments, some shareholders may not receive the form of consideration they elect, as described in more detail in this proxy statement/prospectus on page
___.

     We have structured the merger so that Sky Financial, Metropolitan and Metropolitan shareholders will not recognize any gain or loss for U.S. federal income tax purposes in the merger, except for tax payable because of cash received by Metropolitan shareholders. We estimate that after the merger is consummated, Metropolitan shareholders will own approximately 3% of the outstanding Sky Financial common shares.

     Based on the closing market price of Sky Financial common shares of $19.15 per share on October 23, 2002, the last full trading day before Sky Financial and Metropolitan announced the merger, the exchange of 70% of the Metropolitan common shares for Sky Financial common shares and 30% of the Metropolitan common shares for cash would give Metropolitan shareholders a $4.83 per share value, which is a 30.64% premium over the closing price of Metropolitan common shares of $3.70 per share on that date. Based on the Closing market price on ___________, 2003, the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus, such an exchange would give Metropolitan shareholders a $_____ per share value, which is a ___% premium over the price of Metropolitan common shares on that date.

     THE MERGER OF SKY FINANCIAL AND METROPOLITAN INVOLVES SOME RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE ___.

     Sky Financial common shares are traded on the Nasdaq National Market System under the trading symbol "SKYF." On October 23, 2002, the last full trading day before we announced the proposed merger, the closing price of Sky Financial common shares was $19.15 per share and the closing price of Metropolitan common shares was $3.70 per share. On ______________, 2003, the most recent practicable date before the printing of this proxy statement/prospectus, the closing price of Sky Financial common shares was $_____ per share and the closing price of Metropolitan common shares was $_____ per share.

     Your Board believes the proposed merger is in the best interests of Metropolitan and its shareholders and recommends that you vote for approval of the merger agreement. Ryan, Beck & Co., Inc., Metropolitan's financial advisor, has rendered an opinion to the effect that, as of the date of such opinion and based upon the considerations described in the opinion, the consideration to be received by Metropolitan's shareholders in the merger is fair to them from a financial point of view.


     The affirmative vote of the holders of a majority of the votes cast by the shareholders of Metropolitan entitled to vote at the Metropolitan special meeting is required to approve and adopt the merger agreement. As discussed in the proxy statement/prospectus, the holder of approximately [67]% of Metropolitan's outstanding common shares has agreed already with Sky Financial to vote his shares in favor of the merger and the approval of the merger agreement. The merger is also subject to other conditions, including the approval of various regulatory agencies.


     Shareholders are urged to read carefully the accompanying proxy statement/prospectus, which contains a detailed description of the merger, the merger agreement and related matters.

     Whether or not you plan to attend the Metropolitan special shareholders' meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you need assistance in voting your shares, please call Metropolitan's information agent, ______________, at __________________________.




[SIG]


Kenneth T. Koehler
President and Chief Executive Officer
Metropolitan Financial Corp.


--------------------------------------------------------------------------------

     THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

This proxy statement/prospectus is dated ________________, 2003 and is being first mailed to shareholders on or about ____________________, 2003.

                          METROPOLITAN FINANCIAL CORP.
                            22901 MILLCREEK BOULEVARD
                           HIGHLAND HILLS, OHIO 44122
                                 (216) 206-6000

                          NOTICE OF SPECIAL MEETING OF
                    METROPOLITAN FINANCIAL CORP. SHAREHOLDERS

           TO BE HELD AT 9:00 A.M. ON _________________________, 2003

To the Shareholders of Metropolitan Financial Corp.:

         Notice is hereby given that a special meeting of the shareholders of Metropolitan Financial Corp. will be held on ______________________, 2003 at 9:00 a.m., local time, at our corporate headquarters located at 22901 Millcreek Boulevard, Highland Hills, Ohio, for the following purposes:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of October 23, 2002, by and between Metropolitan Financial Corp. and Sky Financial Group, Inc., pursuant to which Metropolitan will merge with and into Sky Financial. In the merger, each shareholder of Metropolitan may elect to receive one of the following forms of consideration subject to the allocation procedures described in the attached proxy statement/prospectus and also subject to upward or downward adjustment in the merger consideration as further described in the attached proxy statement/prospectus: (a) .2554 Sky Financial common shares per Metropolitan common share for all shares you own, (b) $4.70 in cash per Metropolitan common share for all shares you own, or (c) a combination of cash and Sky Financial common shares where at least 55% and no more than 70% of your Metropolitan common shares will be converted into Sky Financial common shares at a rate of ..2554 Sky common shares for each Metropolitan common share with the remainder of your shares to be converted into cash at a rate of $4.70 per Metropolitan common share.

         2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting. The Board of Directors is unaware of any other business to come before the special meeting.

         Holders of record of Metropolitan common shares at the close of business on __________________, 2003, the record date, are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the special shareholders' meeting. To vote your shares, you may complete and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special shareholders' meeting.

                                           By order of the Board of Directors of
                                           Metropolitan Financial Corp.



                                           David G. Slezak, Esq.

                                           Corporate Secretary


Highland Hills, Ohio
_________________, 2003

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

Incorporation by Reference.......................................................................................1

Questions and Answers About the Sky Financial/Metropolitan Merger................................................2

Summary..........................................................................................................5

         The Merger..............................................................................................5

         The Companies..........................................................................................12

         Our Reasons for the Merger.............................................................................14

         Recommendation of the Metropolitan Board...............................................................14

         Special Meeting........................................................................................14

         Comparative Market Value Data..........................................................................16

         Comparison of Certain Unaudited Per Share Data.........................................................17

         Selected Financial Data of Sky Financial (Historical)..................................................19

         Selected Financial Data of Metropolitan (Historical)...................................................20

         Sky Financial, Three Rivers and Metropolitan Unaudited Pro Forma Combined Selected Financial Data......22

Risk Factors....................................................................................................23

The Metropolitan Special Meeting of Shareholders................................................................25

         Purpose of the Metropolitan Special Meeting............................................................25

         Record Date; Voting Rights; Proxies....................................................................26

         Solicitation of Proxies................................................................................27

         Quorum.................................................................................................27

         Required Vote..........................................................................................28

         Voting Agreement.......................................................................................28

The Merger......................................................................................................30

         Background of Merger...................................................................................30


                                TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page
                                                                                                               ----
         Metropolitan's Reasons for the Merger; Recommendation of the Metropolitan Board........................33

         Fairness Opinion of Ryan, Beck & Co., Inc..............................................................35

         Board of Directors and Management of Sky Financial Following the Merger................................49

         Interests of Metropolitan's Executive Officers and Directors in the Merger.............................49

         Material Federal Income Tax Consequences...............................................................51

         Accounting Treatment...................................................................................55

         Effect on Metropolitan Employee Benefit Plans..........................................................55

         Expenses of the Merger.................................................................................56

         Regulatory Approvals...................................................................................56

         Resale of Sky Financial Common Shares..................................................................56

         Stock Exchange Listing.................................................................................57

         Dividends..............................................................................................57

         Rights of Dissenting Metropolitan Shareholders.........................................................57

The Merger Agreement............................................................................................58

         The Merger.............................................................................................58

         Effective Date.........................................................................................58

         Conversion of Metropolitan Common Shares...............................................................58

         Adjustments to the Merger Consideration................................................................59

         Election Procedures....................................................................................61

         Allocation.............................................................................................65

         Conversion of Metropolitan Stock Options...............................................................68

         Conditions to Completion of the Merger.................................................................68

         Representations and Warranties.........................................................................70


                                TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page
                                                                                                               ----
         Conduct of Business Pending the Merger.................................................................72

         Termination of the Merger Agreement....................................................................75

         Termination Fee........................................................................................76

         Amendment; Waiver......................................................................................76

Description of Metropolitan.....................................................................................77

         Business...............................................................................................77

         The Supervisory Agreements and the Supervisory Directive...............................................77

         Market Price of Metropolitan Common Shares and Related Shareholder Matters.............................81

Ownership of Metropolitan Common Shares by Certain Beneficial Owners and Management.............................81

Metropolitan Management's Discussion and Analysis of Financial Condition and Results of Operations..............83

         General................................................................................................83

         Comparison of Three Months and Nine Months Ended September 30, 2002 and 2001...........................83

         Asset Quality..........................................................................................91

         Financial Condition....................................................................................93

         Liquidity and Capital Resources........................................................................94

         Quantitative and Qualitative Disclosures About Market Risk.............................................97

         Comparison of Operating Results for the Years Ended December 31, 2001 and 2000........................100

         Comparison of Operating Results for the Years Ended December 31, 2000 and 1999........................105

         Asset Quality.........................................................................................108


                                TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page
                                                                                                               ----
         Comparison of Financial Condition at December 31, 2001 and December 31, 2000..........................111

         Liquidity and Capital Resources.......................................................................112

         Recent Accounting Developments........................................................................115

         Impact of Inflation and Changing Prices...............................................................115

         Quantitative and Qualitative Disclosure About Market Risk.............................................116

         Forward-Looking Statements............................................................................119

Description of Sky Financial Capital Shares....................................................................119

         General...............................................................................................119

Comparison of Certain Rights of Shareholders...................................................................120

         Introduction..........................................................................................120

         Authorized Shares.....................................................................................120

         Business Combinations.................................................................................121

         Number of Directors...................................................................................122

         Classification of the Board of Directors..............................................................122

         Nomination of Directors...............................................................................123

         Cumulative Voting.....................................................................................124

         Vacancies on the Board................................................................................125

         Removal of Directors..................................................................................125

         Special Meetings of Shareholders......................................................................125

         Corporate Action Without a Shareholder Meeting........................................................126

         Amendments to Articles of Incorporation...............................................................126

         Amendments to Code of Regulations.....................................................................126

         Preemptive Rights.....................................................................................127


                                TABLE OF CONTENTS
                                  (continued)

                                                                                                               PAGE
                                                                                                               ----
         Dividends.............................................................................................127

         Indemnification of Directors, Officers and Employees..................................................128

         Limitation of Personal Liability of Directors.........................................................129

         Anti-takeover Protection..............................................................................129

Sky Financial and Metropolitan Unaudited Pro Forma Condensed Combined Financial Statements.....................132

Where You Can Find More Information............................................................................148

Forward-Looking Statements.....................................................................................150

Experts........................................................................................................150

Legal Opinion..................................................................................................151

Indemnification................................................................................................151

Shareholder Proposals..........................................................................................151

Index to Metropolitan Financial Statements.....................................................................F-1

Annexes:

     Annex A   Agreement and Plan of Merger

     Annex B   Fairness Opinion of Ryan, Beck & Co., Inc.

     Annex C   Voting Agreement

     Annex D   Dissenters' Rights Under Sections 1701.84 and 1701.85 of the Ohio Revised Code


                           INCORPORATION BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to other information we have filed with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. See "Where You Can Find More Information" on page ____ of this proxy statement/prospectus.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT SKY FINANCIAL AND METROPOLITAN THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS. YOU CAN REQUEST A FREE COPY OF ANY OR ALL OF THESE DOCUMENTS, INCLUDING EXHIBITS THAT ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THESE DOCUMENTS, BY WRITING TO OR CALLING THE APPROPRIATE PARTY AT THE FOLLOWING ADDRESS OR TELEPHONE NUMBER:

W. GRANGER SOUDER, JR., ESQ.                        DAVID G. SLEZAK, ESQ.
CORPORATE SECRETARY                                 CORPORATE SECRETARY
SKY FINANCIAL GROUP, INC.                           METROPOLITAN FINANCIAL CORP.
221 SOUTH CHURCH STREET                             22901 MILLCREEK BOULEVARD
BOWLING GREEN, OHIO 43402                           HIGHLAND HILLS, OHIO  44122
(419) 327-6300                                      (216) 206-6000


         IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US, PLEASE DO SO BY ___________________, 2003 TO RECEIVE THE DOCUMENTS BEFORE THE METROPOLITAN SPECIAL MEETING.

         Sky Financial has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Sky Financial, and Metropolitan has supplied all such information relating to Metropolitan.

        QUESTIONS AND ANSWERS ABOUT THE SKY FINANCIAL/METROPOLITAN MERGER


Q:  WHY ARE SKY FINANCIAL AND METROPOLITAN PROPOSING TO MERGE?

A: We believe that the merger of Sky Financial and Metropolitan will benefit the shareholders of Metropolitan by creating a $12.5 billion financial services organization that will be able to conduct its banking business through 254 banking centers serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. Metropolitan's shareholders will gain liquidity by holding Sky Financial common shares, and its customers will benefit from the comprehensive line of products offered by Sky Bank, Sky Financial's commercial banking affiliate, and Sky Financial's other financial services affiliates. Sky Financial believes the merger will benefit its shareholders because the merger will enhance Sky Financial's capabilities to provide banking and financial services to its customers, strengthen the competitive position of the combined organization, generate significant cost savings, and will enhance acquisition and other opportunities for Sky Financial.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: As a result of the merger, your Metropolitan common shares will be converted into either cash, Sky Financial common shares, or a mixture of cash and Sky Financial common shares, subject to certain adjustments and to the election and allocation procedures described in this proxy statement/prospectus.

Q:  CAN I ELECT THE TYPE OF CONSIDERATION THAT I WILL RECEIVE IN THE MERGER?

A: Yes. Subject to the allocation procedures described in this proxy statement/ prospectus, you may elect to receive one of the following options in exchange for your Metropolitan common shares: all cash, all Sky Financial common shares or a mixture of cash for no more than 45% and no less than 30% of your Metropolitan common shares and Sky Financial common shares for no more than 70% and no less than 55% of your Metropolitan common shares.

Q: WHEN SHOULD I SEND IN MY SHARE CERTIFICATES? HOW DO I ELECT THE FORM OF CONSIDERATION I PREFER TO RECEIVE?

A: Please do not send in your share certificates with your proxy card. Approximately ____________ prior to the anticipated time of completion of the merger, you will receive an election form/letter of transmittal and other transmittal materials with instructions for making your election as to the form of consideration you prefer to receive in the merger. YOU SHOULD FOLLOW THE INSTRUCTIONS IN THE INSTRUCTION BOOKLET TO THE ELECTION FORM/LETTER OF TRANSMITTAL REGARDING HOW AND WHEN TO SURRENDER YOUR SHARE CERTIFICATES. The available elections, election procedures and deadline for making elections are described beginning on page ___ of this proxy statement/prospectus. To make an election, you will need to deliver to the exchange agent before the election deadline the election form/letter of transmittal, any other transmittal materials and your share certificates according to the instructions set forth in the instruction booklet to the election form/letter of transmittal. If you cannot deliver your share certificate by the election deadline for any reason, you must deliver an appropriate guarantee of delivery of such share certificates as set forth in the notice of guaranteed delivery to be included with the election form/letter of transmittal from a firm that is a member of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided that such share certificates are in fact delivered to the exchange agent within three New York Stock Exchange trading days after the date of execution of such guarantee of delivery).

Q:  WILL I RECEIVE THE FORM OF CONSIDERATION I ELECT TO RECEIVE?

A: Not necessarily. Between 30% and 45% of the total issued and outstanding Metropolitan common shares will be exchanged for cash and between 55% and 70% of the total issued and outstanding Metropolitan common shares will be exchanged for Sky Financial common shares subject to certain adjustments to the merger consideration that are described beginning on page _____ of this proxy statement/prospectus. Accordingly, unless you elect to receive a mixture of cash and Sky Financial common shares within the ranges described above, there is no assurance that you will receive the form of consideration that you elect with respect to all of the Metropolitan common shares you hold (unless one of the two exceptions described on page ___ of this proxy statement/prospectus applies to you and your shares). If the shareholder elections result in an oversubscription of cash or Sky Financial common shares, Sky Financial will cause the exchange agent to allocate the consideration paid to shareholders between cash and Sky Financial common shares following certain allocation procedures that are described beginning on page ___ of this proxy statement/prospectus. Metropolitan's current majority shareholder, Robert M. Kaye, owns approximately 67% of the Metropolitan common shares outstanding. Accordingly, Mr. Kaye's election may have a significant impact on whether other Metropolitan shareholders receive the form of consideration they elect. Sky Financial and Mr. Kaye have entered into a voting agreement wherein Mr. Kaye has agreed to announce to all other Metropolitan shareholders, at least 21 days prior to the completion of the merger, that he is making a mixed election with respect to 10,769,215 Metropolitan common shares that he owned on the date he executed the voting agreement and the ratio of cash and Sky Financial common shares that he elects to receive in connection with the merger. See "The Metropolitan Special Meeting of Shareholders - Voting Agreement" beginning on page ___ of this proxy statement/prospectus.

Q:  WHAT DO I NEED TO DO NOW?

A: Just mail your signed and dated proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the meeting to vote on approving the merger. The Metropolitan special shareholders' meeting will take place at 9:00 a.m. on ____________, 2003, at our corporate headquarters located at 22901 Millcreek Boulevard, Highland Hills, Ohio. The Metropolitan Board unanimously recommends that you vote for the merger.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. Just send in a later-dated, signed proxy card before the meeting or attend the meeting in person and vote. You may send a new proxy card to the following address: ___________________________________, _____________________.

Q:  IF I DO NOT FAVOR THE MERGER, WHAT ARE MY RIGHTS?

A: If you are a Metropolitan shareholder as of the ______________ record date and you do not vote in favor of the merger agreement, you will have the right under Section 1701.85 of the Ohio Revised Code to demand the fair cash value for your Metropolitan common shares. The right to make this demand is known as "dissenters' rights." To perfect your dissenters' rights, you must deliver to Metropolitan a written demand for payment of the fair cash value of your Metropolitan common shares and otherwise comply strictly with all of the requirements of ORC Section 1701.85. You must state in your notice the amount that, in your opinion, is the fair cash value of your Metropolitan common shares. Your written demand must be delivered to Metropolitan not later than 10 days after the Metropolitan special meeting scheduled for ___________. For additional information on your dissenters' rights, see "The Merger - Rights of Dissenting Metropolitan Shareholders" on page ____ and Annex D attached to this proxy statement/prospectus.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker may vote your shares only if you provide instructions on how to vote. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted by your broker.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as practicable. We hope to complete the merger during the second quarter of 2003, assuming shareholder approval and all applicable governmental approvals have been received by that date and all conditions precedent to the merger have been satisfied or waived (to the extent waiver is permitted by applicable law). However, pursuant to the Merger Agreement, the merger will close no earlier than April 7, 2003, unless Sky Financial and Metropolitan otherwise agree in writing.

Q: WHAT IF I HAVE QUESTIONS?

A: Please call Metropolitan's information agent, ______________________________, at _________________________________.

                                     SUMMARY

         Because this is a summary, it does not contain all the information that may be important to you. You should carefully read this entire proxy statement/prospectus and its annexes and appendices and the documents to which this document refers before you decide how to vote. For a description of the documents to which this document refers you should review "Where You Can Find More Information" on pages __________.

                                   THE MERGER

         THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/ PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

WHAT METROPOLITAN SHAREHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGES ___)

         Each Metropolitan shareholder may elect to receive, subject to the allocation procedures described beginning on page ___ of this proxy statement/prospectus, and subject to upward or downward adjustment of the merger consideration as further described in this proxy statement/prospectus beginning on page ___:

         o Sky Financial common shares based upon a fixed exchange rate of .2554 Sky Financial common shares for each Metropolitan common share you own; or

         o cash at the rate of $4.70 for each Metropolitan common share you own; or

         o a combination of cash and Sky Financial common shares where at least 55% and no more than 70% of your Metropolitan common shares will be converted into Sky Financial common shares at a rate of .2554 Sky Financial common shares for each Metropolitan common share with the remainder of your shares to be converted into cash at a rate of $4.70 per Metropolitan common share.

         Pursuant to the terms of the merger agreement, the total merger consideration payable by Sky Financial for Metropolitan common shares (based on the $18.40 closing price of Sky Financial common shares on October 4, 2002) will consist of no less than 2,269,293 and no more than 2,888,191 Sky Financial common shares and cash of no less than $22,778,550 and no more than $34,167,825, subject to adjustments for Metropolitan common shares issued pursuant to the Metropolitan 1997 Stock Option Plan and the Metropolitan Stock Purchase Plan, for cash paid by Sky Financial in lieu of fractional Sky Financial common shares and for specific adjustments to the merger consideration that are described beginning on page ___ of this proxy statement/prospectus. These adjustments to the merger consideration may increase or decrease the merger consideration received by Metropolitan shareholders depending upon the occurrence of specific events prior to closing. In addition, in the event the closing price of Sky Financial common shares on the business day immediately preceding the closing of the merger is less than $12.53, Sky Financial may adjust the form of merger consideration payable to Metropolitan shareholders to ensure that the merger is treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. This adjustment, if made, would be in the form of an increase in the number of Sky Financial common shares issued in the merger to Metropolitan shareholders.

         Sky Financial will not issue fractional shares. Instead, Metropolitan shareholders will receive a cash payment for any fractional Sky Financial common shares based upon the average market value of the Sky Financial common shares over a period of 10 trading days immediately prior to the closing of the merger.

YOU MAY ELECT TO RECEIVE ALL CASH, ALL SKY FINANCIAL COMMON SHARES OR A MIXTURE OF CASH AND SKY FINANCIAL COMMON SHARES (SEE PAGES ________)

         You may elect to receive in exchange for your Metropolitan common shares: (i) all cash, (ii) all Sky Financial common shares, or (iii) a mixture of cash for no more than 45% and no less than 30% of your Metropolitan common shares and Sky Financial common shares for no more than 70% and no less than 55% of your Metropolitan common shares. However, since Sky Financial is paying a maximum of 45% and a minimum of 30% of the total merger consideration in cash and a maximum of 70% and a minimum of 55% in the form of Sky Financial common shares (subject to specific adjustments described on pages ______ of this proxy statement/prospectus), you cannot be certain of receiving the form of consideration that you elect with respect to all of your Metropolitan common shares (unless you elect to receive a mixture of cash and Sky Financial common shares, or unless one of the two exceptions described on page _____ of this proxy statement/prospectus applies to you and your Metropolitan common shares). If shareholder elections result in an oversubscription of cash or Sky Financial common shares, certain procedures for allocating cash and Sky Financial common shares will be followed by the exchange agent. As described in further detail in this proxy statement/prospectus beginning on page ____, the election of Robert
M. Kaye, Metropolitan's controlling shareholder, may affect the form of consideration to be received by Metropolitan shareholders who elect to receive either all cash or all Sky Financial common shares. See "The Merger Agreement - Allocation" beginning on page ____ of this proxy statement/ prospectus.

         Approximately _______ month prior to the anticipated time of completion of the merger, you will receive an Election Form/Letter of Transmittal and other transmittal materials with instructions for making your election as to the form of consideration you prefer to receive in the merger. The available elections, election procedures and deadline for making elections are described under the heading "The Merger Agreement - Election Procedures" beginning on page ____ of this proxy statement/prospectus. If you do not make a valid election by the election deadline, you will be deemed to have made an election to receive all cash, all Sky Financial common shares or any combination of cash and Sky Financial common shares at the rates described above at the discretion of Sky Financial and as determined in accordance with the terms of the merger agreement.

CASH PAYMENT FOR METROPOLITAN STOCK OPTIONS (SEE PAGE ____)

         Each outstanding option to purchase Metropolitan common shares with a strike price below $4.70 per share will be terminated in exchange for a cash payment in an amount equal to $4.70 per share minus the applicable exercise price for such option, multiplied by the number of

Metropolitan common shares covered by such option. Each outstanding option to purchase Metropolitan common shares with a strike price of $4.70 or higher per share will be terminated and no cash payment will be made by Sky Financial for such option. Metropolitan has agreed to use its best efforts with respect to options available under or subject to Metropolitan's stock option plan or its stock purchase plan to permit the termination of the options in accordance with terms of the merger agreement.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (SEE PAGE __)

         Sky Financial common shares and Metropolitan common shares are both listed on the Nasdaq National Market System.

         The following table presents trading information for the Sky Financial common shares and the Metropolitan common shares on October 23, 2002 and _______________, 2003. October 23, 2002 was the last full trading day prior to our announcement of the signing of the merger agreement. _______________ was the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus. You should read the information presented below in conjunction with the "Comparative Market Value Data" on page
___.

                                                                            METROPOLITAN
                                                                    EQUIVALENT PER SHARE BASIS
                                                                    --------------------------
                             SKY FINANCIAL      METROPOLITAN           55%      /         70%
                             -------------      ------------          ------------------------
October 23, 2002                 $19.15             $3.70             $4.81              $4.83
  _____,2003                     $_____             $____             $____              $____


TAX FREE TRANSACTION FOR METROPOLITAN SHAREHOLDERS RECEIVING SKY FINANCIAL COMMON SHARES (SEE PAGES _____)

         We have structured the merger so that Sky Financial, Metropolitan and Metropolitan shareholders who do not receive any cash as merger consideration will not recognize any gain or loss for federal income tax purposes as a result of the merger. However, taxes may be payable if Metropolitan shareholders receive cash as merger consideration received in exchange for Metropolitan common shares or in lieu of fractional shares.

DIVIDEND POLICY (SEE PAGE ___)

         Under the merger agreement, Metropolitan is not allowed to declare, pay or set aside for payment any dividend to Metropolitan shareholders (see page ___). However, following completion of the merger, former Metropolitan shareholders receiving Sky Financial common shares as part of the merger consideration will receive, as Sky Financial shareholders, dividends declared by Sky Financial on its common shares.

OPINION OF METROPOLITAN'S FINANCIAL ADVISOR (SEE PAGES______)

         In deciding to approve the merger, the Metropolitan Board considered the opinion from its financial advisor, Ryan, Beck & Co., Inc., as to the fairness from a financial point of view of the consideration under the merger agreement.

         The opinion from Ryan Beck stated that as of the date of that opinion, the merger consideration set forth in the merger agreement was fair from a financial point of view to the Metropolitan shareholders. For its financial advisory services provided to Metropolitan, Ryan Beck will be paid a fee equal to 0.87% of the final transaction value plus $50,000 for the fairness opinion and reimbursement for reasonable expenses.

         The full text of this opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the reviews undertaken, is attached as Annex B to this proxy statement/prospectus. WE ENCOURAGE YOU TO READ THIS OPINION IN ITS ENTIRETY.

WHAT WILL HAPPEN TO SKY FINANCIAL AND METROPOLITAN AT THE TIME OF THE MERGER? (SEE PAGE____)

         At the time of the merger, Metropolitan will merge with and into Sky Financial, with Sky Financial surviving the merger. Following the merger, Metropolitan Bank and Trust Company, a wholly-owned subsidiary of Metropolitan, will merge with and into Sky Bank, Sky Financial's commercial banking affiliate. Sky Bank will continue to exist as an Ohio banking corporation and as a wholly-owned subsidiary of Sky Financial.

OWNERSHIP OF SKY FINANCIAL FOLLOWING THE MERGER

         As a result of the merger, we estimate that Metropolitan shareholders will own approximately 3% of the outstanding Sky Financial common shares.

BOARD OF DIRECTORS AND MANAGEMENT OF SKY FINANCIAL FOLLOWING THE MERGER (SEE PAGE ___)

         We expect that the current Sky Financial management will remain in place.

INTERESTS OF METROPOLITAN'S EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE __)

         In considering the recommendation of the Metropolitan Board to vote in favor of the merger, you should be aware that the executive officers and directors of Metropolitan have incentive, benefit and compensation agreements or plans that give them interests in the merger that are different from or in addition to yours. The Metropolitan Board was aware of these interests of their executive officers and directors and considered them, among other things, in approving the merger agreement and the related transactions. Please refer to page ___ for more information about these interests, which include severance payments for certain officers and directors under an employment agreement and a retention pay plan, the conversion of stock options and indemnification and insurance for directors and officers.

         Also, following the merger, Sky Financial will purchase directors' and officers' insurance for the directors and officers of Metropolitan for a period of five years after the merger, and Sky

Financial will indemnify the directors and officers of Metropolitan for events occurring before the merger, including events that are related to the merger agreement.

CONDITIONS TO THE MERGER (SEE PAGES _____)

         The completion of the merger depends upon satisfying a number of conditions, including the following, some of which may be waived:

         o accuracy of the representations and warranties made in the merger agreement;

         o performance of obligations by Sky Financial and Metropolitan under the merger agreement;

         o approval and adoption of the merger agreement by Metropolitan shareholders;

         o receipt of required governmental approvals and expiration or termination of all applicable statutory waiting periods relating to the merger;

         o absence of any injunction or other order by any court or other governmental entity that would prohibit or prevent the merger;

         o effectiveness of the registration statement filed with the Securities and Exchange Commission relating to the issuance of Sky Financial common shares in the merger;

         o receipt of all required permits and other authorizations under state securities laws necessary to complete the transactions contemplated by the merger; and

         o sale to Robert M. Kaye of all remaining artwork owned by Metropolitan.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE ___)

         We can mutually agree to terminate the merger agreement before we complete the merger.

         In addition, either Metropolitan or Sky Financial can terminate the merger agreement under the circumstances described on page ___. One of the circumstances under which Metropolitan may terminate the merger agreement is if the average closing price of Sky Financial common shares over a specified period is less than $16.56 per share, and Sky Financial common shares have underperformed an index of selected peer group stocks by more than 20% over the same period, unless Sky Financial agrees to issue additional merger consideration to compensate for the lower share value. Details about this termination provision are described on page ___.

TERMINATION FEE (SEE PAGE ___)

         Metropolitan will pay to Sky Financial a termination fee of $2,200,000 if the merger agreement is terminated upon the occurrence of specified events. Generally, Metropolitan would have to pay the termination fee if a third party makes an acquisition proposal with respect to Metropolitan and then:

         o the merger agreement is terminated by Sky Financial or Metropolitan because either (i) Metropolitan shareholders fail to approve the merger agreement, or (ii) because of a breach by the other party of one of the covenants or agreements contained in the merger agreement, and within 18 months of terminating the merger agreement pursuant to item (i) or (ii) above, Metropolitan enters into an acquisition agreement with a third party; or

         o after receiving the acquisition proposal, the Metropolitan Board does not take action to convene the special meeting of shareholders and recommend that Metropolitan shareholders adopt the merger agreement, and within 18 months after such receipt, Metropolitan enters into an acquisition agreement with a third party.

REGULATORY MATTERS (SEE PAGES ____)

         Sky Financial has filed the applications necessary to obtain approval for the merger from the Federal Reserve Board and to obtain approval for the subsidiary bank merger from the Federal Reserve Board and the Ohio Department of Commerce, Division of Financial Institutions. Prior to completing the merger, the waiting periods required by each of these governmental entities must have expired.

ACCOUNTING TREATMENT (SEE PAGE ___)

         The merger will be accounted for under the purchase method of accounting, as such term is used under accounting principles generally accepted in the United States of America.

DISSENTERS' RIGHTS FOR METROPOLITAN SHAREHOLDERS (SEE PAGE ___)

         Metropolitan shareholders may exercise their right to become dissenting shareholders to the extent, and in strict compliance with, the procedure specified in Sections 1701.84 and 1701.85 of the Ohio Revised Code. METROPOLITAN SHAREHOLDERS WHO WANT TO EXERCISE THEIR DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT AT THE METROPOLITAN SPECIAL SHAREHOLDERS' MEETING, AND MUST SEND A WRITTEN DEMAND FOR PAYMENT FOR THEIR METROPOLITAN COMMON SHARES WITHIN 10 DAYS AFTER THE METROPOLITAN SPECIAL SHAREHOLDERS' MEETING. See "The Merger - Rights of Dissenting Metropolitan Shareholders" and the text of Sections 1701.84 and 1701.85 of the Ohio Revised Code attached to this proxy statement/prospectus as Annex D.

VOTE REQUIRED (SEE PAGES ____)

         A majority of the votes cast by the shareholders entitled to vote at the Metropolitan special meeting must vote to approve the merger agreement for it to be adopted. A majority of the issued and outstanding Metropolitan common shares must be present in person or by proxy for any vote to be valid.

         Pursuant to the terms of the voting agreement between Robert M. Kaye and Sky Financial (which is attached to this proxy statement/prospectus as Annex
C), Mr. Kaye (who, under Ohio law and Metropolitan's articles of incorporation and code of regulations, individually owns a sufficient number of shares to approve the merger and the merger agreement) has agreed to vote 10,769,215 Metropolitan common shares (the number of shares he owned on the date Sky Financial and Mr. Kaye executed the voting agreement):

         o    in favor of the merger and the merger agreement; and

         o against any proposal for any recapitalization, merger, sale of assets or other business combination between Metropolitan and any person or entity other than Sky Financial, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Metropolitan under the merger agreement or that would result in any of the conditions to the obligations of Metropolitan under the merger agreement not being fulfilled.

     The voting agreement and obligations of Mr. Kaye under the voting agreement terminate contemporaneously with the completion of the merger or the termination of the merger agreement. See "The Metropolitan Special Meeting of Shareholders - Voting Agreement" beginning on page __.

LISTING OF SKY FINANCIAL COMMON SHARES (SEE PAGE ___)

         Sky Financial will list the Sky Financial common shares to be issued in the merger on the Nasdaq National Market System under the trading symbol "SKYF."

COMPARISON OF CERTAIN RIGHTS OF SHAREHOLDERS (SEE PAGES _____)

         The rights of holders of Sky Financial common shares are currently governed by Ohio law and Sky Financial's articles of incorporation and code of regulations. The rights of holders of Metropolitan common shares also are governed by Ohio law and by Metropolitan's articles of incorporation and code of regulations. When the merger is completed, holders of Metropolitan common shares, other than those who receive all cash in the merger, will become holders of Sky Financial common shares.

         See pages ___ through ___ to learn more about the similarities and material differences between the rights of holders of Sky Financial common shares and the rights of holders of Metropolitan common shares.

                                  THE COMPANIES

SKY FINANCIAL GROUP, INC.
221 South Church Street
Bowling Green, Ohio 43402
(419) 327-6300

         Sky Financial is a diversified financial services holding company headquartered in Bowling Green, Ohio. Sky Financial's commercial banking affiliate is:

         o    Sky Bank, Salineville, Ohio.

Sky Financial's financial services affiliates include:

         o    Sky Trust, National Association, Pepper Pike, Ohio;

         o    Sky Insurance, Inc., Maumee, Ohio;

         o    Meyer & Eckenrode Insurance Group, Inc., Carnegie, Pennsylvania;

         o    Sky Financial Solutions, Inc., Columbus, Ohio;

         o    M&E Investment Group, Inc., Carnegie, Pennsylvania; and

         o    Sky Access, Inc., Lisbon, Ohio.

         At September 30, 2002, Sky Financial had total consolidated assets of approximately $9.945 billion and total shareholders' equity of approximately $715 million. For the nine months ended September 30, 2002, Sky Financial's return on average total assets and return on average common shareholders' equity were 1.32% and 18.14%, respectively.

         On October 1, 2002, Sky Financial acquired Three Rivers Bancorp, Inc., a $1 billion bank holding company located in Monroeville, Pennsylvania, and its wholly-owned subsidiary, Three Rivers Bank and Trust Company. Three Rivers shareholders received approximately $38.987 million in cash and 4,854,000 Sky Financial common shares as merger consideration as a result of the merger. Sky Financial anticipates recording merger and restructuring charges of approximately $4.7 million to $5.3 million as part of the acquisition. During the third quarter of 2002, Three Rivers recognized restructuring and merger charges of $3.0 million.

         Sky Financial common shares are traded on the Nasdaq National Market System under the trading symbol "SKYF."

METROPOLITAN FINANCIAL CORP.
22901 Millcreek Boulevard
Highland Hills, Ohio 44122
(216) 206-6000

         Metropolitan is engaged in the principal business of originating and purchasing mortgage and other loans through its wholly-owned subsidiary, Metropolitan Bank and Trust Company.

         At September 30, 2002, Metropolitan directly or indirectly owned the following active wholly-owned subsidiaries:

         o    Metropolitan Bank and Trust Company, Highland Hills, Ohio;

         o    Kimberly Construction Company, Highland Hills, Ohio;

         o    Metropolitan Capital Trust I, Highland Hills, Ohio;

         o    Metropolitan Capital Trust II, Highland Hills, Ohio;

         o    Metropolitan I Corporation, Highland Hills, Ohio;

         o    Metropolitan Savings Service Corporation, Highland Hills, Ohio;

         o    Progressive Land Title Agency, Inc., Parma Heights, Ohio;

         o    Venice Inn LLC, Hagerstown, Maryland;

         At September 30, 2002, Metropolitan had total consolidated assets of approximately $1.5 billion and total shareholders' equity of approximately $50.3 million. For the nine months ended September 30, 2002 and the year ended December 31, 2001, Metropolitan reported a net loss of $15.2 million and $3.6 million, respectively. Metropolitan common shares are traded on the Nasdaq National Market System under the trading symbol "METF."

THE SUPERVISORY AGREEMENTS AND THE SUPERVISORY DIRECTIVE WITH THE ODFI AND OTS (SEE PAGES ___)

         On July 26, 2001, Metropolitan and the ODFI entered into a Supervisory Agreement. On that same day, Metropolitan Bank, ODFI and the Office of Thrift Supervision also entered into a Supervisory Agreement. As further described in this proxy statement/prospectus beginning on page___, under the Supervisory Agreements, Metropolitan and Metropolitan Bank were required to take corrective actions to ensure that Metropolitan and Metropolitan Bank engaged in safe and sound practices.

         On July 8, 2002, the OTS issued a Supervisory Directive to Metropolitan and Metropolitan Bank that requires the Metropolitan Board and the Metropolitan Bank Board to act immediately to take corrective action to address specified weaknesses and to halt certain unsafe and unsound practices, regulatory violations and violations of the Supervisory Agreement between Metropolitan Bank, the ODFI and the OTS. See "Description of Metropolitan -- The Supervisory Agreements and the Supervisory Directive" beginning on page ___.

         If Metropolitan or Metropolitan Bank is unable to comply with the terms and conditions of the Supervisory Directive or the Supervisory Agreements, the OTS and the ODFI may take additional regulatory action that collectively could make it impossible for Metropolitan to service its existing debt.

                           OUR REASONS FOR THE MERGER

         The Metropolitan Board believes that the merger of Sky Financial and Metropolitan will benefit the Metropolitan shareholders by creating (when combined, and including Sky Financial's recent acquisition of Three Rivers) a financial services organization with total assets of approximately $12.5 billion, total deposits of approximately $8.66 billion and shareholders' equity of approximately $842 million to $854 million (dependent upon the results of the shareholder elections as to the form of consideration to be received) that will be able to serve its customers through 254 banking centers serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. Metropolitan's shareholders will gain liquidity by holding Sky Financial common shares, and its customers will benefit from the comprehensive line of products offered by Sky Bank. Sky Financial believes the Merger will benefit its shareholders because the merger will enhance Sky Financial's capabilities to provide banking and financial services to its customers, strengthen the competitive position of the combined organization, generate significant cost savings, and will enhance acquisition and other opportunities for Sky Financial. To review our reasons for the merger in detail, as well as how we came to agree on the merger, see pages ___ through ___.

                    RECOMMENDATION OF THE METROPOLITAN BOARD

         The Metropolitan Board believes that the merger is in your best interests and unanimously recommends that you vote FOR the proposal to approve and adopt the merger agreement.

                                 SPECIAL MEETING

THE METROPOLITAN SPECIAL MEETING OF SHAREHOLDERS (SEE PAGES _______)

         If you are a Metropolitan shareholder, you are entitled to vote at the special meeting if you owned Metropolitan common shares as of the close of business on ________, 2003. As of ________, 2003, a total of _______ votes were eligible to be cast at the Metropolitan special meeting. At the special meeting, the shareholders will consider and vote upon a proposal to approve and adopt the merger agreement. The special meeting will be held at 9:00 a.m. on

___________, 2003, at our corporate headquarters located at 22901 Millcreek Boulevard, Highland Hills, Ohio.

         The affirmative vote of the holders of a majority of the votes cast by the shareholders of Metropolitan entitled to vote at the special meeting is required to approve and adopt the merger agreement. As discussed in this proxy statement/prospectus, Robert M. Kaye, the holder of approximately 67% of Metropolitan's outstanding common shares as of December 9, 2002, has already agreed with Sky Financial to vote his shares in favor of the merger and the approval of the merger agreement.

                          COMPARATIVE MARKET VALUE DATA

     Sky Financial common shares began trading on the Nasdaq National Market System under the trading symbol "CICS" as of June 1, 1993, when Sky Financial was known as Citizens Bancshares, Inc. On October 2, 1998, in connection with the merger of Citizens Bancshares, Inc. and Mid Am, Inc. and pursuant to a name change from Citizens Bancshares, Inc. to Sky Financial Group, Inc., the Nasdaq National Market System trading symbol for Sky Financial common shares was changed to "SKYF."

         Metropolitan common shares began trading on the Nasdaq National Market System under the trading symbol "METF" on October 29, 1996 when Metropolitan completed its initial public offering of common shares.

         The information presented in the following table reflects the last reported sale prices for Sky Financial and Metropolitan on October 23, 2002, the last trading day preceding our public announcement of the merger and on ___________, the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus. No assurance can be given as to what the market price of Sky Financial common shares will be if and when the merger is consummated. We have calculated the equivalent per share basis for each of the maximum 70% and minimum 55% stock portions of the merger consideration by taking the sum of (i) the last reported sale price of Sky Financial common shares on the dates indicated multiplied by the exchange rate of 0.2554, and multiplied by 0.70 and 0.55, respectively (reflecting the 70% and 55% stock portions of the total merger consideration) and (ii) $4.70 multiplied by 0.30 and 0.45, respectively (reflecting the 30% and 45% cash portions of the total merger consideration).

           SKY FINANCIAL GROUP, INC. AND METROPOLITAN FINANCIAL CORP.
                            COMPARATIVE MARKET VALUE


                                                                                           METROPOLITAN
                                                                                            EQUIVALENT
                                              SKY                                        PER SHARE BASIS
                                           FINANCIAL             METROPOLITAN              (55% / 70%)
                                           ---------             ------------              -----------

October 23, 2002........................     $19.15                 $3.70                 $4.81 / 4.83
______, 2003............................     $__.__                 $_.__                 $_.__ / _.__


                 COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

         The following table presents historical per share data and pro forma combined per share data of Sky Financial, Three Rivers (which Sky Financial acquired on October 1, 2002) and Metropolitan. The equivalent pro forma information was obtained by multiplying the related pro forma combined amounts for Sky Financial by the share exchange rate of 0.2554. You should read this information together with our historical and pro forma financial statements incorporated by reference or included in this document. The comparative per share data does not include any expenses that we expect to incur in connection with completing the merger and integrating the operations of Sky Financial and Metropolitan. We expect that the merger will provide Sky Financial with financial benefits, including operating cost savings and revenue enhancements. While the pro forma information is helpful in showing the financial characteristics of Sky Financial after Sky Financial's and Metropolitan's merger under one set of assumptions, it does not attempt to predict or suggest future results.

         The information in the following table is based on the historical financial information that Sky Financial and Metropolitan have presented in the reports and other information that Sky Financial and Metropolitan have filed with the Securities and Exchange Commission. Sky Financial has incorporated this material into this document by reference and Metropolitan has incorporated this material in this proxy statement/prospectus. See "Where You Can Find More Information" on pages _____.

                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.
               HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA
                                   (UNAUDITED)

                                                        ASSUMES THAT 55% OF THE              ASSUMES THAT 70% OF THE
                                                    METROPOLITAN COMMON SHARES ARE        METROPOLITAN COMMON SHARES ARE
                                                  EXCHANGED FOR SKY FINANCIAL SHARES    EXCHANGED FOR SKY FINANCIAL SHARES
                                                 ------------------------------------ -------------------------------------
                                                 NINE MONTHS ENDED     YEAR ENDED     NINE MONTHS ENDED      YEAR ENDED
                                                   SEPTEMBER 30,      DECEMBER 31,      SEPTEMBER 30,       DECEMBER 31,
                                                      2002               2001              2002                 2001
                                                     ------            --------         ---------            --------
NET INCOME (LOSS) PER COMMON SHARE:
  Historical
     Sky Financial
       Basic....................................    $   1.14           $   1.46         $    1.14            $   1.46
       Diluted..................................        1.13               1.45              1.13                1.45
     Metropolitan
       Basic....................................       (1.12)             (0.44)            (1.12)              (0.44)
       Diluted..................................       (1.12)             (0.44)            (1.12)              (0.44)
  Pro forma combined Sky Financial and Three
     Rivers
     Basic......................................        1.17               1.50              1.17                1.50
     Diluted....................................        1.16               1.49              1.16                1.49
  Pro forma combined Sky Financial, Three
     Rivers, and Metropolitan
     Basic......................................        1.03               1.49              1.02                1.48
     Diluted....................................        1.02               1.48              1.01                1.47
  Equivalent amount of Metropolitan (A)
     Basic......................................        0.26               0.38              0.26                0.38
     Diluted....................................        0.26               0.38              0.26                0.38

DIVIDENDS PER COMMON SHARE:
  Historical
     Sky Financial..............................        0.38               0.74              0.38                0.74
     Metropolitan...............................          --                 --                --                  --
  Equivalent amount of Metropolitan (A) (B)             0.10               0.19              0.10                0.19

BOOK VALUE PER COMMON SHARE AT PERIOD END:
  Historical
     Sky Financial..............................        8.71               7.92              8.71                7.92
     Metropolitan...............................        3.12               5.60              3.12                5.60
  Pro forma combined Sky Financial and Three
     Rivers.....................................        9.05               8.54              9.05                8.54
  Pro forma combined Sky Financial, Three
     Rivers, and Metropolitan...................        9.25               8.75              9.31                8.82
  Equivalent amount of Metropolitan (A).........        2.36               2.23              2.38                2.25


------------------
(A) The equivalent pro forma per share data for Metropolitan is computed by multiplying pro forma combined Sky Financial, Three Rivers, and Metropolitan information by 0.2554, the share exchange rate.

(B) The equivalent pro forma cash dividends per common share represent the historical cash dividends per common share declared by Sky Financial and assume no change will occur.

              SELECTED FINANCIAL DATA OF SKY FINANCIAL (HISTORICAL)

         The following table sets forth selected consolidated historical financial data of Sky Financial and has been derived from its consolidated financial statements. The information is only a summary and you should read it together with Sky Financial consolidated historical financial statements and related notes contained in the annual reports and other information that Sky Financial has filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on pages _____.


                                                                                                             FOR THE NINE MONTHS
                                                                                                                    ENDED
                                                              FOR THE YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                                              -------------------------------                  ----------------
                                                   1997        1998        1999        2000        2001        2001        2002
                                                   ----        ----        ----        ----        ----        ----        ----

                                                                 (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA:
  Interest income..........................      $ 545,619   $ 575,695   $ 573,595   $ 626,015   $ 642,376   $ 484,514   $ 459,641
  Interest expense.........................        266,656     285,912     269,950     322,219     316,779     244,949     199,090
                                                   -------     -------     -------     -------     -------     -------     -------
  Net interest income......................        278,963     289,783     303,645     303,796     325,597     239,565     260,551
  Provision for credit losses..............         18,859      31,992      20,712      22,250      34,635      24,346      28,476
                                                    ------      ------      ------      ------      ------      ------      ------
  Net interest income after provision for
    credit losses..........................        260,104     257,791     282,933     281,546     290,962     215,219     232,075
  Non-interest income......................        108,316     124,550     124,342     121,958     126,240      93,056     105,130
  Non-interest expense.....................        230,523     306,567     302,497     235,407     237,220     176,322     197,077
                                                   -------     -------     -------     -------     -------     -------     -------
  Income before income taxes...............        137,897      75,774     104,778     168,097     179,982     131,953     140,128
  Income taxes.............................         43,679      23,811      33,596      53,724      59,319      43,231      46,259
                                                   -------     -------     -------     -------     -------     -------     -------
  Net income...............................       $ 94,218    $ 51,963    $ 71,182   $ 114,373   $ 120,663    $ 88,722   $  93,869
                                                  ========    ========    ========   =========   =========    ========   =========
  Net income available to common
    shareholders...........................       $ 93,613    $ 51,963    $ 71,182   $ 114,373   $ 120,663    $ 88,722   $  93,869
                                                  ========    ========    ========   =========   =========    ========   =========
PER SHARE DATA  (A):
  Basic net income.........................      $    1.08    $   0.61    $   0.83   $    1.35   $    1.46    $   1.07   $    1.14
  Diluted net income.......................           1.07        0.60        0.82        1.35        1.45        1.07        1.13
  Cash dividends declared..................           0.42        0.54        0.70        0.72        0.74        0.55        0.57
  Book value at period end.................           7.29        7.13        6.61        7.31        7.92        7.86        8.71
  Weighted average shares
    outstanding-Basic......................     86,301,000  85,759,000  85,938,000  84,604,000  82,449,000  82,654,000  82,279,000
  Weighted average shares
    outstanding-Diluted....................     88,289,000  86,897,000  86,774,000  84,967,000  83,028,000  83,204,000  83,010,000

BALANCE SHEET DATA (PERIOD END):
  Total assets.............................     $7,267,164  $8,033,266  $8,063,756  $8,386,802  $9,220,228  $8,865,210  $9,945,028
  Securities available for sale............      1,499,694   2,126,833   1,868,839   1,846,517   1,996,843   1,848,254   2,172,520
  Securities held to maturity..............        381,209      23,910          --          --          --          --          --
  Loans held for sale......................         59,453      96,221       9,006      13,984      85,474      31,594      82,172
  Loans, net of unearned income............      4,814,884   5,110,827   5,477,494   5,916,098   6,473,989   6,409,123   7,024,860
  Allowance for credit losses..............         66,553      80,748      86,750      93,261     103,523     101,172     110,119
  Deposits.................................      5,520,937   6,006,912   5,758,691   5,891,932   6,542,177   6,200,690   6,820,273
  Debt and FHLB advances...................        556,826     665,906     964,557   1,042,044   1,204,145   1,176,983   1,446,830
  Total shareholders' equity...............        632,865     611,713     566,331     609,690     648,444     642,931     715,157

SIGNIFICANT FINANCIAL RATIOS (B):
  Return on average assets.................           1.34%       0.68%       0.91%       1.41%       1.39%       1.38%       1.37%
  Return on average shareholders' equity...          15.70        8.14       11.60       19.78       19.11       18.73       18.85
  Dividend payout ratio....................          38.76       86.95       78.98       53.66       50.61       50.11       51.31
  Net interest margin, fully-taxable
    equivalent.............................           4.30        4.16        4.28        4.12        4.04        4.08        3.93
  Average loans to average deposits........          88.13       86.29       91.01       98.28      101.40       99.09      101.53
  Average equity to average assets.........           8.67        8.33        7.83        7.15        7.28        7.33        7.26
  Allowance for credit losses to
    period-end loans.......................           1.38        1.58        1.58        1.58        1.60        1.58        1.57
  Allowance for credit losses to
    total non-performing loans.............         404.45      517.75      445.10      434.58      303.55      381.52      164.15
  Non-performing loans to period-end loans.           0.34        0.31        0.36        0.36        0.53        0.41        0.95
  Net charge-offs to average loans.........           0.26        0.36        0.28        0.28        0.39        0.36        0.43


(A) Per share data has been restated to reflect the ten percent stock dividends declared and paid in 2000, 1999 and 1998, the two-for-one stock split declared on May 12, 1998 and acquisitions accounted for as poolings-of-interests.

(B)  Nine months ended September 30 ratios have been annualized where necessary.


              SELECTED FINANCIAL DATA OF METROPOLITAN (HISTORICAL)

         The following table sets forth selected consolidated historical data of Metropolitan and has been derived from its consolidated financial statements. The information is only a summary, and you should read it together with Metropolitan consolidated historical financial statements and related notes contained in this proxy statement/prospectus beginning on page F-1, or in the annual reports and other information that Metropolitan has filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on pages _____.

                                                                                                          FOR THE NINE MONTHS
                                                                                                                 ENDED
                                                          FOR THE YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                 --------------------------------------------------        ----------------
                                                 1997       1998       1999        2000        2001        2001        2002
                                                 ----       ----       ----        ----        ----        ----        ----
                                                               (In thousands, except per share and ratio data)
INCOME STATEMENT DATA:
  Interest income.........................      $ 69,346   $ 85,728  $ 111,921   $ 127,787   $ 114,841    $ 89,854    $  70,009
  Interest expense........................        41,703     53,784     73,644      88,673      81,962      64,189       46,671
                                                  ------     ------     ------      ------      ------      ------       ------
  Net interest income.....................        27,643     31,944     38,277      39,114      32,879      25,665       23,338
  Provision for credit losses.............         2,340      2,650      6,310       6,350       6,505       5,350        5,720
                                                   -----      -----      -----       -----       -----       -----        -----
  Net interest income after provision for
    credit losses.........................        25,303     29,294     31,967      32,764      26,374      20,315       17,618
  Non-interest income.....................         4,141      7,317      7,155       9,555      13,762      11,365        3,846
  Non-interest expense....................        20,149     25,523     32,591      40,160      46,142      34,829       44,858
                                                  ------     ------     ------      ------      ------      ------       ------
  Income (loss) from continuing operations,
    before income taxes...................         9,295     11,088      6,531       2,159     (6,006)     (3,149)     (23,394)
  Income taxes............................         3,492      4,049      2,020         662     (2,438)     (1,186)      (8,145)
  Extraordinary item                                  --        245         --          --         --          --           --
  Net income (loss).......................       $ 5,803   $  6,794    $ 4,511    $  1,497  $  (3,568)   $ (1,963)   $ (15,249)
                                                 =======   ========    =======    ========  ==========   =========   ==========
  Net income (loss) available to common
    shareholders..........................       $ 5,803   $  6,794    $ 4,511    $  1,497  $  (3,568)   $ (1,963)   $ (15,249)
                                                 =======   ========    =======    ========  ==========   =========   ==========
PER SHARE DATA:
  Basic Net Income (loss).................       $  0.75   $   0.88    $  0.57    $   0.19  $   (0.44)   $  (0.24)   $   (1.12)
  Diluted Net income (loss)...............          0.75       0.87       0.57        0.19      (0.44)      (0.24)       (1.12)
  Cash dividends declared.................           N/A        N/A        N/A         N/A        N/A         N/A          N/A
  Book value at period end................          4.73       5.50       5.56        6.11       5.60        5.65         3.12
  Weighted averages shares
    outstanding-Basic.....................     7,756,393  7,756,393  7,950,637   8,081,820   8,114,206   8,110,567   13,648,737
  Weighted averages shares
    outstanding-Diluted...................     7,769,292  7,838,805  7,952,485   8,081,820   8,114,206   8,110,567   13,648,737

BALANCE SHEET DATA (PERIOD END):
  Total assets............................     $ 924,985 $1,363,434 $1,608,119  $1,695,279  $1,608,420  $1,578,222   $1,496,838
  Securities available for sale...........       144,873    217,738    291,556     235,135     261,667     224,714      267,791
  Securities held to maturity.............         4,740     16,217     15,879      15,480      14,829      15,180          325
  Loans held for sale.....................        14,230     15,017      6,718      51,382     169,320     126,578       70,912
  Loans, net of unearned income...........       693,655  1,018,271  1,183,954   1,235,441     974,452   1,035,861    1,011,372
  Allowance for credit losses.............         5,622      6,909     11,025      13,951      17,250      17,204       17,387
  Deposits................................       737,782  1,051,357  1,136,630   1,146,267   1,142,394   1,118,987    1,058,876
  Debt and FHLB advances..................       135,870    215,486    360,396     426,079     340,897     341,033      308,388
  Trust preferred securities..............            --     27,750     43,750      43,750      43,750      43,750       43,750
  Total shareholders' equity..............        36,661     42,644     44,868      49,459      45,517      45,864       50,342

SIGNIFICANT RATIOS:
  Return on average assets(A).............         0.69%      0.64%      0.30%       0.09%       (0.24)%     (0.16)%      (1.33)%
  Return on average shareholders'
    equity(A).............................         17.58      17.16      10.09        3.30       (8.40)      (5.50)      (36.22)
  Dividend payout ratio...................           N/A        N/A        N/A         N/A         N/A         N/A          N/A
  Net interest margin, fully-taxable
    equivalent(A).........................          3.48       3.16       2.73        2.56        2.19        2.22         2.21
  Average loans to average deposits.......           106        107        107         118         119         116          112
  Average equity to average assets........          3.94       3.70       2.97        2.77        2.88        2.86         3.66
  Allowance for credit losses to
    period-end loans......................          0.79       0.66       0.92        1.07        1.49        1.46         1.61


                                                                                                          FOR THE NINE MONTHS
                                                                                                                 ENDED
                                                          FOR THE YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                 --------------------------------------------------        ----------------
                                                 1997       1998       1999        2000        2001        2001        2002
                                                 ----       ----       ----        ----        ----        ----        ----
                                                               (In thousands, except per share and ratio data)
  Allowance for credit losses to
    total non-performing loans............        178.60      54.44     117.52       94.65       56.21       65.21        61.93
  Non-performing loans to period-end loans          0.44       1.23       0.79        1.15        2.68        2.27         2.59
  Net charge-offs to average loans(A).....          0.13       0.16       0.19        0.27        0.26        0.22         0.70

(A) September ratios have been annualized for comparative purposes.

                  SKY FINANCIAL, THREE RIVERS AND METROPOLITAN
              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA

     The following table sets forth selected unaudited pro forma condensed combined financial data of Sky Financial, Three Rivers and Metropolitan giving effect to the mergers as of the beginning of the earliest period presented, after giving effect to the pro forma adjustments. The merger of Sky Financial and Three Rivers was completed on October 1, 2002, and was accounted for as a purchase. The merger of Sky Financial and Metropolitan also will be accounted for as a purchase. You should read this selected unaudited pro forma financial data together with the unaudited pro forma condensed combined financial statements that appear in this proxy statement/prospectus under the caption "Sky Financial and Metropolitan Unaudited Pro Forma Condensed Combined Financial Statements" and the related notes on pages __ through __. The pro forma information is not necessarily indicative of the actual financial condition that would have existed or the results that would have been achieved had the merger been consummated on the date indicated or that may be achieved in the future.

                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.
              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA


                                        ASSUMES THAT 55% OF THE METROPOLITAN    ASSUMES THAT 70% OF THE METROPOLITAN
                                         COMMON SHARES ARE EXCHANGED FOR SKY     COMMON SHARES ARE EXCHANGED FOR SKY
                                                  FINANCIAL SHARES                        FINANCIAL SHARES
                                        -------------------------------------- ---------------------------------------
                                       NINE MONTHS ENDED           YEAR ENDED  NINE MONTHS ENDED            YEAR ENDED
                                          SEPTEMBER 30,            DECEMBER 31,  SEPTEMBER 30,             DECEMBER 31,
                                             2002                      2001           2002                     2001
                                         -----------               -----------    -----------              -----------
Interest income ......................   $   572,649               $   819,772    $   572,649              $   819,772
Interest expense .....................       251,006                   416,355        250,793                  416,070
                                         -----------               -----------    -----------              -----------
Net interest income ..................       321,643                   403,417        321,856                  403,702
Provision for credit losses ..........        35,131                    42,190         35,131                   42,190
Non-interest income ..................       114,001                   145,088        114,001                  145,088
Non-interest expense .................       264,345                   308,744        264,345                  308,744
Income taxes .........................        44,466                    63,838         44,540                   63,938
                                         -----------               -----------    -----------              -----------
Net income ...........................   $    91,702               $   133,733    $    91,841              $   133,918
                                         ===========               ===========    ===========              ===========

Per Common Share Data:
Net income-Basic .....................   $      1.03               $      1.49    $      1.02              $      1.48
Net income-Diluted ...................          1.02                      1.48           1.01                     1.47
Book value at period end .............          9.25                      8.75           9.31                     8.82
Weighted average shares
    outstanding-Basic ................    89,441,000                89,611,000     90,060,000               90,230,000
Weighted average shares
    outstanding-Diluted ..............    90,172,000                90,190,000     90,791,000               90,809,000

Balance Sheet Data (at period-end):
Total assets .........................   $12,533,942               $11,947,803    $12,534,404              $11,948,265
Net loans ............................     8,529,812                 7,925,786      8,529,812                7,925,786
Total deposits .......................     8,661,350                 8,481,099      8,661,350                8,481,099
Debt and FHLB advances ...............     1,857,602                 1,659,285      1,846,213                1,647,896
Total shareholders' equity ...........       842,401                   778,528        854,253                  790,380

Ratios:
Return on average assets .............          1.15%                     1.17%          1.15%                    1.18%
Return on average common equity ......         18.02                     21.11          17.74                    20.75
Average total equity to average assets          6.39                      5.56           6.50                     5.66


                                  RISK FACTORS

         In addition to other information in this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference, you should consider carefully the following factors before making a decision on the merger.

WE MAY NOT BE ABLE TO ACHIEVE THE EXPECTED INTEGRATION AND COST SAVINGS FROM THE MERGER, WHICH COULD ADVERSELY AFFECT SKY FINANCIAL'S EARNINGS AND FINANCIAL CONDITION.

         Difficulties may arise in the integration of the business and operations of Metropolitan with Sky Financial and, as a result, we may not be able to achieve the cost savings and synergies that we expect will result from the merger. Achieving cost savings is dependent on consolidating certain operational and functional areas, eliminating duplicative positions and terminating certain agreements for outside services. Additional operational savings are dependent upon the integration of the banking businesses of Sky Financial and Metropolitan, and the conversion of Metropolitan's core operating systems, data systems and products to those of Sky Financial and the standardization of business practices. Complications or difficulties in the conversion of the core operating systems, data systems and products of Metropolitan to those of Sky Financial may result in the loss of customers, damage to Sky Financial's reputation within the financial services industry, operational problems, one-time costs currently not anticipated by Sky Financial or reduced cost savings resulting from the merger. Additionally, actual savings may be materially less than expected if the merger is delayed beyond __________, 2003, the integration of both companies' operations is delayed beyond what is anticipated or the conversion to a single data system is not accomplished on a timely basis.

SINCE THE MARKET PRICE OF SKY FINANCIAL COMMON SHARES VARIES, METROPOLITAN SHAREHOLDERS CANNOT BE SURE OF THE MARKET VALUE OF THE SKY FINANCIAL COMMON SHARES THEY WILL RECEIVE IN THE MERGER.

         Absent certain circumstances described in more detail on page __ of this proxy statement/prospectus, the 0.2554 share exchange rate will not be adjusted in the event of any increase or decrease in the price of the Sky Financial common shares or the Metropolitan common shares. As a result, the value of the Sky Financial common shares received by Metropolitan shareholders in the merger will vary with fluctuations in the market value of the Sky Financial common shares. Because the share consideration can fluctuate in value from the determination made during the valuation period, the economic value per share received by Metropolitan shareholders who receive Sky Financial common shares in the merger may, as of the date of receipt by them, be more or less than the amount of cash consideration per share received by Metropolitan shareholders who receive cash consideration. Broad market fluctuations could adversely affect the market price of Sky Financial's common shares. If the market price of Sky Financial's common shares decreases, the value of the Sky Financial common shares you would receive in the merger would decrease.

YOU MAY NOT RECEIVE THE FORM OF MERGER CONSIDERATION THAT YOU ELECT.

         No more than 45% and no less than 30% of the total issued and outstanding Metropolitan common shares will be exchanged for cash and no more than 70% and no less than 55% of the total issued and outstanding Metropolitan common shares will be exchanged for Sky Financial common shares, subject to specific adjustments to the merger consideration that are described beginning on page ____ of this proxy statement/prospectus. If Metropolitan shareholders elect to exchange in the aggregate more than 45% or less than 30% of total issued and outstanding Metropolitan common shares for cash, either those electing to receive all cash or those electing to receive all Sky Financial common shares, respectively, will have the merger consideration of the type they selected reduced by a pro rata amount. See "The Merger Agreement -- Allocation" beginning on page __. Accordingly, unless you make a mixed election of cash and Sky Financial common shares (or one of the two exceptions described on page __ apply to you and your shares), there is a risk that you will receive a portion of the merger consideration in the form that you do not elect that could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you elected (including with respect to the recognition of taxable gain to the extent cash is received). See "The Merger -- Material Federal Income Tax Consequences" beginning on page __.

CHANGES IN INTEREST RATES COULD ADVERSELY AFFECT SKY FINANCIAL'S EARNINGS AND FINANCIAL CONDITION.

         Sky Financial's earnings and financial condition depend to a large degree on its net interest income, which is the difference between interest earned on loans and investments and interest paid on deposits and borrowings. The narrowing of Sky Financial's interest rate spread, meaning the difference between the interest rates earned on loans and investments and the interest rates paid on deposits and borrowings, could adversely affect Sky Financial's earnings and financial condition. Sky Financial cannot predict or control changes in interest rates. Regional and local economic conditions and the policies of regulatory authorities, including monetary policies of the Board of Governors of the Federal Reserve System, affect interest income and interest expense. Sky Financial has ongoing policies and procedures designed to manage the risks from changes in market interest rates. However, changes in market interest rates can still have a material adverse effect on Sky Financial's profitability. In addition, there can be no assurance that market interest rates will continue to remain low. High interest rates could adversely affect Sky Financial's mortgage banking business because higher interest rates would generally result in fewer mortgage loan refinancings and originations.

OFFICERS AND DIRECTORS OF METROPOLITAN MAY HAVE INTERESTS IN THE MERGER THAT MAY CREATE POTENTIAL CONFLICTS OF INTEREST BECAUSE THEY HAVE SEVERANCE AND OTHER AGREEMENTS PROVIDING FOR PAYMENTS.

         When considering the recommendations of the Metropolitan Board, you should be aware that some executive officers of Metropolitan and some members of the Metropolitan Board may have interests in the merger that are different from yours. These interests exist because of rights they have under employment agreements with change of control provisions, a retention program, the Metropolitan 1997 Stock Option Plan, and the Metropolitan Stock Purchase Plan. These interests may create potential conflicts of interest with respect to the merger. The Metropolitan Board was aware of these possible conflicts of interest of some of Metropolitan's directors and officers when they unanimously approved the merger. See "The Merger -- Interests of Metropolitan's Executive Officers and Directors in the Merger" on page __.

SKY FINANCIAL'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, CODE OF REGULATIONS, AS AMENDED, AND SHAREHOLDER RIGHTS PLAN CONTAIN PROVISIONS THAT MAY HAVE THE EFFECT OF DISCOURAGING A THIRD PARTY FROM MAKING AN ACQUISITION OF SKY FINANCIAL BY MEANS OF A TENDER OFFER, PROXY CONTEST OR OTHERWISE.

         The amended and restated articles of incorporation and the amended and restated code of regulations of Sky Financial, contain provisions that could make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempt not previously approved by the Sky Financial Board. See "Comparison of Certain Rights of Shareholders " beginning on page __. Additionally, the Sky Financial Board has declared a dividend of one preferred share purchase right for each Sky Financial common share outstanding pursuant to a shareholder rights plan (which must be triggered for the purchase right to be exercisable). This right also will be attached to each Sky Financial common share subsequently issued, including the Sky Financial common shares to be issued to Metropolitan shareholders in exchange for Metropolitan common shares in the merger. If triggered, the shareholder rights plan would cause substantial dilution to a person or group of persons that acquires more than 10% of Sky Financial's outstanding common shares on terms not approved by the Sky Financial Board. This shareholder rights plan could discourage or make more difficult a merger, tender offer or other similar transaction with Sky Financial. See "Comparison of Certain Rights of Shareholders" beginning on page __.


                THE METROPOLITAN SPECIAL MEETING OF SHAREHOLDERS

PURPOSE OF THE METROPOLITAN SPECIAL MEETING

         We are providing this proxy statement/prospectus to Metropolitan shareholders as part of the Metropolitan Board's solicitation of proxies for the special meeting of Metropolitan shareholders to be held on _________, 2003 at 9:00 a.m., local time, at the Metropolitan corporate headquarters located at 22901 Millcreek Boulevard, Highland Hills, Ohio, including any adjournments or reschedulings of that special meeting. This proxy statement/prospectus and the accompanying proxy card are first being mailed to Metropolitan shareholders on or about ______________, 2003. At the Metropolitan special meeting, Metropolitan shareholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement and to approve the related transactions. The Metropolitan Board is unaware of any other business to be transacted at the Metropolitan special meeting. The Metropolitan Board is soliciting the enclosed proxy.

         Sky Financial also is sending this proxy statement/prospectus to Metropolitan shareholders as a prospectus in connection with the issuance of Sky Financial common shares in exchange for Metropolitan common shares in the merger.

         THE METROPOLITAN BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS; PROXIES

         The Metropolitan Board has fixed the close of business on ______, 2003 as the record date for determining Metropolitan shareholders entitled to notice of and to vote at the Metropolitan special meeting. Only holders of Metropolitan common shares who are holders at the close of business on the record date will be entitled to notice of and to vote at the Metropolitan special meeting.

         As of _______________, 2003, there were ______ Metropolitan common shares issued and outstanding, each of which entitles the holder thereof to one vote. Metropolitan shareholders may vote either in person or by proxy. Metropolitan common shares held in the treasury of Metropolitan or any of its subsidiaries do not have voting rights.

         All Metropolitan common shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If your shares are represented by more than one properly executed proxy, then:

         o the vote cast by the majority of the proxies that attend the special meeting, or if only one proxy attends the special meeting then that one, may exercise all the voting authority at the meeting; and if one or more attend the special meeting and a majority do not agree on any particular issue, each proxy so attending will be entitled to exercise that authority with respect to an equal number of shares; and

         o with respect to exercising any other authority, a majority of the proxies may act for all proxies

         IF YOUR PROXY CARD IS SIGNED AND RETURNED BUT DOES NOT SHOW HOW YOU WANT TO VOTE, YOUR METROPOLITAN COMMON SHARES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         If you give the proxy we are soliciting, you may revoke it at any time before it is exercised by giving written notice to the Corporate Secretary of Metropolitan, by signing and returning a later-dated proxy or by voting in person at the Metropolitan special meeting. You should note that just attending the Metropolitan special meeting without voting in person will not revoke an otherwise valid proxy.

         Inspectors of election appointed for the meeting will tabulate votes cast in person or by proxy at the Metropolitan special meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to some shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

         Metropolitan will bear its own cost of solicitation of proxies, except that Metropolitan and Sky Financial have agreed to share equally all printing and mailing expenses in connection with this proxy statement/prospectus. In addition to solicitation by mail, directors, officers and employees of Metropolitan may solicit proxies personally or by telephone, facsimile transmission or otherwise. These directors, officers and employees will not be additionally compensated for their solicitation efforts but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts. Metropolitan will reimburse brokerage houses, fiduciaries, nominees and others for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares held in their names.

         METROPOLITAN SHAREHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING METROPOLITAN COMMON SHARES WITH THEIR PROXY CARDS. APPROXIMATELY _______________________ PRIOR TO THE ANTICIPATED TIME OF COMPLETION OF THE MERGER, YOU WILL RECEIVE AN ELECTION FORM/LETTER OF TRANSMITTAL AND OTHER TRANSMITTAL MATERIALS WITH INSTRUCTIONS FOR MAKING YOUR ELECTION AS TO THE FORM OF CONSIDERATION YOU PREFER TO RECEIVE IN THE MERGER. YOU SHOULD FOLLOW THE INSTRUCTIONS IN THE INSTRUCTION BOOKLET TO THE ELECTION FORM/LETTER OF TRANSMITTAL REGARDING HOW AND WHEN TO SURRENDER YOUR SHARE CERTIFICATES. THE AVAILABLE ELECTIONS, ELECTION PROCEDURES AND DEADLINE FOR MAKING ELECTIONS ARE DESCRIBED BEGINNING ON PAGE ___ OF THIS PROXY STATEMENT/PROSPECTUS. TO MAKE AN ELECTION, YOU WILL NEED TO DELIVER TO THE EXCHANGE AGENT BEFORE THE ELECTION DEADLINE THE ELECTION FORM/LETTER OF TRANSMITTAL, ANY OTHER TRANSMITTAL MATERIALS AND YOUR SHARE CERTIFICATES (OR AN APPROPRIATE GUARANTEE OF DELIVERY OF SUCH SHARE CERTIFICATES AS SET FORTH IN THE NOTICE OF GUARANTEED DELIVERY INCLUDED WITH THE ELECTION FORM/LETTER OF TRANSMITTAL FROM A FIRM THAT IS A MEMBER OF A REGISTERED NATIONAL SECURITIES EXCHANGE OR A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE OR CORRESPONDENT IN THE UNITED STATES, PROVIDED THAT SUCH SHARE CERTIFICATES ARE IN FACT DELIVERED TO THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE DATE OF EXECUTION OF SUCH GUARANTEE OF DELIVERY) ACCORDING TO THE INSTRUCTIONS SET FORTH IN THE INSTRUCTION BOOKLET TO THE ELECTION FORM/LETTER OF TRANSMITTAL.

QUORUM

         To have a quorum at the Metropolitan special meeting, we must have the holders of a majority of the Metropolitan common shares outstanding on the record date entitled to vote present either in person or by properly executed proxy. Metropolitan common shares that are marked "abstain" will be counted as shares present for the purposes of determining the presence of a quorum. The presence of the shares owned by Robert M. Kaye at the meeting would assure a quorum.

REQUIRED VOTE

         Under Ohio law and Metropolitan's articles of incorporation and code of regulations, shareholder approval and adoption of the merger agreement requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Metropolitan special meeting. For any such vote to be valid, a quorum must be present at the Metropolitan special meeting. If fewer Metropolitan common shares are present in person or by proxy than necessary to constitute a quorum, we expect to adjourn or postpone the Metropolitan special meeting to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the Metropolitan special meeting, all proxies obtained before the adjournment or postponement will be voted in the same manner the proxies would have been voted at the original convening of the Metropolitan special meeting, except for any proxies that have been effectively revoked or withdrawn, even if they were effectively voted on the same or any other matter at a previous meeting. It is expected that the shares owned by Robert M. Kaye will be present at the Metropolitan special meeting, thereby assuring a quorum. As discussed below, Mr. Kaye has already agreed with Sky Financial to vote 10,769,215 Metropolitan common shares (the number he owned on the date Sky Financial and Mr. Kaye executed the voting agreement), representing approximately 67% of Metropolitan's outstanding common shares, in favor of the merger and the approval of the merger agreement.

         A properly executed proxy marked "abstain" will not be voted on the approval and adoption of the merger agreement but will count toward determining whether a quorum is present. Brokers who hold Metropolitan common shares in "street name" for the beneficial owners of such shares cannot vote these shares on the approval and adoption of the merger agreement without specific instructions from the beneficial owners. Because approval and adoption of the merger agreement requires the affirmative vote of a majority of the votes cast on such matter, an abstention or, if your shares are held in "street name," your failure to instruct your broker how to vote, will have no effect in determining whether the merger agreement will be approved and adopted (except in determining whether a quorum is present at the meeting).

         THE MATTERS TO BE CONSIDERED AT THE METROPOLITAN SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF METROPOLITAN. THEREFORE, WE URGE YOU TO READ AND CONSIDER CAREFULLY THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS. WE ALSO URGE YOU TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

VOTING AGREEMENT

         As of ___________, 2003, directors and executive officers of Metropolitan and their respective affiliates beneficially owned an aggregate of ____________ Metropolitan common shares excluding options. This number amounts to approximately ___% of the Metropolitan common shares outstanding on that date.

         Robert M. Kaye, Metropolitan's current majority shareholder, acquired Metropolitan in 1987 and remained its sole shareholder until Metropolitan's initial public offering of common shares on October 29, 1996. As of ___________________, Mr. Kaye owned __________

Metropolitan common shares. Mr. Kaye therefore owned approximately [67]% of the Metropolitan common shares outstanding on that date. (Mr. Kaye's shares [ARE/ARE NOT] reflected in the preceding paragraph with respect to Metropolitan common shares held by officers and directors.) ACCORDINGLY, MR. KAYE CURRENTLY HAS THE ABILITY TO APPROVE THE MERGER AND THE MERGER AGREEMENT AT THE METROPOLITAN SPECIAL MEETING AND THE ABILITY TO ELECT OR REMOVE ALL OF THE MEMBERS OF THE METROPOLITAN BOARD.

         To induce Sky Financial to enter into the merger agreement and to ensure that the approval of Metropolitan's shareholders required in connection with the merger would be obtained, Sky Financial and Mr. Kaye entered into a voting agreement.

         The voting agreement is attached as Annex C to this proxy statement/prospectus, and we encourage you to read the voting agreement in its entirety. The summary of the voting agreement below is not complete and is qualified in its entirety by reference to the voting agreement attached to and incorporated by reference in this proxy statement/prospectus.

         Pursuant to the terms of the voting agreement, Mr. Kaye (who, under Ohio law and Metropolitan's articles of incorporation and code of regulations, individually owns a sufficient number of shares to approve the merger and the merger agreement) has agreed to vote 10,769,215 Metropolitan common shares (the number of shares he owned on the date Sky Financial and Mr. Kaye executed the voting agreement): (i) in favor of the merger and the merger agreement, and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between Metropolitan and any person or entity other than Sky Financial, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Metropolitan under the merger agreement or that would result in any of the conditions to the obligations of Metropolitan under the merger agreement not being fulfilled. The voting agreement and obligations of Mr. Kaye under the voting agreement terminate contemporaneously with the completion of the merger or the termination of the merger agreement.

         In addition, Mr. Kaye also agreed to disclose to all other Metropolitan shareholders at least 21 days prior to the completion of the merger that he is making a mixed election with respect to 10,769,215 Metropolitan common shares that he owned on October 23, 2002 (the date he executed the voting agreement) and the ratio of cash and Sky Financial common shares that he is electing to receive in connection with the merger. Because Mr. Kaye owns approximately [67]% of the issued and outstanding Metropolitan common shares, in the event of an oversubscription of the cash or Sky Financial common shares available as merger consideration, his election may affect the merger consideration that all other Metropolitan shareholders making the all cash or all stock election receive in connection with the merger. For a detailed discussion of the effect that Mr. Kaye's election may have on the merger consideration that you receive, see "The Merger -- Allocation" beginning on page __.

                                   THE MERGER

         The following summary of the material terms of the merger agreement is not complete and is qualified in its entirety by reference to the merger agreement that is set forth in Annex A, attached to and incorporated by reference in this proxy statement/prospectus. WE URGE ALL SHAREHOLDERS TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

BACKGROUND OF MERGER

         The OTS issued the Supervisory Directive to Metropolitan Bank and Metropolitan on July 8, 2002, which, among other things, prohibits Metropolitan from making any "unauthorized payments" (as defined in the Supervisory Directive) to its former Chairman of the Board, and it required Metropolitan to demand repayment of all unauthorized payments from its former Chairman of the Board. The Supervisory Directive also prohibits Metropolitan from originating or purchasing commercial real estate loans secured by California real estate, and required Metropolitan to retain a marketing agent to manage the sale of Metropolitan's art collection and to reduce its investments in fixed assets, as required by the Supervisory Agreement. Finally, the Supervisory Directive prohibits Metropolitan, without prior OTS approval, from paying any dividends or making any other payments except for expenses incurred in the ordinary course of business and those payments that Metropolitan was legally obligated to make.

         Following the imposition of this Supervisory Directive, as well as a net loss of $14.5 million incurred by Metropolitan for the quarter ended June 30, 2002, the Metropolitan Board established a Strategic Planning Committee in July 2002 to review and assess various strategic alternatives available to Metropolitan, including a recapitalization and a sale of Metropolitan. On August 20, 2002, Metropolitan approved the retention of Ryan Beck as Metropolitan's financial advisors, which approval was finalized contractually on August 28, 2002.

         The Strategic Planning Committee, along with some members of the Metropolitan Board (all of whom were invited), met with Ryan Beck and Metropolitan's legal counsel on August 12, 2002 to discuss strategic options. At this meeting, various alternatives were discussed, including a recapitalization, the sale of Metropolitan to another financial institution or the sale of Metropolitan to a control group. After considering these alternatives, the Strategic Planning Committee determined to proceed with exploring the sale of Metropolitan to another financial institution. Ryan Beck had assembled and presented to the Strategic Planning Committee a preliminary list of [12] potential acquirors, categorized by their market capitalization as well as their experience in successfully completing acquisitions, their financial capacity to acquire Metropolitan and their existing presence in Ohio or their likely interest in establishing a presence in Ohio. Ryan Beck included among the [12] potential acquirors certain non-public companies with a presence in Ohio who were not experienced acquirors but who had ample financial capacity to acquire Metropolitan and for whom Metropolitan represented a logical expansion opportunity.

         Shortly thereafter, the Strategic Planning Committee directed Ryan Beck to prepare an information memorandum with respect to Metropolitan. After discussions with Ryan Beck, the

Strategic Planning Committee refined the list of potential acquirors and directed Ryan Beck to seek indications of interest from the identified potential acquirors.

         Concurrently with Metropolitan's review of its strategic alternatives, senior management of Metropolitan met with senior management of Sky Financial to discuss the purchase of Metropolitan's trust assets by Sky Trust, N.A., an affiliate of Sky Financial, as well as Sky Financial's interest in refinancing of Metropolitan's $4.0 million commercial bank line of credit that was due on December 31, 2002. Sky Financial presented a term sheet to refinance the commercial bank loan on August 19, 2002, and also expressed an interest in acquiring Metropolitan. On August 20, 2002, the full Board of Directors delegated to the Strategic Planning Committee the authority to review, consider and finalize the refinancing, and authorized the Committee to pursue Sky Financial's potential interest in acquiring Metropolitan. On September 9, 2002, following limited on-site due diligence, Sky Financial presented Metropolitan with a commitment letter to refinance the commercial bank loan with a new $5.0 million revolving line of credit maturing on December 31, 2003, provided Sky Financial was granted an exclusive right for 21 days to negotiate with Metropolitan if Metropolitan determined to proceed with a sale of the company. On the same day, Sky Trust presented a term sheet to acquire Metropolitan's trust assets, subject to due diligence, and the Strategic Planning Committee approved the terms of the loan commitment, including granting Sky Financial the exclusive right to negotiate for the sale of Metropolitan for 21 days. The Strategic Planning Committee also authorized management to negotiate with Sky Financial for the sale of the trust assets.

         On September 12, 2002, Sky Financial closed its revolving line of credit to Metropolitan and on September 16, 2002, the exclusive negotiating period commenced.

         By early September 2002, Ryan Beck had finalized the information memorandum and began contacting potential acquirors. However, in light of Sky Financial's interest in acquiring Metropolitan and the Committee's decision on September 9 to approve the terms of Sky Financial's loan commitment, Metropolitan requested that Ryan Beck discontinue contacting potential acquirors to allow Sky Financial the opportunity to evaluate an acquisition pursuant to the terms of the loan commitment. Ryan Beck, however, continued to respond to calls of interested parties, including those that had already been contacted.

         By October 4, 2002, Ryan Beck had been in contact with 16 financial institutions, seven of which entered into confidentiality agreements (including Sky Financial) and were provided the confidential information memorandum. Following the review of these materials, five of the seven institutions indicated they would not be submitting an indication of interest.

         On September 18, 2002, following on-site preliminary due diligence, Sky Financial communicated through Ryan Beck a verbal indication of interest to acquire Metropolitan for approximately $4.00 per share in a cash and stock acquisition. The indication of interest was subject to completion of an independent valuation of Metropolitan's headquarters, the sale, prior to closing, of Metropolitan's art collection and the credit to Metropolitan shareholders of any funds collected by Metropolitan from its former Chairman as a result of his reimbursement of expenses pursuant to the Supervisory Directive. The following day, the Strategic Planning Committee met to discuss Sky Financial's verbal indication of interest and, following extensive discussions, instructed Ryan Beck to counter with a proposed per share price of $4.70 to $4.75. The Committee also instructed Ryan Beck in its negotiations to insist on a minimum price of $4.50 per share, below which Metropolitan was unwilling to negotiate with Sky Financial on an exclusive basis.

         On September 20, 2002, Metropolitan announced that it would incur, on a pre-tax basis, approximately $10.0 million in additional charges resulting from an overstatement of the value of its mortgage servicing portfolio and that, as a result, Metropolitan was at risk of falling below the 10% risk based capital level required under the Supervisory Agreement. Metropolitan also announced that it had initiated the process of exploring strategic alternatives to maximize shareholder value and that it had retained Ryan Beck as its financial advisor for this purpose.

         Subsequently, Sky Financial communicated to Ryan Beck that it would be prepared to increase its offer to $4.25 per share, subject to certain conditions. On September 24, 2002, the Committee met, with representatives of Ryan Beck participating by conference phone, to consider Sky Financial's proposal to increase its offer to $4.25 per share in cash and stock, subject to additional due diligence. In view of Sky Financial's interest in a cash and stock transaction, the Committee directed Ryan Beck to prepare and present its analysis of the price performance of Sky Financial common shares and present a fairness opinion to the Metropolitan Board of any potential offer from Sky Financial.

         In early October 2002, an investment banking firm located in the southeastern United States advised Ryan Beck that its client, an individual, was interested in exploring a potential acquisition of Metropolitan but that such transaction would be contingent on arranging financing. Following discussions between management of Metropolitan and Ryan Beck, Metropolitan determined not to explore this transaction due to the uncertainty regarding the requisite financing, the presumed inability of the acquiror, as an individual, to extract significant cost savings following the acquisition and the risk of Sky Financial withdrawing its interest.

         Ryan Beck received a written indication of interest from another financial institution on October 11, 2002. The indication of interest referenced a preliminary price per share, to be paid in stock or in cash, that was below the level being discussed with Sky Financial. In light of the lower price and other relevant factors, the Committee determined not to continue discussions with this financial institution.

         After Sky Financial completed detailed due diligence at Metropolitan, it proposed an acquisition price of $4.65 per share in an oral indication of interest on October 7, 2002, communicated to management of Metropolitan through Ryan Beck. In its oral indication of interest, Sky Financial indicated that Metropolitan's art collection would need to be sold prior to consummation of the transaction. Late on October 7, 2002, senior management of Sky Financial orally increased its offer to $4.70 a share, based on a fixed exchange ratio of 0.2554 Sky Financial common shares and an assumed share price of Sky Financial of $18.40 per share.

         On October 8, 2002, Sky Financial submitted a written proposal to acquire Metropolitan for a price of $4.70 per share in a cash and stock acquisition. On October 9, 2002, the Strategic

Planning Committee met, with Ryan Beck and legal counsel participating by conference phone, to consider this proposal as well as the results to date of Ryan Beck's solicitation of expressions of interest from other potential acquirors. Ryan Beck also analyzed for the Strategic Planning Committee the recent trading performance of Sky Financial common shares relative to other financial institutions and stock indices, as well as its dividend payment history, pricing ratios, asset quality and profitability. Ryan Beck also reviewed with the Strategic Planning Committee Sky Financial's recent acquisition of Three Rivers Bancorp, Inc. Following this review, the Strategic Planning Committee instructed Ryan Beck to draft an initial term sheet summarizing in greater detail the terms of a proposed transaction. The Strategic Planning Committee discussed the term sheet in detail at a meeting on October 10, 2002. As a result of these discussions, the term sheet was revised and approved by the Committee. Ryan Beck was authorized to submit the term sheet to Sky Financial's financial advisor.

         On October 15, 2002, the Metropolitan Board met to consider a presentation by Ryan Beck of its preliminary merger fairness opinion of the transaction. On October 22, 2002, the full Board of Directors met again with Ryan Beck to consider its analysis of the financial terms of the proposed transaction as well as its preliminary fairness opinion. The Board of Directors also reviewed the merger agreement with Metropolitan's legal counsel. Finally, management of Metropolitan reported to the Metropolitan Board the results of its on-site due diligence review of Sky Financial, which was conducted with legal counsel and Ryan Beck on October 17-18, 2002.

         On October 23, 2002, the Metropolitan Board met again by telephone and unanimously authorized the execution of the final merger agreement. A definitive merger agreement was executed by the parties on October 23, 2002 and publicly announced on the morning of October 24, 2002. Sky Financial also made a public announcement about the merger on the morning of October 24, 2002.

Metropolitan's Reasons for the Merger; Recommendation of the Metropolitan Board

         In reaching its determination to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, the Metropolitan Board reviewed with its legal advisors the legal terms of the transaction and Metropolitan's obligations under the merger agreement, reviewed with its financial advisor the financial aspects of the proposed transaction and the fairness from a financial point of view of the consideration to be received by the Metropolitan shareholders, and consulted with management of Metropolitan. The Metropolitan Board considered a number of factors, both from the short-term and long-term perspective, including, without limitation, the following:

         o the value to be received by Metropolitan shareholders pursuant to the merger agreement in relation to the historical trading prices of Metropolitan common shares;

         o the financial terms of other recent business combinations in the financial services industry in Metropolitan's market area, including the information presented by Ryan Beck to the Metropolitan Board with respect to the merger, and Ryan Beck's opinion that, as of the date of such opinion, the merger consideration contemplated by the merger agreement was fair from a financial point of view to the Metropolitan shareholders;

         o the fact that the merger consideration reflected a significant premium over the values at which Metropolitan's common shares had traded in the period immediately preceding the announcement of the merger;

         o the Metropolitan Board's familiarity with and review of Metropolitan's business, financial condition, results of operations and prospects, including its potential growth and profitability and the associated business risks;

         o information concerning the business, financial condition, results of operations and prospects of Sky Financial, including the recent performance of Sky Financial common shares, historical financial data of Sky Financial, customary statistical measurements of Sky Financial's financial performance and the future prospects for Sky Financial common shares following the merger;

         o the expected impact of the merger on Metropolitan's business, employees, customers and communities, the compatibility of the respective businesses and management philosophies of Metropolitan and Sky Financial and the expectation that Sky Financial would continue to provide quality service to the customers and communities served by Metropolitan;

         o the Metropolitan Board's belief that the receipt of Sky Financial common shares in the merger generally would permit Metropolitan shareholders who elect to receive Sky Financial common shares to defer any federal income tax liability associated with the increase in the value of their Metropolitan common shares as a result of the merger and to become shareholders of Sky Financial, a holding company with strong operations, earnings, performance, dividend payments and share liquidity; and

         o the Metropolitan Board's review of the alternative of continuing to remain independent. In this connection, the Metropolitan Board was aware of certain risks of remaining independent, including, among other things, the costs and operational risks associated with the resolution of regulatory impediments to its business, including the Supervisory Agreements and the Supervisory Directive.

         The Metropolitan Board has unanimously adopted and approved the merger agreement and the transactions contemplated by the merger agreement and has determined that the merger consideration is fair to and in the best interest of Metropolitan and its shareholders. The Metropolitan Board therefore unanimously recommends a vote FOR approval of the merger agreement.

         ACCORDINGLY, THE METROPOLITAN BOARD UNANIMOUSLY RECOMMENDS THAT THE MERGER AGREEMENT BE ADOPTED AND APPROVED BY ALL METROPOLITAN SHAREHOLDERS.

FAIRNESS OPINION OF RYAN, BECK & CO., INC.

         Ryan Beck was retained by Metropolitan on August 28, 2002, to act as Metropolitan's financial advisor with respect to an evaluation of alternative courses of action to maximize long-term shareholder value including a potential sale of the company. Ryan Beck is regularly engaged in the valuation of banks, bank holding companies, savings and loan associations, savings banks and savings and loan holding companies in connection with mergers, acquisitions and other securities-related transactions. Ryan Beck has knowledge of, and experience with, the banking market in which Metropolitan operates and banking organizations within this market, and was selected by Metropolitan because of Ryan Beck's knowledge of, experience with, and reputation in the financial services industry.

         On October 23, 2002, the Metropolitan Board held a meeting to evaluate the proposed merger with Sky Financial. In its capacity as Metropolitan's financial advisor, Ryan Beck participated in the negotiations with respect to the pricing and other terms and conditions of the merger, but the decision as to whether to accept the Sky Financial proposal and the pricing of the merger was made by the Metropolitan Board. At this meeting, Ryan Beck rendered an oral opinion to the Metropolitan Board that, based on and subject to the assumptions, factors, and limitations as set forth in the attached opinion and as described below, the merger consideration is fair to Metropolitan's shareholders from a financial point of view. Ryan Beck subsequently issued a written opinion dated October 23, 2002. That opinion was reconfirmed in writing as of the date of this document and is attached as Annex B to this proxy statement/prospectus. No limitations were imposed by the Metropolitan Board upon Ryan Beck with respect to the investigations made or procedures followed by it in arriving at its opinion.

         THE FULL TEXT OF RYAN BECK'S OPINION, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF METROPOLITAN ARE URGED TO READ THE ATTACHED RYAN BECK OPINION IN ITS ENTIRETY. THE RYAN BECK OPINION IS DIRECTED ONLY TO THE FINANCIAL FAIRNESS OF THE MERGER CONSIDERATION TO BE PAID TO METROPOLITAN SHAREHOLDERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE METROPOLITAN SPECIAL MEETING OF SHAREHOLDERS. WE HAVE NOT CONSIDERED, NOR ARE WE EXPRESSING ANY OPINION HEREIN WITH RESPECT TO, THE PRICE AT WHICH SKY FINANCIAL COMMON SHARES WILL TRADE FOLLOWING CONSUMMATION OF THE MERGER. THE SUMMARY OF THE RYAN BECK OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE RYAN BECK OPINION. IN RENDERING ITS OPINION, RYAN BECK DOES NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED WITHIN THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

         Material and Information Considered with Respect to the Proposed Merger. In connection with its opinion (attached as Annex B), Ryan Beck reviewed the following information:

         o   The merger agreement and related documents;

         o   The preliminary version of this proxy statement;

         o Sky Financial's press release dated October 17, 2002 announcing operating results for the quarter ended September 30, 2002;

         o Sky Financial's annual report on Form 10-K for the years ended December 31, 2001, 2000 and 1999.

         o Sky Financial's quarterly reports on Form 10-Q for the periods ended September 30, 2002, June 30, 2002 and March 31, 2002;

         o   Sky Financial's proxy statement dated March 4, 2002;

         o Metropolitan's annual report on Form 10-K for the years ended December 31, 2001, 2000, and 1999;

         o Metropolitan's quarterly reports on Form 10-Q for the periods ended September 30, 2002, June 30, 2002 and March 31, 2002;

         o Metropolitan's reports on Form 8-K dated September 20, 2002 and July 8, 2002;

         o   Metropolitan's proxy statement dated March 25, 2002;

         o The Supervisory Agreement dated July 26, 2001 between Metropolitan and the OTS and the Supervisory Agreement dated July 26, 2001 between Metropolitan Bank, the OTS and the ODFI;

         o The Supervisory Directive issued July 8, 2002 by the OTS to Metropolitan and Metropolitan Bank;

         o The historical stock prices and trading volume of Sky Financial common shares;

         o Other operating and financial information provided to Ryan Beck by the management of Sky Financial relating to its business and prospects;

         o The publicly available financial data of commercial banking organization which Ryan Beck deemed generally comparable to Sky Financial;

         o The historical prices and trading volume of Metropolitan's common shares;

         o Other operating and financial information provided to Ryan Beck by the management of Metropolitan relating to its business and prospects;

         o The publicly available financial data of thrift organizations that Ryan Beck deemed generally comparable to Metropolitan;

         o The terms of acquisitions of thrift institutions that Ryan Beck deemed generally comparable in whole or in part to Metropolitan.

         Additionally, Ryan Beck:

         o Conducted or reviewed such other studies, analyses, inquiries and examinations as it deemed appropriate;

         o   Analyzed the impact of the merger on Sky Financial;

         o Considered the future prospects of Metropolitan in the event it remained independent;

         o Met with members of Metropolitan's senior management to discuss Metropolitan's past and current business operations, regulatory standing, financial condition, strategic plan and future prospects, including any potential operating efficiencies and synergies, that may arise from the merger; and

         o Met with members of Sky Financial's senior management to discuss Sky Financial's past and current business operations, regulatory standing, financial condition, strategic plan and future prospects, including any potential operating efficiencies and synergies, that may arise from the merger.

         On September 20, 2002, Metropolitan announced in a press release that it identified an error in calculating the value of its mortgage servicing rights, and it would restate its earnings and capital position to reflect the after-tax effect of the adjustment. The press release indicated that:

         o the value of Metropolitan's mortgage servicing rights was overstated by approximately $5.0 million as of June 30, 2002;

         o between June 30, 2002 and August 31, 2002, the value of its mortgage servicing rights decreased by additional $3.5 million; and

         o based on the decline in long-term interest rates during September 2002, the value of its mortgage servicing rights was likely to decrease by an additional amount for the month of September 2002.

         The analysis prepared by Ryan Beck in delivering its October 23, 2002 fairness opinion was done prior to Metropolitan determining the exact amount of the restatement and prior to its filing on October 22, 2002 an amended Form 10-Q/A for the three months ended June 30, 2002. In performing its analysis, Ryan Beck, based on discussions with management, made a $6.5 million reduction in Metropolitan's shareholders' equity as of June 30, 2002 to reflect the estimated impact of the impending restatement and estimated decline in value of Metropolitan's mortgage servicing rights. Accordingly, the figures included in Ryan Beck's analysis reflect this adjustment, which differs from the actual adjustments reflected in Metropolitan's amended Form 10-Q/A for the three months ended June 30, 2002.

         In connection with its review, Ryan Beck relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information provided to or otherwise made available to Ryan Beck or that was discussed with, or reviewed by or for Ryan Beck, or that was publicly available. Ryan Beck did not attempt to verify such information independently. Ryan Beck is not an expert in the evaluation of allowances for loan losses. Therefore, Ryan Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the consolidated balance sheets of Metropolitan and Sky Financial as of September 30, 2002, and Ryan Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. Ryan Beck discussed certain operating forecasts and financial projections (and the assumptions and bases therefore) with the management of Metropolitan. Ryan Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of management. In certain instances, for the purposes of its analyses, Ryan Beck made adjustments to such forecasts and projections that in Ryan Beck's judgment were appropriate under the circumstances. Ryan Beck was not retained to nor did it make any independent evaluation or appraisal of the assets or liabilities of Metropolitan or its subsidiaries nor did Ryan Beck review any loan files of Metropolitan or Sky Financial or their respective subsidiaries. Ryan Beck also assumed that the merger in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to Sky Financial and Metropolitan. Ryan Beck did not opine on any other aspects of the transaction other than the fairness of the merger consideration paid to Metropolitan's shareholders assuming that the transaction is consummated.

         The preparation of a fairness opinion for a transaction such as the merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, Ryan Beck's opinion is not readily susceptible to summary description. In arriving at its opinion, Ryan Beck performed a variety of financial analyses. Ryan Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan Beck's opinion. No one method of analysis was assigned a greater significance than any other.

         The forecasts and projections discussed with Ryan Beck by the management of Metropolitan were prepared by the management of Metropolitan without input or guidance by Ryan Beck. Metropolitan does not publicly disclose internal management projections of the type provided to Ryan Beck in connection with the review of the merger. Such projections were not prepared with a view towards public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions that are inherently uncertain, including without limitation, factors relating to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

         In its analyses, Ryan Beck made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Metropolitan or Sky Financial. Any estimates contained in Ryan Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

         Ryan Beck's opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date of the opinion. Events occurring after such date could materially affect the assumptions and conclusions contained in Ryan Beck's opinion. Ryan Beck has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion.

         The following is a brief summary of the analyses and procedures performed by Ryan Beck in the course of arriving at its opinion. The summary does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan Beck in the course of arriving at its opinion.

         Summary of Analyses. The following table summarizes and compares the transaction value and pricing multiples associated with the acquisition of Metropolitan by Sky Financial with the values and relevant multiples developed from the analysis of selected transactions and discounted dividend analysis employed by Ryan Beck. Each of these analyses is described in greater detail in the paragraphs that follow.

                                                        ANALYSIS OF
                                                         SELECTED       ANALYSIS OF SELECTED
                                TRANSACTION VALUE      TRANSACTIONS -       TRANSACTIONS -     DISCOUNTED DIVIDEND
                                AT $4.76 PER SHARE      MEAN VALUES          MEDIAN VALUES         ANALYSIS (1)
                                ------------------      -----------          -------------         ------------
Price to Last Twelve Months EPS*        NM**              18.78                18.78                   NM**
                                       ----               -----                -----                  ----
Price to Book Value                    161%                 127%                 128%                  142%
                                       ----               -----                -----                  ----
Price to Tangible Book Value           170%                 129%                 131%                  150%
                                       ----               -----                -----                  ----
Price to Core Deposits                5.13%                1.69%                1.81%                 3.99%
                                       ----               -----                -----                  ----

------------
* EPS is earnings per share.

** NM means "not meaningful". This ratio is not meaningful because Metropolitan did not have positive earnings over the last twelve months.

(1) Based upon the average value derived from the valuation table under "Discounted Dividend Analysis" which is $4.20 per share.

         Calculation of Implied Value of Exchange Ratio. Ryan Beck noted that based upon the closing price of Sky Financial common shares on October 21, 2002 of $18.75, the exchange ratio of .2554 Sky Financial common shares for each Metropolitan common share and assuming 30% of the merger consideration is paid in cash at a rate of $4.70 per share, the transaction had an implied value of $4.76 per Metropolitan common share.

         Analysis of Selected Publicly Traded Companies. In order to evaluate Metropolitan's financial performance and condition and the market valuation of its common shares, Ryan Beck developed a peer group against which to compare Metropolitan. Ryan Beck compared the financial data for Metropolitan to that of a peer group of 12 selected thrift holding companies located in the Mid-Atlantic and Midwest regions of the United States with assets between $1.0 billion and $2.0 billion for which public trading and pricing information was available. Ryan

Beck deemed this group to be generally comparable to Metropolitan. The information used for this analysis was derived from a database that draws upon information from publicly available sources and not directly from the companies themselves. The companies included were:

Camco Financial Corp.
CFS Bancorp Inc.
ESB Financial Corp.
First Place Financial Corp.
Flushing Financial Corp.
FMS Financial Corp.
OceanFirst Financial Corp.
Parkvale Financial Corp.
PennFed Financial Services Inc.
TierOne Corp.
Troy Financial Corp.
WSFS Financial Corp.

         The results of the comparisons are reflected in the following table. The financial data and ratios shown in the table are as of or for the twelve months ended June 30, 2002, and the market price multiples are based on market prices as of October 16, 2002. None of the comparisons failed to support Ryan Beck's determination that the merger was fair to Metropolitan's shareholders from a financial point of view.

                                                METROPOLITAN       PEER AVERAGE        PEER MEDIAN
                                              ------------------ ------------------ ------------------
CAPITALIZATION

Total Assets (000s)                               $1,509,276         $1,501,794         $1,561,444
                                              ------------------ ------------------ ------------------
Total Shareholders' Equity                            47,843            124,638            124,585
                                              ------------------ ------------------ ------------------
Total Equity/Assets                                     3.17%              8.44%              8.34
                                              ------------------ ------------------ ------------------
Tangible Equity/Tangible Assets                         3.00               7.94               8.30
                                              ------------------ ------------------ ------------------
Tier 1 Capital/Risk Adjusted Assets (1)                 8.62              13.53              13.64
                                              ------------------ ------------------ ------------------
Total Capital/Risk Adjusted Assets (1)                  9.83              14.43              14.39
                                              ------------------ ------------------ ------------------
ASSET QUALITY

Non-Performing Loans + 90 Days
Past Due/Loans                                          3.11%              0.61%              0.33
                                              ------------------ ------------------ ------------------
Loan Loss Reserves/NPLs + 90 Days
Past Due                                               65.07             287.52             262.68
                                              ------------------ ------------------ ------------------
Loan Loss Reserves/Loans                                2.03               1.07               1.03
                                              ------------------ ------------------ ------------------
Non-Performing Assets + 90 Days
Past Due/Assets                                         2.45               0.51               0.30
                                              ------------------ ------------------ ------------------
Non-Performing Assets/Equity                           67.56               5.66               4.24
                                              ------------------ ------------------ ------------------
LOAN & DEPOSIT COMPOSITION

Total Loans/Total Assets                               67.18%             63.43%             68.97%
                                              ------------------ ------------------ ------------------
Total Loans/Deposits                                   95.12              96.94              97.82
                                              ------------------ ------------------ ------------------
Non-Interest Bearing Deposits/Total Deposits           12.10               6.24               4.07
                                              ------------------ ------------------ ------------------

                                                METROPOLITAN       PEER AVERAGE        PEER MEDIAN
                                              ------------------ ------------------ ------------------
Total CDs/Total Deposits                               57.81              54.00              62.02
                                              ------------------ ------------------ ------------------
Time Deposits > $100,000/Total Deposits                27.44               9.59               8.37
                                              ------------------ ------------------ ------------------
1-4 family loans/total loans                           28.82              69.10              72.77
                                              ------------------ ------------------ ------------------
5+ family loans/total loans                            23.88               6.97               3.04
                                              ------------------ ------------------ ------------------
Construction & Development Loans/Total Loans           15.10               3.26               1.99
                                              ------------------ ------------------ ------------------
Other Real Estate Loans/Total Loans                    18.48              12.74              10.54
                                              ------------------ ------------------ ------------------
Commercial Loans/Total Loans                           11.92               4.55               2.74
                                              ------------------ ------------------ ------------------
PERFORMANCE

Return on Average Assets                               (0.76)%             0.91%              0.92%
                                              ------------------ ------------------ ------------------
Return on Average Equity                              (23.33)             11.70              10.87
                                              ------------------ ------------------ ------------------
Net Interest Margin                                     2.07               3.02               2.94
                                              ------------------ ------------------ ------------------
Yield on Interest Earnings Assets                       6.86               6.74               6.72
                                              ------------------ ------------------ ------------------
Cost of Interest-Bearing Liabilities                    4.94               3.98               4.34
                                              ------------------ ------------------ ------------------
Non Interest Income/Average Assets                      0.77               0.78               0.54
                                              ------------------ ------------------ ------------------
Non Interest Expense/Average Assets                     2.98               2.18               1.96
                                              ------------------ ------------------ ------------------
Efficiency Ratio (2)                                  110.85              58.32              57.12
                                              ------------------ ------------------ ------------------
GROWTH RATES

Asset Growth                                          (10.17)%             5.28%              5.23%
                                              ------------------ ------------------ ------------------
Loan Growth Rate                                       (5.84)             (0.49)              4.98
                                              ------------------ ------------------ ------------------
Deposit Growth Rate                                   (10.77)              7.45               6.38
                                              ------------------ ------------------ ------------------
MARKET STATISTICS

Stock Price at October 16, 2002                        $3.50                 NM                 NM
                                              ------------------ ------------------ ------------------
Price/Last Twelve Months EPS                              NMx             13.54x             12.72x
                                              ------------------ ------------------ ------------------
Price/Book Value                                      118.24%            143.88%            149.73%
                                              ------------------ ------------------ ------------------
Price/Tangible Book Value                             125.00             153.09             156.37
                                              ------------------ ------------------ ------------------
Dividend Yield                                          0.00%              2.38%              2.55%
                                              ------------------ ------------------ ------------------

-----------------
(1)  Ratios are for Metropolitan Bank and Trust.

(2) Efficiency ratio is defined as non-interest expense divided by the sum of net interest income plus non-interest income.

         In order to evaluate Sky Financial's financial performance and condition and the market valuation of its common shares, Ryan Beck also developed a peer group against which to compare Sky Financial. Ryan Beck compared the financial data for Sky Financial to that of a peer group of 18 selected bank holding companies located in the Mid-Atlantic and Midwest regions of the United States with assets between $5.0 billion and $15.0 billion for which public trading and pricing information was available. Ryan Beck deemed this group to be generally comparable to Sky Financial. The companies included were:

Associated Banc-Corp.
Citizens Banking Corp.

Commerce Bancorp Inc.
Commerce Bankshares Inc.
Community First Bankshares
First Midwest Bancorp Inc.
FirstMerit Corp.
Fulton Financial Corp.
Hudson United Bancorp
Mercantile Bankshares Corp.
Old National Bancorp
Provident Bankshares Corp.
Riggs National Corp.
Susquehanna Bancshares Inc.
TCF Financial Corp.
UMB Financial Corp.
Valley National Bancorp
Wilmington Trust Corp.

         The results of the comparisons are reflected in the following table. The financial data and ratios shown in the table are as of or for the twelve months ended June 30, 2002, and the market price multiples are based on market prices as of October 16, 2002. None of the comparisons failed to support Ryan Beck's determination that the merger was fair to Metropolitan's shareholders from a financial point of view.

                                               SKY FINANCIAL        PEER AVERAGE        PEER MEDIAN
                                              ---------------      --------------   ------------------
CAPITALIZATION

Total Assets (000s)                               $9,728,347          $8,712,737            $7,940,055
                                              --------------     ---------------    ------------------
Total Shareholders' Equity                           699,343             749,747               719,604
                                              --------------     ---------------    ------------------
Total Equity/Assets                                     7.19%               8.50%                 8.44%
                                              --------------     ---------------    ------------------
Tangible Equity/Tangible Assets                         6.44                7.61                  7.50
                                              --------------     ---------------    ------------------
Tier 1 Capital/Risk Adjusted Assets                     8.90               11.56                 11.03
                                              --------------     ---------------    ------------------
Total Capital/Risk Adjusted Assets                     10.80               13.87                 13.38
                                              --------------     ---------------    ------------------
ASSET QUALITY

Non-Performing Loans + 90 Days
Past Due/Loans                                          1.02%               0.81%                 0.72%
                                              --------------     ---------------    ------------------
Loan Loss Reserves/NPLs + 90 Days
Past Due                                              154.56              204.47                188.04
                                              --------------     ---------------    ------------------
Loan Loss Reserves/Loans                                1.58                1.41                  1.44
                                              --------------     ---------------    ------------------
Non-Performing Assets + 90 Days
Past Due/Assets                                         0.76                0.56                  0.49
                                              --------------     ---------------    ------------------
Non-Performing Assets/Equity                            9.28                5.23                  4.14
                                              --------------     ---------------    ------------------
LOAN & DEPOSIT COMPOSITION

Total Loans/Total Assets                               70.51%              61.52%                64.28%
                                              --------------     ---------------    ------------------
Total Loans/Deposits                                   99.87               83.46                 86.60
                                              --------------     ---------------    ------------------
Non-Interest Bearing Deposits/Total Deposits           11.76               14.70                 13.93
                                              --------------     ---------------    ------------------

                                                SKY FINANCIAL      PEER AVERAGE         PEER MEDIAN
                                              ----------------   ----------------     ----------------
Total CDs/Total Deposits                               48.96               37.93                 40.46
                                              --------------     ---------------      ----------------
Time Deposits > $100,000/Total Deposits                13.36               12.89                 13.55
                                              --------------     ---------------      ----------------
PERFORMANCE

Return on Average Assets                                1.34%               1.32%                 1.40%
                                              --------------     ---------------      ----------------
Return on Average Equity                               18.58               16.07                 15.82
                                              --------------     ---------------      ----------------
Net Interest Margin                                     4.00                4.26                  4.36
                                              --------------     ---------------      ----------------
Yield on Interest Earnings Assets                       7.30                6.70                  6.82
                                              --------------     ---------------      ----------------
Cost of Interest-Bearing Liabilities                    3.74                2.94                  2.94
                                              --------------     ---------------      ----------------
Non Interest Income/Average Assets                      1.40                1.80                  1.65
                                              --------------     ---------------      ----------------
Non Interest Expense/Average Assets                     2.66                3.41                  3.35
                                              --------------     ---------------      ----------------
Efficiency Ratio (1)                                   50.47               58.41                 56.78
                                              --------------     ---------------      ----------------
GROWTH RATES

Asset Growth                                           11.63%               6.43%                 4.70%
                                              --------------     ---------------      ----------------
Loan Growth Rate                                       10.23                0.69                 (0.40)
                                              --------------     ---------------      ----------------
Deposit Growth Rate                                    12.66                7.09                  5.07
                                              --------------     ---------------      ----------------
MARKET STATISTICS

Stock Price at October 16, 2002                        19.00                  NM                  NM
                                              --------------     ---------------      ----------------
Price/Last Twelve Months EPS                           12.75x              13.07x                12.71x
                                              --------------     ---------------      ----------------
Price/Book Value                                      223.27%             205.60%               192.57%
                                              --------------     ---------------      ----------------
Price/Tangible Book Value                             251.32              236.44                210.88
                                              --------------     ---------------      ----------------
Dividend Yield                                          4.00                3.48                  3.56
                                              --------------     ---------------      ----------------

(1) Efficiency ratio is defined as non-interest expense divided by the sum of net interest income plus non-interest income.

         Analysis of Selected Transactions. Ryan Beck compared Metropolitan's financial data as of June 30, 2002 with that of a group of eight selected transactions announced since January 1, 1995 and for which pricing data pertaining to the transactions was publicly available. The criteria for this group was thrift institutions located in the United States with assets between $100 million and $3.0 billion with an equity to assets ratio of less than 4.5% and a return on average equity below 8.0%. Ryan Beck considered these companies to be "under-performing" companies at the time of announcement of their acquisition and therefore to be generally comparable to Metropolitan in that regard. None of the comparisons failed to support Ryan Beck's determination that the merger was fair to Metropolitan's shareholders from a financial point of view. Those transactions are listed in the following table.

               SELLER                 STATE                ACQUIRER                   STATE       DATE ANNOUNCED
-------------------------------       -----   ------------------------------------    ------   ---------------------
USABancShares.com, Inc.               PA      Berkshire Financial Holdings, Inc.      PA             3/11/02
-------------------------------       -----   ------------------------------------    ------   ---------------------
Haven Bancorp, Inc.                   NY      Queens County Bancorp Inc.              NY             6/27/00
-------------------------------       -----   ------------------------------------    ------   ---------------------
First FS&LA of San Bernadino          CA      Jackson National Life Insurance         MI             1/27/98
                                              Company
-------------------------------       -----   ------------------------------------    ------   ---------------------
Hancock Savings Bank, FSB             CA      Bank Plus Corporation                   CA             6/26/97
-------------------------------       -----   ------------------------------------    ------   ---------------------
Torrance Bank, SSB                    CA      FBOP Corporation                        IL             5/17/96
-------------------------------       -----   ------------------------------------    ------   ---------------------

               SELLER                 STATE                ACQUIRER                 STATE      DATE ANNOUNCED
------------------------------------- ------- ------------------------------------ -------- ---------------------
Sunroad Financial Corporation         CA      FBOP Corporation                     IL             6/20/95
------------------------------------- ------- ------------------------------------ -------- ---------------------
La Cumbre Savings Bank, FSB           CA      First Banks, Incorporated            MO             5/22/95
------------------------------------- ------- ------------------------------------ -------- ---------------------
Railroad Financial Corporation        KS      Commercial Federal Corporation       NE             4/19/95
------------------------------------- ------- ------------------------------------ -------- ---------------------

         The following table compares selected statistics of Metropolitan with the median ratios and average ratios for the eight acquired companies in the transactions listed in the preceding table:

                                        METROPOLITAN         PEER GROUP AVERAGE       PEER GROUP MEDIAN
                                   ----------------------- ------------------------ -----------------------
Total Assets (000s)                      $1,509,276                $583,844                 $240,791
                                   ----------------------- ------------------------ -----------------------
Tangible Equity/Tangible Assets                3.00%                   3.39%                    3.42%
                                   ----------------------- ------------------------ -----------------------
Return on Average Assets                      (1.42%)                 (0.69%)                  (0.48%)
                                   ----------------------- ------------------------ -----------------------
Return on Average Equity                     (38.21%)                (29.42%)                 (11.30%)
                                   ----------------------- ------------------------ -----------------------
Non-Performing Assets/Assets                   2.42%                   2.54%                    1.99%
                                   ----------------------- ------------------------ -----------------------
Operating Expenses/Assets                      4.34%                   3.38%                    3.11%
                                   ----------------------- ------------------------ -----------------------
Efficiency Ratio                             148.57%                 113.47%                  110.81%
                                   ----------------------- ------------------------ -----------------------

         Assuming a transaction value of $4.76 per share, Ryan Beck calculated the transaction value as a multiple of Metropolitan's June 30, 2002 estimated re-stated book value, estimated re-stated tangible book value, diluted earnings for the twelve months ended June 30, 2002 (for which period Metropolitan reported a net loss), tangible book premium over core deposits and premium over Metropolitan's October 16, 2002 stock price, $3.50 per share, as follows:

Percentage of stated book value                               161%
------------------------------------------------------- -----------------
Percentage of tangible book value                             170%
------------------------------------------------------- -----------------
Multiple of trailing twelve months EPS                         NM
------------------------------------------------------- -----------------
Tangible Book Premium over Core Deposits                     5.13%
------------------------------------------------------- -----------------
Market Premium                                                 36%
------------------------------------------------------- -----------------

         The average and median pricing ratios for the comparable transactions are illustrated in the chart that follows:

                       PRICE/BOOK        PRICE/TANGIBLE     PRICE/LTM        CORE DEPOSIT
                         VALUE            BOOK VALUE         EARNINGS          PREMIUM
                    ----------------- ----------------- ----------------- -----------------
Average                  127.22%           128.67%            18.78x             1.69%
                    ----------------- ----------------- ----------------- -----------------
Median                   128.02%           131.29%            18.78x             1.81%
                    ----------------- ----------------- ----------------- -----------------

         The imputed value of Metropolitan, based upon the average and median ratios of the comparable transactions, can be seen in the chart below:

                      PRICE/BOOK       PRICE/TANGIBLE      PRICE/LTM        CORE DEPOSIT
                        VALUE            BOOK VALUE        EARNINGS          PREMIUM          MEDIAN VALUE
                    ----------------- ----------------- ----------------- ----------------- -----------------
Average                  $3.77             $3.60             $0.00             $3.65             $3.65
                    ----------------- ----------------- ----------------- ----------------- -----------------
Median                   $3.79             $3.68             $0.00             $3.72             $3.72
                    ----------------- ----------------- ----------------- ----------------- -----------------

         No company or transaction used in the Analysis of Selected Publicly Traded Companies and Analysis of Selected Transactions is identical to Metropolitan or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, market areas in which the companies operate and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

         Discounted Dividend Analysis. Using a discounted dividend analysis, Ryan Beck estimated the present value of the future dividend stream that Metropolitan could produce in perpetuity for an acquiror. Metropolitan's management provided projection ranges for Metropolitan's 2002 and 2003 balance sheet and income statement as outlined in its Revised Capital Restoration and Risk Reduction Plan that was filed with the OTS during January, 2002. Management's projections were based upon various factors and assumptions, many of which are beyond the control of Metropolitan. These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results for the reasons discussed above. Actual future values or results may be significantly more or less favorable than suggested by such projections. Ryan Beck noted that Metropolitan's financial results for the first six months of 2002 were significantly below those contained in the plan and in addition, did not include the effects of the correction of an error by Metropolitan in calculating the value of its mortgage servicing rights that was detected by Metropolitan during September 2002. As a result, Ryan Beck adjusted current and future profitability to account for actual deviations from the plan when performing this analysis.

         The net income projections were developed using earnings of $3.2 million for 2003 and a growth rate of 25% for 2004 and 15% for 2005-2007. The discounted dividend analysis also includes the assumption that an acquiror could achieve estimated pre-tax cost savings in Metropolitan's non-interest expense equal to $12.8 million or approximately 30% of Metropolitan's normalized non-interest expense for the six months ended June 30, 2002 annualized in the first and second year following the merger, with 5.00% growth thereafter. The "terminal value" of Metropolitan common shares at the end of the period was determined by applying a range of price-to-earnings multiples (12.0x to 14.0x) to year 2007 projected earnings. Those multiples reflected the market trading multiples of publicly traded thrifts that are of similar size to Metropolitan. The dividend stream and terminal values were discounted to present value using discount rates of 14% to 16%, which Ryan Beck viewed as reflecting an appropriate range based on historical total returns experienced by thrift stock investors and the specific investment risks associated with Metropolitan common shares.

         As reflected in the following table, and based upon the above assumptions, the value of Metropolitan common shares ranged from approximately $3.45 per share to $5.00 per share.

                                      DISCOUNT RATE
                    ----------------------------------------------------
                                    14%               15%              16%
                                 -----             -----            -----
Terminal Year        12x         $4.02             $3.73            $3.45
Multiple of          13x         $4.51             $4.20            $3.90
Earnings             14x         $5.00             $4.66            $4.34


         Adjusted Core Deposit Premium Analysis. Ryan Beck also reviewed how the value of the merger consideration compared when expressed as a premium to Metropolitan's core deposits. For the purposes of this analysis, core deposits were defined as total deposits less brokered deposits and deposits from out-of-state institutions. Ryan Beck also assumed that an acquiror would incur after tax restructuring expenses of $6.5 million and that Metropolitan's estimated restated equity as of June 30, 2002 was $47.8 million, which included the estimated impact of an announced but not yet fully quantified restatement by Metropolitan as a result of the identification of errors in how Metropolitan was valuing its mortgage servicing rights. Based on this analysis, Ryan Beck estimated that the implied core deposit premium was approximately 3.5%. Ryan Beck compared this number to average deposit premium paid for acquisitions of thrift branches reported since January 1, 2001 which was 4.70%. Ryan Beck further noted that the branch sale transactions reflected prices paid for deposit portfolios which were funded with assets that did not contain significant levels of non-performing assets and that an acquiror of Metropolitan would also be acquiring Metropolitan's non-performing assets as well as any prospective non-performing assets. Ryan Beck also compared the core deposit premium to the mean and median deposit premium calculated for acquisitions of "under-performing" thrift institutions, described under "Analyses of Selected Transactions", which were 1.69% and 1.81%, respectively. This analyses did not fail to support Ryan Beck's conclusion that the transaction was fair to Metropolitan's shareholders from a financial point of view.

         Impact Analysis. In order to measure the impact of the merger on the combined company's operating results and financial position after the merger, Ryan Beck analyzed the pro forma effects of the merger for 2003. The analysis was done for two scenarios whereby the final merger consideration is a mix of 30% cash and 70% Sky Financial common shares and whereby the final merger consideration is 45% cash and 55% Sky Financial common shares. In performing this analysis Ryan, Beck utilized a pro forma summary balance sheet and income statement for Sky Financial that included the impact of Sky Financial's acquisition of Three Rivers, which was completed on October 1, 2002. For its analysis, Ryan Beck used the 2003 analyst consensus earnings per share estimate for Sky Financial of $1.78. Ryan Beck used an earnings assumption of $0.20 per share or $3.2 million for Metropolitan. In its analysis, Ryan Beck utilized cost savings assumptions of $12.8 million for Metropolitan. That estimate of cost savings was based upon Ryan Beck's judgment and experience in analyzing similar bank and thrift merger transactions. As reflected in the following table, this analysis indicated that the merger would be slightly accretive to Sky Financial's 2003 GAAP and "cash" earnings per share. The merger would be accretive to Sky Financial's book value per share and slightly dilutive to Sky Financial's tangible book value per share. These forward-looking projections may be affected by many factors beyond the control of Sky Financial or Metropolitan, including the future direction of interest rates, economic conditions in the companies' market place, the actual amount and timing of cost savings achieved through the merger, the actual level of revenue enhancements brought about through the merger, future regulatory changes and various other factors. Based on its experience in merger transactions in general, Ryan Beck concluded that this analysis supported its conclusion that the merger was fair to Metropolitan's shareholders from a financial point of view.

                                              30% CASH/70% STOCK                  45% CASH/55% STOCK
                                      ----------------------------------- -----------------------------------
2003 EPS accretion                                  3.02%                               3.50%
                                      ----------------------------------- -----------------------------------
2003 cash EPS accretion                             3.58%                               4.08%
                                      ----------------------------------- -----------------------------------
Book Value accretion                                2.48%                               1.96%
                                      ----------------------------------- -----------------------------------
Tangible Book Value dilution                       (1.64%)                             (2.42%)
                                      ----------------------------------- -----------------------------------
Pick-up in 2003 Return on Average
Equity                                              0.58%                               0.73%
                                      ----------------------------------- -----------------------------------

         Ryan Beck also noted that a Metropolitan shareholder who receives Sky Financial common shares as merger consideration would receive pro forma equivalent dividends of $0.19 per Metropolitan common share versus no dividends now.

         Other Analyses. Ryan Beck also reviewed among other things, selected investment research reports on and earnings estimates for Sky Financial, and it analyzed available information regarding the ownership of Sky Financial common shares. In addition, Ryan Beck prepared an overview of Sky Financial's business, prepared a summary of the historical financial performance of Sky Financial and prepared a summary of Sky Financial's prior merger and acquisition experience. In connection with its opinion dated October 23, 2002, Ryan Beck performed procedures to update, as necessary, some of its analyses described above and reviewed the assumptions on which those analyses were based and the factors considered in connection with them. None of these other or additional analyses failed to support Ryan Beck's conclusion that the merger was fair to Metropolitan's shareholders from a financial point of view.

         Regulatory Matters. Ryan Beck also noted that on July 26, 2001 Metropolitan entered into a Supervisory Agreement with the OTS that required Metropolitan to prepare and adopt a plan for raising capital. Additionally, Metropolitan Bank entered into a Supervisory Agreement on the same day with the OTS and the ODFI that required Metropolitan Bank to:

         o    develop a capital improvement plan;

         o achieve and maintain compliance with core and risk-based capital standards at the "well-capitalized" level;

         o    reduce investment in fixed assets;

         o attain compliance with board approved interest rates risk policy requirements;

         o    reduce volatile funding sources;

         o    increase earnings;

         o    improve controls related to credit risk; and

         o    restrict total assets to not more than $1.7 billion.

         Ryan Beck further noted that on July 8, 2002, the OTS issued a Supervisory Directive to Metropolitan and Metropolitan Bank. The Supervisory Directive required the Metropolitan

Board and the Metropolitan Bank Board to act immediately to take corrective action to address certain weaknesses and to halt certain unsafe and unsound practices, regulatory violations and violations of the Supervisory Agreements. Nothing in Ryan Beck's review of regulatory matters failed to support Ryan Beck's conclusion that the merger was fair to Metropolitan's shareholders from a financial point of view.

         In connection with Ryan Beck's updated opinion dated as of the date of this document and contained in Annex B to this document, Ryan Beck confirmed the appropriateness of its reliance on the analyses used to render its October 23, 2002 written opinion by performing procedures to update certain such analyses and by reviewing the assumptions and conclusions upon which the October 23, 2002 opinion was based. Upon updating its opinion as of the date of this document, Ryan Beck reviewed, among other things, Metropolitan's amended Form 10-Q/A for the three months ended June 30, 2002 and its Form 10-Q for the three months ended September 30, 2002.

         With regard to Ryan Beck's services in connection with the merger, Metropolitan paid Ryan Beck a retainer of $50,000 that will be credited against the final advisory fee paid to Ryan Beck. Metropolitan will pay an advisory fee equal to 0.87% of the final transaction value of which 25% became payable upon the signing of the merger agreement. Metropolitan has agreed to pay Ryan Beck $50,000 for issuing the fairness opinion included in this proxy statement. In addition, Metropolitan has agreed to reimburse Ryan Beck for its reasonable out-of-pocket expenses. Metropolitan also agreed to indemnify Ryan Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services.

         Ryan Beck has had a long standing investment banking relationship with Metropolitan including underwriting the following securities offerings:

         o    $22 million Common Stock Rights Offering, March 27, 2002;

         o    $16 million Trust Preferred Securities, May 11, 1999;

         o    $2.4 million Common Stock, May 11, 1999; and

         o    $27.8 million Trust Preferred Securities, April 27, 1998.

         Ryan Beck does not provide published investment analysis on Metropolitan. Ryan Beck acts as a market maker in Metropolitan common shares and trust preferred securities and has sold brokered deposits for Metropolitan in the past. Ryan Beck has not had an investment banking relationship with Sky Financial and Ryan Beck's research department does not provide published investment analysis on Sky Financial. Ryan Beck does not make a market in Sky Financial's common shares but we have sold brokered deposits for Sky Financial in the past.

         In the ordinary course of our business as a broker-dealer, we may actively trade equity and trust preferred securities of Metropolitan for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

BOARD OF DIRECTORS AND MANAGEMENT OF SKY FINANCIAL FOLLOWING THE MERGER

         We expect that the current Sky Financial management will remain in place. In addition, Sky Financial appointed Richard R. Hollington III as the regional president to oversee the Cleveland, Ohio, market area in which Metropolitan operates 24 offices and Sky Financial maintains a Sky Bank office.

INTERESTS OF METROPOLITAN'S EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

EMPLOYMENT AGREEMENT

         Effective as of June 5, 2002, Metropolitan Bank and Metropolitan entered into an employment agreement with Marcus Faust as Executive Vice President and Chief Financial Officer. The employment agreement generally provides that, upon the occurrence of an "event of termination" (as defined in the agreement) during the term of the employment agreement, Mr. Faust will be entitled to a severance payment equal to the greater of:

         o the payments due for the remaining term of the employment agreement; or

         o two times the sum of, or upon the occurrence of an event of termination within one year of the effective date of the employment agreement, one and one half times the sum of:

                  o the highest annualized rate of base compensation paid to the executive at any time under the employment agreement, including the base salary, any other taxable compensation paid to the executive and any contributions made on behalf of the executive to any employee benefit plan, and excluding any cash bonuses; and

                  o the greater of the average annual cash bonus paid to the executive with respect to the three completed fiscal years prior to the event of termination or the cash bonus paid to the executive with respect to the fiscal year ended prior to the event of termination, provided, however, that if Metropolitan Bank is not in compliance with its minimum capital requirements or if such payments would cause Metropolitan Bank's capital to be reduced below its minimum capital requirements, such payments will be deferred until such time as Metropolitan Bank is in capital compliance.

         In addition, Metropolitan Bank is obligated to continue to provide life, medical and dental coverage for 24 months following the event of termination. Amounts payable under the employment agreement are subject to reduction to avoid an excess parachute payment under Section 280G of the Internal Revenue Code. The merger agreement provides that Sky Financial will make all severance or similar payments required by the employment agreement so long as such payments do not violate the terms and conditions of the Supervisory Agreements or the Supervisory Directive. Based upon his current compensation, the severance payment to Mr.

Faust would be approximately $____________ if Mr. Faust's employment is terminated in connection with the closing of the merger in the second quarter of 2003. At the election of Mr. Faust, payments under the employment agreement will be made in a lump sum or paid quarterly during the remaining term of the agreement following Mr. Faust's termination.

RETENTION PAY PLAN

         Metropolitan Bank has adopted a Retention Pay Plan for the benefit of Messrs. Kenneth T. Koehler, Leonard D. Kichler and other officers. Messrs. Koehler and Kichler will be entitled to receive severance benefits under the plan if, within one year following a "change in control" (as defined in the Retention Pay Plan):

         o the employee's employment is involuntarily terminated other than for cause, disability, retirement or the employee's death;

         o the employee resigns after being notified that his salary will be reduced by more than 10% of his salary in effect as of the change in control; or

         o the employee resigns because his responsibilities or job position are substantially reduced from those in effect as of the change in control.

         If their employment is terminated for the foregoing reasons, Messrs. Koehler and Kichler will be entitled under the plan to receive $300,000 and $100,000, respectively, payable in a single lump sum. The merger agreement provides that Sky Financial will make the severance payments required by the Retention Pay Plan.

CONVERSION OF STOCK OPTIONS

         As of the date of the merger agreement, there were outstanding options to purchase 1,437,488 Metropolitan common shares under the Metropolitan stock option plan, including 468,837 Metropolitan stock options with a strike price below $4.70 per share, and 968,651 Metropolitan stock options with a strike price above $4.70 per share. As of the date of this proxy statement/prospectus, 452,131 stock options with a strike price below $4.70 per share and 960,578 stock options with a strike price at or above $4.70 per share remain outstanding. Pursuant to the merger agreement, on the effective date of the merger, each outstanding Metropolitan stock option that has a strike price below $4.70 per share will be terminated in exchange for a cash payment by Sky Financial to each holder in an amount equal to $4.70 per share (subject to adjustment similar to the adjustment, if any, in the cash election merger price of $4.70 per share) minus the applicable exercise price per share for Metropolitan common shares covered by such Metropolitan stock option multiplied by the number of Metropolitan common shares covered by such Metropolitan stock option. On the effective date, each outstanding Metropolitan stock option with a strike price at or above $4.70 per share will be terminated and no cash payment will be made by Sky Financial for such stock option. Messrs. Bank, Kaye, Koehler, Faust and Kichler hold 8,000, 119,939, 98,349, 35,000, and 26,147 outstanding options, respectively, with strike prices of less than $4.70 per share that will, upon closing (and provided that they are still participants under the Metropolitan Financial

Corp. 1997 Stock Option Plan), result in aggregate cash payments to such persons of $14,400, $129,975, $140,928, $38,150 and $31,224, respectively.

INDEMNIFICATION

         Pursuant to the merger agreement, Sky Financial has agreed that following the closing of the merger, it will indemnify, defend and hold harmless each present and former director, officer and employee of Metropolitan and its subsidiaries (as defined in the merger agreement) against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the effective time (including, without limitation, the transactions contemplated by the merger agreement) to the fullest extent that Metropolitan is permitted to indemnify (and advance expenses to) its directors, officers, and employees under the laws of the State of Ohio, the Metropolitan articles of incorporation and its amended and restated code of regulations as in effect on the date of the merger agreement. Any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Ohio law, the Metropolitan articles of incorporation and amended and restated code of regulations will be made by independent counsel (which will not be counsel that provides material services to Sky Financial) selected by Sky Financial and reasonably acceptable to such officer, director or employee.

DIRECTORS' AND OFFICERS' INSURANCE

         For a period of five years from the effective time, Sky Financial has agreed to procure directors' and officers' liability insurance that serves to reimburse the present and former officers and directors of Metropolitan or any of its subsidiaries (determined as of the closing of the merger) with respect to claims against such directors and officers arising from facts or events that occurred before the closing of the merger. Such coverage will be in the amount of $10 million and will be at least as favorable as coverage provided under Metropolitan's current directors' and officers' liability policy.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

TAX CONSEQUENCES TO SKY FINANCIAL AND METROPOLITAN

         The merger is structured to qualify as a tax-free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended. If it so qualifies, neither Sky Financial nor Metropolitan will recognize any gain or loss as a result of the merger. Metropolitan will have received a legal opinion from Luse Gorman Pomerenk & Schick, P.C., counsel to Metropolitan, that the merger will constitute a "reorganization" under Section 368(a) of the Code, that each of Metropolitan and Sky Financial will be a party to the reorganization within the meaning of Section 368(b) of the Code and no gain or loss will be recognized by shareholders of Metropolitan who receive solely Sky Financial common shares in the merger, except for cash received in lieu of fractional shares and/or cash received pursuant to pricing adjustments described on page ___ in this proxy statement/prospectus. Sky Financial will have received a legal opinion from Squire, Sanders & Dempsey L.L.P., counsel to Sky Financial, that the merger will constitute a "reorganization" under Section 368(a) of the Code and that each of Metropolitan and Sky Financial will be a party to the reorganization within the meaning of Section 368(b) of the Code. Opinions of counsel are not binding upon the Internal Revenue Service or the courts. No rulings have been sought from the IRS in connection with the merger. The opinions of Luse Gorman Pomerenk & Schick, P.C. and Squire, Sanders & Dempsey L.L.P. will rely on specific assumptions that customarily are made in transactions of this kind. The opinions also will rely on representations and covenants, including those contained in officers' certificates of Sky Financial and Metropolitan.

Tax Consequences to Metropolitan Shareholders

         This description assumes that the merger will be treated as a tax-free reorganization. It generally applies to Metropolitan shareholders who are U.S. persons and who hold their Metropolitan shares as a capital asset for federal income tax purposes. The description does not address all the tax consequences that may be relevant to Metropolitan shareholders in light of their particular tax circumstances or to shareholders who may be subject to special tax treatment (including, without limitation, shareholders related to other shareholders who make different elections with respect to the consideration they receive in the merger; shareholders who hold Metropolitan common shares as part of a straddle, hedge, conversion or other risk reduction transaction; broker-dealers; shareholders who are subject to alternative minimum tax; shareholders who have a functional currency other than the U.S. dollar; tax-exempt shareholders; foreign persons; or those shareholders who acquired Metropolitan common shares pursuant to the exercise of compensatory stock options or otherwise as compensation). Such shareholders with special particular tax circumstances or who are subject to special tax treatment are strongly urged to consult with their tax advisors regarding their individual tax consequences. This description is based on the Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Furthermore, no foreign, state or local tax consequences of the merger are discussed in this proxy statement/prospectus.

Shareholders Who Receive Only Cash

         Character of Gain/Loss. Metropolitan shareholders who receive only cash in exchange for their Metropolitan common shares will generally recognize gain or loss equal to the difference between the amount of cash received and the federal income tax basis of their Metropolitan common shares surrendered in the exchange. The gain or loss will be long term capital gain or loss if the Metropolitan common shares surrendered in the merger were held as capital assets for a period exceeding one year as of the time of the exchange. It is possible that with respect to Metropolitan shareholders who are related to other shareholders who have elected to receive only Sky Financial common shares, the IRS might seek to tax the cash received in the merger as ordinary income. Such shareholders are urged to consult their tax advisors.

SHAREHOLDERS WHO RECEIVE ONLY SKY FINANCIAL COMMON SHARES (EXCEPT FOR CASH IN LIEU OF FRACTIONAL SHARES)

         No Gain or Loss. Metropolitan shareholders who receive only Sky Financial common shares in exchange for their Metropolitan common shares will not recognize any gain or loss on the exchange, except for gain or loss in connection with cash, if any, received in lieu of fractional shares. See "Cash in Lieu of Fractional Shares" below.

         Tax Basis. The total federal income tax basis of the Sky Financial common shares received by a Metropolitan shareholder will be the same as the total federal income tax basis of the Metropolitan common shares surrendered by such shareholder in the exchange (other than the portion of such basis that is allocated to a fractional Sky Financial common share for which cash is received.) See "Cash in Lieu of Fractional Shares" below.

SHAREHOLDERS WHO RECEIVE CASH (IN ADDITION TO CASH FOR FRACTIONAL SHARES) AND SKY FINANCIAL COMMON SHARES

         Gain But Not Loss. A Metropolitan shareholder who receives cash and Sky Financial common shares will recognize gain in an amount equal to the lesser of:
(1) the difference between (i) the amount of cash and the fair market value of the Sky Financial common shares received in the exchange, and (ii) the shareholder's basis in the Metropolitan common shares surrendered in the exchange, and (2) the amount of cash received by the shareholder (excluding cash in lieu of fractional shares). For this purpose, a Metropolitan shareholder must (after ratably allocating cash and common shares received) calculate gain or loss separately for each identifiable block of Metropolitan common shares exchanged by the shareholder in the merger, and the shareholder cannot utilize a loss realized on one block of its Metropolitan common shares to offset a gain realized on another block of its Metropolitan common shares. If the Metropolitan common shares exchanged were held as a capital asset for a period exceeding one year, any gain will be treated as a long term capital gain; provided, however, that in very unusual circumstances (e.g., a Metropolitan shareholder (i) who elects all Sky Financial common shares as the form of merger consideration instead receives some cash consideration due to the allocation procedures set forth in the merger agreement, or (ii) who is related to another Metropolitan shareholder who has elected to receive only Sky Financial common shares, it is possible that the IRS might take the position that cash received should be taxed as a dividend. Such shareholders are urged to consult their tax advisors. A Metropolitan shareholder will not be permitted to recognize a loss in the exchange except for a loss, if any, in connection with cash received in lieu of fractional Sky Financial common shares. See "Cash in Lieu of Fractional Shares" below.

         Tax Basis. The total federal income tax basis of the Sky Financial common shares received by a Metropolitan shareholder will be the same as the total federal income tax basis of the Metropolitan common shares surrendered in the exchange by such shareholder (other than that portion of such basis that is allocated to a fractional Sky Financial common share for which cash was received
- see "Cash in Lieu of Fractional Shares" below) decreased by the amount of cash received in the exchange (excluding cash in lieu of fractional shares), and increased by the amount of gain, if any, recognized in the exchange (including any portion of the gain that is treated as a dividend but excluding any gain recognized as a result of cash received instead of a fractional share). This calculation must be made separately for each identifiable block of Metropolitan common shares exchanged.

HOLDING PERIOD

         The holding period of the Sky Financial common shares received by Metropolitan shareholders will include the holding period for the Metropolitan common shares surrendered in the exchange, provided that the Metropolitan common shares were held as a capital asset on the date of the exchange.

CASH IN LIEU OF FRACTIONAL SHARES

         Metropolitan shareholders who receive cash in lieu of fractional Sky Financial common shares as a result of the merger will be treated for federal income tax purposes as if the fractional share interest had been issued in the merger to the shareholders and then had been redeemed by Sky Financial for cash. The amount of gain or loss realized by a Metropolitan shareholder will be equal to the difference between (1) the amount of cash received in lieu of a fractional share and (2) the portion of the shareholder's basis in Metropolitan common shares that is allocated to the fractional share. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss provided that the Metropolitan common shares were held as a capital asset and for a period exceeding one year as of the time of the exchange.

REPORTING REQUIREMENTS

         Metropolitan shareholders are required to file a statement with their U.S. federal income tax returns setting forth their tax basis in the Metropolitan common shares exchanged in the merger, the fair market value of the Sky Financial common shares and the amount of any cash received in the merger. In addition, Metropolitan shareholders will be required to retain permanent records relating to these facts.

BACKUP WITHHOLDING

         Cash payments made to Metropolitan shareholders pursuant to the merger may, under certain circumstances, be subject to backup withholding at a rate of 30%. There is no withholding for shareholders who provide the exchange agent with their correct U.S. federal taxpayer identification number and who certify that no loss of exemption from backup withholding has occurred on IRS Form W-9 or its substitute. Certain categories of Metropolitan shareholders (for example, corporations and some foreign individuals) are not subject to backup withholding. In order for a foreign individual to qualify as an exempt recipient, such individual must generally provide the exchange agent with a completed IRS Form W-8BEN or its substitute. Any amounts withheld from a Metropolitan shareholder under the backup withholding rules are not an additional tax. Rather, any such amounts will be allowed as a credit or refund against such shareholder's U.S. federal income tax liability provided that the shareholder furnishes to the IRS all required information.

         The discussion of federal income taxes is included in this proxy statement/prospectus for general information only. EACH METROPOLITAN SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

         The merger will be accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the tangible and identifiable intangible assets and liabilities of Metropolitan will be recorded at estimated fair values at the time the merger is consummated. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The adjustments necessary to record tangible and identifiable intangible assets and liabilities at fair value will be amortized to income and expense over the estimated remaining lives of the related assets and liabilities. Goodwill will not be amortized. Instead, goodwill will be reviewed for impairment at least annually. If the carrying amount of goodwill exceeds its estimated fair value, an impairment loss will be recognized in an amount equal to that excess.

         The pro forma results of applying the purchase method of accounting are shown in the unaudited pro forma financial information appearing elsewhere in this proxy statement/prospectus. See "Sky Financial, Three Rivers and Metropolitan Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page ___ of this proxy statement/prospectus.

EFFECT ON METROPOLITAN EMPLOYEE BENEFIT PLANS

         Metropolitan employees will continue to participate in the Metropolitan employee benefit plans after the effective date of the merger until Sky Financial determines that Metropolitan employees shall, subject to applicable eligibility requirements, participate in the Sky Financial employee benefit plans. Metropolitan employees continuing to be employed by Sky Financial shall receive credit for service at Metropolitan for eligibility and vesting purposes under Sky Financial's employee benefit plans (but not for benefit calculation purposes), except as otherwise required by law or regulation.

         Sky Financial has agreed to make all severance, change in control or similar payments required by applicable Metropolitan employment contracts or retention agreements to be paid to any Metropolitan employees covered by such agreements, provided such payments are permitted under the Supervisory Agreements or the Supervisory Directive entered into by Metropolitan. Additionally, Metropolitan officers and employees terminated as a result of the merger of Sky Financial and Metropolitan will receive severance from Sky Financial in accordance with Sky Financial's severance policy as of the closing of the merger and will be given credit for service at Metropolitan. Those Metropolitan officers or employees eligible to receive severance under both of Metropolitan's severance policy or the Metropolitan Retention Pay Plan and Sky Financial's severance policy, will receive the severance payment payable under the Sky Financial severance policy, unless such employee is a participant in the Retention

Pay Plan (in which case, such officer or employee will receive the severance payment payable under the Retention Pay Plan).

EXPENSES OF THE MERGER

         Sky Financial and Metropolitan will each bear its own expenses incurred in connection with the merger and the related transactions, including without limitation, all fees of its respective legal counsel, financial advisors and accountants, except that printing and mailing expenses will be shared equally by Sky Financial and Metropolitan. Sky Financial also will be responsible for all expenses incident to obtaining requisite regulatory approvals.

REGULATORY APPROVALS

         Sky Financial has filed the application necessary to obtain approval for the merger from the Federal Reserve Board. The merger may not be consummated for up to 30 days after approval by the Federal Reserve Board, during which time the United States Department of Justice may bring an action challenging the merger on antitrust grounds. Sky Financial also has filed the applications necessary to obtain approval for the subsidiary merger of Metropolitan Bank and Trust Company, a wholly-owned subsidiary of Metropolitan, with and into Sky Bank, Sky Financial's commercial banking affiliate, from the Federal Reserve Board and the OTS. Sky Financial has no reason to believe that these regulatory approvals will not be obtained.

RESALE OF SKY FINANCIAL COMMON SHARES

         No restrictions on the sale or other transfer of the Sky Financial common shares issued pursuant to the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of shares issued to any Metropolitan shareholder who may be deemed to be an "affiliate" of Metropolitan for purposes of Rule 145 under the Securities Act of 1933. Generally, "affiliates" of Metropolitan would include officers, directors and significant shareholders of Metropolitan. The merger agreement requires Metropolitan to cause persons who could be considered to be "affiliates" to enter into an agreement with Sky Financial stating that these "affiliates" will not sell, pledge, transfer or otherwise dispose of the Sky Financial common shares they acquire except in compliance with the Securities Act of 1933 and the rules and regulations thereunder. Sales of Sky Financial common shares by affiliates of Sky Financial are subject to similar transfer restrictions.

         Metropolitan affiliates may resell the Sky Financial common shares they receive in the merger only:

         o in transactions permitted by Rule 145 promulgated under the Securities Act of 1933;

         o    pursuant to an effective registration statement; or

         o    in transactions exempt from registration.

         Rule 145, as currently in effect, restricts the manner in which affiliates may resell and also restricts the number of shares that affiliates, and others with whom they might act in concert, may sell within any three month period.

STOCK EXCHANGE LISTING

         Sky Financial common shares to be issued in connection with the merger will be authorized for listing on the Nasdaq National Market System under the symbol "SKYF."

DIVIDENDS

         Pursuant to the terms of the Supervisory Directive, without the prior approval of the OTS, Metropolitan is prohibited from paying any dividends or making any other payments except those that it was obligated to make pursuant to written contracts in effect on July 5, 2002. In addition, under the Supervisory Agreements and the Supervisory Directive Metropolitan Bank is prohibited from making, declaring, paying or setting aside for payment any dividend to its shareholder, Metropolitan, without prior OTS approval (see page __). In addition, under the terms of the merger agreement, Metropolitan further agreed not to make, declare, pay or set aside for payment any dividend, except that dividends may be paid from wholly-owned subsidiaries to Metropolitan, provided such dividends are not prohibited under the Supervisory Directive or the Supervisory Agreements or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any Metropolitan common shares. Following completion of the merger, former Metropolitan shareholders receiving Sky Financial common shares as part of the merger consideration will receive dividends, if any, declared by Sky Financial as Sky Financial shareholders.

RIGHTS OF DISSENTING METROPOLITAN SHAREHOLDERS

         Metropolitan shareholders are entitled to certain dissenters' rights pursuant to Sections 1701.78, 1701.84(B) and 1701.85 of the Ohio Revised Code. ORC Section 1701.85 generally provides that Metropolitan shareholders will not be entitled to such rights without compliance with ORC Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any Metropolitan shareholder who is a record holder of Metropolitan common shares on the ______________, 2003 record date and whose shares are not voted in favor of the merger may be entitled to be paid the "fair cash value" of such Metropolitan common shares after the effective time. To be entitled to such payment, a dissenting Metropolitan shareholder must deliver a written demand for payment therefor to Metropolitan on or before the tenth day following the Metropolitan special meeting and must otherwise comply with ORC Section 1701.85. Any written demand must specify the Metropolitan shareholder's name and address, the number and class of shares held by it, him or her on the record date and the amount claimed as the "fair cash value" of such Metropolitan common shares. See the text of ORC Section 1701.85 attached as Annex D to this proxy statement/prospectus for specific information on the procedure to be followed in exercising dissenters' rights.

         If Metropolitan so requests, dissenting Metropolitan shareholders must submit their share certificates to Metropolitan within 15 days of such request for endorsement thereon by Metropolitan that demand for appraisal has been made. Failure to comply with such request will terminate the dissenting Metropolitan shareholders' rights. Such certificates will be promptly returned to the dissenting shareholders by Metropolitan. If Metropolitan and any dissenting shareholder cannot agree upon the "fair cash value" of the Metropolitan common shares, either may, within three months after service of demand by the Metropolitan shareholder, file a petition in the Court of Common Pleas of Cuyahoga County, Ohio, for a determination of the "fair cash value" of the Metropolitan common shares. The court may appoint one or more appraisers to determine the "fair cash value", and if the court approves the appraisers' report, judgment will be entered therefor, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the court considers equitable.

                              THE MERGER AGREEMENT

         The following is a description of the material terms of the merger agreement. A complete copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. WE ENCOURAGE YOU TO READ ALL OF THE MERGER AGREEMENT.

THE MERGER

         Under the merger agreement, Metropolitan will merge with and into Sky Financial, with Sky Financial surviving the merger. Because Sky Financial and Metropolitan are corporations that were formed under Ohio law, the merger of Sky Financial and Metropolitan must be completed in accordance with Ohio law. Approximately 60 days following the merger and upon the receipt of all required regulatory approvals, Metropolitan Bank, a wholly-owned subsidiary of Metropolitan, will merge with and into Sky Bank, Sky Financial's commercial banking affiliate. Sky Bank will continue to exist as an Ohio banking corporation and as a wholly-owned subsidiary of Sky Financial.

EFFECTIVE DATE

         The merger will become effective on either the filing date or the date we specify in the certificate of merger filed with the Secretary of State of Ohio. We plan to file the certificate of merger as soon as practicable after all of the conditions described in the merger agreement have been satisfied, but, in any event, no earlier than April 7, 2003 (unless Sky Financial and Metropolitan otherwise agree in writing).

CONVERSION OF METROPOLITAN COMMON SHARES

         On the effective date of the merger, in accordance with the merger agreement, each outstanding Metropolitan common share will be converted into, at the election of each shareholder:

         o Sky Financial common shares based upon a fixed exchange rate of .2554 Sky Financial common shares for each Metropolitan common share owned; or

         o cash at the rate of $4.70 for each Metropolitan common share owned; or

         o a combination of Sky Financial common shares for no more than 70% and no less than 55% of the aggregate number of Metropolitan common shares owned and cash for no more than 45% and no less than 30% of the aggregate number of Metropolitan common shares owned, using the same exchange rates for shares and cash listed above.

         The merger agreement provides that the total merger consideration payable by Sky Financial for Metropolitan common shares will consist of no less than 2,269,293 and no more than 2,888,191 Sky Financial common shares and cash of no less than $22,778,550 and no more than $34,167,825 (based on the $18.40 closing price of Sky Financial common shares on October 4, 2002), as adjusted (See "Adjustments to the Merger Consideration" below), subject to adjustment for Metropolitan common shares issued pursuant to the Metropolitan 1997 Stock Option Plan and the Metropolitan Stock Purchase Plan and for cash paid in lieu of fractional Sky Financial common shares. In addition, in the event the closing price of Sky Financial common shares on the business day immediately preceding the closing of the merger is less than $12.53 per share, the form of merger consideration paid to Metropolitan shareholders may be adjusted by Sky Financial in order to ensure that the merger is treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Code.

ADJUSTMENTS TO THE MERGER CONSIDERATION. Pursuant to the terms of the merger agreement, the merger consideration will be:

         o increased by the amount, if any, of reimbursements to Metropolitan or Metropolitan Bank and Trust Company by Robert M. Kaye pursuant to the Supervisory Directive, (See "Description of Metropolitan -- The Supervisory Agreements and the Supervisory Directive" beginning on page ___) less assumed tax at thirty-four percent (34%) of the reimbursed amount (Metropolitan has requested to receive reimbursements from Mr. Kaye of $4.8 million by December 23, 2002.);

         o increased in an amount equal to the consideration received by Metropolitan or Metropolitan Bank and Trust Company from the disposition of artwork owned by Metropolitan (taken as a whole) for more than its aggregate book value, calculated in accordance with U.S. generally accepted accounting principles as of September 30, 2002, less tax calculated at an assumed tax rate of thirty-four percent (34%) of the amount of the net proceeds from the sale received by Metropolitan in excess of book value;

         o decreased if, and to the extent that, the aggregate book value of specified assets, calculated in accordance with generally accepted accounting principles, on the month-end date immediately preceding the closing date of the merger of Metropolitan into Sky Financial has declined by more than $4.0 million compared to the aggregate book value of such assets, calculated in accordance with generally accepted accounting principles, as of September 30, 2002 (less specific valuation or impairment allowances). The book value of these specified assets at September 30, 2002 was

              $46.0 million. The assets (at net book value) that affect the merger consideration are as follows: mortgage loan servicing rights totaling $13.8 million; an $11.9 million commercial loan relationship; a $13.9 million municipal bond; and a $6.3 million portion of a securitized loan portfolio. Any adjustment to the merger consideration related to these assets will exclude:

                  o any decrease attributable to (A) the amount of any principal payment on any loan or security, (B) up to $350,000 per month (on a cumulative basis) of amortization of mortgage servicing rights, (C) the net sales proceeds from any sale of the specified assets described in the preceding paragraph; and

                  o the amount of any tax benefit or detriment derived from a provision, write-off, write-down or gain or loss on sale relating to the specified assets calculated at an assumed tax rate of thirty-four percent (34%); and

         o    decreased by either:

                  o the amount by which the carrying value of Metropolitan's corporate headquarters as of the month-end immediately preceding the closing of the merger is less than $15.067 million; or

                  o in the event of a sale of Metropolitan's corporate headquarters prior to the closing of the merger, the amount by which the net loss resulting from such sale, based upon a carrying value of $25.067 million, exceeds $10 million.

         A calculation of the total proposed adjustment to the merger consideration as described above will be made by Metropolitan and provided to Sky Financial, along with all work papers, within two (2) business days before the closing of the merger. Sky Financial will have two business days in which to advise Metropolitan if it agrees with the proposed adjustment. In the event Sky Financial does not agree with the proposed adjustment, the parties agree to appoint a mutually acceptable independent accounting firm to review the specific items in dispute and within five business days the determination of such firm shall be made and be final and binding upon Metropolitan and Sky Financial and shall constitute the final adjustment to the merger consideration.

         If the final adjustment is a positive number, then the portion of the final adjustment payable to each Metropolitan shareholder participating in the merger will be paid in cash. Each such shareholder will receive cash in an amount equal to the final adjustment divided by 16,151,074, the number of Metropolitan common shares outstanding on October 23, 2002, multiplied by the number of Metropolitan common shares owned by such shareholder. If the final adjustment is a negative number, then the aggregate merger consideration paid by Sky Financial to Metropolitan shareholders participating in the merger will be decreased by such amount. In such event:

         o Metropolitan shareholders making the all stock election (see "Election Procedures" below) will have their merger consideration per share reduced by the quotient of (i) the final adjustment divided by 16,151,074, the number of Metropolitan common shares outstanding on October 23, 2002. This reduction in merger consideration will be effected by reducing the number of Sky Financial shares paid to such shareholders in an amount equal to the product of (i) the quotient of the reduction described above divided by the closing price of Sky Financial common shares as reported in The Wall Street Journal for the average of six Nasdaq trading days immediately preceding the closing of the merger, times (ii) the number of Metropolitan common shares owned by such shareholder.

         o Metropolitan shareholders making the all cash election and the mixed election (see "Election Procedures" below) shall have their consideration per share reduced by the reduction formula described in the first sentence of the preceding paragraph. This reduction in merger consideration will be effected by reducing the cash portion paid to such shareholders in an amount equal to the product of (i) the reduction described above multiplied by (ii) the number of Metropolitan common shares owned by such shareholder.

         If you would have the right to receive a fraction of a Sky Financial common share as a result of electing to receive either all shares or a combination of cash and shares, you will instead receive a cash payment in an amount equal to the product of the fractional Sky Financial common share and the last sale price of a Sky Financial common share as reported by the Nasdaq National Market System, for the average of 10 trading days immediately preceding the closing of the merger. The Bank of New York will serve as exchange agent and will be responsible for sending you any cash payment you have a right to receive.

         In addition, if you are a holder of Metropolitan common shares that are converted to Sky Financial common shares in the merger, we also will issue to you and attach to each Sky Financial common share a preferred share purchase right under Sky Financial's shareholder rights plan that will not be evidenced by a separate certificate. On the effective date of the merger, if you are a holder of Metropolitan common shares, you will no longer have any rights as a holder of those shares, but you will, upon proper surrender of your Metropolitan common share certificates, have the rights of a holder of Sky Financial common shares if you receive Sky Financial commons shares as part of the merger consideration. For a comparison of the rights you have as a holder of Metropolitan common shares to the rights you would have as a holder of Sky Financial common shares, read "Comparison of Certain Rights of Shareholders" beginning on page ___.

ELECTION PROCEDURES

         Subject to the allocation procedures described in the next section, each Metropolitan shareholder will have the right to elect to receive with respect to his or her Metropolitan common shares, (i) all cash, (ii) all Sky Financial common shares, or (iii) a mixture of cash for no more than 45% and no less than 30% of the Metropolitan common shares owned by such shareholder and Sky Financial common shares for no more than 70% and no less than 55% of the Metropolitan common shares owned by such shareholder.

         All Cash Election. A shareholder who makes the all cash election will receive cash, at the rate of $4.70, for each Metropolitan common share owned, subject to the allocation procedures described below.

         All Stock Election. A shareholder who makes the all stock election will receive Sky Financial common shares, based upon a fixed exchange rate of .2554 Sky Financial common shares, for each Metropolitan common share owned, subject to the allocation procedures described below.

         Mixed Election. A shareholder who makes the mixed cash/stock election will receive (i) cash, at the rate of $4.70 per share, for no more than 45% and no less than 30% of such shareholder's aggregate number of Metropolitan common shares, and (ii) Sky Financial common shares, based upon a fixed exchange rate of .2554 Sky Financial common shares per share, for no more than 70% and no less than 55% of such shareholder's aggregate number of Metropolitan common shares. In other words, Metropolitan shareholders making the mixed cash/stock election will be able to choose a range of cash and Sky Financial common shares that they wish to receive as the merger consideration. Such shareholders will be able to elect to receive between 55% and 70% of such shareholder's aggregate merger consideration in the form of Sky Financial common shares for their Metropolitan common shares surrendered as a result of the merger (at the fixed exchange ratio of .2554 Sky Financial common shares per Metropolitan common share owned). The remainder of such shareholder's aggregate merger consideration (between 30% and 45% depending upon the ratio of Sky Financial common shares such shareholder elects to receive) will by payable by Sky Financial in cash at the rate of $4.70 for each Metropolitan common share.

         Set forth below is an example to illustrate how the mixed cash/stock election works:

         If shareholder A owns 1,000 Metropolitan common shares and properly elects to exchange 60% of his or her Metropolitan common shares for Sky Financial common shares and 40% of his or her shares for cash, shareholder A would have the right to receive 153.24 Sky Financial common shares (1,000 Metropolitan common shares multiplied by 60%, or 600, multiplied by the fixed exchange rate of .2554) and $1,880 (1,000 Metropolitan common shares multiplied by 40%, or 400, multiplied by $4.70). However, since Sky Financial will not issue fractional shares, shareholder A will also receive cash in lieu of .24 Sky Financial common shares.

         Non-Election Shares. Metropolitan shareholders who do not make an election as to whether they wish to receive all cash, all Sky Financial common shares, or a mixture of cash and Sky Financial common shares, and shareholders who do not make a valid election, will be deemed to have made a "non-election." Metropolitan shareholders who are deemed to have made a non-election will receive all cash, all Sky Financial common shares or a mixture of Sky Financial shares and cash at the rates described above, as determined in accordance with the terms of the merger agreement.

         Subject to the adjustments described above (see "Adjustments to the Merger Consideration" beginning on page ____) no more than 45% and no less than 30% of the total merger consideration will be paid in cash and no more 70% and no less than 55% of the total merger consideration will be in the form of Sky Financial common shares, based on the $18.40 closing price of Sky Financial common shares on October 4, 2002. Accordingly, there is no assurance that a holder of Metropolitan common shares will receive the form of consideration that the holder elects with respect to all Metropolitan common shares held by that holder, unless the holder elects the mixed cash/stock election or unless one of the following two exceptions applies to such holder and the holder's shares:

         (1) the holders of 100 or fewer Metropolitan common shares who elect to receive all cash for their Metropolitan common shares will receive all cash; and

         (2) the administrators of the Metropolitan 401(k) Plan will receive the form of consideration such administrators elect with respect to the Metropolitan common shares held in that plan (all cash, all Sky Financial common shares, or a mixture of no more than 45% and no less than 30% cash and no more than 70% and no less than 55% Sky Financial common shares).

         Therefore, if the elections result in an oversubscription of Sky Financial common shares or cash, the procedures for allocating Sky Financial common shares and cash, described below under "Allocation," will be followed by the exchange agent.

         Election Form/Letter of Transmittal. The merger agreement provides that prior to the anticipated date of completion of the merger, the companies will mail to Metropolitan shareholders an election form/letter of transmittal and other appropriate and customary transmittal materials. Each election form/letter of transmittal will allow the holder to make the all cash election, the all stock election, the mixed cash/stock election, or to indicate that the holder makes no election. Sky Financial and Metropolitan will mail the election form/letter of transmittal to each Metropolitan shareholder who is a holder of record as of the close of business on ________, 2003. Sky Financial also will make available an election form/letter of transmittal to any person who becomes a holder of Metropolitan common shares subsequent to ________, 2003 and up to and until the close of business on the business day prior to the election deadline.

         Metropolitan shareholders who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions set forth in the instruction booklet to the election form/letter of transmittal. Metropolitan common shares for which the shareholder has not made a valid election prior to the election deadline will be deemed non-electing shares.

         To make a valid election, Metropolitan shareholders must submit a properly completed election form/letter of transmittal so that it is actually received by the exchange agent at or prior to the election deadline in accordance with the instructions set forth in the instruction booklet to the election form/letter of transmittal. An election form/letter of transmittal will be properly completed only if accompanied by share certificates (or an appropriate guarantee of delivery of such share certificates as set forth in the notice of guaranteed delivery included with the election form/letter of transmittal from a firm that is a member of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided that such share certificates are in fact delivered to the exchange agent within three New York Stock Exchange trading days after the date of execution of such guarantee of delivery) representing all Metropolitan common shares covered by the election form/letter of transmittal (or appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary identification).

         An election may be revoked by any Metropolitan shareholder submitting an election form/letter of transmittal prior to the election deadline and may be either resubmitted or withdrawn. If a shareholder wishes to change an election, the shareholder may resubmit the election form/letter of transmittal in accordance with the election procedures, so long as the resubmitted election form/letter of transmittal is received by the election deadline. If a shareholder wishes to withdraw an election, the shareholder must provide written notice of withdrawal to the exchange agent by 5:00 p.m. local time on the day before the election deadline. In the event of a withdrawal of an election, the exchange agent will, upon receiving a written request from the holder of Metropolitan common shares making the withdrawal, return the Metropolitan share certificates (or guarantee of delivery, if applicable) submitted by that holder, and that holder will be deemed to have made a non-election as described above. The exchange agent will have reasonable discretion to determine whether any election, change, or withdrawal request has been properly or timely made and to disregard immaterial defects in any election form/letter of transmittal, and any good faith decisions of the exchange agent and Sky Financial regarding these matters will be binding and conclusive. Neither Sky Financial nor the exchange agent will be under any obligation to notify any person of any defects in an election form/letter of transmittal.

         Letter of Transmittal. Soon after the completion of the merger, the exchange agent will send a letter of transmittal to each person who was a Metropolitan shareholder at the effective time of the merger who did not previously and properly surrender Metropolitan common shares to the exchange agent. This mailing will explain how to surrender Metropolitan common shares (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

         Until you surrender your Metropolitan share certificates for exchange, you will accrue, but will not be paid, any dividends or other distributions declared after the closing of the merger with respect to Sky Financial common shares into which any of your Metropolitan common shares may have been converted. When you surrender your share certificates, Sky Financial will pay any unpaid dividends or other distributions, without interest. After the closing of the merger, there will be no transfers on the Metropolitan stock transfer books of any Metropolitan common shares. If share certificates representing Metropolitan common shares are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the Metropolitan common shares represented by that certificate would have been converted based upon the procedures outlined above. Certificates representing Metropolitan common shares that are presented for transfer after the completion of the merger will be treated as non-electing shares.

         If a certificate for Metropolitan common shares has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary identification.

ALLOCATION

         Pursuant to the terms of the merger agreement, Sky Financial will pay no less than $22,778,550 and no more than $34,167,825 in cash and issue no less than 2,269,293 and no more than 2,888,191 Sky Financial common shares in exchange for the outstanding Metropolitan common shares, subject to the adjustments described above (see "Adjustments to Merger Consideration" beginning on page __), the adjustment for the Metropolitan common shares issued upon the exercise of options and issued pursuant to the Metropolitan Stock Purchase Plan prior to the consummation of the merger, and cash paid by Sky Financial in lieu of fractional Sky Financial common shares. In addition, in the event the closing price of Sky Financial common shares on the business day immediately preceding the closing of the merger is less than $12.53, the form of merger consideration may be adjusted by Sky Financial in order to ensure that the merger is treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Code. This adjustment, if made, would be in the form of an increase in the number of Sky Financial common shares issued in the merger to Metropolitan shareholders. No more than 45% and no less than 30% of the total merger consideration for Metropolitan common shares will be paid in cash and no more than 70% and no less than 55% of the total merger consideration will be paid in Sky Financial common shares subject to specific adjustments to the merger consideration that are described beginning on page ___ of this proxy statement/prospectus, based on the $18.40 closing price of Sky Financial common shares on October 4, 2002. Therefore, all cash and all stock elections are subject to proration to preserve these limitations on the amount of cash to be paid and the number of Sky Financial common shares to be issued in the merger, except for the following all cash or all stock elections:

         (1) the holders of 100 or fewer Metropolitan common shares who elect to receive all cash for their Metropolitan common shares will receive all cash; and

         (2) the administrators of the Metropolitan 401(k) Plan will receive the form of consideration such administrators elect with respect to the shares in that plan (all cash, all Sky Financial common shares, or a mixture of no more than 45% and no less than 30% cash and no more than 70% and no less than 55% Sky Financial common shares).

         As a result, unless one of these two exceptions applies to you and your shares, you may receive a mixture of cash and Sky Financial common shares even if you make the all cash election or the all stock election.

         Reduction of Shares Deposited for Cash. If, at the election deadline, Sky Financial determines that more than 45% of the total number of outstanding Metropolitan common shares have been deposited for cash pursuant to the all cash election or the mixed cash/stock election, then Sky Financial will deem that a certain number of Metropolitan common shares deposited for all cash instead have been deposited for all Sky Financial common shares so that no more than 45% of the total number of Metropolitan common shares will be exchanged for cash. Sky Financial will determine this number on a pro rata basis in relation to the total number of Metropolitan common shares deposited for all cash (excepting out the number of Metropolitan common shares deposited for all cash by Metropolitan shareholders with 100 or fewer shares and the number of shares deposited for all cash by the administrators of Metropolitan's 401(k)
Plan). Notice of this allocation shall be provided promptly to each Metropolitan shareholder who had elected to receive all cash and who will not receive that consideration because of such allocation.

         Increase of Shares Deposited for Cash. If, at the election deadline, Sky Financial determines that less than 30% of the total number of outstanding Metropolitan common shares have been deposited for cash pursuant to the all cash election or the mixed cash/stock election, then Sky Financial will deem that a certain number of Metropolitan common shares deposited for all Sky Financial common shares instead have been deposited for all cash so that no less than 30% of the total number of Metropolitan common shares will be exchanged for cash. Sky Financial will determine this number on a pro rata basis in relation to the total number of Metropolitan common shares deposited for all Sky Financial common shares (excepting out the number of shares deposited for all Sky Financial common shares by the administrators of Metropolitan's 401(k) Plan). Notice of this allocation shall be provided promptly to each Metropolitan shareholder who had elected to receive all Sky Financial common shares and who will not receive that consideration because of such allocation.

         The allocation described above will be computed by the exchange agent within approximately 10 days after the election deadline, unless the merger has not been completed, in which case the allocation will be completed as soon as practicable after completion of the merger.

         Robert M. Kaye, Metropolitan's controlling shareholder, owns [67]% of the total issued and outstanding Metropolitan common shares. Accordingly, in the event of an oversubscription of cash or Sky Financial common shares available as consideration for Metropolitan common shares under the merger agreement, Mr. Kaye's election may affect the election of any other Metropolitan shareholders who elect to receive either all cash or all Sky Financial common shares. Mr. Kaye's election will not affect those shareholders who make the mixed cash/stock election. Pursuant to the voting agreement that Mr. Kaye entered into with Sky Financial (attached to this proxy statement/prospectus as Annex C and incorporated herein by reference), Mr. Kaye agreed to make a mixed election and to announce at least 21 days before the closing of the merger the ratio of cash and Sky Financial common shares that he is electing to receive with respect to 10,769,215 Metropolitan common shares that he owned as of October 23, 2002.

         Metropolitan shareholders will have at least ___ days before the election deadline to consider Mr. Kaye's election and the possible effects of that election on such shareholders' elections. We have provided you with the following examples of how Mr. Kaye's elections can affect your election:

         If a Metropolitan shareholder elects to receive all cash or all Sky Financial common shares, the form of consideration that shareholder receives may be affected by Mr. Kaye's election. For example, if Mr. Kaye elects to receive 70% Sky Financial common shares and 30% cash for his Metropolitan common shares, no more than 75% of the Metropolitan common shares owned by the minority shareholders may be converted to cash and no more than 70% of the Metropolitan common shares owned by the minority shareholders may be converted to Sky Financial common shares. If Mr. Kaye elects to receive 55% Sky Financial common shares and 45% cash for his shares, no more than 45% of the Metropolitan common shares may be converted to cash and no more than 97% of the Metropolitan common shares owned by the minority shareholders may be converted to Sky Financial common shares.

         Examples are set forth below:

         o If Mr. Kaye elects to receive 70% Sky Financial common shares and 30% cash for his Metropolitan common shares, and Metropolitan Shareholder A who owns 1,000 Metropolitan common shares elects to receive:

              o all cash, approximately 750 of his or her shares will be exchanged for cash and the remainder will be exchanged for Sky Financial common shares (Shareholder A may ultimately receive a higher proportion of cash depending upon the elections of the other minority shareholders); or

              o all Sky Financial common shares, approximately 700 of his or her shares will be exchanged for Sky Financial common shares and the remainder will be exchanged for cash (Shareholder A ultimately may receive a higher proportion of Sky Financial common shares depending upon the elections of the other minority shareholders).

         o If Mr. Kaye elects to receive 55% Sky Financial common shares and 45% cash for his shares, and Metropolitan Shareholder A who owns 1,000 Metropolitan common shares elects to receive:

              o all cash, approximately 450 of his or her shares will be exchanged for cash and the remainder will be exchanged for Sky Financial common shares (Shareholder A may ultimately receive a higher proportion of cash depending upon the elections of the other minority shareholders); or

              o all Sky Financial common shares, approximately 970 of his or her shares will be exchanged for Sky Financial common shares and the remainder will be exchanged for cash (Shareholder A ultimately may receive a higher proportion of Sky Financial common shares depending upon the elections of the other minority shareholders).

         BECAUSE THE FEDERAL INCOME TAX CONSEQUENCES OF RECEIVING CASH, SKY FINANCIAL COMMON SHARES, OR BOTH CASH AND SKY FINANCIAL COMMON SHARES WILL DIFFER, METROPOLITAN SHAREHOLDERS ARE URGED TO READ CAREFULLY THE INFORMATION SET FORTH UNDER THE CAPTION "THE MERGER - MATERIAL FEDERAL INCOME TAX CONSEQUENCES" AND TO CONSULT THEIR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES TO THEM. IN ADDITION, BECAUSE THE SHARE CONSIDERATION CAN FLUCTUATE IN VALUE FROM THE DETERMINATION MADE DURING

THE VALUATION PERIOD, THE ECONOMIC VALUE PER SHARE RECEIVED BY METROPOLITAN SHAREHOLDERS WHO RECEIVE THE SHARE CONSIDERATION MAY, AS OF THE DATE OF RECEIPT BY THEM, BE MORE OR LESS THAN THE AMOUNT OF CASH CONSIDERATION PER SHARE RECEIVED BY METROPOLITAN SHAREHOLDERS WHO RECEIVE CASH CONSIDERATION.

CONVERSION OF METROPOLITAN STOCK OPTIONS

         On the closing date of the merger, each outstanding Metropolitan stock option that has a strike price below $4.70 per share will be terminated in exchange for a cash payment by Sky Financial to each holder of a Metropolitan stock option in an amount equal to $4.70 per share minus the applicable exercise price per share for Metropolitan common shares covered by any such option, multiplied by the number of Metropolitan common shares covered by such option. On the closing date of the merger, each outstanding Metropolitan stock option with a strike price equal to or greater than $4.70 per share will be terminated and no cash payment will be made by Sky Financial for such option. At or prior to the closing of the merger, Metropolitan shall use its best efforts with respect to the Metropolitan 1997 Stock Option Plan and the Metropolitan Stock Purchase Plan to facilitate the termination of all outstanding Metropolitan stock options.

CONDITIONS TO COMPLETION OF THE MERGER

         Conditions to Sky Financial's Obligation and Metropolitan's Obligation to Complete the Merger. The obligations of Sky Financial and Metropolitan to complete the merger are subject to the satisfaction of certain conditions, including:

         o Metropolitan shareholders must approve and adopt the merger agreement (as stated elsewhere in this proxy statement/prospectus, Mr. Kaye, who individually owns more than a majority of the issued and outstanding Metropolitan common shares, has agreed to vote his shares in favor of the merger and the approval of the merger agreement);

         o Sky Financial must receive the required regulatory approvals and all applicable statutory waiting periods relating to the merger must have expired or been terminated; provided, however, no such regulatory approvals contain any conditions, restrictions or requirements that the Sky Financial Board reasonably determines would be unduly burdensome or would have a material adverse effect on Sky Financial or its subsidiaries after giving effect to the consummation of the merger, including any conditions, restrictions or requirements arising out of the Supervisory Agreements or the Supervisory Directive (see "Description of Metropolitan - The Supervisory Agreements and the Supervisory Directive" beginning on page ___);

         o there must not be any injunction or other order by any court or governmental entity prohibiting or preventing the merger;

         o the registration statement relating to the issuance of Sky Financial common shares in the merger must be effective; and

         o Sky Financial must receive all required permits and other authorizations under the state securities laws necessary to complete the transactions contemplated by the merger.

         Conditions to Metropolitan's Obligation to Complete the Merger. The obligation of Metropolitan to complete the merger is further subject to the satisfaction of several conditions, including:

         o Sky Financial must perform its obligations under the merger agreement in all material respects;

         o the representations and warranties of Sky Financial contained in the merger agreement must be true and correct when made and as if made on the closing of the merger, except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Sky Financial;

         o Metropolitan must receive a legal opinion from Luse Gorman Pomerenk & Schick, P.C., counsel to Metropolitan, that the merger will constitute a "reorganization" for federal income tax purposes and that no gain or loss will be recognized by Metropolitan shareholders who receive Sky Financial common shares, other than the gain or loss recognized as to cash received in lieu of fractional shares and cash received in exchange for Metropolitan common shares;

         o Metropolitan must receive a legal opinion from Squire, Sanders & Dempsey L.L.P., counsel to Sky Financial, stating that Sky Financial is duly organized and in good standing, that the merger agreement was duly executed by, and is binding and enforceable against Sky Financial, that the Sky Financial common shares to be issued will be authorized, fully paid and nonassessable and that upon the filing of the certificate of merger in Ohio, the merger will be effective; and

         o Metropolitan must receive a fairness opinion from Ryan, Beck & Co., Inc., financial advisor to Metropolitan, stating that the merger consideration is fair to the Metropolitan shareholders from a financial point of view.

         Conditions to Obligations of Sky Financial to Complete the Merger. The obligation of Sky Financial to complete the merger is further subject to the satisfaction of several conditions, including:

         o Metropolitan must perform its obligations under the merger agreement in all material respects;

         o the representations and warranties of Metropolitan contained in the merger agreement must be true and correct when made and as if made on the effective date of the merger, except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Metropolitan;

         o Sky Financial must receive a legal opinion from Luse Gorman Pomerenk & Schick, P.C., counsel to Metropolitan, stating that Metropolitan is duly organized and in good standing, that the merger agreement was duly executed by, and is binding and enforceable against Metropolitan and that upon the filing of the Certificate of Merger in Ohio, the merger will be effective;

         o Sky Financial must receive executed affiliate agreements from each affiliate of Metropolitan;

         o Sky Financial must receive a legal opinion from Squire, Sanders & Dempsey L.L.P., counsel to Sky Financial, that the merger will constitute a "reorganization" for federal income tax purposes; and

         o Robert M. Kaye, Metropolitan's controlling shareholder, must have purchased from Metropolitan all of the remaining artwork collection of Metropolitan at no less than the aggregate book value of the artwork collection.

         Each of us could, to the extent permitted by applicable law, decide to waive some of the conditions to our obligation to complete the merger even though one or more of these conditions have not been met. In the case of mutual conditions, however, both of us would have to decide to waive a condition to our obligations to complete the merger. We cannot guarantee that the conditions to the merger will be satisfied or waived, or that the merger will be completed at all.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains some customary representations and warranties made both by Sky Financial and by Metropolitan, including representations and warranties relating to:

         o    due organization and good standing;

         o    capitalization;

         o    subsidiaries;

         o corporate power and authorization to enter into the transactions contemplated by the merger agreement;

         o governmental filings, reviews and approvals required in connection with the transactions contemplated by the merger agreement;

         o    filings with the Securities and Exchange Commission;

         o    financial statements;

         o    litigation;

         o    regulatory matters;

         o    compliance with laws;

         o    absence of default under any material contracts or agreements;

         o    brokerage fees;

         o    certain laws regarding takeovers;

         o    taxes;

         o    risk management instruments;

         o    corporate books and records;

         o    insurance coverage;

         o    off balance sheet transactions;

         o disclosure statements made in the representations and warranties sections of the merger agreement;

         o    absence of certain material changes or events;

         o    allowance for loan losses;

         o    repurchase agreements; and

         o    deposit insurance with the Federal Deposit Insurance Corporation.

         In addition, Metropolitan made certain additional representations and warranties to Sky Financial relating to:

         o    employee benefit plans and plan compliance;

         o    labor matters;

         o    environmental matters;

         o    absence of undisclosed liabilities;

         o    properties owned and leased by Metropolitan;

         o    loans; and

         o the Metropolitan Board's approval, for purposes of Chapter 1704 of the Ohio Interested Shareholder Transaction Law, of the merger agreement between Sky Financial and Metropolitan and the voting agreement between Robert M. Kaye and Sky Financial.

         The representations and warranties in the merger agreement will not survive the effective date of the merger.

CONDUCT OF BUSINESS PENDING THE MERGER

         Conduct of Business by Metropolitan until the Effective Time of the Merger. From October 23, 2002 until the closing of the merger, unless Sky Financial otherwise consents in writing, Metropolitan and its subsidiaries must:

         o    conduct their business in the ordinary course;

         o use their reasonable efforts to preserve intact their present business organizations and assets;

         o use their reasonable efforts to preserve their relationships with customers, suppliers, employees and business associates; and

         o not voluntarily take any action that, at the time taken, is reasonably likely to have an adverse effect upon Metropolitan's ability to perform any of its material obligations under the merger agreement.

         In addition, except as otherwise provided in the merger agreement, during this period Metropolitan and its subsidiaries may not:

         o issue or sell any Metropolitan common shares, permit such shares to become outstanding, or authorize the creation of additional Metropolitan common shares;

         o permit any additional Metropolitan common shares to become subject to new grants of employee or director stock options or similar rights;

         o permit any purchases of Metropolitan common shares to be made under the Metropolitan Stock Purchase Plan after November 1, 2002;

         o make, declare, pay or set aside for payment any dividend, except dividends from wholly-owned subsidiaries of Metropolitan to Metropolitan that are not prohibited under the Supervisory Agreements or the Supervisory Directive (see "Description of Metropolitan - The Supervisory Agreements and the Supervisory Directive" beginning on page ___);

         o adjust, split, combine, redeem, purchase or acquire any shares of their capital stock;

         o enter into or amend or renew any employment, consulting, severance or similar agreements with directors, officers or employees;

         o increase employee compensation, severance or other benefits except with respect to merit increases not exceeding 4.5% for base salary increases of Metropolitan employees in the aggregate;

         o enter into, establish, adopt or amend any employee benefit plan or arrangement with respect to any director, officer or employee;

         o acquire, sell or otherwise dispose of capital assets or any other assets other than in the ordinary course of business, except with respect to the sale of Metropolitan's corporate headquarters;

         o    amend their organizational documents;

         o implement or adopt any change in their accounting principles, practices or methods other than as required by U.S. generally accepted accounting principles;

         o    enter into, amend, modify or terminate any material contract;

         o    settle any material claim, action or proceeding;

         o take any action that would disqualify the merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

         o take any action that is intended or is reasonably likely to result in any representations or warranties in the merger agreement being untrue, any conditions in the merger agreement not being satisfied or a material violation of any provision of the merger agreement;

         o except pursuant to applicable law or regulation, implement or adopt any material change in their interest rate risk management and other risk management policies, procedures or practices, fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

         o incur any indebtedness for borrowed money other than in the ordinary course of business;

         o fail to use its best efforts to comply with the Supervisory Agreements and the Supervisory Directive; or

         o    agree or commit to do any of the foregoing.

Conduct of Business by Sky Financial until the Effective Time of the Merger. From October 23, 2002 until the closing of the merger, unless Metropolitan otherwise consents in writing, Sky Financial and its subsidiaries must:

         o    conduct their business in the ordinary course;

         o use their reasonable efforts to preserve their present business organizations and assets;

         o use their reasonable efforts to preserve their relationships with customers, suppliers, employees and business associates; or

         o not voluntarily take any action that, at the time taken, is reasonably likely to have an adverse effect upon Sky Financial's ability to perform any of its material obligations under the merger agreement.

         In addition, except as otherwise provided in the merger agreement, during this period Sky Financial and its subsidiaries may not:

         o fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their existing relations with customers, suppliers, employees and business associates;

         o implement or adopt any change in their accounting principles, practices or methods other than as required by U.S. generally accepted accounting principles;

         o take any action that would disqualify the merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

         o take any action that is intended or is reasonably likely to result in any representations or warranties in the merger agreement being untrue, any conditions in the merger agreement not being satisfied or a material violation of any provision of the merger agreement;

         o except pursuant to applicable law or regulation, fail to follow their existing policies or practices with respect to managing their exposure to interest rates and other risks or fail to use commercially reasonable means to avoid any material increase in their aggregate exposure to interest rate risks; or

         o    agree or commit to do any of the foregoing.

TERMINATION OF THE MERGER AGREEMENT

         Termination. We can terminate the merger agreement without completing the merger if each of our boards of directors agrees, by a majority vote, to terminate it. Either of us acting alone can terminate the merger agreement if:

         o the other party breaches a representation or warranty or breaches a covenant or agreement contained in the merger agreement that cannot be cured within 30 days of giving notice of the breach to the breaching party, provided that the breach would be reasonably likely to result in a material adverse effect on the other party;

         o    the merger has not been completed on or before July 31, 2003;

         o the approval of any governmental entity required for consummation of the merger has been denied by final nonappealable action;

         o any of the conditions to our obligations to complete the merger have not been met; or

         o the Metropolitan shareholders do not approve and adopt the merger agreement.

         Metropolitan, acting alone, can terminate the merger agreement if:

         o the average closing price of Sky Financial common shares over a 10 day period, as defined in the merger agreement, is lower than $16.56; and

         o the number obtained by dividing the average closing price of Sky Financial common shares by $18.40 is less than the number obtained by dividing the final index price by the initial index price of a preselected peer group of financial institutions, and then multiplying its quotient by .80.

However, prior to Metropolitan exercising this right, Sky Financial may, at its option, offer to Metropolitan shareholders additional merger consideration to compensate for the lower share value. The merger agreement defines this additional consideration as the amount necessary for the share exchange rate to equal $16.56 divided by the average closing price of Sky Financial common shares. If Sky Financial offers the additional merger consideration, Metropolitan cannot terminate the merger agreement.

         Sky Financial, acting alone, can terminate the merger agreement in the event that Metropolitan's total equity capital as of September 30, 2002 (which was $50,342,000), decreases to or below $45,342,000 as of the month-end immediately preceding the closing date of the merger; provided, however, that the calculation of such decrease in Metropolitan's equity capital will not give effect to:

         o any reduction in the carrying value of Metropolitan's corporate headquarters required under U.S. generally accepted accounting principles or the sale of Metropolitan's corporate headquarters in accordance with the terms of the merger agreement;

         o the effects of changes in interest rates relating to the impact of Statement of Accounting Standards No. 115; and

         o any further impairment, deterioration and/or required change in the valuation of specified Metropolitan assets that have been identified by the parties and in the valuation of Metropolitan's mortgage servicing rights.

TERMINATION FEE

         Metropolitan must pay Sky Financial a termination fee of $2,200,000 if an acquisition proposal with respect to Metropolitan or any of its subsidiaries has been made known to Metropolitan and has been publicly announced or otherwise becomes public, or has been made to the Metropolitan shareholders generally, and after which one of the following occurs:

         o the merger agreement is terminated by Sky Financial or Metropolitan because either (i) the Metropolitan shareholders fail to approve the merger agreement, or (ii) because of a breach by the other party of one of the covenants or agreements contained in the merger agreement, and within 18 months of terminating the merger agreement pursuant to item (i) or (ii) above, Metropolitan enters into an acquisition agreement providing for a merger, reorganization, business combination or similar transaction; or

         o after receiving the acquisition proposal, the Metropolitan Board does not take action by July 31, 2003 to convene the special meeting of shareholders and recommend that such shareholders adopt the merger agreement, and within 18 months after the receipt of such acquisition proposal Metropolitan enters into an acquisition agreement providing for a merger, reorganization, business combination or similar transaction.

         Metropolitan agreed to this termination fee arrangement in order to induce Sky Financial to enter into the merger agreement. This arrangement could have the effect of discouraging other companies from trying to acquire Metropolitan.

AMENDMENT; WAIVER

         The merger agreement may be amended in writing if signed by both Sky Financial and Metropolitan. Either of us may extend the time for performance, waive any inaccuracies in the representations and warranties or waive compliance with any agreements or conditions under the merger agreement by a writing signed by the party against whom the waiver or extension is to be effective. We may amend the merger agreement or give each other waivers at any time before or after the Metropolitan shareholders approve the merger agreement. However, after the Metropolitan special meeting, we cannot make any amendment or give any waiver that by law requires further approval by the Metropolitan shareholders unless we have obtained that approval.

                           DESCRIPTION OF METROPOLITAN

BUSINESS

         Metropolitan is engaged in the principal business of originating and purchasing mortgages and other loans through Metropolitan Bank. Metropolitan is a savings and loan holding company that was incorporated in 1972. Metropolitan Bank is an Ohio chartered stock savings association established in 1958. Metropolitan obtains funds for lending and other investment activities primarily from savings deposits, wholesale borrowings, principal repayments on loans and the sale of loans. The activities of Metropolitan are limited and impact the results of operations primarily through interest expense on a consolidated basis. Unless otherwise noted, all of the activities discussed below are of Metropolitan Bank.

         At September 30, 2002, Metropolitan operated 24 full service retail sales offices in Northeastern Ohio, and maintained six loan origination offices throughout Ohio and in Western Pennsylvania. Metropolitan also services mortgage loans for various investors. The Federal Deposit Insurance Corporation insures the deposits of Metropolitan Bank up to applicable limits.

         A brief description of Metropolitan's affiliated entities is as follows. Metropolitan Capital Trust I was formed in 1998 to facilitate the issuance of cumulative trust preferred securities. Metropolitan Capital Trust II was formed in 1999 to facilitate the issuance of additional trust preferred securities. Metropolitan I Corporation was formed in 2000 as a holding company for its subsidiary, Progressive Land Title Agency, Inc., which operates as a title agency in Ohio. Kimberly Construction Company's sole business function is to serve as a principal party to various construction contracts entered into in connection with the construction of bank premises. Metropolitan Savings Service Corporation currently holds and manages real estate that Metropolitan Bank has acquired by foreclosure. The Venice Inn LLC was formed to hold title to and operate a hotel that Metropolitan Bank acquired through foreclosure as servicer for a pool of commercial real estate loans.

THE SUPERVISORY AGREEMENTS AND THE SUPERVISORY DIRECTIVE

         On July 26, 2001, Metropolitan and the ODFI entered into a Supervisory Agreement. On that same day, Metropolitan Bank, ODFI and the OTS also entered into a Supervisory Agreement. Under the Supervisory Agreements, Metropolitan and Metropolitan Bank were required to take corrective actions to ensure that Metropolitan and Metropolitan Bank engaged in safe and sound practices.

         On July 8, 2002, the OTS issued a Supervisory Directive to Metropolitan and Metropolitan Bank. The Supervisory Directive requires the boards of directors of Metropolitan Bank and Metropolitan to act immediately to take corrective action to address specified weaknesses and to halt certain unsafe and unsound practices, regulatory violations and violations of the Supervisory Agreement, dated July 26, 2001, among Metropolitan Bank, the OTS, and the ODFI.

         The Supervisory Directive includes the following provisions:

         o Metropolitan Bank is prohibited from making "unauthorized payments", as defined in the Supervisory Directive, that directly or indirectly benefit Robert M. Kaye, a director and the former Chairman and Chief Executive Officer of Metropolitan and Metropolitan Bank.

         o Metropolitan Bank must obtain reimbursement for unauthorized payments made to or for the benefit of Mr. Kaye and related parties since January 1, 1992, and suspend all future payments to Mr. Kaye and related parties of any kind until such time as there has been a full accounting of such payments and Metropolitan Bank has been fully reimbursed, if appropriate.

         o Metropolitan Bank must retain an independent certified public accounting firm acceptable to the OTS to conduct a review and accounting of all payments that Metropolitan Bank has made since January 1, 1992, to or for the direct or indirect benefit of Mr. Kaye and related parties. The accounting firm must submit to the Audit Committee of Metropolitan Bank's Board and to the OTS a written report relating to its review identifying, among other things, any payments that are suspected of being unauthorized payments. Based on the information in the report, the Audit Committee must determine the amount of any unauthorized payments, subject to the review and concurrence of the OTS. Metropolitan Bank must then submit to Mr. Kaye a written demand for repayment of any unauthorized payments.

         The Supervisory Directive sets various deadlines for completion of the foregoing matters.

         o To facilitate compliance with the targets and deadlines specified in the Supervisory Agreement, Metropolitan Bank must retain a qualified marketing agent, acceptable to the OTS, to manage Metropolitan Bank's efforts to sell its artwork collection. The OTS noted that the Supervisory Agreement (as modified) required Metropolitan Bank to reduce its investment in artwork by $1.3 million by March 31, 2002, and that Metropolitan Bank had failed to meet the March 31, 2002 requirement.

         o Metropolitan Bank must take appropriate actions to reduce its investment in fixed assets so that Metropolitan Bank's investment in fixed assets (other than artwork) is no more than 25% of core capital by December 31, 2002, as required by the Supervisory Agreement among Metropolitan Bank, the ODFI and the OTS.

         o Metropolitan Bank is prohibited from engaging in any transactions with a particular out-of-state bank on whose board Mr. Kaye sits.

         o Metropolitan Bank is prohibited from originating and purchasing commercial real estate loans secured by property in California until Metropolitan Bank adopts and implements a written plan for diversification of credit risk that is acceptable to the OTS.

         o Metropolitan Bank is prohibited from engaging in any transactions with Metropolitan or any of its affiliates without prior approval of the OTS.

         o Without prior approval of the OTS, Metropolitan is prohibited from paying any dividends, or making any other payments except those that it was obligated to make pursuant to written contracts in effect on July 5, 2002, and payment of expenses incurred in the ordinary course of business.

         o Metropolitan is prohibited from making any payment or engaging in any transaction that would have the effect of circumventing any of the restrictions imposed on Metropolitan Bank in the Supervisory Directive.

         Metropolitan has engaged, with OTS approval, an independent audit firm, that has concluded its review of the payments specified above in accordance with the Supervisory Directive. On September 26, 2002, the Audit Committee of Metropolitan Bank filed its report with the OTS concluding that total unauthorized payments to Mr. Kaye are $4.8 million. The OTS stated, on October 2, 2002, that it had no objection to Metropolitan Bank's seeking reimbursement from Mr. Kaye of the $4.8 million. On October 7, 2002, Metropolitan Bank made a written request to Mr. Kaye seeking reimbursement of the $4.8 million of unauthorized payments by October 25, 2002, which date was extended until December 12, 2002 and further extended until December 23, 2002.

         Metropolitan and Metropolitan Bank have commenced taking actions to comply with the remainder of the Supervisory Directive, including the sale of artwork, and expect to comply with the Supervisory Agreements and the Supervisory Directive, except for the timing requirements for the sale of fixed assets.


         The provisions of the Supervisory Directive do not prohibit Metropolitan from using its unconsolidated resources to make scheduled contractual payments to Metropolitan Capital Trust I and Metropolitan Capital Trust II. Payments by Metropolitan to the trusts are used by the trusts to pay dividends on their respective cumulative trust preferred securities, which the Supervisory Directive does not prohibit.

         Metropolitan entered into a separate Supervisory Agreement on July 26, 2001, with the OTS, that required Metropolitan to prepare and adopt a plan for raising capital from sources other than increased debt or additional dividends from Metropolitan Bank. On January 31, 2002,

Metropolitan initiated an offer of Metropolitan common shares for sale under a rights offering and a concurrent offering to the public. Management used the net proceeds of the 2002 offerings to raise the capital required by this Supervisory Agreement.

         The Supervisory Agreement also requires Metropolitan Bank to do the following:

         o Develop a capital improvement and risk reduction plan by September 28, 2001, which date was extended to December 28, 2001;

         o Achieve or maintain compliance with core and risk-based capital standards at the "well-capitalized" level, including a risk-based capital ratio of 10% by December 31, 2001, which date was extended to March 31, 2002. Metropolitan Bank had achieved a "well capitalized" level at March 31, 2002 and maintained that level at September 30, 2002;

         o Reduce investment in fixed assets (other than artwork) to no more than 25% of core capital by December 31, 2002;

         o Attain compliance with board approved interest rate risk policy requirements;

         o Reduce volatile funding sources, such as brokered and out-of-state deposits;

         o   Increase earnings;

         o   Improve controls related to credit risk; and

         o   Restrict total assets to not more than $1.7 billion.

         Any major deviations from the plan require prior approval of the OTS. The Supervisory Agreements also contain restrictions on adding, entering into employment contracts with, or making golden parachute payments to directors and senior executive officers and in changing responsibilities of senior officers.

         During January 2002, the regulatory authorities approved Metropolitan's capital and risk reduction plan.

         If Metropolitan or Metropolitan Bank is unable to comply with the terms and conditions of the Supervisory Directive or the Supervisory Agreements, the OTS and the ODFI can take additional regulatory action, including the issuance of a cease and desist order requiring further corrective action such as raising additional capital, obtaining additional or new management, requiring the sale of assets and a reduction in the overall size of Metropolitan, imposing operating restrictions on Metropolitan Bank and restricting dividends from Metropolitan Bank to Metropolitan. These additional restrictions could make it impossible to service existing debt of Metropolitan.

MARKET PRICE OF METROPOLITAN COMMON SHARES AND RELATED SHAREHOLDER MATTERS

         Metropolitan's common shares, no par value (the only outstanding class of equity securities of Metropolitan) are traded on the Nasdaq National Market System. As of December 9, 2002, there are 30,000,000 common shares authorized and 16,151,495 shares issued and outstanding. The first day of trading in Metropolitan's common shares was October 29, 1996. Detailed in the following table is the quarterly high and low price for Metropolitan's common shares during 2000, 2001 and 2002 (through December ___, 2002):

                                                             High             Low
                                                             ----             ---
 First quarter 2000                                        $ 4.69            $ 3.06
 Second quarter 2000                                         4.94              3.88
 Third quarter 2000                                          5.25              3.38
 Fourth quarter 2000                                         4.13              2.38
 First quarter 2001                                          4.50              2.88
 Second quarter 2001                                         4.00              3.39
 Third quarter 2001                                          3.74              2.45
 Fourth quarter 2001                                         3.69              2.75
 First quarter 2002                                          3.30              2.70
 Second quarter 2002                                         4.50              3.00
 Third quarter 2002                                          3.85              2.80
 Fourth quarter 2002 (through December __, 2002)

         Metropolitan paid no dividends during the past three years and has no intention of paying dividends in the foreseeable future. The Indenture dated as of December 1, 1995 covering the 1995 Subordinated Notes prohibits Metropolitan from paying a dividend or other distribution on its common shares unless the Metropolitan's ratio of tangible equity to total assets exceeds 7%.

         At December 9, 2002, there were approximately 337 record holders of common shares. Robert M. Kaye, the sole shareholder of Metropolitan prior to the public offering in October 1996, beneficially owned 10,897,310 shares (exclusive of stock options) or 64.47% of the amount outstanding on that date. The closing market price of Metropolitan common shares on ___, 2003 was $______.

               OWNERSHIP OF METROPOLITAN COMMON SHARES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following tables list, as of December 9, 2002, information about Metropolitan's common shares beneficially owned by current directors of Metropolitan, by executive officers whose salary and bonus for the fiscal year ended December 31, 2001 exceeded $100,000, and by all directors and executive officers of Metropolitan and Metropolitan Bank as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the common shares indicated. Total issued and outstanding shares entitled to vote at the special meeting is 16,151,495 common shares.

                                                                     AMOUNT AND NATURE OF
     NAME OF INDIVIDUAL OR PERSONS IN GROUP                          BENEFICIAL OWNERSHIP           PERCENT OF CLASS
     --------------------------------------                          --------------------           ----------------
     Robert M. Kaye                                                    11,664,612 (1)                      72.22%
     Malvin E. Bank                                                       172,097 (2)                       1.07%
     Robert R. Broadbent                                                   58,594 (3)                        *
     Marjorie M. Carlson                         *                         72,468                            *
     Lois K. Goodman                                                       35,526                            *
     James A. Karman                                                        5,500                            *
     Ralph D. Ketchum                                                      34,000 (4)                        *
     Kenneth T. Koehler                                                    58,936 (5)                        *
     Kenneth R. Lehman                                                    719,100 (6)                       4.45%
     Alfonse M. Mattia                                                    120,472 (7)                        *
     David P. Miller                                                      102,513                            *
     Marcus O. Faust                                                      729,100 (8)                       4.45%
     Leonard D. Kichler                                                     9,530                            *

     All directors and executive officers as a group (13               13,063,348                          81.43%
     persons)


---------------------
        * Represents less than 1% of Metropolitan's outstanding common shares.

       (1) Total includes 6,600 common shares held by Mr. Kaye as trustee with sole investment and voting power and 36,631 common shares held indirectly under Metropolitan Bank and Trust Company 401(k) Plan. Includes 76,000 shares held by the Robert M. Kaye Foundation, of which Mr. Kaye is trustee, as to which Mr. Kaye disclaims beneficial ownership. Total includes 767,302 stock options in which Mr. Kaye is vested or which will vest within 60 days. All of these options have exercise prices greater than $4.70 per share and will be terminated prior to the closing of the merger.

       (2) Total includes 162,549 common shares held by Mr. Bank as trustee with sole investment and voting power.

       (3) Total includes 6,500 common shares held by the Broadbent Family Foundation, of which Mr. Broadbent is Chairman.

       (4) Total includes 7,700 common shares held by Mr. Ketchum's spouse, as to which Mr. Ketchum disclaims beneficial ownership.

       (5) Total includes 28,256 stock options in which Mr. Koehler is vested or will vest within 60 days. All of these options have exercise prices greater than $4.70 per share and will be terminated prior to the closing of the merger.

       (6) Mr. Lehman's shares are held indirectly by a limited partnership in which Mr. Lehman is a limited partner. Mr. Lehman disclaims beneficial ownership of 99,100 shares of the total 719,100 shares held by the limited partnership.

       (7) Total includes 48,510 common shares held by Mr. Mattia as trustee and 2,540 common shares held by Mr. Mattia's spouse, as to which Mr. Mattia disclaims beneficial ownership.

       (8) All of Mr. Faust's shares are held indirectly; 719,000 shares are held by a limited partnership in which Mr. Faust is a limited partner, and 10,000 shares are held in an IRA. Mr. Faust disclaims beneficial ownership of 620,000 shares of the total 719,100 shares held by the limited partnership.

       (9) To avoid double counting of shares, the total excludes shares held by the limited partnership for which beneficial ownership is disclaimed by Messrs. Lehman and Faust.

         Except as set forth below, no person was known to Metropolitan on December 9, 2002 to own beneficially within the meaning of the regulations of the Securities and Exchange Commission, more than 5% of Metropolitan's outstanding common shares.


NAME AND ADDRESS OF BENEFICIAL               AMOUNT AND NATURE
          OWNER                             OF BENEFICIAL OWNER                        PERCENT OF CLASS
------------------------------              -------------------                        ----------------
Robert M. Kaye
22901 Millcreek Boulevard
Highland Hills, OH  44122                       11,664,612                                  72.22%


         Metropolitan has a revolving line of credit with Sky Financial that matures on December 31, 2003. As collateral for the line of credit, Mr. Kaye agreed to pledge a portion of his Metropolitan common shares in an amount that exceeds 50% of the outstanding Metropolitan common shares. At September 30, 2002, the outstanding balance under the line of credit was $4.0 million.

                METROPOLITAN MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following management's discussion and analysis of the financial condition and results of operations of Metropolitan should be read in conjunction with the consolidated financial statements of Metropolitan, including the related notes thereto, included in this proxy statement/prospectus. See "Index To Metropolitan Financial Statements".

GENERAL

         Metropolitan's results of operations are dependent on a variety of factors, including the general interest rate environment, competitive conditions in the financial services industry, governmental policies and regulations and conditions in the markets for financial assets. Like most financial institutions, the primary contributor to Metropolitan's income is net interest income, which is the difference between the interest that is earned on interest-earning assets, such as loans and securities, and the interest paid on interest-bearing liabilities, such as deposits and borrowings. Metropolitan's operations also are affected by non-interest income, such as loan servicing fees, servicing charges on deposit accounts, and gains or losses on the sales of loans and securities. Metropolitan's principal operating expenses, aside from interest expense, consist of compensation and employee benefits, occupancy costs, and general and administrative expenses.

COMPARISON OF THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

SELECTED FINANCIAL DATA

                                                      THREE MONTHS ENDED SEPTEMBER 30,        NINE MONTHS ENDED SEPTEMBER 30,
                                                      --------------------------------        -------------------------------
                                                         2002                   2001             2002                 2001
                                                         ----                   ----             ----                 ----
   Net income (loss) (in thousands)                      $ (920)               $ 538          $(15,249)            $(1,963)
   Basic and diluted earnings (loss) per share           $(0.06)               $0.07            $(1.12)             $(0.24)
   Return on average assets                               (0.24)%               0.13%            (1.33)%             (0.16)%
   Return on average equity                               (6.85)%               4.65%           (36.22)%             (5.50)%
   Noninterest expense to average assets                   3.01 %               2.74%             3.90 %              2.79 %
   Efficiency ratio                                      119.46 %              86.43%           164.98 %             97.84 %
   Net interest margin                                     2.48 %               2.18%             2.21 %              2.22 %


                                                               SEPTEMBER 30,            DECEMBER 31,            SEPTEMBER 30,
                                                               -------------            ------------            -------------
                                                                   2002                     2001                     2001
                                                                   ----                     ----                     ----
                                                                            (in thousands, except per share data)
    Total assets (in thousands)                                  $1,496,838              $1,608,420              $1,578,222

    Shareholders' equity (in thousands)                              50,342                  45,517                  45,864

    Shareholders' equity to total assets                               3.36%                   2.83%                   2.76%

    Shares outstanding                                           16,149,532               8,128,663               8,120,677

    Book value per share                                              $3.12                   $5.60                   $5.65

    Tangible book value per share                                     $2.95                   $5.29                   $5.33

    Closing share price of common stock                               $3.00                   $3.05                   $2.80

    Nonperforming assets to total assets (1)                           2.26%                   2.09%                   1.90%

    Allowance for losses on loans to total loans (1)                   1.61%                   1.49%                   1.46%

    Net charge-offs to average loans (2)                               0.70%                   0.26%                   0.22%


----------------------
(1)  RATIOS ARE BASED ON PERIOD END BALANCES.

(2)  ANNUALIZED FOR COMPARATIVE PURPOSES.

RESULTS OF OPERATIONS

         Net Income. Metropolitan reported a net loss of $920 thousand for the third quarter of 2002, or $0.06 per share. This is a decrease of $1.5 million from net income of $538 thousand, or $0.07 per share, for the third quarter of 2001. The net loss for the nine months ended September 30, 2002 was $15.2 million, or $1.12 per share, an increase of $13.2 million from the net loss of $2.0 million, or $0.24 per share, for the nine months ended September 30, 2001.

         The primary reasons for the increase in the net loss for both the three- and nine-month periods ended September 30, 2002 are a permanent impairment charge of $9.6 million taken against Metropolitan's premises and equipment and net losses from loan servicing of $5.0 million and $11.3 million for the three and nine months ended September 30, 2002, respectively, due to increased amortization and continued impairment of loan servicing rights in a declining interest rate environment. The increases related to these items in the third quarter of 2002 were partially offset by an increase in net interest income and a reduction in the loan loss provision. Increases in expenses in both periods were partially offset by an increased tax benefit generated from the operating loss.

         Net interest income increased to $8.5 million for the three months ended September 30, 2002 from $8.2 million for the same period in 2001. Net interest income for the nine months ended September 30, 2002 decreased $2.4 million to $23.3 million from $25.7 million for the same period in 2001. Noninterest income decreased in the three and nine months ended September 30 2002 to $963 thousand and $3.8 million, respectively, from $4.6 million and $11.4 million, respectively, from the same periods in 2001. Noninterest expense increased to $11.4 million and $44.9 million for the three and nine months ended September 30, 2002, respectively, from the same periods in 2001.

         Interest Income. Total interest income for the quarter ended September 30, 2002 was $23.1 million, a decrease of 17.8%, from the third quarter of 2001. Total interest income for the first nine months of 2002 decreased 22.1% from the same period in 2001 to $70.0 million. There are two primary reasons for the decline in interest income over 2001. First, yields on interest-earning assets declined to 6.71% and 6.62% in the three-and nine-month periods ended September 30, 2002, respectively, from 7.52% and 7.79% for the same periods in 2001. Secondly, average-earning assets declined in 2002 from 2001. Average earning assets for the third quarter of 2002 decreased 8.1% to $1.380 billion from $1.502 billion in the third quarter of 2001. Average earning assets for the nine months ended September 30, 2002 decreased 8.6% to $1.410 billion from $1.542 billion for the same period in 2001. The decrease in average earning assets contributed $2.0 million and $11.0 million of the decrease in interest income for the three and nine months ended September 30, 2002, respectively. The decline in the yield on earning assets for the three months ended September 30, 2002 compared to the same period in the prior year was primarily due to declines in the level of short term interest rates from 2001 to 2002. As interest rates have continued to level off, the decline in yields has gradually narrowed. The decline in yield contributed $3.0 million and $8.9 million of the decrease in interest income for the three and nine months ended September 30, 2002, respectively.

         Interest Expense. Total interest expense decreased 26.9% to $14.6 million, and 27.3% to $46.7 million, for the three- and nine-month periods ended September 30, 2002, respectively, from $20.0 million and $64.2 million for the same periods in 2001. Interest expense for the three and nine months ending September 30, 2002 decreased generally due to a lower average balance of interest-bearing liabilities outstanding and a lower cost of funds compared to the prior year quarter. The average balance of interest-bearing deposits decreased $111.3 million and $93.2 million, or 10.6 % and 8.8 %, for the three- and nine-month periods ended September 30, 2002, respectively, as compared to the same periods in 2001. This decrease includes a significant decrease in out of state and brokered certificates of deposit, which generally carry a higher interest rate than local deposits of Metropolitan Bank. Average borrowings decreased $24.8 million and $58.8 million, or 7.1% and 15.2%, for the three- and nine-month periods ended September 30, 2002, respectively, as compared to the same periods in 2001. The decrease in average interest-bearing liabilities contributed $1.8 million and $6.3 million to the decrease in interest expense for the three and nine months ended September 30, 2002, respectively. Metropolitan's cost of funds decreased to 4.45% and 4.68% for the three and nine months ending September 30, 2002, respectively, as compared to 5.52% and 5.81% for the same periods in 2001. The lower cost of funds contributed $3.6 million and $11.6 million to the decrease in interest expense for the three and nine months ended September 30, 2002, respectively.

         Average Balances and Yields. The following tables present the total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Net interest margin is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities. All average balances are daily average balances. Nonaccruing loans are considered in average loan balances. The average balances of mortgage-backed securities and other securities are presented at historical cost.

                                                                     THREE MONTHS ENDED SEPTEMBER 30,
                                            -------------------------------------------------------------------------------
                                                             2002                                        2001
                                            -----------------------------------            --------------------------------
                                            AVERAGE                                        AVERAGE
                                            BALANCE        INTEREST        RATE            BALANCE       INTEREST      RATE
                                            -------        --------        ----            -------       --------      ----
                                                                         (DOLLARS IN THOUSANDS)
Interest-earning assets:
Loans receivable                             $1,091,701     $19,367        7.10%          $1,209,578      $23,604      7.81%
Mortgage-backed securities                      169,999       2,454        5.77%             191,381        3,195      6.68%
Other                                           118,137       1,323        4.48%             100,645        1,350      5.49%
                                             ----------     -------                       ----------      -------
Total interest-earning assets                 1,379,837      23,144        6.71%           1,501,604       28,149      7.52%
                                                            -------                                       -------
Noninterest-earning assets                      118,604                                      112,778
                                             ----------                                   ----------
Total assets                                 $1,498,441                                   $1,614,382
                                             ==========                                   ==========
Interest-bearing liabilities:
Deposits                                       $934,441       8,637        3.67%          $1,045,759       13,387      5.08%
Borrowings                                      323,206       4,933        6.06%             348,014        5,609      6.39%
Junior Subordinated Debentures                   43,750       1,032        9.44%              43,750          998      9.13%
                                             ----------     -------                       ----------      -------
Total interest-bearing liabilities            1,301,397      14,602        4.45%           1,437,523       19,994      5.52%
Noninterest-bearing liabilities                 143,797     -------                          130,513      -------
Shareholders' equity                             53,247                                       46,346
Total liabilities and                        ----------                                   ----------
  shareholders' equity                       $1,498,441                                   $1,614,382
                                             ==========                                   ==========
Net interest income before
  capitalized interest                                        8,542                                         8,155
                                                             -------                                      -------
Interest rate spread                                                       2.26%                                       2.00%
Net interest margin                                                        2.48%                                       2.18%
Interest expense capitalized (1)                                 --                                            18
                                                             -------                                      -------
Net interest income                                          $8,542                                       $ 8,173
                                                             =======                                      =======
Average interest-earning
  assets to average
  interest-bearing
  Liabilities                                    106.03%                                      104.46%


-------------------
(1) Capitalized construction interest in 2001.

                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                             ------------------------------------------------------------------------------
                                                            2002                                         2001
                                             ----------------------------------            --------------------------------
                                             AVERAGE                                       AVERAGE
                                             BALANCE       INTEREST        RATE            BALANCE       INTEREST      RATE
                                             -------       --------        ----            -------       --------      ----

                                                                         (DOLLARS IN THOUSANDS)

Interest-earning assets:
Loans receivable                             $1,082,470     $58,420        7.20%          $1,256,129       $75,944      8.06%
Mortgage-backed securities                      163,673       7,426        6.05%             196,951         9,970      6.75%
Other                                           164,110       4,163        3.38%              89,095         3,940      6.21%
                                             ----------     -------                       ----------       -------
Total interest-earning assets                 1,410,253      70,009        6.62%           1,542,175        89,854      7.79%
Noninterest-earning assets                      125,642     -------                          119,877       -------
                                             ----------                                   ----------
Total assets                                 $1,535,895                                   $1,662,052
                                             ==========                                   ==========
Interest-bearing liabilities:
Deposits                                       $962,747      28,137        3.91%          $1,055,952        43,187      5.47%
Borrowings                                      327,689      15,424        6.29%             386,500        18,364      6.35%
Junior Subordinated Debentures                   43,750       3,110        9.48%              43,750         2,995      9.13%
                                             ----------     -------                       ----------       -------
Total interest-bearing liabilities            1,334,186      46,671        4.68%           1,486,202        64,546      5.81%
                                                            -------                                        -------
Noninterest-bearing liabilities                 145,424                                      128,296
Shareholders' equity                             56,285                                       47,554
                                             ----------                                   ----------
Total liabilities and
  shareholders' equity                       $1,535,895                                   $1,662,052
                                             ==========                                   ==========
Net interest income before
  capitalized interest                                       23,338                                         25,308
                                                            -------                                        -------
Interest rate spread                                                       1.94%                                        1.98%
Net interest margin                                                        2.21%                                        2.22%
Interest expense capitalized (1)                                 --                                            357
                                                            -------                                        -------
Net interest income                                         $23,338                                        $25,665
                                                            =======                                        =======
Average interest-earning
  assets to average
  interest-bearing
  liabilities                                    105.70%                                      103.77%


-------------------
(1) Capitalized construction interest in 2001.

         Rate and Volume Variances. Net interest income is affected by changes in the level of interest-earning assets and interest-bearing liabilities and changes in yields earned on assets and rates paid on liabilities. The following table sets forth, for the periods indicated, a summary of the changes in interest earned and interest paid resulting from changes in average asset and liability balances and changes in average rates. Changes attributable to the combined impact of volume and rate have been allocated proportionately to change due to volume and change due to rate.

                                              THREE MONTHS ENDED SEPTEMBER 30,
                                                       2002 VS. 2001
                                                    INCREASE (DECREASE)
                                         ---------------------------------------
                                                         CHANGE           CHANGE
                                          TOTAL          DUE TO           DUE TO
                                         CHANGE          VOLUME            RATE
                                         ------          ------           ------
                                                     (IN THOUSANDS)
Interest income on:
  Loans receivable                      $(4,237)        $(2,192)        $(2,045)
  Mortgage-backed securities               (741)           (335)           (406)
  Other                                     (27)            482            (509)
                                        -------         -------         -------
    Total interest income                (5,005)        $(2,045)        $(2,960)
                                        -------         =======         =======
Interest expense on:
  Deposits                              $(4,750)        $(1,425)        $(3,325)
  Borrowings                               (676)           (400)           (276)
  Junior Subordinated Debentures             34              --              34
                                        -------         -------         -------
    Total interest expense               (5,392)        $(1,825)        $(3,567)
                                                        =======         =======
Increase in net interest income         $   387
                                        =======

                                              THREE MONTHS ENDED SEPTEMBER 30,
                                                       2002 VS. 2001
                                                    INCREASE (DECREASE)
                                         ---------------------------------------
                                                         CHANGE           CHANGE
                                          TOTAL          DUE TO           DUE TO
                                         CHANGE          VOLUME            RATE
                                         ------          ------           -----
                                                     (IN THOUSANDS)
Interest income on:
  Loans receivable                      $(17,524)        $ (9,865)        $ (7,659)
  Mortgage-backed securities              (2,544)          (1,577)            (967)
  Other                                      223              486             (263)
                                        --------         --------         --------
    Total interest income                (19,845)        $(10,956)        $ (8,889)
                                        ========         ========         ========
Interest expense on:
  Deposits                              $(15,050)        $ (3,555)        $(11,495)
  Borrowings                              (2,940)          (2,770)            (170)
  Junior Subordinated Debentures             115               --              115
                                        --------         --------         --------
    Total interest expense               (17,875)        $ (6,325)        $(11,550)
                                        --------         ========         ========
Decrease in net interest income         $ (1,970)
                                        ========

         Provision for Loan Losses. The provision for loan losses decreased to a negative provision of $565 thousand and increased to $5.7 million for the three- and nine-month periods ended September 30, 2002, respectively, as compared to $1.2 million and $5.3 million for the same periods in 2001. Management decreased the provision for loan losses in the third quarter primarily due to the decrease of $3.5 million in nonperforming loans from June 30, 2002, a commercial real estate loan that was charged off for less than was reserved, and a decrease in doubtful loans of $3.2 million in the commercial real estate and corporate commercial portfolios. As a result, the allowance for losses on loans at September 30, 2002 was $17.4 million, or 1.61%, of total loans, as compared to $17.3 million, or 1.49%, of total loans, at December 31, 2001.

         Noninterest Income. Total noninterest income decreased 79.2% to $963 thousand for the third quarter of 2002, as compared to $4.6 million for the same period in 2001. Noninterest income for the nine months ended September 30, 2002, decreased 66.2% to $3.8 million from $11.4 million in the same period in 2001.

         Gain on sale of loans was $1.9 million and $4.8 million for the three- and nine-month periods ended September 30, 2002, respectively, as compared to $3.1 million and $5.5 million during the same periods in 2001. The primary reason for the decrease in the gains on sale of loans is that Metropolitan has chosen to no longer sell its commercial real estate and multifamily loans in the secondary market since the first quarter of 2002. The decision to keep these loans in Metropolitan's portfolio was based on Metropolitan's improved capital position after its stock offerings during the first quarter. Additionally, in the current interest rate environment, the loan servicing portion of the gain on sale of loans has decreased significantly due to increased prepayment speeds and the shorter expected average life of the portfolio. The proceeds from sales of residential loans held for sale in the first nine months of 2002 were $647.8 million as compared to $235.1 million in the same period in 2001. Proceeds from the sale of multifamily and commercial real estate loans were $6.5 million for the first nine months of 2002 as compared to $86.0 million for the same period in 2001.

         There were losses from net loan servicing of $5.0 million in the three-month period ended September 30, 2002 as compared to losses of $683 thousand for the same period in 2001. For the nine-month period ended September 30, 2002, losses on net loan servicing were $11.3 million as compared to losses of $1.5 million for the same time period in 2001. The primary reason for the higher losses was the increased amortization and impairment of servicing rights due to an increase in loan prepayments in 2002 compared to the same period in 2001. The portfolio of loans serviced for others increased to $2.3 billion at September 30, 2002 from $2.2 billion at December 31, 2001.

         Service charges on deposit accounts increased 92.2% and 62.9% to $959 thousand and $2.3 million in the three- and nine-month periods ended September 30, 2002 compared to $499 thousand and $1.4 million for the same periods in 2001. The primary reason for the significant increase is due to new fee-generating programs that Metropolitan implemented during 2002.

         Metropolitan had $946 thousand and $2.6 million in gains on the sale of securities in the three- and nine-month periods ended September 30, 2002, respectively, as compared to $84 thousand and $1.6 million for the same periods in 2001. In both periods substantially all of the gains were the result of securitizing one-to-four family loans and simultaneously selling those securities. In the third quarter of 2002, these gains from securitizing one-to-four family loans were partially offset by losses from selling Metropolitan's FHLMC Preferred Stock.

         Other operating income increased to $2.2 million in the three-month period ended September 30, 2002 compared to $1.6 million for the same period in the previous year. For the nine months ended September 30, 2002 other operating income increased to $5.5 million as compared to $4.3 million for the same period in the prior year. Included in other operating income is a one-time gain of $203 thousand recorded on the sale of our credit card portfolio.

         Noninterest Expense. Total noninterest expense increased to $11.4 million in the three-month period ended September 30, 2002 as compared to $11.1 million for the same period in 2001. For the first nine months of 2002 total noninterest expense was $44.9 million as compared to $34.8 million in 2001. A significant portion of the increase is due to an impairment charge of $9.6 million taken against premises and equipment.

         Personnel related expenses decreased $470 thousand and $1.1 million in the three- and nine-month periods ended September 30, 2002, respectively, as compared to the same periods in 2001. Metropolitan announced an efficiency program during the second quarter of 2002 that has reduced total employees and Metropolitan's personnel related expenses.

         Occupancy costs decreased $556 thousand and $1.0 million in the three- and nine-month periods ended September 30, 2002, respectively, over the same periods in 2001. The primary reason that occupancy costs have decreased is that Metropolitan is holding a significant amount of premises and equipment for sale. This has caused a significant decrease in depreciation expense, since premises and equipment held for sale is not depreciated. Since no new offices have been opened in 2002, Metropolitan's occupancy costs have stabilized over the last 12 months. Metropolitan is not planning to open any new facilities in the near future, which will allow occupancy costs to remain stable.

         Data processing expense decreased $11 thousand and $4 thousand in the three- and nine-month periods ended September 30, 2002, respectively, as compared to the same periods in 2001. Data processing costs have stabilized in 2002 after seeing significant growth in 2001 due to Metropolitan Bank's systems conversion in September 2000. Data processing costs should remain stable in the foreseeable future.

         Marketing expense decreased $11 thousand and $114 thousand in the three- and nine-month periods ended September 30, 2002, respectively, compared to the same periods in the prior year. Marketing costs in 2002 are limited to more routine activities as compared to prior years.

         State franchise taxes increased $60 thousand and decreased $383 thousand in the three- and nine-month periods ended September 30, 2002, respectively, as compared to the same periods in 2001. The primary reason for the decrease in the nine-month period was a refund from the State of Ohio that was received in May of 2002 and a refinement of the allocation of taxes among the various states where Metropolitan Bank conducts business.

         At September 30, 2002, premises and equipment held for sale included certain parcels of land and buildings and all works of art owned by Metropolitan. During June 2002, Metropolitan reclassified these properties as held for sale. Previously, Metropolitan had planned to sell other properties whose fair value met or exceeded carrying value. However, after reevaluating the strategic options available to Metropolitan and the Supervisory Directive, management decided to revise its plan to sell properties and, therefore, moved certain additional properties into held for sale and removed other properties from held for sale. In conjunction with the reclassification of these properties, Metropolitan determined that the carrying value of certain properties was less than the estimated net proceeds expected from the sale of these properties. Accordingly, Metropolitan recognized an $8.8 million loss on the valuation impairment of these properties in the second quarter. The fair value of these properties was estimated based on either a present value analysis of the current and expected revenues and expenses based on the properties being considered as income producing or on third party purchase offers for the properties. Management obtained an appraisal in the third quarter to determine the fair values of these properties. As a result of this appraisal, Metropolitan lowered their carrying values by an additional $803 thousand. Any future valuation of these assets may result in additional adjustment to their carrying values. No valuation allowance has been recorded on the art held for sale based on an appraisal, which indicates the art's fair value exceeds its current carrying value.

         Other operating expenses, which include miscellaneous general and administrative costs such as loan servicing, loan processing costs, business development, check processing, ATM expenses, and expenses pertaining to real estate owned and professional expenses, increased $758 thousand and $3.5 million for the three- and nine-month periods ended September 30, 2002, respectively, as compared to the same period in 2001. These increases were generally the result of increases in expenses pertaining to real estate owned and legal expense.

         On June 6, 2002, Metropolitan announced that it was undergoing a restructuring plan that would be concluded by year-end. Metropolitan currently projects annualized cost savings of $3.0 million as a result of improved process efficiencies and personnel reductions. Metropolitan originally expected to incur costs in connection with the restructuring, primarily personnel related, of $0.5 million to $1.0 million, to be taken in the third quarter of 2002. Since most of the personnel reductions were the result of attrition, Metropolitan now expects restructuring costs not to exceed $100 thousand.

         Provision for Income Taxes. Metropolitan's income tax benefit increased $428 thousand and $7.0 million for the three and nine months ended September 30, 2002, respectively, as compared to the prior year period. The primary reason for the increase in the benefit was due to the fact that Metropolitan had a larger pre-tax loss during the three- and nine-month periods ended September 30, 2002 as compared to the same periods in the prior year.

ASSET QUALITY

         Metropolitan undertakes detailed reviews of the loan portfolio regularly to identify potential problem loans or trends and to provide for adequate estimates of probable losses. In performing these reviews, management considers, among other things, current economic conditions, portfolio characteristics, delinquency trends and historical loss experiences. Metropolitan normally considers loans to be nonperforming when payments are 90 days or more past due or when the loan review analysis indicates that repossession of the collateral may be necessary to satisfy the loan. In addition, a loan is considered impaired when, in management's opinion, it is probable that the borrower will be unable to meet the contractual terms of the loan. When loans are classified as nonperforming, Metropolitan assesses the collectibility of the unpaid interest. Interest determined to be uncollectible is reversed from interest income. Future interest income is recorded only if the loan principal and interest due is considered collectible and is less than the estimated fair value of the underlying collateral.

         The following table provides information concerning Metropolitan's nonperforming assets and the allowance for losses on loans as of the dates indicated. All loans classified by management as impaired also were classified as nonperforming.

                                                                         SEPTEMBER 30,          DECEMBER 31,
                                                                             2002                  2001
                                                                          ---------             ---------
                                                                               (DOLLARS IN THOUSANDS)

Nonaccrual loans                                                          $  27,498             $  30,602
Loans past due greater than
  90 days or impaired, still accruing                                           578                    85
                                                                          ---------             ---------
Total nonperforming loans                                                    28,076                30,687
Real estate owned                                                             5,713                 2,791
                                                                          ---------             ---------
Total nonperforming assets                                                $  33,789             $  33,478
                                                                          ==========            =========
Allowance for losses on loans                                             $  17,387             $  17,250
                                                                          ==========            =========
Nonperforming loans to total loans                                             2.59%                2.68%
Nonperforming assets to total assets                                           2.26%                2.09%
Net charge-offs to average loans(1)                                            0.70%                0.26%
Provision for loan losses to average loans(1)                                  0.72%                0.53%
Allowance for losses on loans to total
  nonperforming loans at end of period                                        61.93%               56.21%
Allowance for losses on loans to
  total loans at end of period                                                 1.61%                1.49%


------------------
(1) Annualized for comparative purposes.

         Nonperforming loans at September 30, 2002 decreased $2.6 million to $28.1 million as compared to $30.7 million at December 31, 2001. Real estate owned increased $2.9 million over the same period. These changes were primarily due to a transfer of $4.2 million of loans to real estate owned during the first and third quarters of 2002. This was partially offset by sales of other real estate owned of $1.3 million. On March 26, 2001, based on financial projections provided by the borrowers on March 12, 2001, $14.7 million of business loans to several entities affiliated with each other were placed on nonaccrual status and were calculated to be impaired in the amount of $3.5 million. These loans are business loans secured by junior liens on several nursing homes and assisted living centers. The borrowers did not make any payments on these loans during the first quarter of 2001. The estimate of the impairment was the result of comparing the book value of the loans to the present value of cash flows expected to be received based on the most likely workout scenario. In May 2001, the borrowers began making interest payments on these loans. These loans were brought current as of September 30, 2002 through payments by the borrowers and a reduction in the rates charged on these loans. However, due to the continuing weakness of the borrowers, these loans are still considered impaired and nonperforming at September 30, 2002. Management determined the amount of the impairment of these loans to be $3.2 million as of September 30, 2002. Management will charge off these balances if it becomes clear that the borrowers have exhausted all possible efforts to improve the value of the underlying collateral through enhancement of the businesses' operating performance or the possibility of the borrowers obtaining alternate sources of financing.

         The provision for loan losses decreased in the three months ended September 30, 2002. Management decreased the provision for loan losses in the third quarter primarily due to the decrease of $3.5 million in nonperforming loans from June 30, 2002, a commercial real estate loan that was charged off for less than was reserved, and a decrease in doubtful loans of $3.2 million in the commercial real estate and corporate commercial portfolios.

         In addition to the nonperforming assets included in the table above, Metropolitan identifies potential problem loans, which are still performing but have a weakness which causes it to classify those loans as substandard for regulatory purposes. There were $0.5 million of loans in this category at September 30, 2002, compared to $1.3 million of such loans at December 31, 2001.

FINANCIAL CONDITION

         Total assets were $1.497 billion at September 30, 2002 as compared to $1.608 billion at December 31, 2001, a decrease of $111 million. The decrease in assets was concentrated in loans, premises and equipment and mortgage loan servicing rights. Under the Supervisory Agreement, Metropolitan has committed that quarter end assets for the Metropolitan Bank will not exceed $1.702 billion during the term of the agreement.

         Securities available for sale increased $9.5 million to $103.8 million at September 30, 2002 as compared to $94.3 million at December 31, 2001. The primary reasons for the increase were the transfer of $13.8 million in tax-exempt bonds to available for sale from held to maturity and the purchase of $146.4 million of U.S. agency notes and bills which was partially offset by $142.3 million of maturities of U.S. agency notes and bills and the sale of $4.4 million of FHLMC Preferred Stock.

         Loans receivable, net increased $63.9 million, or 6.7%, to $1.011 billion at September 30, 2002 from $974.5 million at December 31, 2001. This increase was due to transfers of commercial and multi-family loans of $81.5 million from held for sale to loans receivable. This was partially offset by decreases due to loan sales and repayments in the first nine months of 2002.

         Loans held for sale decreased $98.4 million to $70.9 million at September 30, 2002 from $169.3 million at December 31, 2001. The primary reasons for the decrease in this category are the loans sales that have occurred in the first nine months of 2002 and the decision to transfer all multi-family and commercial real estate loans from the loans held for sale category back into the loan portfolio, due to an improvement in Metropolitan Bank's capital position.

         Federal Home Loan Bank stock decreased $4.5 million to $12.4 million at September 30, 2002 as compared to the December 31, 2001 balance. The reason for the decrease was the redemption of $5.1 million of Federal Home Loan Bank stock, which was partially offset by the payment of stock dividends to Metropolitan Bank from the Federal Home Loan Bank.

         Loan servicing rights, net, decreased $9.1 million to $13.9 million at September 30, 2002, as compared to $23.0 million at December 31, 2001. The primary reason for the decrease was the continuing decrease in interest rates through September 2002. The decreasing rates have increased the impairment of the value of the servicing rights to $6.2 million as well as accelerated the amortization of the servicing rights to $9.7 million in the first nine months of 2002. These decreases to the servicing rights more than offset the $6.8 million of servicing rights that were originated or acquired during the first nine months of 2002.

         Real estate owned increased $2.9 million, or 104.7%, to $5.7 million at September 30, 2002. The primary reason for the increase was the $4.2 million transfer into real estate owned of two properties in the first quarter of 2002 and a third property in the third quarter. This was partially offset by $837 thousand in additional provision taken in the first nine months and $1.3 million in sales of other real estate owned.

         Total deposits were $1.059 billion at September 30, 2002, a decrease of $83.5 million from the balance of $1.142 billion at December 31, 2001. The decrease resulted principally from decreased certificates of deposit balances of $87.2 million, including a decrease of $48.6 million in out of state and brokered certificates of deposit, and non-interest bearing checking accounts of $6.8 million, which were partially offset by an increase of $10.5 million in interest-bearing checking and savings accounts. During 2001 and continuing through the first quarter of 2002, the Metropolitan Bank increased the proportion of certificates of deposit due to mature more than one year in the future in order to reduce interest rate risk.

         Borrowings decreased $32.5 million, or 9.5%, from December 31, 2001 to September 30, 2002. The decrease was the result of the paydown of Federal Home Loan Bank advances and the $2.0 million repayment of the loan to Metropolitan's majority shareholder.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity. The term "liquidity" refers to the ability to generate adequate amounts of cash for funding loan originations, loan purchases, deposit withdrawals, maturities of borrowings, and operating expenses. The Metropolitan Bank's primary sources of internally generated funds are principal repayments and payoffs of loans, cash flows from operations, and proceeds from sales of assets. External sources of funds include increases in deposits and borrowings, and public or private securities offerings by Metropolitan.

         Metropolitan's primary sources of funds currently are dividends from the Metropolitan Bank, which are subject to restrictions imposed by federal bank regulatory agencies, and debt and equity offerings. Metropolitan's primary use of funds is for interest payments on its existing debt. At September 30, 2002, Metropolitan, excluding the Metropolitan Bank, had cash and readily convertible investments of $3.6 million. This includes $672 thousand Metropolitan holds in liquid assets as a requirement of the subordinated notes due January 1, 2005.

         Metropolitan refinanced its commercial bank note payable with a line of credit in September 2002. The maturity date for the new line of credit is December 31, 2003.

         Metropolitan Bank's liquidity ratio (average daily balance of liquid assets to average daily balance of net withdrawable accounts and short-term borrowings) for the quarter ending September 30, 2002 was 5.3%. Historically, Metropolitan has maintained its liquidity close to 4.0% since the yield available on qualifying investments is lower than alternative uses of funds and is generally not at an attractive spread over incremental cost of funds. At September 30, 2002, Metropolitan Bank had approximately $20.5 million in cash and $900 thousand in U.S. Treasury securities, which were available for sale or to pledge to meet liquidity needs.

         While principal repayments and Federal Home Loan Bank advances have been fairly stable sources of funds, deposit flows and loan prepayments are greatly influenced by prevailing interest rates, economic conditions, and competition. Metropolitan regularly reviews cash flows needed to fund its operations and adjusts loan and deposit rates as needed to balance cash available with cash needs.

         We had access to wholesale borrowings based on the availability of eligible collateral. The Federal Home Loan Bank makes funds available for housing finance based upon the blanket or specific pledge of certain one- to four-family and multifamily loans and various types of investment and mortgage-backed securities. The Metropolitan Bank had borrowing capacity at the Federal Home Loan Bank under its blanket pledge agreement of approximately $17.4 million at September 30, 2002.

         At September 30, 2002, $256.9 million, or 24.3%, of Metropolitan's deposits were in the form of certificates of deposit of $100,000 and over. Metropolitan has also accepted out-of-state time deposits from individuals and entities, predominantly credit unions. These deposits typically have balances of $90,000 to $100,000 and have a term of one year or more. At September 30, 2002, approximately $8.6 million, or 0.8%, of deposits were held by these individuals and entities. Of these out-of-state time deposits, $1.9 million were also included in the $100,000 and over time deposits discussed above. During 2001, Metropolitan Bank received regulatory approval and began accepting brokered deposits. At September 30, 2002, brokered deposits totaled $70.6 million. The total of all certificates of deposits from brokers, out-of-state sources, and other certificates of deposit of $100,000 and over was $263.6 million at September 30, 2002, or 24.9%, of total deposits. The Supervisory Agreement requires that Metropolitan Bank reduce its reliance on volatile funding sources, including but not limited to, brokered and out-of-state deposits. Brokered and out-of-state deposits have decreased from $127.8 million at December 31, 2001 to $79.20 million at September 30, 2002. The Supervisory Agreement does not call for a specific amount of reduction or a specific time frame in which to make the reduction. Since many of these depositors are not located near Metropolitan Bank's retail sales offices and do not have other accounts, these deposits tend to be less stable and are less likely to renew if Metropolitan's rates are not competitive with national rates. Metropolitan's dependence on these wholesale types of deposits creates the risk that Metropolitan might experience a liquidity shortage if it stopped issuing or renewing these types of certificates of deposit or that it would have to pay high rates to renew or replace these funds which would negatively impact profitability. In order to minimize these risks, Metropolitan monitors the maturity of these types of funds so their maturities are staggered. Metropolitan also deals with several brokers and compares rates among them to help ensure Metropolitan is paying competitive rates. However, based on the Federal Home Loan Bank collateral requirements, Metropolitan Bank may have to use brokered or out-of-state certificates of deposit for liquidity purposes. If a liquidity shortage occurs despite all of these steps, Metropolitan has the ability to generate additional liquidity beyond the cash and securities mentioned above by stopping the issuance of commitments to make new loans and selling some or all of the $70.9 million of loans Metropolitan owns that are classified as held for sale at September 30, 2002. Such a liquidation of loans held for sale could have a negative impact on net interest income.

         The financial market makes funds available through reverse repurchase agreements by accepting various investment and mortgage-backed securities as collateral. Metropolitan Bank had borrowings through reverse repurchase agreements of $49.5 million at September 30, 2002.

         Capital. The OTS imposes capital requirements on savings associations. Savings associations are required to meet three minimum capital standards: (i) a core requirement, (ii) a tangible capital requirement, and (iii) a risk-based capital requirement. Such standards must be no less stringent than those applicable to national banks. In addition, the OTS is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. Metropolitan Bank's regulatory capital ratios at September 30, 2002 were in excess of the "well capitalized" capital requirements. The following table summarizes Metropolitan Bank's position against the "well capitalized" requirements:

                                                          WELL CAPITALIZED
                                                     --------------------------
                                                                     PERCENT OF
                                                         AMOUNT        ASSETS
                                                     -----------     ----------
                                                       (Dollars in Thousands)
Tangible Capital:
   Actual                                            $   104,548        7.01%
   Requirement                                            29,818        2.00
                                                     -----------        ----
   Excess (Deficiency)                               $    74,730        5.01%
                                                     ===========        ====
Core Capital:
   Actual                                            $   104,548        7.01%
   Requirement                                            74,544        5.00
                                                     -----------        ----
   Excess (Deficiency)                               $    30,004        2.01%
Risk Based Capital:
   Actual                                            $   115,787       10.05%
   Requirement                                           115,225       10.00
                                                     -----------       -----
   Excess (Deficiency)                               $       562        0.05%
                                                     ===========        ====

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Metropolitan, like other financial institutions, is subject to market risk. Market risk is the risk that a company can suffer economic loss due to changes in the market values of various types of assets or liabilities. As a financial institution, a profit is made by accepting and managing various types of risks. The most significant of these risks are credit risk and interest rate risk. The principal market risk for Metropolitan is interest rate risk. Interest rate risk is the risk that changes in market interest rates will cause significant changes in net interest income because interest-earning assets and interest-bearing liabilities mature at different intervals and reprice at different times.

         The OTS currently looks to the Thrift Bulletin 13a, issued December 1, 1998, to evaluate interest rate risk at institutions they supervise. The OTS categorizes interest rate risk as minimal, moderate, significant, or high based on a combination of the projected Net Portfolio Value after a 200 basis point change in interest rates and the size of that change in NPV due to a 200 basis point change in interest rates.

         Metropolitan manages interest rate risk in a number of ways. Some of the tools used to monitor and quantify interest rate risk include:

         o    annual budgeting process;

         o    quarterly forecasting process;

         o monthly review of listing of liability rates and maturities by month;

         o monthly shock report of effect of sudden interest rate changes on net interest income;

         o monthly shock report of effect of sudden interest rate changes on net value of portfolio equity;

         o monthly analysis of rate and volume changes in historic net interest income;

         o    semi-monthly forecast of balance sheet activity; and

         o weekly review of certificate of deposit offering rates and maturities by day.

         Metropolitan Bank has established an asset and liability committee to monitor interest rate risk. This committee has representation from finance, lending and deposit operations. This committee meets at least twice a month, reviews the current interest rate risk position, and determines both long- and short-term strategies. The activities of this committee are reported to the Metropolitan Bank Board. Between meetings the members of this committee are involved in setting rates on deposits, setting rates on loans and serving on loan committees where they work on implementing the established strategies.

         One of the ways Metropolitan Bank monitors interest rate risk quantitatively is to measure the potential change in net interest income based on various immediate changes in market interest rates. The following table shows the change in net interest income for immediate sustained parallel shifts of 1% and 2% in market interest rates for year-end 2001 and the most recent quarter. The results for a downward parallel shift of 2% at September 30, 2002 and December 31, 2001 are not meaningful because some rates such as the Federal Funds Rate are already less than 2%.

                                                           EXPECTED CHANGE IN NET INTEREST INCOME
                                                  ---------------------------------------------------------
       CHANGE IN INTEREST RATE                    SEPTEMBER 30, 2002                      DECEMBER 31, 2001
       -----------------------                    ------------------                      -----------------
                 +2%                                     +6%                                     +7%
                 +1%                                     +3%                                     +3%
                 -1%                                     +3%                                     -1%
                 -2%                                     N/A                                     N/A


         The change in net interest income from a change in market rates is a short-term measure of interest rate risk. The results above indicate that at December 31, 2001 Metropolitan had exposure to falling rates but would benefit from rising rates. The expected change in net interest income at September 30, 2002 was impacted by a shift in the balance sheet towards short-term liabilities. During the quarter, short-term interest-earning assets decreased in dollar amount to a greater extent than short-term interest-bearing liabilities. The net result was a reduction of the benefit in a 200 basis point rising rate scenario, while at 100 basis points, the benefit remained unchanged. Metropolitan now has a benefit in a falling rate scenario.

         Another quantitative measure of interest rate risk is the change in the market value of all financial assets and liabilities based on various immediate sustained shifts in market interest rates. This concept is also known as NPV and is the methodology used by the OTS in measuring interest rate risk.

         The following table shows the change in net portfolio value for immediate sustained parallel shifts of 1% and 2% in market interest rates for year-end 2001 and the most recent quarter. The results for a downward parallel shift of 2% at September 30, 2002 and December 31, 2001 are not meaningful because some rates such as the Federal Funds Rate are already less than 2%.

                                                           EXPECTED CHANGE IN NET PORTFOLIO VALUE
                                                  ---------------------------------------------------------
       CHANGE IN INTEREST RATE                    SEPTEMBER 30, 2002                      DECEMBER 31, 2001
       -----------------------                    ------------------                      -----------------
                 +2%                                     -6%                                    -16%
                 +1%                                     -3%                                     -8%
                 -1%                                     +6%                                     +0%
                 -2%                                     N/A                                     N/A


         The change in net portfolio value is a long-term measure of interest rate risk. It assumes that no significant changes in assets or liabilities held would take place if there were a sudden change in interest rates. Because interest rate risk is monitored regularly and Metropolitan actively manages that risk, these projections serve as a worst-case scenario assuming no reaction to changing rates. The results above indicate that exposure to rising and falling rates as measured by post-shock NPV has decreased. Under Thrift Bulletin 13a, Metropolitan falls in the minimal interest rate risk category as of September 30, 2002, based upon current sensitivity to interest rate changes and the current level of regulatory capital.

         Metropolitan's strategies to limit interest rate risk from rising interest rates are as follows:

         o    originate one-to-four family loans primarily for sale;

         o originate the majority of business loans to float with prime rates;

         o    increase core deposits, which have low interest rate sensitivity;

         o    borrow funds with maturities greater than a year;

         o borrow funds with maturities matched to new long-term assets acquired; and

         o consider the use of derivatives to reduce interest rate risk when economically practical.

         Metropolitan also follows strategies that increase interest rate risk in limited ways including:

         o originating and purchasing fixed rate multifamily and commercial real estate loans limited to five year maturities or five year terms to repricing; and

         o originating and purchasing fixed rate consumer loans with terms from two to fifteen years.

         Metropolitan also is aware that any method of measuring interest rate risk, including the two used above, has some shortcomings. For example, some assets and liabilities may have similar maturities or repricing dates but their repricing rates may not follow the general trend in market interest rates. Also, as a result of competition, the interest rates on some assets and liabilities may fluctuate in advance of changes in market interest rates while rates on other assets and liabilities may lag market rates. In addition, any projection of a change in market rates requires that prepayment rates on loans and early withdrawal of certificates of deposits be projected and those projections may be inaccurate. Metropolitan focuses on the change in net interest income and the change in net portfolio value as a result of immediate and sustained parallel shifts in interest rates as a balanced approach to monitoring interest rate risk when used with budgeting and the other tools noted above.

         At the present time Metropolitan does not hold any trading positions, foreign currency positions, or commodity positions. Equity investments are approximately 1.0% of assets and 80.0% of that amount is held in Federal Home Loan Bank stock which can be sold to the Federal

Home Loan Bank of Cincinnati at par. Therefore, Metropolitan does not consider any of these areas to be a source of significant market risk.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

         General. As a result of the performance of Metropolitan, on July 26, 2001, Metropolitan entered into a Supervisory Agreement with the OTS, which requires Metropolitan to prepare and adopt a plan for raising capital that uses sources other than increased debt or that requires additional dividends from Metropolitan Bank. Additionally, Metropolitan Bank entered into a separate Supervisory Agreement with the OTS and the ODFI on July 26, 2001. Metropolitan, as well as Metropolitan Bank, are working to comply with all of the provisions of the Supervisory Agreements. See page __ for details of the agreements and a discussion progress to date on the requirements of the plans.

         Net Income. Net income for the year ended December 31, 2001 decreased $5.1 million to a net loss of $3.6 million as compared to net income of $1.5 million for the year ended December 31, 2000. For the year ended December 31, 2001, net interest income decreased $6.2 million and the provision for loan losses for the year ended December 31, 2001 increased $0.1 million from the same period in the prior year. Noninterest income increased $4.2 million for the year ended December 31, 2001 over the same period in the prior year and noninterest expense increased $6.0 million compared to the same period in the prior year. Noninterest expense amounted to $46.1 million for the year ended December 31, 2001 up from $40.2 million from the same period in the prior year.

         The loss for the year 2001 was primarily due to an increase in amortization and impairment of loan servicing rights, a compression of the interest rate spread, costs associated with a computer conversion, an increased provision for losses on real estate owned, and compensation and occupancy expenses relating to new facilities opened during 2000 and 2001. These items were partially offset by an increase in noninterest income for the year, particularly the gain on sale of loans. The interest rate compression was caused by Metropolitan Bank's assets repricing downward or prepaying faster than Metropolitan Bank's liabilities repriced or matured.

         Interest Income. Interest income for the year ended December 31, 2001 totaled $114.8 million, a decrease of 10.1% from $127.8 million for the same period in 2000. These results were primarily due to declining yields on interest-earning assets from 8.26% to 7.57% in the year ended December 31, 2001. Decreases in average earning assets compared to the same period in the prior year also contributed to the decline in interest income. The decline in the yield on earning assets for the year ended December 31, 2001 compared to the prior year was primarily due to general declines in the level of interest rates from 2000 to 2001. An increase in the level of nonperforming loans during 2001 also contributed to the decrease in interest income.

         Interest Expense. Total interest expense decreased 7.6% to $82.0 million for the year ended December 31, 2001 from $88.7 million for the year 2000. Interest expense for the year ending December 31, 2001 decreased generally due to a lower average balance of interest-bearing liabilities outstanding and a lower cost of funds as opposed to the prior year. The average balance of interest-bearing deposits decreased $21.7 million, or 2.0%, for the year ended December 31, 2001 as compared to the year 2000. Average borrowings decreased $23.1 million, or 5.8%, for the year ended December 31, 2001 as compared to the year 2000. Metropolitan's cost of funds decreased to 5.64% for the year 2001 as compared to 5.95% for the year 2000. In the year ended December 31, 2001, a lower cost was experienced on both deposits and borrowings compared to 2000.

         Net Interest Margin. Metropolitan's net interest margin decreased 37 basis points to 2.19% for the year ended December 31, 2001 as compared to 2.56% for the comparable period in 2000. While interest rates in general and especially short-term interest rates were lower in 2001 than in 2000, net interest margin was negatively impacted because yields on assets fell more quickly than costs of interest-bearing liabilities. The greater impact on asset yields was due to the falling interest rates and the options that borrowers have to prepay loans. As rates decline, most borrowers have the option to prepay loans but Metropolitan Bank does not have the option to call high cost certificates of deposit. The net interest margin was also negatively impacted by a conscious decision by management to lengthen the average remaining term of borrowings and certificates of deposit during 2000 and 2001 in order to reduce Metropolitan Bank's interest rate risk.

         Average Balances and Yields. The following tables present the total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Net interest margin is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities. All average balances are daily average balances. Assets that earn interest free of federal income taxes are included at their tax-equivalent yield. Nonaccruing loans are considered in average loan balances. The average balances of mortgage-backed securities and securities are presented at historical cost.

                                                                   YEAR ENDED DECEMBER 31,
                              --------------------------------------------------------------------------------------------------
                                         2001                               2000                               1999
                              ----------------------------     -------------------------------      ----------------------------
                                      AVERAGE                             AVERAGE                            AVERAGE
                              ----------------------------     -------------------------------      ----------------------------
                               BALANCE     INTEREST   RATE      BALANCE    INTEREST       RATE       BALANCE    INTEREST    RATE
                              ---------    --------  -----     ---------   --------       ----      ---------   --------    ----
                                                                    (IN THOUSANDS)
INTEREST-EARNING ASSETS:
Loans receivable             $1,237,551     $97,518   7.88%    $1,257,530   $107,504       8.55%    $1,160,771   $93,961     8.09%
Mortgage-backed securities      191,142      12,422   6.50        221,645     15,353       6.93        198,404    13,814     6.96
Other                            95,880       4,901   5.63         72,846      4,930       7.33         66,136     4,146     7.13
                             ----------     -------            ----------   --------                ----------   -------
   Total interest-earning
     assets                   1,524,573     114,841   7.57      1,552,021    127,787       8.26      1,425,311   111,921     7.89
                                            -------                         --------                             -------
Nonearning assets               112,272                            90,200                               78,162
                             ----------                        ----------                           ----------
         Total assets        $1,636,845                        $1,642,221                           $1,503,473
                             ==========                        ==========                           ==========

INTEREST-BEARING
 LIABILITIES:

Deposits                     $1,042,091    $54,545    5.23%    $1,063,839    $59,565       5.60%    $1,085,251   $55,289     5.09%
Borrowings                      374,899     23,781    6.34        397,979     26,071       6.55        250,958    15,079     6.01
Junior subordinated
 debentures                      43,750      3,993    9.13         43,750      3,993       9.13         37,858     3,418     9.03
                             ----------    -------             ----------   --------                ----------   -------
   Total interest-bearing
    liabilities               1,460,740     82,319    5.64      1,505,568     89,629       5.95      1,374,067    73,786     5.37
                                           -------    ----                  --------       ----                  -------     ----
Noninterest-bearing
  liabilities                   128,958                            91,221                               84,686
Shareholders' equity             47,147                            45,432                               44,720
                             ----------                        ----------                            ---------
   Total liabilities and
    shareholders' equity     $1,636,845                        $1,642,221                           $1,503,473
                              =========                        ==========                           ==========
Net interest income before
   capitalized interest and
   interest rate spread                     32,522    1.93%                   38,158       2.31%                  38,135     2.52%
                                           -------    ====                  --------       ====                  -------     ====

Net interest margin                                   2.19%                                2.56%                             2.73%
Interest expense capitalized                   357                               956                                 142
                                           -------                          --------                             -------
Net interest income                        $32,879                          $ 39,114                             $38,277
                                           =======                          ========                             =======
Average interest-earning
  assets to average interest
  bearing liabilities            104.37%                           103.09%                              103.73%



         Rate and Volume Variances. Net interest income is affected by changes in the level of interest-earning assets and interest-bearing liabilities and changes in yields earned on assets and rates paid on liabilities. The following table sets forth, for the periods indicated, a summary of the changes in interest earned and interest paid resulting from changes in average asset and liability balances and changes in average rates. Changes attributable to the combined impact of volume and rate have been allocated proportionately to change due to volume and change due to rate.

                                                                         YEARS ENDED DECEMBER 31,
                                              ---------------------------------------------------------------------------
                                                        2001 VS. 2000                             2000 VS. 1999
                                                     INCREASE (DECREASE)                       INCREASE (DECREASE)
                                              --------------------------------          ---------------------------------
                                                           CHANGE        CHANGE                      CHANGE        CHANGE
                                               TOTAL       DUE TO        DUE TO          TOTAL       DUE TO        DUE TO
                                              CHANGE       VOLUME         RATE          CHANGE       VOLUME         RATE
                                              ------       ------         ----          ------       ------         ----
                                                                          (DOLLARS IN THOUSANDS)

INTEREST INCOME ON:
Loans receivable                             $(9,986)     $(1,685)     $(8,301)        $13,543       $ 8,095       $ 5,448
         MORTGAGE-BACKED SECURITIES           (2,931)      (2,023)        (908)          1,539         1,609           (70)
Other                                            (29)        (109)          80             784           616           168
                                             -------      -------      -------         -------       -------       -------
  Total interest income                      (12,946)     $(3,817)     $(9,129)         15,866       $10,320       $ 5,546
                                             -------      =======      =======         -------       =======       =======
Interest Expense on:
         DEPOSITS                            $(5,020)     $(1,199)     $(3,821)        $ 4,276       $(1,064)      $ 5,340
Borrowings                                    (2,290)      (1,481)        (809)         10,992         9,524         1,468
Junior Subordinated Debentures                     -            -            -             575           562            13
                                             -------      -------      -------         -------       -------       -------
  Total interest expense                      (7,310)     $(2,680)     $(4,630)         15,843       $ 9,022       $ 6,821
                                             -------      =======      =======         -------       =======       =======
   Interest expense capitalized                 (599)                                      814
                                             -------                                   -------
   Increase (decrease) in
     net interest income                     $(6,235)                                  $   837
                                             =======                                   =======


         Provision for Loan Losses. The provision for loan losses increased to $6.5 million for the year ended December 31, 2001 as compared to $6.4 million for the same period in 2000. Management increased the provision for loan losses during 2001 as compared to 2000 based on a problem noted with a specific group of borrowers who are related to each other. As a result, the allowance for losses on loans at December 31, 2001 was $17.3 million or 1.49% of total loans, as compared to $14.0 million, or 1.07% of total loans at December 31, 2000.

         Noninterest Income. Total noninterest income increased 44.0% to $13.8 million for the year ended December 31, 2001 as compared to $9.6 million for the year 2000.

         Gain on sale of loans was $7.2 million for the year ended December 31, 2001, as compared to $2.8 million during the same period in 2000. The primary reason for the increase in the year 2001 compared with the same period in 2000 was a decrease in interest rates in 2001 which caused an increase in refinance activity resulting in increased origination volumes and, therefore, an increase in loans available to sell. The proceeds from sales of residential loans held for sale in the year 2001 were $543.1 million as compared to $120.3 million in the same period in 2000. Proceeds from the sale of multifamily and commercial real estate loans were $97.8 million for the year 2001 as compared to $92.6 million for the same period in 2000.

         Gains on sale of securities was $2.3 million for the year ended December 31, 2001 as compared to $0.7 million for the year 2000. The gains in the year 2001 were primarily the result of the sales of loans originated, securitized, and sold by Metropolitan to FreddieMac. The gains in the year 2000 were the result of the sale of FannieMae securities which were part of the 1999 multifamily securitization and FreddieMac securities comprised of residential loans. The higher level of gains in 2001 was due primarily to a higher volume of single-family loans that were originated, securitized and sold in 2001 compared to 2000.

         There were losses from net loan servicing of $4.0 million in the year ended December 31, 2001 as compared to income of $1.1 million for the year 2000. The primary reason for the decreased income was the increased amortization of servicing rights due to an increase in paid off loans in 2001 compared to the prior year. In addition, Metropolitan recorded an allowance of $0.8 million for loss due to impairment in 2001 compared to none in 2000. Changes in the level of income from loan servicing rights vary directly with interest rates. Therefore, a significant increase in interest rates in 2002 over 2001 levels would likely increase the level of income from loan servicing rights. The portfolio of loans serviced for others increased to $2.2 billion at December 31, 2001 as compared to $1.9 billion at December 31, 2000. Origination of loan servicing partially offset payoffs and the amortization of existing loans serviced.

         Service charges on deposit accounts increased to $1.6 million for the year ended December 31, 2001 as compared to $1.5 million for the same period in the prior year. The reasons for the increases were the overall growth in the number of checking accounts and increases in deposit fees in 2001 as compared to prior year periods.

         Other noninterest income increased to $6.5 million for the year 2001 compared to $3.3 million for the same period in the previous year. These increases were primarily due to increased trust fee income, increased rental income from the new corporate headquarters building, and the operations of our title insurance agency for a full year in 2001 as compared to three months in 2000.

         Noninterest Expense. Total noninterest expense increased to $46.1 million, or 14.9%, in the year ended December 31, 2001 as compared to $40.2 million for the year 2000.

         Personnel related expenses increased $2.5 million in the year ended December 31, 2001 as compared to the same period in 2000. These increases were primarily a result of increased staffing levels to support expanded activities such as new retail sales offices locations, new mortgage origination offices and temporary employees used to transition to a new computer system. In addition, we operated our title insurance agency for a full year in 2001 as compared to three months in 2000.

         Occupancy costs increased $0.6 million in the twelve-month period ended December 31, 2001, over the same period in 2000. This increase was generally the result of occupancy costs for the new corporate headquarters, three additional retail sales offices and six residential mortgage origination offices.

         Management does not plan to open any new retail sales offices or mortgage origination offices during 2002. This should result in a stabilization of personnel and occupancy costs as contrasted with the growth of these costs over the past five years.

         Data processing expense increased $444,000 in the year ended December 31, 2001 as compared to the same period in 2000. The primary reason for the increase was greater costs incurred for data processing following the systems conversion in September, 2000.

         Marketing expense decreased $275,000 in the year ended December 31, 2001 compared to the same period in the prior year. This was primarily due to management's efforts to reduce costs in 2001.

         State franchise taxes decreased $918,000 in the year ended December 31, 2001 as compared to the same period in 2000. The primary reason for the decrease were a refinement of the allocation of income among the various states where we have loans and the impact of debt at the holding company on the franchise tax calculation.

         Real estate owned expense was $1.6 million up from $0.4 million in the prior year. The increase was primarily due to a provision for loss on the sale of two commercial real estate properties. While these properties had been valued at fair value based on appraisals, a lack of qualified buyers over an extended period of time caused Metropolitan Bank to reassess the fair values resulting in the provision.

         Other operating expenses, which include miscellaneous general and administrative costs such as loan servicing, loan processing costs, business development, check processing, ATM expenses, and professional expenses, increased $2.5 million for the year ended December 31, 2001 as compared to the same periods in 2000. These increases were generally the result of increases in expenses pertaining to professional services, and increased business activities. In addition, we operated our title insurance agency for a full year in 2001 as compared to three months in 2000.

         Provision (benefit) for Income Taxes. Income taxes were a benefit of $2.4 million for the year ended December 31, 2001 as compared to an expense of $662,000 in the prior year period. The primary reason for the change was the net loss recorded for the year 2001.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

         Net Income. Net income decreased 66.8% from net income of 1999. Net income for 2000 was $1.5 million, or $0.19 per common share, and net income for 1999 was $4.5 million, or $0.57 per common share. This decrease in net income from 1999 was due primarily to a decrease in our interest rate spread due to rising interest rates during 2000 and higher operational costs due to growth in the retail sales office system, the relocation of the corporate headquarters, and investments in technology.

         Total assets grew to $1.7 billion at December 31, 2000 from $1.6 billion at December 31, 1999. Compared to 1999 and prior years, asset growth slowed in 2000 due to the rising interest rate environment.

         Interest Income. Total interest income increased 14.2% to $127.8 million for 2000 from $111.9 million for 1999. This increase was due to a 8.9% increase in the average balance of interest-earning assets and an increase in the weighted average yield on interest earning assets, particularly loans.

         Interest Expense. Total interest expense increased 20.4% to $88.7 million for 2000 from $73.6 million for 1999. Interest expense increased primarily because the average balance of interest-bearing liabilities increased 9.6% from the prior year and an increased cost of funds. We increased our average balance of interest-bearing liabilities in order to fund our growth of interest-earning assets. The average balance of borrowings increased 58.6% from the previous year. Due to an increase in market rates paid to deposit customers and the increased use of borrowings, the cost of funds increased to 5.95% in 2000 from 5.37% in 1999.

         Provision for Loan Losses. Our provision for loan losses increased $40,000 to $6.4 million in 2000 from $6.3 million in 1999. Management increased the provision due to the ongoing analysis of the appropriate allowance for loan losses as Metropolitan Bank continues to grow and increases its amount of loans, and not as a response to any material change in the level of nonperforming loans. Total loans, including loans held for sale, increased 8.1% to $1.3 billion at December 31, 2000 from $1.2 billion at the same date a year earlier. The allowance for losses on loans at December 31, 2000 was $14.0 million, or 1.07% of total loans, compared to $11.0 million, or 0.92% of total loans, at the same date in 1999. Management bases its estimate of the adequacy of the allowance for losses on loans on an analysis of various factors. These factors include historical loan loss experience, the status of impaired loans, economic conditions affecting real estate markets and regulatory considerations.

         Noninterest Income. Total noninterest income increased 33.5% to $9.6 million in 2000 from $7.2 million in 1999. This increase occurred primarily because of the increase in our gain on sale of loans and gain on sale of securities.

         Net gain on sale of loans increased to $2.8 million in 2000 compared to $1.9 million in 1999. The primary reason for the increase in 2000 was the stabilization of interest rates, particularly in the second half of the year in 2000 compared to 1999. In addition, we added two loan origination offices which added to the volume of loans available for sale. The proceeds of residential loan sales in 2000 was $120.6 million compared to $126.4 million in 1999.

         Net loan servicing income decreased to $1.1 million in 2000 from $1.4 million in 1999. The portfolio of loans serviced increased to $1.9 billion at December 31, 2000 compared to $1.7 billion at December 31, 1999. Purchases of loan servicing rights and origination of loan servicing, including the securitization of our loans, were offset by payoffs and greater amortization of existing loans serviced. In 1999, we sold servicing rights for approximately $400 million of loans in the fourth quarter, and recognized a gain of $762,000.

         Service charges on deposit accounts increased 14.8% to $1.5 million in 2000 from $1.3 million in 1999. The primary reasons for the increase were the overall growth in the number of checking accounts and increases in deposit account prices in 2000.

         During 2000, we sold $35.4 million of mortgage-backed securities available for sale for a net gain of $724,000. We purchase or sell securities and mortgage-backed securities for a variety of reasons. These reasons include the management of liquidity, interest rate risk, capital levels, collateral levels for borrowings, and to take advantage of favorable market conditions. Gains or losses from the sale of securities are incidental to the sale of those securities for the reasons listed above.

         Other operating income increased 87.8% to $3.3 million in 2000 from $1.8 million in 1999. This increase was primarily the result of a 1999 writedown of $800,000 of Metropolitan Bank's investment in a limited partnership that services residential real estate loans due to a permanent decline in the value of the investment. The increase was also due to increased fee income from the increased level of business and increased rental income during 2000.

         Noninterest Expense. Total noninterest expense increased 23.5% to $40.2 million in 2000 from $32.6 million in 1999. This increase in expenses resulted primarily from increased staffing requirements due to greater business volume and greater occupancy expenses.

         Personnel related expenses increased 22.0% to $21.2 million in 2000 from $17.4 million in 1999. These increases were a result of increased staffing levels to support new retail sales offices, new mortgage origination offices, and increased business levels.

         Occupancy and equipment expense increased 18.8% to $5.8 million in 2000 from $4.9 million in 1999. This increase was generally the result of opening three retail sales offices and two additional mortgage origination offices opened in 2000 along with $200,000 spent on our move to our new corporate headquarters.

         Federal deposit insurance premiums increased 45.2% to $1.4 million in 2000 compared to $943 thousand in 1999. The reason for the increase was the increase in Metropolitan Bank's premium rate charged by the Federal Deposit Insurance Corp.

         Marketing expense increased 66.1% to $1.2 million for 2000 from $722,000 for 1999. This increase was the result of the promotion of brand awareness primarily through radio advertising in current and new markets and attracting new deposit customers.

         State franchise taxes increased 25.4% to $1.0 million for 2000 as compared to $799,000 in 1999. The primary reason for the increase is the greater amount of capital at Metropolitan Bank, which is the basis for the tax.

         Data processing expense increased 14.0% to $1.3 million for the year 2000 as compared to $1.2 million in 1999. This increase was the result of expenses incurred for electronic banking which is scheduled to begin in 2001 and overall increases in data processing costs related to a systems conversion which took place in September, 2000, and for additional retail sales offices and an increase in the number of customer accounts.

         Other operating expenses, which includes miscellaneous general and administrative costs such as loan servicing, business development, check processing and ATM expenses, increased 17.7% to $7.5 million for 2000 from $6.4 million for 1999. Generally, these increases were due to expenses pertaining to increased business activities and increased costs for professional services.

         Provision for Income Taxes. The provision for income taxes decreased to $662,000 in 2000 from $2.0 million in 1999 due to the decrease in income before taxes. The effective tax rate was 30.7% for 2000 and 30.9% for 1999.

ASSET QUALITY

         We undertake detailed reviews of the loan portfolio regularly to identify potential problem loans or trends early and to provide for adequate estimates of probable losses. In performing these reviews, management considers, among other things, current economic conditions, portfolio characteristics, delinquency trends, and historical loss experiences. We normally consider loans to be nonperforming when payments are 90 days or more past due or when the loan review analysis indicates that repossession of the collateral may be necessary to satisfy the loan. In addition, a loan is considered impaired when, in management's opinion, it is probable that the borrower will be unable to meet the contractual terms of the loan. When loans are classified as nonperforming, we assess the collectibility of the unpaid interest. Interest determined to be uncollectible is reversed from interest income. Future interest income is recorded only if the loan principal and interest due is considered collectible and is less than the estimated fair value of the underlying collateral.

         The table below provides information concerning Metropolitan's nonperforming assets and the allowance for losses on loans as of the dates indicated. All loans classified by management as impaired were also classified as nonperforming.


                                                                                DECEMBER 31,
                                                         -----------------------------------------------------------
                                                            2001         2000        1999         1998        1997
                                                         --------     ---------  -----------   ---------    --------
                                                                                  (DOLLARS IN THOUSANDS)
Nonaccrual loans
   One-to-four family                                    $   394       $   484     $  1,183    $    512     $   792
   Multifamily                                               758             -            -           -           -
   Commercial real estate                                  5,898           468        1,696       6,123         198
   Construction and land                                   1,489         1,133           42       1,824          -
   Consumer                                                4,064         4,574        3,755       2,038       1,562
   Business                                               17,999         1,646        2,257       1,734         211
                                                          ------       -------      -------    --------     -------
         Total nonaccrual loans                           30,602         8,305        8,933      12,231       2,763
Loans past due 90 days or more, still accruing                85         6,434          448         460         384
                                                         -------       -------      -------    --------     -------
         Total nonperforming loans                        30,687        14,739        9,381      12,691       3,147
         Real estate owned                                 2,791         4,262        5,263       5,534       2,037
                                                         -------       -------      -------       -----     -------
         Total nonperforming assets                      $33,478       $19,001      $14,644     $18,225      $5,184
                                                         =======       =======      =======    ========     =======

Nonperforming loans to total loans                          2.68%         1.15%        0.79%       1.23%       0.44%

Nonperforming assets to total assets                        2.09%         1.12%        0.91%       1.34%       0.56%


         Nonperforming loans at December 31, 2001 increased $15.9 million to $30.7 million as compared to $14.7 million at December 31, 2000. Real estate owned decreased $1.5 million over the same period. On March 26, 2001, based on financial projections provided by the borrowers on March 12, 2001, $14.7 million of business loans to several entities affiliated with each other were put on nonaccrual and calculated to be impaired in the amount of $3.5 million. These loans are business loans secured by junior liens on several nursing homes and assisted living centers. The borrowers did not make any payments on these loans during the first quarter of 2001. The estimate of the impairment was the result of comparing the book value of the loans to the present value of cash flows expected to be received based on the most likely workout scenario. In May, 2001, the borrowers began making interest payments on these loans. These loans were brought current as of September 30, 2001 through payments by the borrowers and a reduction in the rates charged on these loans. However, due to the continuing weakness of the borrowers, these loans are still considered impaired and nonperforming at December 31, 2001. Management determined the amount of the impairment of these loans to be $3.2 million as of December 31, 2001. As a result of the impairment, management has recorded a specific reserve of $3.2 million. Management will charge off these balances when it becomes clear that the borrowers have exhausted all possible efforts to improve the value of the underlying collateral through enhancement of the businesses' operating performance or the possibility of the borrowers obtaining alternate sources of financing.

         The previously discussed $14.7 million of business loans that became nonperforming in the first quarter, 2001 are the primary reason for the decline of the asset quality ratios in 2001 compared to 2000. Net charge-offs declined to $3.2 million in 2001 from $3.4 million in 2000.

         The provision for loan losses increased for the year ended December 31, 2001 as compared to the prior year period. The increased provision for loan losses during 2001 compared to the prior year was based on increased risk of loss due to a weakening in the economy, increased nonperforming loans, and problems noted with specific borrowers.

         In addition to the nonperforming assets included in the table above, we identify potential problem loans which are still performing but have a weakness which causes us to classify those loans as substandard for regulatory purposes. There was $1.3 million of loans in this category at December 31, 2001, compared to $4.7 million of such loans at December 31, 2000.

         Allowance for Losses on Loans. The provision for loan losses and allowance for losses on loans is based on an analysis of individual loans, prior loss experience, growth in the loan portfolio, changes in the mix of the loan portfolio and other factors including current economic conditions. The following table provides an analysis of the allowance for losses on loans at the dates indicated.

                                                                          YEAR ENDED DECEMBER 31,
                                                      ---------------------------------------------------------------
                                                         2001        2000          1999          1998          1997
                                                      ---------  -----------  ------------     --------     ---------
                                                                               (DOLLARS IN THOUSANDS)
BALANCE AT BEGINNING OF PERIOD                        $13,951      $11,025        $6,909         $5,622      $4,175
                                                     CHARGE-OFFS:
  One-to-four family                                       --           23            12              5          32
  Multifamily                                              --           --            31             39         494
  Commercial real estate                                   48           --           104             --          --
  Consumer                                              3,388        3,448         1,944            809         363
  Business                                                 --          358           148            565          10
                                                     --------     --------        ------          -----          --
         Total charge-offs                              3,436        3,829         2,239          1,418         899
Recoveries:                                               230          405            45             55           6
                                                     --------   ----------       -------         ------      ------
Net charge-offs                                         3,206        3,424         2,194          1,363         893
Provision for loan losses                               6,505        6,350         6,310          2,650       2,340
                                                      -------      -------         -----          -----       -----
BALANCE AT END OF PERIOD                              $17,250      $13,951       $11,025         $6,909      $5,622
                                                       ======       ======        ======          =====       =====

Net charge-offs to average loans                         0.26%        0.27%         0.19%         0.16%        0.13%
Provision for loan losses to average loans               0.53%        0.50%         0.54%         0.31%        0.35%
Allowance for losses on loans to total
  nonperforming loans at end of period                  56.21%       94.65%       117.52%        54.44%      178.68%
Allowance for losses on loans to total
  loans at end of period                                 1.49%        1.07%         0.92%         0.66%        0.79%


         Loans receivable decreased 11.1% in 2001 to $1.1 billion while the allowance for losses on loans increased 23.6% to $17.3 million. Management increased the allowance due to the ongoing analysis of the appropriate allowance for loan losses. We expect to continue to increase the allowance for loan losses when necessary as the loan portfolio mix changes. We considered the following factors in determining that this increased level of allowance for loan losses was adequate:

         o Charge-offs in 2001 remained relatively high and experienced only a slight decrease from 2000;

         o Total nonperforming loans at December 31, 2001 increased 108.2% from a year earlier;

         o Consumer loan charge-offs remain high. This rate was due primarily to manufactured housing loans. We are not currently increasing our portfolio in this lending area. Substantially all recoveries detailed above are in the consumer loan category;

         o We separately evaluated individual nonperforming loans for the adequacy of collateral values. We consider several of these loans to be large because they each exceed $1 million. While in most instances, we were able to determine that our principal balance is well secured, we have provided specific allowances in those instances where it was deemed necessary. We reached this determination by reviewing current or updated appraisals, brokers' price opinions, and other market surveys; and

         o    The impact of the economic slowdown.

         After careful consideration of all of these factors, we concluded that it was necessary to increase the allowance for loan losses again in 2001. Therefore, the provision for loan losses was increased to $6.5 million in 2001 which resulted in an increase in the allowance for loan losses to $17.3 million.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2001 AND DECEMBER 31, 2000

         Total assets amounted to $1.608 billion at December 31, 2001, as compared to $1.695 billion at December 31, 2000, a decrease of $87 million. The decrease in assets was concentrated in loans and was partially offset by increases in cash, securities, and premises and equipment. Under the supervisory agreement, we have committed that quarter end assets for Metropolitan Bank will not exceed $1.702 billion during the term of the agreement. Metropolitan Bank's total assets were $1.606 billion at December 31, 2001.

         Securities available for sale increased $55.0 million to $94.4 million at December 31, 2001 as compared to $39.3 million at December 31, 2000. The primary reason for the increase was the purchase of $80.5 million of U.S. Treasury securities during the fourth quarter of 2001 of which $71.9 million remained on the books at December 31, 2001.

         Loans receivable, net decreased $261.0 million, or 21.1%, to $974.5 million at December 31, 2001 from $1.24 billion at December 31, 2000. This decrease was due to loan sales, paydowns, and transfers to loans held for sale during the year. Decreases experienced in particular loan categories were $116.5 million in one- to four-family loans, $90.0 million in commercial real estate loans, $48.8 million in multifamily loans, $24.3 million in consumer loans. These decreases were partially offset by a $32.0 million increase in construction loans.

         Loans held for sale increased $117.9 million to $169.3 million at December 31, 2001 from $51.4 million at December 31, 2000. The primary reasons for the increase are the large volume of residential loan originations in the second half of 2001 and transfers from loans receivable, net of $116.4 million. Transfers to loans held for sale related to Metropolitan Bank's ongoing attempt to get to a "well capitalized" status and to meet certain interest rate risk goals as directed by the Board of directors and required by the supervisory agreements. Loans held for sale consists of one- to four- family, multifamily, and commercial real estate loans. One- to four-family loans are placed in this category based on the type of loan and the marketability of the loan. In regards to multifamily and commercial loans, loans are selected for this category after reviewing current loan production and determining the impact of a potential sale on risk-based capital and interest rate risk.

         Federal Home Loan Bank stock decreased $3.7 million to $16.9 million at December 31, 2001 as compared to the December 31, 2000 balance. The reason for the decrease was the redemption of $5.0 million of stock during the second quarter. Metropolitan Bank was no longer required to hold the stock due to paydowns on Federal Home Loan Bank advances, which were partially offset by dividends received on a quarterly basis.

         Real estate owned decreased $1.5 million, or 34.5%, to $2.8 million at December 31, 2001. The primary reason for the decrease was the $1.2 million provision for loss on real estate owned for the year ended December 31, 2001. While certain properties were priced for sale at prices consistent with subject appraisals, a lack of qualified offers over an extended period of time caused Metropolitan Bank to reassess their market values, resulting in the provision.

         Premises and equipment, net decreased $3.6 million to $62.8 million at December 31, 2001. This decrease was the result of the transfer of $8.7 million of assets to premises and equipment held for sale during the fourth quarter. The premises and equipment currently held for sale are in response to the supervisory agreement. This transfer was partially offset by costs associated with the completion of the new headquarters. Otherwise, we do not anticipate opening any new retail locations during the next twelve months.

         Total deposits were $1.142 billion at December 31, 2001, a decrease of $3.9 million from the balance of $1.146 billion at December 31, 2000. The decrease resulted principally from decreased certificates of deposit balances of $103.8 million and passbook and statement savings of $23.6 million, which were partially offset by an increase of $74.9 million of interest-bearing checking accounts. During 2001, Metropolitan Bank increased the proportion of certificates of deposit due to mature more than one year in the future in order to reduce interest rate risk.

         Borrowings decreased $85.2 million, or 20.0%, from December 31, 2000 to December 31, 2001. The decrease was the result of the paydown of Federal Home Loan Bank advances with the proceeds from asset sales and loan payoffs.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity. The term "liquidity" refers to our ability to generate adequate amounts of cash for funding loan originations, loan purchases, deposit withdrawals, maturities of borrowings, and operating expenses. Our primary sources of internally generated funds are principal repayments and payoffs of loans, cash flows from operations, and proceeds from sales of assets. External sources of funds include increases in deposits and borrowings, and public or private securities offerings by Metropolitan.

         Metropolitan's primary sources of funds currently are dividends from Metropolitan Bank, which are subject to restrictions imposed by federal bank regulatory agencies and debt and equity offerings. Metropolitan's primary use of funds is for interest payments on its existing debt. At December 31, 2001, Metropolitan, excluding Metropolitan Bank, had cash and readily convertible investments of $0.8 million. At December 31, 2001, Metropolitan held $0.1 million in liquid assets available to pay expenses and interest. This does not include $0.7 million Metropolitan holds in liquid assets as a requirement of the subordinated notes due January 1, 2005.

         Metropolitan Bank's liquidity ratio (average daily balance of liquid assets to average daily balance of net withdrawable accounts and short-term borrowings) for the quarter ending December 2001 was 7.27%. Historically, Metropolitan has maintained its liquidity close to 4.0% since the yield available on qualifying investments is lower than alternative uses of funds and is generally not at an attractive spread over incremental cost of funds. At December 31, 2001, Metropolitan Bank had approximately $47 million in cash, $40 million in short-term U.S. Treasury securities and $8 million in Fannie Mae and Ginnie Mae mortgage-backed securities which were available to sell or to pledge to meet liquidity needs.

         While principal repayments and Federal Home Loan Bank advances had been fairly stable sources of funds, deposit flows and loan prepayments are greatly influenced by prevailing interest rates, economic conditions, and competition. Metropolitan regularly reviews cash flow needed to fund its operations and adjusts loan and deposit rates as needed to balance cash available with cash needs.

         We have access to wholesale borrowings based on the availability of eligible collateral. The Federal Home Loan Bank makes funds available for housing finance based upon the blanket or specific pledge of certain one- to four-family and multifamily loans and various types of investment and mortgage-backed securities. Metropolitan Bank had borrowing capacity at the Federal Home Loan Bank under its blanket pledge agreement of approximately $257 million at December 31, 2001. Metropolitan Bank exceeded its borrowing capacity with an outstanding balance of $278 million at December 31, 2001. To remedy this situation, Metropolitan Bank has pledged additional securities and has a borrowing capacity of $4 million as of March 1, 2002.

         At December 31, 2001, $283.6 million, or 24.8%, of Metropolitan's deposits were in the form of certificates of deposit of $100,000 and over. Metropolitan has also accepted out-of-state time deposits from individuals and entities, predominantly credit unions. These deposits typically have balances of $90,000 to $100,000 and have a term of one year or more. At December 31, 2001, approximately $26.5 million, or 2.3% of our deposits were held by these individuals and entities. Of these out-of-state time deposits, $5.0 million were also included in the $100,000 and over time deposits discussed above. During 2000, Metropolitan Bank received regulatory approval and began accepting brokered deposits. At December 31, 2001, brokered deposits totaled $101.3 million. The total of all certificates of deposits from brokers, out-of-state sources, and other certificates of deposit of $100,000 and over was $305.1 million at December 31, 2001, or 26.7%, of total deposits. The Supervisory Agreement requires that Metropolitan Bank reduce its reliance on volatile funding sources, including but not limited to, brokered and out-of-state deposits. Brokered and out-of-state deposits have decreased from $177.0 million at December 31, 2000 to $127.8 million at December 31, 2001. The Supervisory Agreement does not call for a specific amount of reduction or a specific time frame in which to make the reduction. Since many of these depositors are not located near our retail sales offices and do not have other accounts, these deposits tend to be less stable and less likely to renew if our rates are not competitive with national rates. Our dependence on these wholesale types of deposits creates the risk that we might experience a liquidity shortage if we stopped issuing or renewing these types of certificates of deposit or that we would have to pay high rates to renew or replace these funds which would negatively impact our profitability. In order to minimize these risks, we monitor the maturity of these types of funds so their maturities are staggered. We also deal with several brokers and compare rates among them to be sure we are paying competitive rates. However, based on the Federal Home Loan Bank collateral requirements, Metropolitan Bank may have to use brokered or out-of-state certificates of deposit for liquidity purposes. If a liquidity shortage occurs, we have the ability to generate additional liquidity beyond the cash and securities mentioned above by stopping the issuance of commitments to make new loans and selling some or all of the $169.3 million of loans we own that are classified as held for sale at December 31, 2001. Such a liquidation of loans held for sale could have a negative impact on net interest income.

         The financial market makes funds available through reverse repurchase agreements by accepting various investment and mortgage-backed securities as collateral. Metropolitan Bank had borrowings through reverse repurchase agreements of $41.0 million at December 31, 2001.

         Capital. The OTS imposes capital requirements on savings associations. Savings associations are required to meet three minimum capital standards: (i) a leverage requirement, (ii) a tangible capital requirement, and (iii) a risk-based capital requirement. Such standards must be no less stringent than those applicable to national banks. In addition, the OTS is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. Metropolitan Bank's regulatory capital ratios at December 31, 2001 were in excess of the capital requirements specified by OTS regulations as shown by the following table:

                                         TANGIBLE CAPITAL            CORE CAPITAL            RISK-BASED CAPITAL
                                      --------------------      ---------------------     ----------------------
                                                                 (DOLLARS IN THOUSANDS)
Capital amount
Actual...........................     $   103,151     6.45%     $   103,151      6.45%    $   113,621      9.26%
Required.........................          24,006     1.50           64,088      4.00          98,170      8.00
                                      -----------  -------      -----------  --------     -----------   -------
Excess...........................     $    79,145     4.95%     $    39,063      2.45%    $    15,451      1.26%
                                      ===========  =======      ===========  ========     ===========   =======

         It is Metropolitan Bank's goal, as well as required by Metropolitan Bank's supervisory agreement, to increase risk-based capital to reach the "well capitalized" risk-based capital level of 10.00% by March 31, 2002. Under the Supervisory Agreement, Metropolitan Bank submitted a revised plan for increasing capital to regulatory authorities on December 26, 2001. The following table summarizes Metropolitan Bank's status compared to the Supervisory Agreement requirements:

                                        TANGIBLE CAPITAL            CORE CAPITAL            RISK-BASED CAPITAL
                                      --------------------      ---------------------     ---------------------
                                                                 (DOLLARS IN THOUSANDS)
Capital amount
Actual...........................     $   103,151     6.45%     $   103,151      6.45%    $   113,621      9.26%
Required.........................          32,008     2.00           80,110      5.00         122,712     10.00
                                      -----------  -------      -----------  --------     -----------   -------
Excess (Deficiency)..............     $    71,143     4.45%     $    23,041      1.45%    $    (9,091)    (0.74)%
                                      ===========  =======      ===========  ========     ===========   =======

         At December 31, 2001, Metropolitan Bank's risk-based capital was $9.1 million less than the requirement for a well-capitalized institution. Pursuant to the rights offering and concurrent offering to the public, Metropolitan could raise $22.0 million. If such amount is raised, approximately $16.9 million will be contributed to Metropolitan Bank. Therefore, the rights offering and the concurrent offering to the public, if successful, will satisfy the capital requirements of the supervisory agreements. If Metropolitan raises at least $13.0 million in capital, Metropolitan Bank could reach well-capitalized status by achieving its forecasts for reducing the level of risk-based assets, breaking even on its results of operations and having no further impairment of servicing rights. However, if Metropolitan is not successful in completing the offerings, management's plan to reach the 10.0% risk-based capital level may, subject to negotiations with regulators, include stopping the issuance of new loan commitments and selling selected assets, including some or all of the $169.3 million of loans classified as held for sale at December 31, 2001 and the $8.7 million of fixed assets held for sale.

RECENT ACCOUNTING DEVELOPMENTS

         A new accounting standard requires all business combinations to be recorded using the purchase method of accounting for any transaction initiated after June 30, 2001. Under the purchase method, all identifiable tangible and intangible assets and liabilities of the acquired company must be recorded at fair value at date of acquisition, and the excess of cost over fair value of net assets acquired is recorded as goodwill. Identifiable intangible assets must be separated from goodwill. Identifiable intangible assets with finite useful lives will be amortized under the new standard, whereas goodwill, both amounts previously recorded and future amounts purchased, will cease being amortized starting in 2002. Annual impairment testing will be required for goodwill with impairment being recorded if the carrying amount of goodwill exceeds its implied fair value. Adoption of this standard on January 1, 2002 will not have a material effect on Metropolitan's financial statements. Metropolitan performed an impairment analysis as of June 30, 2002, and no impairment of goodwill was indicated by the impairment analysis.

IMPACT OF INFLATION AND CHANGING PRICES

         The consolidated financial statements and notes included in this annual report have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars without consideration of changes in relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations.

         In management's opinion, changes in interest rates affect the financial condition of a financial institution to a far greater degree than changes in the inflation rate. While interest rates are influenced by changes in the inflation rate, they do not change at the same rate or in the same magnitude as the inflation rate. Rather, interest rate volatility is based on changes in the expected rate of inflation and in monetary and fiscal policies. Our ability to match the interest rate sensitivity of our financial assets to the interest sensitivity of our financial liabilities in our asset/liability management may tend to minimize the effect of changes in interest rates on our financial performance.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

         Metropolitan, like other financial institutions, is subject to market risk. Market risk is the risk that a company can suffer economic loss due to changes in the market values of various types of assets or liabilities. As a financial institution, we make a profit by accepting and managing various types of risks. The most significant of these risks are credit risk and interest rate risk. See "Asset Quality" for a comprehensive discussion of credit risk. The principal market risk for us is interest rate risk. Interest rate risk is the risk that changes in market interest rates will cause significant changes in net interest income because interest-bearing assets and interest-bearing liabilities mature at different intervals and reprice at different times.

         The OTS currently looks to Thrift Bulletin 13a, issued December 1, 1998, to evaluate interest rate risk at institutions they supervise. They categorize interest rate risk as minimal, moderate, significant, or high based on a combination of the projected Net Portfolio Value ("NPV") level after a 200 basis point change in interest rates and the size of that change in NPV due to a 200 basis point change in interest rates.

         We manage interest rate risk in a number of ways. Some of the tools used to monitor and quantify interest rate risk include:

         o    annual budgeting process;

         o    quarterly forecasting process;

         o quarterly shock report of effect of sudden interest rate changes on net interest income;

         o quarterly shock report of effect of sudden interest rate changes on net value of portfolio equity;

         o monthly review of listing of liability rates and maturities by month;

         o monthly analysis of rate and volume changes in historic net interest income;

         o weekly review of certificate of deposit offering rates and maturities by day; and

         o    weekly forecast of cash flows and balance sheet activity.

         We have established an asset and liability committee to monitor interest rate risk. This committee is made up of senior officers from finance, lending and deposit operations. The committee meets twice a month, reviews our current interest rate risk position, and determines strategies to pursue for the next month. The activities of this committee are reported to the Metropolitan Bank Board monthly. Between meetings the members of this committee are involved in setting rates on deposits, setting rates on loans and serving on loan committees where they work on implementing the established strategies.

         One of the ways we monitor interest rate risk quantitatively is to measure the potential change in net interest income based on various immediate changes in market interest rates. The following table shows the expected change in net interest income for immediate sustained parallel shifts of 1% and 2% in market interest rates as of the end of the last two years. The results for a downward parallel shift of 2% at December 31, 2001 are not meaningful because some rates such as Federal Funds are already less than 2%.

                                                           EXPECTED CHANGE IN NET INTEREST INCOME
                                                  ---------------------------------------------------------
       CHANGE IN INTEREST RATE                    DECEMBER 31, 2001                       DECEMBER 31, 2000
       -----------------------                    -----------------                       -----------------
                 +2%                                     +7%                                    -27%
                 +1%                                     +3%                                    -14%
                 -1%                                     -1%                                    +13%
                 -2%                                     N/A                                    +27%

         The change in net interest income from a change in market rates is a short-term measure of interest rate risk. The results as of December 31, 2001 above indicate that our exposure to falling rates has increased over the past year but that exposure is still minimal. During 2001 interest rates declined and the projection of the change in net interest income as of December 31, 2000 indicated a benefit from declining rates. However, Metropolitan actually experienced a decline in net interest income during 2001 as a result of declining rates. This occurred for several reasons. First, the decrease in rates was more than 2% and interest rate compression resulted in an inability to fully pass along the rate declines to core deposit customers that were passed along to borrowers with prime rate based loans. Second, the change in interest rates was greatest at the shortest maturity term where Metropolitan has a concentration of loans, which are prime rate based loans that reprice monthly. The projection of net interest income assumes a parallel shift in rates, which would imply that the renewal rates on term liabilities would fall just as much as short-term rates fall. Finally, the dramatic change in the shape of the interest rate yield curve from the beginning of 2001 to the end of 2001 increased the demand for long-term fixed rate loans, which we normally sell. As a result, the mix of assets changed including a reduction of loans as a percent of earning assets.

         Another quantitative measure of interest rate risk is the change in the market value of all financial assets and liabilities based on various immediate sustained shifts in market interest rates. This concept is also known as net portfolio value and is the methodology used by the Office of Thrift Supervision in measuring interest rate risk. The following table shows the expected change in net portfolio value for immediate sustained parallel shifts of 1% and 2% in market interest rates as of the end of the last two years. The results for a downward parallel shift of 2% at December 31, 2001 are not meaningful because some rates such as Federal Funds are already less than 2%.

                                                           EXPECTED CHANGE IN NET PORTFOLIO VALUE
                                                  ---------------------------------------------------------
       CHANGE IN INTEREST RATE                    DECEMBER 31, 2001                       DECEMBER 31, 2000
       -----------------------                    -----------------                       -----------------
                 +2%                                     -16%                                   -42%
                 +1%                                     -8%                                    -22%
                 -1%                                      0%                                    +23%
                 -2%                                     N/A                                    +48%

         The change in net portfolio value is a long-term measure of interest rate risk. It assumes that no significant changes in assets or liabilities held would take place if there were a sudden change in interest rates. Because we monitor interest rate risk regularly and actively manage that risk, these projections serve as an expected worst case scenario assuming no reaction to changing rates. Under TB 13a, Metropolitan falls in the minimal interest rate risk category as of December 31, 2001, based upon current sensitivity to interest rate changes and the current level of regulatory capital.

         Our strategies to limit interest rate risk from rising interest rates are as follows:

         o    originate fixed rate one-to four-family loans primarily for sale;

         o originate the majority of business loans to float with prime rates;

         o    increase core deposits which have low interest rate sensitivity;

         o borrow funds with maturities matched to new long-term assets acquired and;

         o consider the use of derivatives to reduce interest rate risk when economically practical.

We also follow strategies that increase interest rate risk in limited ways including:

         o originating and purchasing fixed rate multifamily and commercial real estate loans limited to five year maturities; and

         o originating and purchasing fixed rate consumer loans with terms from two to fifteen years.

         The result of these strategies taken together is that Metropolitan has reduced long-term interest rate risk by extending the maturities of borrowings and certificates of deposit due in more than one year during 2001. Metropolitan Bank's level of interest rate risk as of December 31, 2001, is within the limits set by Metropolitan Bank's Board of Directors. Management does not anticipate efforts to reduce interest rate risk further in 2002.

         We are also aware that any method of measuring interest rate risk including the two used above has certain shortcomings. For example, certain assets and liabilities may have similar maturities or repricing dates but their repricing rates may not follow the general trend in market interest rates. Also, as a result of competition, the interest rates on certain assets and liabilities may fluctuate in advance of changes in market interest rates while rates on other assets and liabilities may lag market rates. In addition, any projection of a change in market rates requires that prepayment rates on loans and early withdrawal of certificates of deposits be projected and those projections may be inaccurate. Finally, as we experienced in 2001, when rates change the shape and slope of the yield curve often change although our projection model assumes that rates change uniformly throughout the yield curve. We focus on the change in net interest income and the change in net portfolio value as a result of immediate and sustained parallel shifts in interest rates as a balanced approach to monitoring interest rate risk when used with budgeting and the other tools noted above.

         At the present time we do not hold any trading positions, foreign currency positions, or commodity positions. Equity investments are approximately 1.5% of assets and 71.4% of that amount is held in Federal Home Loan Bank stock which can be sold to the Federal Home Loan Bank of Cincinnati at par. Therefore, we do not consider any of these areas to be a source of significant market risk.

FORWARD-LOOKING STATEMENTS

         Certain statements contained in this proxy statement/prospectus that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to assumptions, risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "likely," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

         o    changes in interest rates;

         o continued weakening in the economy and other factors that would materially impact credit quality trends, real estate lending and the ability of Metropolitan Bank to generate loans;

         o the level of success achieved by Metropolitan in the rights offering and concurrent public offering described in this report;

         o business and other factors affecting the economic outlook of individual borrowers of Metropolitan Bank and their ability to repay loans as agreed;

         o the ability of Metropolitan and Metropolitan Bank to timely meet their obligations under their respective supervisory agreements;

         o the status of the relevant markets in which Metropolitan and Metropolitan Bank may sell various assets;

         o increase in the dollar amount of nonperforming loans held by Metropolitan Bank;

         o increased competition which raises rates paid on demand and time deposits offered by Metropolitan Bank;

         o adverse developments in material collection and other lawsuits involving Metropolitan Bank;

         o delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses;

         o changes in law imposing new legal obligations or restrictions or unfavorable resolution of litigation;

         o the ability of Metropolitan Bank to continue to use the Federal Home Loan Bank as a source of liquidity; and

         o changes in accounting, tax, or regulatory practices or requirements.

         Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our business strategy or capital expenditure plans that may, in turn, affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objectives or other plans. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus as stated on the front cover, and we have no obligation to update publicly or revise any of these forward-looking statements.


                   DESCRIPTION OF SKY FINANCIAL CAPITAL SHARES

GENERAL

         The following is a summary of the material terms of the Sky Financial capital shares. If you would like to review copies of the Sky Financial articles of incorporation and code of regulations, these documents are on file with the Securities and Exchange Commission. For further information on the rights of holders of Sky Financial common shares, see "Comparison of Certain Rights of Shareholders" below.

         Sky Financial has authorized 150,000,000 common shares, without par value, of which [87,256,693] shares were issued and outstanding as of December 18, 2002. No shares were held in treasury as of that date. Each outstanding Sky Financial common share is duly authorized, validly issued, fully paid and nonassessable. The holders of Sky Financial common shares have one vote per share on each matter on which shareholders are entitled to vote. Each Sky Financial common share has an associated preferred share purchase right pursuant to Sky Financial's existing shareholder rights plan. Directors are elected for staggered, three year terms. Specifically, the Sky Financial Board is divided into three classes, one of which is elected annually. Upon liquidation or dissolution of Sky Financial, the holders of Sky Financial common shares are entitled to share ratably in the assets that remain after creditors have been paid.

         In addition, Sky Financial has authorized 10,000,000 serial preferred shares, none of which are currently outstanding. The terms of the serial preferred shares are to be established by the Sky Financial Board; therefore, if Sky Financial were to issue serial preferred shares in the future, holders thereof might have preference over the holders of Sky Financial common shares in the event of a liquidation or dissolution and may have other rights that are superior to or in addition to the rights of holders of Sky Financial common shares. Serial preferred shares have a par value of $10.00 per share. Sky Financial common shares have no par value. Holders of Sky Financial common shares have no preemptive rights, subscription rights or conversion rights.

         The Sky Financial Board determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Sky Financial Board take into account Sky Financial's financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular cash dividends, no assurances can be given that any dividends will be declared, or, if declared, what the amount of such dividends will be. See "The Merger - Dividends" on page ___.

         The Bank of New York is the transfer agent and registrar for Sky Financial common shares and will be the exchange agent for the merger.

                  COMPARISON OF CERTAIN RIGHTS OF SHAREHOLDERS

INTRODUCTION

         On the effective date of the merger, each Metropolitan common share, other than treasury shares, will be converted into the right to receive .2554 Sky Financial common shares, cash or a combination thereof. As a consequence of the merger, shareholders of Metropolitan who elect to receive Sky Financial common shares will become shareholders of Sky Financial, and Ohio law, the Sky Financial articles of incorporation and the Sky Financial code of regulations will govern the rights of these new Sky Financial shareholders. Metropolitan, like Sky Financial, is an Ohio corporation, and therefore, the rights of shareholders of Metropolitan also are governed by Ohio law. The following is a summary of certain similarities and material differences between the rights of Sky Financial shareholders and Metropolitan shareholders.

         These differences arise from differences between various provisions of the Sky Financial articles of incorporation and code of regulations and the Metropolitan articles of incorporation and amended and restated code of regulations. Although it is impractical to compare all of the aspects in which the companies' charter documents differ with respect to shareholders' rights, the following discussion summarizes the material significant differences between them and is qualified in its entirety by reference to the relevant provisions of Ohio law and the existing articles of incorporation and code of regulations of each of Metropolitan and Sky Financial.

AUTHORIZED SHARES

         Sky Financial. The Sky Financial articles of incorporation provide for 150,000,000 Sky Financial common shares, without par value, and 10,000,000 Sky Financial preferred shares, par value $10.00 per share. No serial preferred shares are currently outstanding. If Sky Financial serial preferred shares were to be issued, the rights of holders of Sky Financial common shares would be subordinated in some respects to the rights of holders of Sky Financial serial preferred shares.

         Metropolitan. The Metropolitan articles of incorporation provide for 30,000,000 Metropolitan common shares, without par value, 5,000,000 Metropolitan Class A Serial Preferred Shares, without par value, and 5,000,000 Metropolitan Class B Serial Preferred Shares, without par value. No Metropolitan preferred shares have been issued nor may any be issued pursuant to the merger agreement.

BUSINESS COMBINATIONS

         Sky Financial. Under Ohio law, to effectuate a merger, the directors and the shareholders of the corporation that is not surviving the merger must adopt the merger agreement. For shareholder adoption, at least two-thirds of the shares entitled to vote must vote in favor of the merger agreement, unless the corporation's articles of incorporation provide otherwise; however, a corporation's articles may not provide for approval by less than a majority of the shares entitled to vote. In addition, if the articles of incorporation require adoption by a particular class of shareholders, those shareholders must also adopt the merger agreement as specified in the articles. Under the Sky Financial articles of incorporation, for shareholder approval of a merger agreement, a majority of shares entitled to vote must be voted in favor of the merger agreement.

         Under Ohio law, the directors and shareholders of a domestic surviving corporation in a merger must also adopt the merger agreement if:

         o the articles or code of regulations of the surviving corporation require adoption of the merger agreement by shareholders;

         o the merger agreement conflicts with or changes the articles of incorporation or code of regulations of the surviving corporation;

         o the merger agreement authorizes any action that would otherwise require adoption by shareholders;

         o the merger involves the issuance or transfer of shares by the surviving corporation to the shareholders of the acquired corporation, and as a result of the transfer and immediately after consummation of the merger, the transferred shares would entitle these new shareholders to exercise at least one-sixth or more of the voting power of the surviving corporation in the election of directors; and

         o the merger agreement changes the directors of the surviving corporation in such a manner that shareholder approval is required.

         This merger involves the exchange of Sky Financial common shares for Metropolitan common shares. However, the new Sky Financial shareholders will not be able to exercise more than one-sixth of the voting power in the election of Sky Financial directors. Consequently, the approval of Sky Financial's shareholders of the merger agreement between Sky Financial and Metropolitan is not required.

         Metropolitan. Metropolitan's articles of incorporation provide that the holders of Metropolitan common shares are entitled to one vote per share. Pursuant to the articles of incorporation of Metropolitan, the affirmative vote of the holders of record of a majority of the issued and outstanding Metropolitan common shares are required to approve the merger and the merger agreement with Sky Financial.

NUMBER OF DIRECTORS

         Sky Financial. Under Ohio law, a corporation's articles of incorporation or code of regulations determines the number of directors, but, in most circumstances, the number may not be less than three. Unless the corporation has less than three shareholders and the articles of incorporation and code of regulations are silent, the number of directors is three. Unless the articles of incorporation or code of regulations provides otherwise, the shareholders may fix or change the number of directors at a shareholder meeting for the election of directors by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. The Sky Financial code of regulations provides for no less than five and no more than 35 directors, the specific number of which is established by the Sky Financial Board from time to time. The Sky Financial Board has established the current number of directors at
17. To change the number of directors on the Sky Financial Board, the Sky Financial code of regulations requires the affirmative vote of 70% of the directors then in office.

         Metropolitan. The Metropolitan code of regulations provides for no less than eight and no more than 14 directors, the specific number of which is established by the Metropolitan Board from time to time. The Metropolitan Board has established the current number of directors at 11. To change the number of directors on the Metropolitan Board, the Metropolitan code of regulations requires the affirmative vote of a majority of the entire Metropolitan Board. Subject to the minimum and maximum number of directors set forth in the Metropolitan code of regulations (and set forth in the first sentence of this paragraph), the shareholders may fix or change the number of directors at a shareholder meeting called for the purpose of electing directors:

         o by the affirmative vote of holders of shares entitling them to exercise three-quarters of the voting power of Metropolitan represented at the meeting and entitled to elect directors; or

         o if the proposed change in the number of directors is recommended by a majority of the entire authorized Metropolitan Board, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of Metropolitan represented at the meeting and entitled to elect directors.

CLASSIFICATION OF THE BOARD OF DIRECTORS

         Sky Financial. Under Ohio law, a corporation's articles of incorporation or code of regulations may provide for the classification of directors into either two or three classes so long as no director serves a term of office greater than three years. The Sky Financial code of regulations classifies the board of directors into three classes with approximately one-third of the directors elected each year. Consequently, for shareholders to change a majority of the directors on the board requires two annual meetings.

         Metropolitan. The Metropolitan articles of incorporation sets the number of directors (unless changed by the Metropolitan Board or shareholders as described above) at 11, divided into three classes, with three directors elected in one year, four directors elected the following year and four directors in the third year. Consequently, for shareholders to change a majority of the directors on the board requires two annual meetings.

NOMINATION OF DIRECTORS

         Sky Financial. Under the Sky Financial code of regulations, either the board of directors or any shareholder entitled to vote in the election of directors may nominate a candidate for the board of directors. Shareholder nominations must be made in writing and must include the written consent of each proposed nominee to serve as a director if elected. Shareholder nominations and the required consents must be received at Sky Financial's principal executive offices no less than 60 and no more than 90 days prior to the shareholder meeting at which directors are to be elected. If, however, notice of the meeting is mailed or disclosed to shareholders less than 75 days before the meeting date, shareholder nominations and required consents must be received by the close of business on the 15th day after notice is mailed or public disclosure is made. A shareholder's notice to Sky Financial nominating any person who is not an incumbent director must set forth:

         o the name, age, business address and residence address of each nominee;

         o    the principal occupation or employment of each nominee;

         o the class and number of Sky Financial common shares that are beneficially owned by each nominee; and

         o any other information relating to each nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

         Metropolitan. Under the Metropolitan code of regulations, either the board of directors or any shareholder entitled to vote in the election of directors may nominate a candidate for the board of directors. Shareholder nominations must be made in writing and must include the written consent of each proposed nominee to serve as a director if elected. Shareholder nominations and the required consents must be received at Metropolitan's principal executive offices no less than 60 and no more than 90 days prior to the shareholder meeting at which directors are to be elected. If, however, notice of the meeting is mailed or disclosed to shareholders less than 75 days before the meeting date, shareholder nominations and required consents must be received by the close of business on the 15th day after notice is mailed or public disclosure is made. A shareholder's notice to Metropolitan nominating any person who is not an incumbent director must set forth:

         o the name, age, business address and residence address of each nominee;

         o the principal occupation or employment of each nominee for the past five years;

         o the class and number of Metropolitan common shares that are beneficially owned by each nominee;

         o all positions of each nominee as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity;

         o any prior position as a director, officer or employee of a depository institution or any company controlling a depository institution; and

         o any other information relating to each nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

         The shareholder's notice to Metropolitan must also set forth as to the shareholder giving the notice:

         o    the name and record address of such shareholder;

         o a representation that the shareholder is a holder of record of Metropolitan capital shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

         o a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

         o the class and number of Metropolitan capital shares that are beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such shareholder.

CUMULATIVE VOTING

         Under Ohio law, shareholders have the right to make a request, in accordance with applicable procedures, to cumulate their votes in the election of directors unless a corporation's articles of incorporation are amended, in accordance with applicable procedures, to eliminate that right. Sky Financial's and Metropolitan's articles of incorporation have both been amended in accordance with the applicable Ohio law procedures to eliminate cumulative voting in the election of directors.

VACANCIES ON THE BOARD

         Under Ohio law, unless a corporation's articles of incorporation or code of regulations provide otherwise, the remaining directors of a corporation may fill any vacancy in the board by the affirmative vote of a majority of the remaining directors. Directors elected to fill a vacancy serve the balance of the unexpired term. Each of Sky Financial's and Metropolitan's code of regulations defer to Ohio law regarding vacancies on the board so that directors can fill such vacancies.

REMOVAL OF DIRECTORS

         Sky Financial. Under Ohio law, shareholders do not have cumulative voting rights unless the corporation's articles of incorporation or code of regulations provides otherwise. Therefore, shareholders may remove directors from office without cause by the affirmative vote of a majority of shares entitled to elect directors in place of those removed. The Sky Financial code of regulations provides, however, that a director may be removed only for cause and only by the affirmative vote of 70% of the Sky Financial Board.

         Metropolitan. The Metropolitan code of regulations provides that a director may be removed by the Metropolitan Board if:

         o a court has found the director to be of unsound mind or the director has been adjudicated a bankrupt; or

         o within 60 days from the date of the director's election he or she does not participate by accepting in writing the election to such office or by acting at a meeting of directors.

The Metropolitan code of regulations provides that all the directors, all of the directors of a particular class or any individual director may be removed with or without cause by the affirmative vote of 75% of the shareholders entitled to vote and to elect directors in place of those to be removed. A new director nominated in accordance with the provisions of the Metropolitan code of regulations may be elected at the same meeting for the unexpired term of any director removed. The failure to elect a director to replace the removed director will be deemed to create a vacancy on the Metropolitan Board.

SPECIAL MEETINGS OF SHAREHOLDERS

         Sky Financial. Pursuant to Ohio law and the Sky Financial code of regulations, any of the following persons may call a special meeting of shareholders: the Chairman of the Board, the Chief Executive Officer, the President, the directors by action at a meeting, a majority of the directors acting without a meeting and holders of Sky Financial common shares representing at least 50% of the outstanding shares entitled to vote at the special meeting.

         Metropolitan. Pursuant to the Metropolitan code of regulations, any of the following persons may call a special meeting of shareholders: the Chairman of the Board, the President, or, in the case of the President's absence, death or disability, the vice-president authorized to exercise the authority of the President, the directors by action at a meeting, a majority of all of the directors acting without a meeting or holders of Metropolitan common shares representing at least 50% of the outstanding shares entitled to vote at the special meeting.

CORPORATE ACTION WITHOUT A SHAREHOLDER MEETING

         Under Ohio law, unless a corporation's articles of incorporation or code of regulations prohibits action by shareholders without a meeting, shareholders may act without a meeting on any action required or permitted to be taken at a shareholder meeting, provided that all shareholders entitled to notice of the meeting sign a writing authorizing the action, and the shareholders file this writing with the corporation. Neither Sky Financial's or Metropolitan's articles of incorporation or code of regulations alter this right.

AMENDMENTS TO ARTICLES OF INCORPORATION

         Sky Financial. Under Ohio law, shareholders may adopt amendments to the articles of incorporation by the affirmative vote of two-thirds of the shares entitled to vote on the proposal unless the corporation's articles of incorporation provide for a greater or lesser vote; however, the articles of incorporation must require the vote of at least a majority of shares entitled to vote. The Sky Financial articles of incorporation provide that, except for specific provisions relating to an amendment with respect to Sky Financial serial preferred shares, shareholders may amend the articles of incorporation by the affirmative vote of a majority of the outstanding Sky Financial common shares voting as a class. If, however, the amendment to the articles of incorporation is inconsistent with or would have the effect of amending the code of regulations, then adoption of the amendment would require the same vote as would be required to amend the code of regulations.

         Metropolitan. The Metropolitan articles of incorporation provide that, except for specific provisions relating to Metropolitan Class A and Class B Serial Preferred Shares, shareholders may amend the articles of incorporation by the affirmative vote of a majority of the outstanding Metropolitan capital shares entitled to vote on such proposals. If a proposal to amend a particular provision requires the vote of a particular class or classes of shares, then shareholders of that class or classes may amend the particular provisions of the Metropolitan articles of incorporation by the affirmative vote of a majority of the shares of such class or classes entitled to vote on such proposals.

AMENDMENTS TO CODE OF REGULATIONS

         Sky Financial. Under Ohio law, shareholders may amend or adopt regulations consistent with Ohio law and the corporation's articles of incorporation, by the affirmative vote of a majority of shares entitled to vote if done at a shareholder meeting. For shareholders to amend the code of regulations without a meeting requires the affirmative vote of the holders of two-thirds of the shares entitled to vote on the proposal. Ohio law provides that a corporation's articles of incorporation or code of regulations may increase or decrease the required shareholder vote, but may not allow approval by less than a majority of the voting power. With one exception, the Sky Financial code of regulations requires the affirmative vote of only a majority of shares entitled to vote to amend the code of regulations. The exception is for any amendment with respect to the number, classification, election, term of office or removal of directors, which requires the affirmative vote of at least 75% of the shares entitled to vote unless the amendment has been recommended by at least 70% of the Sky Financial Board.

         Metropolitan. Generally, the Metropolitan code of regulations requires the affirmative vote of only a majority of the shares entitled to vote to amend the code or regulations or to adopt new regulations, except with respect to any proposal to amend or repeal:

     o the provisions of the code of regulations governing notice of shareholder proposals for approval or adoption at any annual or special meeting;

     o the number, classification, term of office, election, nominations, removal or filling of vacancies of directors; and

     o the provisions of the code of regulations regarding amendments to the regulations,

which require the affirmative vote of 75% of the shares entitled to vote on such proposal (unless such action is recommended by two-thirds of the Metropolitan Board).

PREEMPTIVE RIGHTS

         Under Ohio law, subject to some limitations, shareholders have preemptive rights unless the corporation's articles of incorporation provide otherwise. If shareholders are entitled to preemptive rights, a corporation offering its shares for cash must provide those shareholders with the opportunity to purchase the offered shares in proportion to their current holdings at a fixed price before the corporation may offer the shares for sale to the public. Both Sky Financial's and Metropolitan's articles of incorporation have eliminated preemptive rights for their shareholders.

DIVIDENDS

         Under Ohio law, directors may declare dividends on outstanding shares of the corporation. The dividends may be paid in cash, property or shares of the corporation so long as the dividends do not exceed the combination of the surplus of the corporation and the difference between:

     o the reduction in surplus that results from the immediate recognition of the transition obligations under statement of financial accounting standards no. 106 (SFAS no. 106), issued by the financial accounting standards board; and

     o the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend if the corporation had elected to amortize its recognition of the transition obligation under SFAS no. 106.

         Ohio law and Sky Financial's and Metropolitan's articles of incorporation place other restrictions on the payment of dividends, including the following:

     o dividends may not be paid to shareholders of any class in violation of the rights of shareholders of any other class;

     o dividends may not be paid when the corporation is insolvent or when there is reasonable ground to believe that payment of the dividend would result in insolvency; and

     o if any portion of a dividend is paid out of capital surplus, the corporation must notify each shareholder receiving the dividend of the kind of surplus out of which the dividend is being paid.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         Sky Financial. Under Ohio law, generally, a corporation may indemnify any director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed action or suit related to the person's position with the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires a corporation to indemnify any person for reasonable expenses incurred if he or she was successful in the defense of any action, suit or proceeding or part thereof. Ohio law prohibits indemnification of a person finally judged to have been knowingly fraudulent or deliberately dishonest or who has acted with willful misconduct or in violation of applicable law. Finally, Ohio law requires a corporation to provide expenses to a person in advance of final disposition of the action, suit or proceeding if the person undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to indemnification. The Sky Financial code of regulations provides for indemnification to the fullest extent permitted by law. In addition, Sky Financial has entered into indemnification agreements that expand the indemnification rights of some directors and executive officers. Pursuant to these agreements, indemnitees would receive the highest available of the following:

     o benefits provided by Sky Financial's code of regulations as of the date of the indemnification agreement;

     o benefits provided by Sky Financial's code of regulations in effect at the time the indemnification expenses are incurred;

     o benefits allowable under Ohio law in effect on the date of the indemnification agreement;

     o benefits allowable under the law of the jurisdiction under which Sky Financial exists at the time the indemnifiable expenses are incurred;

     o    benefits available under liability insurance obtained by Sky
          Financial; or

     o    such other benefits otherwise available to the indemnitees.

The indemnification rights granted under these agreements are subject, however, to some restrictions, including a provision that a corporation may not indemnify a person if a court determines by clear and convincing evidence that the person acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial, and a provision that a corporation may not indemnify a person for any civil money penalty, judgment, liability or legal expense resulting from any proceeding instituted by the Office of the Comptroller of the Currency.

         Metropolitan. The Metropolitan code of regulations provides for indemnification to the fullest extent permitted by law. In addition, the employment agreement between Metropolitan, Metropolitan Bank and Marcus Faust also provides for indemnification to the fullest extent permitted by federal law.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

         Under Ohio law, a director of an Ohio corporation shall not be found to have violated his or her fiduciary duties to the corporation or its shareholders unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, under Ohio law, a director is liable in damages for any action or failure to act as a director only if it is proved by clear and convincing evidence that such act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, unless the corporation's articles of incorporation or code of regulations make this provision inapplicable by specific reference. Neither of Sky Financial's nor Metropolitan's articles of incorporation and code of regulations make this provision inapplicable.

ANTI-TAKEOVER PROTECTION

Control Share Acquisition Provisions

         A control share acquisition is the acquisition, directly or indirectly, by a person of shares that, when added to the voting power the person already has, would entitle the person to cast, for the first time, a percentage of votes within particular ranges as defined by statute.

         Ohio law contains control share acquisition provisions that apply to a corporation unless the corporation's articles of incorporation or code of regulations state that the control share acquisition provision does not apply. The Ohio control share acquisition provision prohibits a control share acquisition unless the shareholders of the corporation approve the acquisition by vote of a majority of shares represented at the meeting and of a majority of disinterested shares represented at the meeting.

         Sky Financial. The Sky Financial articles of incorporation provide that the relevant statutory control share acquisition provisions do not apply to Sky Financial.

         Metropolitan. Metropolitan is subject to the control share provisions, but under Ohio law, such provisions do not apply to the merger of Sky Financial and Metropolitan because such combination, if consummated, would have had to have been approved by a majority vote of the holders of record of the issued and outstanding Metropolitan common shares.

Transactions Involving Interested Shareholders

         Under Ohio law, an issuing public corporation is prohibited from entering into a "Chapter 1704 transaction," defined below, with the direct or indirect beneficial owner of 10% or more of the corporation's shares for at least three years after the shareholder attains 10% ownership unless, before the shareholder attains 10% ownership, the board of directors approves either the Chapter 1704 transaction or the purchase of shares resulting in 10% ownership. A Chapter 1704 transaction is broadly defined to include, among other things:

         o a merger or consolidation involving the corporation and the 10% shareholder;

         o a sale or purchase of substantial assets between the corporation and the 10% shareholder;

         o a reclassification, recapitalization or other transaction proposed by the 10% shareholder that results in an increase in the proportion of shares beneficially owned by the 10% shareholder; and

         o the receipt by the 10% shareholder of a loan, guarantee, other financial assistance or tax benefit not received proportionately by all shareholders.

Ohio law restricts these types of transactions between a corporation and a 10% shareholder even after the three-year period. At that time, such a transaction may proceed only if:

         o the board of directors had approved the purchase of shares that gave the shareholder his 10% ownership;

         o the transaction is approved by the holders of shares of the corporation with at least two-thirds of the voting power of the corporation, or such other percent as the articles of incorporation specify, and at least a majority of the disinterested shares; or

         o the transaction results in shareholders other than the 10% shareholder receiving a prescribed fair price plus interest for their shares.

Sky Financial and Metropolitan currently are subject to this provision of Ohio law and have complied with such provision as Metropolitan's Board has specifically approved the merger (a Chapter 1704 transaction) with Sky Financial.

Anti-Greenmail Provisions

         Under Ohio law, subject to some exceptions, a corporation may recover any profit realized from the disposition of equity securities by a person who, within 18 months before disposition, made a proposal or publicly disclosed the intention or possibility of making a proposal to acquire control of the corporation. Ohio law allows a corporation to opt out of this provision by specifically stating in its articles of incorporation or code of regulations that this provision does not apply. Sky Financial and Metropolitan currently are subject to this provision of Ohio law.

Shareholder Rights Plan

         Sky Financial. Sky Financial has a shareholder rights plan that was adopted July 21, 1998. This plan may make it more difficult for a potential acquirer to effect a non-negotiated business combination with Sky Financial.

         Metropolitan.  Metropolitan does not have a shareholder rights plan.

          SKY FINANCIAL AND METROPOLITAN UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Sky Financial and Metropolitan and give effect to the merger to be accounted for under the purchase method of accounting. In addition, the pro forma combined financial statements give pro forma effect to the merger of Three Rivers into Sky Financial, which closed on October 1, 2002, and also was accounted for under the purchase method of accounting. Three Rivers shareholders received approximately 4,854,000 Sky Financial common shares and cash of $38,987,000 in the acquisition.

         Under the purchase method of accounting, the tangible and identifiable intangible assets and liabilities of Metropolitan will be recorded at estimated fair values at the time the merger is consummated. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The adjustments necessary to record tangible and identifiable intangible assets and liabilities at fair value will be amortized to income and expense over the estimated remaining lives of the related assets and liabilities. Goodwill will be subject to an annual test for impairment and the amount impaired, if any, will be charged to expense at the time of impairment.

         The following unaudited pro forma condensed combined balance sheet as of September 30, 2002, and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2002 and the year ended December 31, 2001 have been prepared to reflect Sky Financial's acquisition of Metropolitan and Three Rivers as if the acquisitions had occurred on September 30, 2002 with respect to the balance sheet and as of January 1 with respect to each of the income statements, in each case giving effect to the pro forma adjustments described in the accompanying notes.

         The pro forma adjustments and the Three Rivers pro forma information are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of Sky Financial will be made based on the underlying historical financial data at the time of the transaction. Sky Financial's management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

         The pro forma condensed combined financial statements have been prepared based on the purchase method of accounting assuming, first, that 55% of the Metropolitan common shares are exchanged for Sky Financial common shares, or 2,269,293 Sky Financial common shares, and $22,778,550 in cash will be paid, and second, that 70% of the Metropolitan common shares are exchanged for Sky Financial common shares, or 2,888,191 Sky Financial common shares, and $34,167,825 in cash will be paid. For a discussion of the purchase method of accounting, see "The Merger - Accounting Treatment" on page ___.

         The unaudited pro forma condensed combined balance sheet as of September 30, 2002 is not necessarily indicative of the combined financial position had the mergers been effective at that date. The unaudited pro forma condensed combined statements of income are not necessarily indicative of the results of operations that would have occurred had the mergers been effective at the beginning of the periods indicated, or of the future results of operations of Sky Financial. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes of Sky Financial and Metropolitan incorporated elsewhere in this proxy statement/prospectus.

         These pro forma financial statements do not include the effects of any potential cost savings that management believes will result from operating the Metropolitan or Three Rivers banking business as branches and combining some operating procedures.

                            SKY FINANCIAL GROUP, INC.

                           THREE RIVERS BANCORP, INC.

                          METROPOLITAN FINANCIAL CORP.

            PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET ASSUMES THAT 55% OF THE METROPOLITAN COMMON SHARES ARE EXCHANGED FOR SKY FINANCIAL SHARES (AND 45% ARE EXCHANGED FOR CASH) IN THE MERGER.

                               SEPTEMBER 30, 2002
                                  (UNAUDITED)

                                                                         COMBINED SKY
                                                                           FINANCIAL
                                          SKY FINANCIAL   THREE RIVERS     AND THREE    METROPOLITAN     PRO FORMA     COMBINED
                                            HISTORICAL     PRO FORMA        RIVERS       HISTORICAL     ADJUSTMENTS     COMPANY
                                          -------------   ------------   ------------   ------------   ------------   ------------
                                                                          (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks .................  $    240,050   $    (10,872)  $    229,178   $     20,336   $       --     $    249,514
Interest-earning deposits with
   financial institutions ...............        43,597           --           43,597            191              2         43,790
Loans held for sale .....................        82,172           --           82,172         70,912          7,185        160,269
Securities available for sale ...........     2,172,520        362,348      2,534,868        280,162           --        2,815,030
Securities held to maturity .............          --             --             --              325              7            332

Total loans .............................     7,024,860        599,166      7,624,026      1,028,759         11,415      8,664,200
   Less allowance for credit losses .....       110,119          6,882        117,001         17,387           --          134,388
                                           ------------   ------------   ------------   ------------   ------------   ------------
      Net loans .........................     6,914,741        592,284      7,507,025      1,011,372         11,415      8,529,812

Premises and equipment ..................       122,245         11,971        134,216         59,846         (9,248)       184,814
Goodwill ................................        52,783         50,471        103,254          2,628         17,957        123,839
Core deposit and other identified
   intangibles ..........................        24,424         20,130         44,554              3         18,407         62,964
Accrued interest receivable and other
   assets ...............................       292,496         18,522        311,018         51,063          1,496        363,577
                                           ------------   ------------   ------------   ------------   ------------   ------------
   TOTAL ASSETS .........................  $  9,945,028   $  1,044,854   $ 10,989,882   $  1,496,838   $     47,221   $ 12,533,941
                                           ============   ============   ============   ============   ============   ============
LIABILITIES
Deposits
   Non-interest-bearing deposits ........  $    841,096   $    127,490   $    968,586   $    139,247   $       --     $  1,107,833
   Interest-bearing deposits ............     5,979,177        642,760      6,621,937        919,629         11,951      7,553,517
                                           ------------   ------------   ------------   ------------   ------------   ------------
Total deposits ..........................     6,820,273        770,250      7,590,523      1,058,876         11,951      8,661,350
Securities sold under repurchase
   agreements and federal funds purchased       790,127           --          790,127           --             --          790,127
Debt and Federal Home Loan Bank advances      1,332,458        173,907      1,506,365        308,388         42,849      1,857,602
Obligated mandatorily redeemable capital
   of securities subsidiary trusts ......       114,372           --          114,372         43,750           (120)       158,002
Accrued interest payable and other
   liabilities ..........................       172,641         11,410        184,051         35,482          4,926        224,459
                                           ------------   ------------   ------------   ------------   ------------   ------------
   TOTAL LIABILITIES ....................     9,229,871        955,567     10,185,438      1,446,496         59,606     11,691,540

SHAREHOLDERS' EQUITY
Common Stock ............................       596,294         63,193        659,487           --           43,657        703,144
Surplus .................................          --             --             --           42,094        (42,094)          --
Retained Earnings .......................       132,675         (4,784)       127,891         10,851        (16,551)       122,191
Treasury Stock ..........................       (35,906)        30,878         (5,028)          --             --           (5,028)
Accumulated other comprehensive income ..        22,094           --           22,094         (2,603)         2,603         22,094
                                           ------------   ------------   ------------   ------------   ------------   ------------
   TOTAL SHAREHOLDERS' EQUITY ...........       715,157         89,287        804,444         50,342        (12,385)       842,401
                                           ------------   ------------   ------------   ------------   ------------   ------------
TOTAL LIABILITIES AND EQUITY ............  $  9,945,028   $  1,044,854   $ 10,989,882   $  1,496,838   $     47,221   $ 12,533,941
                                           ============   ============   ============   ============   ============   ============

 The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial
  Data (Unaudited) are an integral part of the pro forma financial statements

                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

 PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET ASSUMES THAT
            70% OF THE METROPOLITAN COMMON SHARES ARE EXCHANGED FOR
                SKY FINANCIAL SHARES (AND 30% ARE EXCHANGED FOR
                              CASH) IN THE MERGER.

                               SEPTEMBER 30, 2002
                                   (UNAUDITED)

                                                                         COMBINED SKY
                                                                           FINANCIAL
                                          SKY FINANCIAL   THREE RIVERS     AND THREE    METROPOLITAN    PRO FORMA      COMBINED
                                            HISTORICAL     PRO FORMA        RIVERS       HISTORICAL    ADJUSTMENTS      COMPANY
                                          -------------   ------------   ------------   ------------   ------------   ------------
                                                                          (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks .................  $    240,050   $    (10,872)  $    229,178   $     20,336   $       --     $    249,514
Interest-earning deposits with
   financial institutions ...............        43,597           --           43,597            191              2         43,790
Loans held for sale .....................        82,172           --           82,172         70,912          7,185        160,269
Securities available for sale ...........     2,172,520        362,348      2,534,868        280,162           --        2,815,030
Securities held to maturity .............          --             --             --              325              7            332

Total loans .............................     7,024,860        599,166      7,624,026      1,028,759         11,415      8,664,200
   Less allowance for credit losses .....       110,119          6,882        117,001         17,387           --          134,388
                                           ------------   ------------   ------------   ------------   ------------   ------------
      Net loans .........................     6,914,741        592,284      7,507,025      1,011,372         11,415      8,529,812

Premises and equipment ..................       122,245         11,971        134,216         59,846         (9,248)       184,814
Goodwill ................................        52,783         50,471        103,254          2,628         18,419        124,301
Core deposit and other identified
   intangibles ..........................        24,424         20,130         44,554              3         18,407         62,964
Accrued interest receivable and other
   assets ...............................       292,496         18,522        311,018         51,063          1,496        363,577
                                           ------------   ------------   ------------   ------------   ------------   ------------
   TOTAL ASSETS .........................  $  9,945,028   $  1,044,854   $ 10,989,882   $  1,496,838   $     47,684   $ 12,534,404
                                           ============   ============   ============   ============   ============   ============

LIABILITIES
Deposits
   Non-interest-bearing deposits ........  $    841,096   $    127,490   $    968,586   $    139,247   $       --     $  1,107,833
   Interest-bearing deposits ............     5,979,177        642,760      6,621,937        919,629         11,951      7,553,517
                                           ------------   ------------   ------------   ------------   ------------   ------------
Total deposits ..........................     6,820,273        770,250      7,590,523      1,058,876         11,951      8,661,350
Securities sold under repurchase ........
   agreements and federal funds purchased       790,127           --          790,127           --             --          790,127
Debt and Federal Home Loan Bank advances      1,332,458        173,907      1,506,365        308,388         31,460      1,846,213
Obligated mandatorily redeemable capital
   of securities subsidiary trusts ......       114,372           --          114,372         43,750           (120)       158,003
Accrued interest payable and other ......
   liabilities ..........................       172,641         11,410        184,051         35,482          4,926        224,459
                                           ------------   ------------   ------------   ------------   ------------   ------------
   TOTAL LIABILITIES ....................     9,229,871        955,567     10,185,438      1,446,496         48,217     11,680,151

SHAREHOLDERS' EQUITY
Common Stock ............................       596,294         63,193        659,487           --           55,509        714,996
Surplus .................................          --             --             --           42,094        (42,094)          --
Retained Earnings .......................       132,675         (4,784)       127,891         10,851        (16,551)       122,191
Treasury Stock ..........................       (35,906)        30,878         (5,028)          --             --           (5,028)
Accumulated other comprehensive income ..        22,094           --           22,094         (2,603)         2,603         22,094
                                           ------------   ------------   ------------   ------------   ------------   ------------
   TOTAL SHAREHOLDERS' EQUITY ...........       715,157         89,287        804,444         50,342           (533)       854,253
                                           ------------   ------------   ------------   ------------   ------------   ------------
TOTAL LIABILITIES AND EQUITY ............  $  9,945,028   $  1,044,854   $ 10,989,882   $  1,496,838   $     47,684   $ 12,534,404
                                           ============   ============   ============   ============   ============   ============


 The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial
  Data (Unaudited) are an integral part of the pro forma financial statements

                            SKY FINANCIAL GROUP, INC.

                           THREE RIVERS BANCORP, INC.

                          METROPOLITAN FINANCIAL CORP.

 PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME (LOSS) ASSUMES
   THAT 55% OF THE METROPOLITAN COMMON SHARES ARE EXCHANGED FOR SKY FINANCIAL
             SHARES (AND 45% ARE EXCHANGED FOR CASH) IN THE MERGER.

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (UNAUDITED)

                                                                 COMBINED SKY
                                                                  FINANCIAL
                                    SKY FINANCIAL  THREE RIVERS   AND THREE     METROPOLITAN    PRO FORMA       COMBINED
                                      HISTORICAL     PRO FORMA      RIVERS       HISTORICAL    ADJUSTMENTS      COMPANY
                                     ------------  ------------  ------------   ------------   ------------   ------------
                                                                          (DOLLARS IN THOUSANDS)
INTEREST INCOME
Loans, including fees .............  $    370,915  $     30,182  $    401,097   $     58,420   $     (1,329)  $    458,188
Securities
   Taxable ........................        87,046        13,501       100,547         10,148            494        111,189
   Nontaxable .....................         1,080          --           1,080            771           --            1,851
Federal funds sold and other ......           600           153           753            670             (1)         1,422
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL INTEREST INCOME ..........       459,641        43,836       503,477         70,009           (836)       572,650

INTEREST EXPENSE
Deposits ..........................       134,414        12,093       146,507         28,137         (6,119)       168,525
Borrowed funds ....................        64,676         3,872        68,548         18,534         (4,601)        82,481
                                     ------------  ------------  ------------   ------------   ------------   ------------
Total interest expense ............       199,090        15,965       215,055         46,671        (10,720)       251,006
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net interest income ...............       260,551        27,871       288,422         23,338          9,884        321,644
Provision for credit losses .......        28,476           935        29,411          5,720           --           35,131
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net interest income after provision
   for credit losses ..............        232,075       26,936       259,011         17,618          9,884        286,513

NON-INTEREST INCOME
Trust services income .............        10,265          --          10,265            326           --           10,591
Service charges and fees on deposit
   accounts .......................        25,000         1,382        26,382          2,268           --           28,650
Mortgage banking income ...........        15,103          --          15,103         (6,521)          --            8,582
Brokerage and insurance commissions        27,567          --          27,567           --             --           27,567
Net securities gains (losses) .....         3,109         1,402         4,511          2,553           --            7,064
Other income ......................        24,086         2,241        26,327          5,220           --           31,547
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL NON-INTEREST INCOME ......       105,130         5,025       110,155          3,846           --          114,001

NON-INTEREST EXPENSES
Salaries and employee benefits ....       109,698         8,476       118,174         16,951           --          135,125
Occupancy and equipment expense ...        28,270         3,209        31,479          4,673           (34)         36,118
Amortization of intangibles .......         2,582         1,887         4,469              9          1,657          6,135
Loss on impairment of premises and
   equipment held for sale ........          --            --            --            9,603           --            9,603
Other operating expense ...........        56,527         7,216        63,743         13,622           --           77,365
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL NON-INTEREST EXPENSES ....       197,077        20,788       217,865         44,858          1,623        264,346
                                     ------------  ------------  ------------   ------------   ------------   ------------

Income (loss) before income taxes .       140,128        11,173       151,301        (23,394)         8,261        136,168
Income taxes ......................        46,259         3,460        49,719         (8,145)         2,891         44,465
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net income (loss) .................  $     93,869  $      7,713  $    101,582   $    (15,249)  $      5,370   $     91,703
                                     ============  ============  ============   ============   ============   ============

Earnings (loss) per common share:
   Basic ..........................  $       1.14                $       1.17   $      (1.12)                 $       1.03
   Diluted ........................          1.13                        1.16          (1.12)                         1.02
Average shares outstanding:
   Basic ..........................    82,279,000                  87,172,000     13,649,000                    89,441,000
   Diluted ........................    83,010,000                  87,903,000     13,649,000                    90,172,000

 The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial
  Data (Unaudited) are an integral part of the pro forma financial statements

                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

      PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME (LOSS) ASSUMES THAT 70% OF THE METROPOLITAN COMMON SHARES ARE EXCHANGED FOR SKY
        FINANCIAL SHARES (AND 30% ARE EXCHANGED FOR CASH) IN THE MERGER.

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (UNAUDITED)

                                                                     COMBINED SKY
                                                                       FINANCIAL
                                       SKY FINANCIAL  THREE RIVERS     AND THREE   METROPOLITAN   PRO FORMA       COMBINED
                                         HISTORICAL    PRO FORMA        RIVERS      HISTORICAL     ADJUSTMENTS     COMPANY
                                       -------------  ------------   ------------  ------------   -----------     --------
                                                                  (DOLLARS IN THOUSANDS)
INTEREST INCOME
Loans, including fees .............  $    370,915  $     30,182  $    401,097   $     58,420   $     (1,329)  $    458,188
Securities
   Taxable ........................        87,046        13,501       100,547         10,148            494        111,189
   Nontaxable .....................         1,080          --           1,080            771           --            1,851
Federal funds sold and other ......           600           153           753            670             (1)         1,422
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL INTEREST INCOME ..........       459,641        43,836       503,477         70,009           (836)       572,650

INTEREST EXPENSE
Deposits ..........................       134,414        12,093       146,507         28,137         (6,119)       168,525
Borrowed funds ....................        64,676         3,872        68,548         18,534         (4,814)        82,268
                                     ------------  ------------  ------------   ------------   ------------   ------------
Total interest expense ............       199,090        15,965       215,055         46,671        (10,933)       250,793
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net interest income ...............       260,551        27,871       288,422         23,338         10,097        321,857
Provision for credit losses .......        28,476           935        29,411          5,720           --           35,131
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net interest income after provision
   for credit losses ..............       232,075        26,936       259,011        17,618         10,097         286,726

NON-INTEREST INCOME
Trust services income .............        10,265          --          10,265            326           --           10,591
Service charges and fees on deposit
   accounts .......................        25,000         1,382        26,382          2,268           --           28,650
Mortgage banking income ...........        15,103          --          15,103         (6,521)          --            8,582
Brokerage and insurance commissions        27,567          --          27,567           --             --           27,567
Net securities gains (losses) .....         3,109         1,402         4,511          2,553           --            7,064
Other income ......................        24,086         2,241        26,327          5,220           --           31,547
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL NON-INTEREST INCOME ......       105,130         5,025       110,155          3,846           --          114,001

NON-INTEREST EXPENSES
Salaries and employee benefits ....       109,698         8,476       118,174         16,951           --          135,125
Occupancy and equipment expense ...        28,270         3,209        31,479          4,673            (34)        36,118
Amortization of intangibles .......         2,582         1,887         4,469              9          1,657          6,135
Loss on impairment of premises and
   equipment held for sale ........          --            --              --          9,603           --            9,603
Other operating expense ...........        56,527         7,216        63,743         13,622           --           77,365
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL NON-INTEREST EXPENSES ....       197,077        20,788       217,865         44,858          1,623        264,346
                                     ------------  ------------  ------------   ------------   ------------   ------------

Income (loss) before income taxes .       140,128        11,173       151,301        (23,394)         8,474        136,381
Income taxes ......................        46,259         3,460        49,719         (8,145)         2,966         44,540
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net income (loss) .................  $     93,869  $      7,713  $    101,582   $    (15,249)  $      5,508   $     91,841
                                     ============  ============  ============   ============   ============   ============

Earnings (loss) per common share:
   Basic ..........................  $       1.14                $       1.17   $      (1.12)                 $       1.02
   Diluted ........................          1.13                        1.16          (1.12)                         1.01
Average shares outstanding:
   Basic ..........................    82,279,000                  87,172,000     13,649,000                    90,060,000
   Diluted ........................    83,010,000                  87,903,000     13,649,000                    90,791,000


 The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial
  Data (Unaudited) are an integral part of the pro forma financial statements

                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

      PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME (LOSS) ASSUMES THAT 55% OF THE METROPOLITAN COMMON SHARES ARE EXCHANGED FOR SKY FINANCIAL SHARES (AND 45% ARE EXCHANGED FOR CASH) IN THE MERGER.

                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                   (UNAUDITED)

                                                                 COMBINED SKY
                                                                   FINANCIAL
                                    SKY FINANCIAL  THREE RIVERS    AND THREE    METROPOLITAN     PRO FORMA      COMBINED
                                      HISTORICAL     PRO FORMA       RIVERS      HISTORICAL     ADJUSTMENTS     COMPANY
                                    -------------  ------------  ------------   ------------   ------------   ------------
                                                                          (DOLLARS IN THOUSANDS)
INTEREST INCOME
Loans, including fees .............  $    523,672  $     41,389  $    565,061   $     97,518   $     (1,783)  $    660,796
Securities
   Taxable ........................       114,947        21,682       136,629         15,520            660        152,809
   Nontaxable .....................         1,882          --           1,882          1,084           --            2,966
Federal funds sold and other ......         1,875           607         2,482            719             (1)         3,200
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL INTEREST INCOME ..........       642,376        63,678       706,054        114,841         (1,124)       819,771

INTEREST EXPENSE
Deposits ..........................       220,678        21,173       241,851         54,545         (7,242)       289,154
Borrowed funds ....................        96,101         9,293       105,394         27,417         (5,610)       127,201
                                     ------------  ------------  ------------   ------------   ------------   ------------
Total interest expense ............       316,779        30,466       347,245         81,962        (12,852)       416,355
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net interest income ...............       325,597        33,212       358,809         32,879         11,729        403,416
Provision for credit losses .......        34,635         1,050        35,685          6,505           --           42,190
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net interest income after provision
   for credit losses ..............       290,962        32,162       323,124         26,374         11,728        361,226

NON-INTEREST INCOME
Trust services income .............        14,398           120        14,518            261           --           14,779
Service charges and fees on deposit
   accounts .......................        33,429        31,416         2,013          1,638           --           35,067
Mortgage banking income ...........        23,893          --          23,893          3,238           --           27,131
Brokerage and insurance commissions        24,598          --          24,598           --             --           24,598
Net securities gains ..............         2,475           297         2,772          2,343           --            5,115
Other income ......................        29,460         2,656        32,116          6,282           --           38,398
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL NON-INTEREST INCOME ......       126,240         5,086       131,326         13,762           --          145,088

NON-INTEREST EXPENSES
Salaries and employee benefits ....       125,410        10,166       135,576         23,719           --          159,295
Occupancy and equipment expense ...        36,017         3,784        39,801          6,405            (45)        46,161
Amortization of intangibles .......           799         1,692         2,491            256          2,209          4,956
Other operating expense ...........        74,994         7,576        82,570         15,762           --           98,332
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL NON-INTEREST EXPENSES ....       237,220        23,218       260,438         46,142          2,164        308,744
                                     ------------  ------------  ------------   ------------   ------------   ------------

Income (loss) before income taxes .       179,982        14,030       194,012         (6,006)         9,564        197,570
Income taxes ......................        59,319         3,609        62,928         (2,438)         3,348         63,838
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net income (loss) .................  $    120,663  $     10,421  $    131,084   $     (3,568)  $      6,216   $    133,732
                                     ============  ============  ============   ============   ============   ============

Earnings per common share:
   Basic ..........................  $       1.46                $       1.50   $      (0.44)                 $       1.49
   Diluted ........................          1.45                        1.49          (0.44)                         1.48
Average shares outstanding:
   Basic ..........................    82,449,000                  87,342,000      8,114,206                    89,611,000
   Diluted ........................    83,028,000                  87,921,000      8,114,206                    90,190,000


 The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial
  Data (Unaudited) are an integral part of the pro forma financial statements

                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

      PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME (LOSS)
             ASSUMES THAT 70% OF THE METROPOLITAN COMMON SHARES ARE
                 EXCHANGED FOR SKY FINANCIAL SHARES (AND 30% ARE
                       EXCHANGED FOR CASH) IN THE MERGER.

                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                   (UNAUDITED)



                                                                     COMBINED SKY
                                                                       FINANCIAL
                                       SKY FINANCIAL  THREE RIVERS     AND THREE   METROPOLITAN   PRO FORMA       COMBINED
                                        HISTORICAL     PRO FORMA        RIVERS      HISTORICAL    ADJUSTMENTS     COMPANY
                                       -----------    ------------   ------------  ------------   -----------     --------
                                                                      (DOLLARS IN THOUSANDS)
INTEREST INCOME
Loans, including fees .............  $    523,672  $     41,389  $    565,061   $     97,518   $     (1,783)  $    660,796
Securities
   Taxable ........................       114,947        21,682       136,629         15,520            660        152,809
   Nontaxable .....................         1,882            --         1,882          1,084             --          2,966
Federal funds sold and other ......         1,875           607         2,482            719             (1)         3,200
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL INTEREST INCOME ..........       642,376        63,678       706,054        114,841         (1,124)       819,771

INTEREST EXPENSE
Deposits ..........................       220,678        21,173       241,851         54,545         (7,242)       289,154
Borrowed funds ....................        96,101         9,293       105,394         27,417         (5,895)       126,916
                                     ------------  ------------  ------------   ------------   ------------   ------------
Total interest expense ............       316,779        30,466       347,245         81,962        (13,137)       416,070
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net interest income ...............       325,597        33,212       358,809         32,879         12,013        403,701
Provision for credit losses .......        34,635         1,050        35,685          6,505             --         42,190
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net interest income after provision
   for credit losses ..............       290,962        32,162       323,124         26,374         12,013        361,511

NON-INTEREST INCOME
Trust services income .............        14,398           120        14,518            261             --         14,779
Service charges and fees on deposit
   accounts .......................        31,416         2,013        33,429          1,638             --         35,067
Mortgage banking income ...........        23,893            --        23,893          3,238             --         27,131
Brokerage and insurance commissions        24,598            --        24,598             --             --         24,598
Net securities gains (losses) .....         2,475           297         2,772          2,343             --          5,115
Other income ......................        29,460         2,656        32,116          6,282             --         38,398
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL NON-INTEREST INCOME ......       126,240         5,086       131,326         13,762             --        145,088

NON-INTEREST EXPENSES
Salaries and employee benefits ....       125,410        10,166       135,576         23,719             --        159,295
Occupancy and equipment expense ...        36,017         3,784        39,801          6,405            (45)        46,161
Amortization of intangibles .......           799         1,692         2,491            256          2,209          4,956
Other operating expense ...........        74,994         7,576        82,570         15,762             --         98,332
                                     ------------  ------------  ------------   ------------   ------------   ------------
   TOTAL NON-INTEREST EXPENSES ....       237,220        23,218       260,438         46,142          2,164        308,744
                                     ------------  ------------  ------------   ------------   ------------   ------------

Income (loss) before income taxes .       179,982        14,030       194,012         (6,006)         9,849        197,855
Income taxes ......................        59,319         3,609        62,928         (2,438)         3,448         63,938
                                     ------------  ------------  ------------   ------------   ------------   ------------
Net income (loss) .................  $    120,663  $     10,421  $    131,084   $     (3,568)  $      6,401   $    133,917
                                     ============  ============  ============   ============   ============   ============

Earnings per common share:
   Basic ..........................  $       1.46                $       1.50   $      (0.44)                 $       1.48
   Diluted ........................          1.45                        1.49          (0.44)                         1.47
Average shares outstanding:
   Basic ..........................    82,449,000                  87,342,000      8,114,206                    90,230,000
   Diluted ........................    83,028,000                  87,921,000      8,114,206                    90,809,000


 The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial
  Data (Unaudited) are an integral part of the pro forma financial statements

                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

        NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE 1:  BASIS OF PRESENTATION

         The unaudited Pro Forma Condensed Combined Consolidated Financial Data has been prepared assuming the mergers (Sky Financial and Three Rivers; Sky Financial and Metropolitan) will be accounted for under the purchase method and is based on the historical consolidated financial statements of Sky Financial, Three Rivers, and Metropolitan, which have been adjusted to reflect the historical cost of Three Rivers' and Metropolitan's assets and liabilities at their fair value. In addition, pro forma adjustments have been included to give effect to events that are directly attributable to the transaction and expected to have a continuing impact on the combined company. Pro forma adjustments for the Pro Forma Condensed Combined Consolidated Statement of Income (Loss) include amortization of core deposit intangible, other intangible assets, depreciation, and other adjustments based on the allocated purchase price of net asset acquired.

NOTE 2:  THREE RIVERS

         On October 1, 2002, Sky Financial acquired Three Rivers. Three River's shareholders received approximately 4,854,000 Sky Financial common shares and cash of $38,987 in the tax-free exchange. On September 30, 2002 in connection with the merger, Sky Financial and Three Rivers expected to incur after tax merger related charges of $4,784, which include change-of-control, severance, and other employee related payments, and investment banking, legal, and accounting fees. An accrual for the merger related charges has been reflected in the pro forma adjustments to the unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of September 30, 2002. Since these charges are expected to occur on or about the acquisition date and are not expected to have a continuing impact on the operations of the combined company, these changes are not included in the unaudited Pro Forma Condensed Consolidated Statement of Income (Loss).

         Under purchase accounting, Three Rivers' assets and liabilities and any identifiable intangible assets are required to be adjusted to their estimated fair values. The estimated fair value adjustments have been determined by Sky Financial based upon available information.

                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

 NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA - (CONTINUED)

         The following are the pro forma adjustments made to record the transaction and to adjust Three Rivers' assets and liabilities to their estimated fair values at September 30, 2002:


Purchase Price of Three Rivers:
    Market value (as of September 20, 2002) of 4,854,000 Sky Financial
      common share issued, net of issuance costs ....................................   $  94,071
    Cash issued in exchange for Three Rivers common stock ...........................      38,987
    Cash issued in exchange for Three Rivers stock options ..........................       2,127
    Costs of acquisition incurred by Sky Financial, net of tax ......................         893
    342,000 shares of Three Rivers stock previously owned by Sky Financial ..........       2,854
                                                                                        ---------
                                                                                        $ 138,932
                                                                                        =========

Historical net assets of Three Rivers at September 30, 2002 .........................   $  90,318
Accrual of Three Rivers after-tax merger related charges ............................      (4,784)
Fair market value adjustments as of September 30, 2002:
    Loans ...........................................................................      11,967
    Premises and equipment ..........................................................       7,933
    Deposits ........................................................................      (8,663)
    Federal Home Loan Bank advances .................................................     (23,482)
    Core deposit intangible and other identified intangible assets ..................      20,130
    Goodwill ........................................................................      50,470
    Defined benefit pension plan ....................................................      (1,593)
Deferred taxes on purchase accounting adjustments ...................................      (3,364)
                                                                                        ---------
                                                                                        $ 138,932
                                                                                        =========

         Sky Financial is in the process of completing the allocation of the purchase price. Additional intangible assets may be identified and recorded in the future, as appropriate, based upon the information available at that time.

NOTE 3:  METROPOLITAN MERGER RELATED CHARGES

         In connection with the merger of Sky Financial and Metropolitan, Metropolitan expects to incur pre-tax merger related charges of approximately $2,240. These charges are expected to include $1,400 in change-of-control, severance and other related employee related payments, and $840 in investment banking, legal, and accounting fees. An accrual for the merger related charges and the related tax effect of $490 has been reflected in the pro forma adjustments to the unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of September 30, 2002. Since these charges are not expected to have a continuing on the operations of the combined company, they are not included in the unaudited Pro Forma Condensed Combined Consolidated Statement of Income
(Loss).

                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

 NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA - (CONTINUED)

NOTE 4: SKY FINANCIAL RELATED CHARGES

         In connection with the Sky Financial and Metropolitan merger, Sky Financial expects to incur pre-tax merger related charges of approximately $8,660, of which $660 are the expected cost of acquisition included in the purchase price. The remaining $8,000 of charges are expected to include $5,200 in direct merger related data processing charges, primarily an early termination fee for Metropolitan's data processing contract; $2,600 in retention bonuses and other employee related payments; and $200 in other charges. The investment banking, legal, and accounting fees have been reflected net of tax as a component of the purchase price of Metropolitan. For purposes of the unaudited Pro Forma Condensed Combined Consolidated Balance Sheet, the remaining $8,000 of pre-tax merger related charges have been reflected as an accrued liability along with the related tax impact of $2,800. Sky Financial also expects to borrow the cash to be issued to Metropolitan shareholders who receive cash in the merger in exchange for Metropolitan common shares at an estimate per annum cost of 2.50%. For purposes of the unaudited Pro Forma Condensed Combined Consolidated Financial Data, this anticipated borrowing of cash and related impact on interest expense has been reflected in the data.

NOTE 5:  PRO FORMA CONDENSED COMBINE CONSOLIDATED BALANCE SHEET ADJUSTMENTS

         Under purchase accounting, Metropolitan's assets and liabilities and any identifiable intangible assets are required to be adjusted to their estimated fair values. The estimated fair value adjustments have been determined by Sky Financial based upon available information. Sky Financial cannot be sure that such estimated values represent the fair value that would ultimately be determined as of the acquisition date.

         The following are the pro forma adjustments made to record the transaction and to adjust Metropolitan's assets and liabilities to their estimated fair values at September 30, 2002:

                                                                     ASSUMES THAT 55% OF     ASSUMES THAT 70% OF
                                                                       THE METROPOLITAN        THE METROPOLITAN
                                                                      COMMON SHARES ARE       COMMON SHARES ARE
                                                                      EXCHANGED FOR SKY       EXCHANGED FOR SKY
                                                                       FINANCIAL COMMON        FINANCIAL COMMON
                                                                            SHARES                  SHARES
                                                                     -------------------     --------------------
Purchase Price of Metropolitan:
Market value (as of market close on October 23, 2002) of
    Sky Financial common shares to be issued, net of issuance
    cost (2,269,293 shares at 55% and 2,888,191 shares at 70%).....     $        43,657         $        55,509
Cash to be issued in exchange for Metropolitan common shares.......              34,168                  22,778
Cash to be issued in exchange for Metropolitan stock options.......                 558                     558
Costs of acquisition incurred by Sky Financial, net of tax.........                 660                     660
                                                                        ---------------         ---------------
                                                                        $        79,043         $        79,505
                                                                        ===============         ===============


                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

 NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA - (CONTINUED)

                                                                               ASSUMES THAT 55% OF     ASSUMES THAT 70% OF
                                                                                THE METROPOLITAN        THE METROPOLITAN
                                                                                COMMON SHARES ARE       COMMON SHARES ARE
                                                                                EXCHANGED FOR SKY       EXCHANGED FOR SKY
                                                                                FINANCIAL COMMON        FINANCIAL COMMON
                                                                                     SHARES                  SHARES
                                                                               --------------------    -------------------
Historical net assets of Metropolitan at September 30, 2002 ...............      $        50,342         $        50,342
Accrual of Metropolitan after-tax merger related charges ..................               (1,750)                 (1,750)
Fair market value adjustments as of September 30, 2002:
    Interest-earning deposits with financial institutions .................                    2                       2
    Loans held for sale ...................................................                7,185                   7,185
    Securities held-to-maturity ...........................................                    7                       7
    Loans .................................................................               11,415                  11,415
    Premises and equipment ................................................               (1,800)                 (1,800)
    Mortgage servicing rights .............................................                1,496                   1,496
    Deposits ..............................................................              (11,951)                (11,951)
    Debt and Federal Home Loan Bank advances ..............................              (15,571)                (15,571)
    Obligated mandatorily redeemable capital securities of
      subsidiary trusts ...................................................                  120                     120
    Core deposit intangible and other identified intangible assets ........               18,407                  18,407
    Goodwill ..............................................................               17,957                  18,419
Deferred taxes on purchase accounting adjustments .........................                3,184                   3,184
                                                                                 ---------------         ---------------
                                                                                 $        79,043         $        79,505
                                                                                 ===============         ===============

         Sky Financial is in the process of completing the allocation of the purchase price. Additional intangible assets may be identified and recorded in the future, as appropriate, based upon the information available at that time.

         Assuming that 55% of the Metropolitan common shares are exchanged for Sky Financial common shares, the pro forma adjustment to cash and due from banks includes proceeds from the expected borrowing of $27,278 of debt and the expected proceeds from the expected sale of $7,448 of artwork included in premises and equipment, which is offset by $34,168 of cash issued in exchange for Metropolitan common shares and $558 of cash issued in exchange for Metropolitan stock options.

         Assuming that 70% of the Metropolitan common shares are exchanged for Sky Financial common shares, the pro forma adjustment to cash and due from banks includes proceeds from the expected borrowing of $15,888 of debt and the expected proceeds from the expected sale of $7,448 of artwork included in premises and equipment, which is offset by $22,778 of cash issued in exchange for Metropolitan common shares and $558 of cash issued in exchange for Metropolitan stock options.

                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

 NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA - (CONTINUED)

NOTE 6:  SHAREHOLDERS' EQUITY

         Under the terms of the Merger Agreement, Metropolitan shareholders will be entitled to elect to receive, in exchange for each Metropolitan common share owned, either $4.70 in cash or 0.2554 Sky common shares, or a combination thereof, subject to certain adjustments and to certain allocation and proration mechanisms as part of the election process. In total, between 55% and 70% of Metropolitan common shares will be exchanged for Sky Financial common shares and, accordingly, between 30% and 45% of Metropolitan common shares will be exchanged for cash.

         Based on the aggregate issued and outstanding number of Metropolitan commons shares at September 30, 2002, Metropolitan shareholders will receive between $34,168 and $22,778 in cash and between 2,269,293 and 2,888,191 Sky Financial common shares. The issued Sky Financial common shares will be substantially newly issued. Pro forma retained earnings reflect an adjustment for estimated merger related charges as described in Note 4 above. Approximately 91 million Sky Financial common shares will be issued and outstanding for the combined company after the merger.

NOTE 7:  AVERAGE SHARES OUTSTANDING

         The pro forma weighted average shares outstanding is based on the historical Sky Financial weighted average shares outstanding plus 4,854,000 Sky Financial common shares to be issued to Three Rivers shareholders and either 2,269,293 Sky Financial common shares to be issued to Metropolitan shareholders (assuming 55% of the Metropolitan common shares are exchanged for Sky Financial common shares) or 2,888,191 Sky Financial common shares to be issued to Metropolitan shareholders (assuming 70% of the Metropolitan common shares are exchanged for Sky Financial common shares).

                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

 NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA - (CONTINUED)

NOTE 8:  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

         For purposes of determining the pro forma effect of the Metropolitan acquisition on the statement of income, the following pro forma adjustments have been made as if the acquisition had occurred as of January 1 with respect to each of the periods:

                                                          ASSUMES THAT 55% OF THE              ASSUMES THAT 70% OF THE
                                                      METROPOLITAN COMMON SHARES ARE        METROPOLITAN COMMON SHARES ARE
                                                    EXCHANGED FOR SKY FINANCIAL SHARES    EXCHANGED FOR SKY FINANCIAL SHARES
                                                    ------------------------------------ -------------------------------------
                                                    NINE MONTHS ENDED     YEAR ENDED     NINE MONTHS ENDED      YEAR ENDED
                                                      SEPTEMBER 30,      DECEMBER 31,      SEPTEMBER 30,       DECEMBER 31,
                                                          2002               2001               2002               2001
                                                    -----------------    ------------    -----------------     ------------
    Yield adjustment for interest income on
      loans....................................      $ (1,329)            $ (1,783)         $ (1,329)             $ (1,783)
    Yield adjustment for interest income on
      Securities available for sale............           501                  667               501                   667
    Yield adjustment for interest income on
      Securities held to maturity..............           (7)                   (7)               (7)                   (7)
    Yield adjustment for interest income on
      Interest-earning deposits with financial
      institutions.............................           (1)                   (1)               (1)                   (1)
    Yield adjustment for interest expense
      on deposits..............................        6,119                 7,242             6,119                 7,242
    Yield adjustment for interest expense
      on debt and Federal Home Loan Bank
      advances.................................        5,128                 6,314             5,128                 6,314
    Assumed interest expense on borrowed
      funds....................................         (511)                 (682)             (298)                 (397)
    Yield adjustment for interest expense
      on obligated mandatorily redeemable
      capital securities subsidiary trusts.....          (16)                  (22)              (16)                  (22)
    Amortization of premises and
      equipment................................           34                    45                34                    45
    Amortization of core deposit and other
      intangible assets........................       (1,657)               (2,209)           (1,657)               (2,209)
                                                     -------               -------           -------               -------
                                                       8,261                 9,564             8,474                 9,849
    Tax impact of pro forma adjustments......         (2,891)               (3,348)           (2,966)               (3,448)
                                                     -------               -------            -------              -------
                                                     $ 5,370               $ 6,216            $ 5,508              $ 6,401
                                                     =======               =======            =======              =======


                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

 NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA - (CONTINUED)

         The following assumptions were utilized for purposes of determining the pro forma effect of the Metropolitan acquisition on the unaudited Pro Forma Condensed Combined Consolidated Statement of Income (Loss):

                                                            WEIGHTED AVERAGE
                                                               REMAINING         METHOD OF AMORTIZATION,
                                                            TERM/USEFUL LIFE    ACCRETION OR DEPRECIATION
                                                            ----------------    -------------------------
Loans                                                            9 years           Interest Method
Securities available for sale ............................       4 years           Interest Method
Securities held to maturity ..............................       6 months          Interest Method
Interest-earning deposits with financial institutions.....      21 months          Interest Method
Deposits .................................................      27 months          Interest Method
Debt and Federal Home Loan Bank advances .................      32 months          Interest Method
Obligated mandatorily redeemable capital of
    securities subsidiary trusts .........................      26 years           Interest Method
Premises .................................................      40 years           Straight Line
Core deposit and other intangible assets .................      10 years           Accelerated


         For purposes of determining the pro forma effect of the Three Rivers acquisition on the statement of income, the following pro forma adjustments have been made as if the acquisition had occurred as of January 1 with respect to each of the periods:

                                                                                        NINE MONTHS ENDED       YEAR ENDED
                                                                                        SEPTEMBER 30, 2002   DECEMBER 31, 2001
                                                                                        ------------------   -----------------
     Yield adjustment for interest income on loans ...................................  $         (988)      $       (1,398)
     Yield adjustment for interest income on securities available for sale ...........          (1,450)              (1,919)
     Yield adjustment for interest expense on deposits ...............................           4,262                5,584
     Yield adjustment for interest expense on debt and Federal Home Loan
         Bank advances ...............................................................           3,457                4,610
     Amortization of premises and equipment ..........................................            (137)                (182)
     Amortization of core deposit and other intangible assets ........................          (1,269)              (1,692)
                                                                                        --------------      ---------------
                                                                                                 3,875                5,003
     Tax impact of pro forma adjustments .............................................          (1,356)              (1,751)
                                                                                        --------------       --------------
                                                                                        $        2,519       $        3,252
                                                                                        ==============       ==============


\
                            SKY FINANCIAL GROUP, INC.
                           THREE RIVERS BANCORP, INC.
                          METROPOLITAN FINANCIAL CORP.

 NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA - (CONTINUED)

         The following assumptions were utilized for purposes of determining the pro forma effect of the Three Rivers acquisition on the unaudited Pro Forma Condensed Combined Consolidated Statement of Income (Loss):

                                                        WEIGHTED AVERAGE
                                                           REMAINING                METHOD OF AMORTIZATION,
                                                        TERM/USEFUL LIFE          ACCRETION OR DEPRECIATION
                                                        ----------------          -------------------------
     Loans ...........................................         7 Years                 Interest Method
     Securities available for sale ...................         2 Years                 Interest Method
     Deposits ........................................       14 Months                 Interest Method
     Debt and Federal Home Loan Bank advances ........        5  Years                 Interest Method
     Premises ........................................        40 years                   Straight Line
     Core deposit and other intangible assets ........        10 years                     Accelerated

                       WHERE YOU CAN FIND MORE INFORMATION

         Sky Financial filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the Sky Financial common shares to be issued to Metropolitan shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Sky Financial in addition to being a proxy statement of Metropolitan for the Metropolitan special meeting. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information contained in the registration statement or in the annexes, exhibits and schedules to the registration statement.

         Both Sky Financial and Metropolitan are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its Regional Office located at Citicorp Center, 500 West Michigan Street, Suite 1400, Chicago, Illinois 60661-2511.

         Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings also are available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition, our filings can be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, DC 20006.

         You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to decide how to vote on the merger. We have not authorized anyone to provide you with information that is different from or in addition to what is contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where it is unlawful to offer to exchange or sell or to ask for offers to exchange or buy the securities offered by this proxy statement/prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct those activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies.

         This proxy statement/prospectus incorporates by reference the documents set forth below that each of us has previously filed with the Securities and Exchange Commission. These documents contain important information about our companies. You should read this proxy statement/prospectus together with the information incorporated by reference.


             SKY FINANCIAL SEC FILINGS (FILE NO. 1-14473)                     PERIOD OR DATE FILED
             --------------------------------------------                     --------------------
Annual Report on Form 10-K........................................       Year ended:        o    December 31, 2001
Proxy Statement for 2002 Annual Meeting of Shareholders...........       Filed on:          o    March 4, 2002
Quarterly Reports on Form 10-Q....................................       Filed on:          o    May 15, 2002
                                                                                            o    August 14, 2002
                                                                                            o    November 13, 2002
Current Reports on Form 8-K.......................................       Filed on:          o    February 13, 2002
                                                                                            o    May 8, 2002
                                                                                            o    August 14, 2002
                                                                                            o    October 16, 2002
                                                                                            o    October 24, 2002
                                                                                            o    November 13, 2002
Registration Statement on Form 8-A (description of Sky
  Financial common shares)........................................       Filed on:          o    *January 23, 1990
Registration Statement on Form 8-A (description of Sky
  Financial preferred share purchase rights)......................       Filed on:          o    *September 17, 1998

* Filed under the name "Citizens Bancshares, Inc."

              METROPOLITAN SEC FILINGS (FILE NO. 0-21553)                     PERIOD OR DATE FILED
              -------------------------------------------                     --------------------
Annual Report on Form 10-K........................................       Year ended:        o    December 31, 2001
Amendment No. 1 to Annual Report on Form 10-K/A...................       Year ended:        o    December 31, 2001
Proxy Statement for 2002 Annual Meeting of Shareholders...........       Filed on:          o    March 25, 2002
Quarterly Reports on Form 10-Q....................................       Filed on:          o    May 15, 2002
                                                                                            o    August 15, 2002
                                                                                            o    November 14, 2002
Amendment No. 1 to Quarterly Report on Form 10-Q/A................       Filed on:          o    October 22, 2002
Current Reports on Form 8-K.......................................       Filed on:          o    June 24, 2002
                                                                                            o    July 26, 2002
                                                                                            o    September 24, 2002
                                                                                            o    October 23, 2002
                                                                                            o    October 24, 2002


         We also are incorporating by reference additional documents that we file with the Securities and Exchange Commission between the initial filing of this proxy statement/prospectus and the date of effectiveness of this proxy statement/prospectus and between the date of this proxy statement/prospectus and the date of the Metropolitan special meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

                           FORWARD-LOOKING STATEMENTS

         We believe this proxy statement/prospectus contains some forward-looking statements with respect to the financial condition, results of operations and business of Sky Financial following the consummation of the merger. These forward-looking statements involve risk and uncertainty. It should be noted that a variety of factors could cause Sky Financial's actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements.

         Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities:

         o    expected cost savings from the merger cannot be realized fully;

         o deposit attrition, customer loss or revenue loss following the merger is greater than expected;

         o competitive pressure in the banking industry increases significantly;

         o costs or difficulties related to the integration of the businesses of Sky Financial and Metropolitan are greater than expected;

         o changes occur in the interest rate environment that reduce margins;

         o changes in legislation occur that adversely impact the banking industry;

         o acts of war or terrorism could result in restricted operations, unplanned downtime and other unanticipated results; and

         o general economic conditions, either nationally or in the area in which the combined company will be doing business, are less favorable than expected. Further information on other factors that could affect the financial results of Sky Financial after the merger is included in the Securities and Exchange Commission filings incorporated by reference in this proxy statement/prospectus.

                                     EXPERTS

         Crowe, Chizek and Company LLP has audited the consolidated financial statements of Sky Financial as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999, incorporated by reference in this proxy statement/prospectus, as set forth in their report that also is incorporated by reference. We have incorporated by reference the financial statements audited by Crowe, Chizek and Company LLP based on their report given `authority of such firm as experts in accounting and auditing.

         Crowe, Chizek and Company LLP has audited the consolidated financial statements of Metropolitan as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999, incorporated by reference in this proxy statement/prospectus, as set forth in their report thereon that also is incorporated in this proxy statement/prospectus. We have incorporated in this proxy statement/prospectus the financial statements audited by Crowe, Chizek and Company LLP based on their report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL OPINION

         Squire, Sanders & Dempsey L.L.P. has rendered a legal opinion stating that Sky Financial has duly authorized the issuance of the Sky Financial common shares offered hereby and that the common shares, when issued in accordance with the merger agreement, will be validly issued and outstanding, fully paid and non-assessable.

                                 INDEMNIFICATION

         The code of regulations of Sky Financial provides that Sky Financial will indemnify any director or officer of Sky Financial or any person who is or has served at the request of Sky Financial as a director, officer or trustee of another corporation, joint venture, trust or other enterprise and his or her heirs, executors and administrators against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually or reasonably incurred because he or she is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. This indemnification is to the full extent and according to the procedures and requirements of Ohio law.

         In addition, Sky Financial has entered into indemnification agreements with each of its directors and executive officers that expand the indemnitees' rights in the event that Ohio law and Sky Financial's code of regulations are further changed. The indemnification rights available under the agreements are subject to some exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial, and a provision that a corporation may not indemnify a person for any civil money penalty, judgment, liability or legal expense resulting from any proceeding instituted by the Office of the Comptroller of the Currency.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Sky Financial pursuant to the foregoing provisions, Sky Financial has been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                              SHAREHOLDER PROPOSALS

         The Sky Financial 2003 annual meeting of shareholders is expected to be held in April 2003. Any shareholder who intends to present a proposal at the 2003 annual meeting and who wishes to have the proposal included in Sky Financial's proxy statement and form of proxy for that meeting must have delivered the proposal to Sky Financial's executive offices, 221 South Church Street, Bowling Green, Ohio 43402, by November 5, 2002. Sky Financial must receive notice of all other shareholder proposals for the 2003 annual meeting no less than 60 nor more than 90 days prior to the annual meeting; provided, however, if notice of the meeting is mailed or disclosed to shareholders less than 75 days before the meeting date, shareholder proposals must be received by the close of business on the 15th day after notice is mailed or public disclosure is made. If notice is not received by Sky Financial within this time frame, Sky Financial will consider such notice untimely. Sky Financial reserves the right to vote in its discretion all of the common shares for which it has received proxies for the 2003 annual meeting with respect to any untimely shareholder proposals.

         The date for the Metropolitan 2003 annual meeting of shareholders has not yet been scheduled pending the consideration by the Metropolitan shareholders of the merger at the Metropolitan special meeting as described in this proxy statement/prospectus. In the event that the Metropolitan 2003 annual meeting of shareholders is held, proposals of shareholders intended to be presented at that meeting must have been received by November 22, 2002, for inclusion in Metropolitan's proxy statement and form of proxy relating to the 2003 annual meeting of shareholders. If the notice was not received by Metropolitan by that date, the proposal may not be presented at the annual meeting.

                   INDEX TO METROPOLITAN FINANCIAL STATEMENTS


                                                                                    PAGE NO.
                                                                                    --------
Unaudited  Consolidated  Statements of Financial Condition as of
September 30, 2002 and December 31, 2001                                              F-2

Unaudited Consolidated  Statements of Operations for the Three and Nine Months
Ended September 30, 2002 and 2001                                                     F-3

Unaudited Condensed Consolidated Statements of Cash Flows
for the Nine Months Ended September 30, 2002 and 2001                                 F-4

Unaudited Consolidated Statements of Changes in Shareholders'
Equity for the Three and Nine Months Ended September 30, 2002 and 2001                F-5

Notes to Unaudited Consolidated Financial Statements                                  F-6

Report of Independent Auditors                                                        F-21

Consolidated  Statements of Financial  Condition as of
December 30, 2001 and 2000                                                            F-22

Consolidated  Statements of Operations  for the Years Ended
December 31, 2001, 2000 and 1999                                                      F-23

Consolidated Statements of Changes in Shareholders' Equity for the Years
Ended December 31, 2001, 2000 and 1999                                                F-24

Consolidated  Statements of Cash Flows for the Years Ended
December 31, 2001, 2000 and 1999                                                      F-25

Notes to Consolidated Financial Statements                                            F-27


                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)

                                                   SEPTEMBER 30,  DECEMBER 31,
                                                       2002          2001
                                                   ------------   -----------
ASSETS
Cash and due from banks                            $     20,336   $     46,699
Interest-bearing deposits in other banks                    191            577
Securities available for sale                           103,842         94,354
Securities held to maturity                                 325         14,829
Mortgage-backed securities available for sale           163,949        167,313
Loans held for sale                                      70,912        169,320
Loans receivable, net                                 1,011,372        974,452
Federal Home Loan Bank stock                             12,371         16,889
Premises and equipment, net                              23,164         62,831
Premises and equipment held for sale                     36,682          8,669
Loan servicing rights, net                               13,846         22,951
Accrued income, prepaid expenses and other assets        31,504         24,233
Real estate owned, net                                    5,713          2,791
Goodwill and other intangible assets                      2,631          2,512
                                                     ----------     ----------
Total assets                                        $ 1,496,838    $ 1,608,420
                                                     ==========     ==========

LIABILITIES
Noninterest-bearing deposits                        $   139,247   $    146,055
Interest-bearing deposits                               919,629        996,339
                                                     ----------     ----------
Total deposits                                        1,058,876      1,142,394
Borrowings                                              308,388        340,897
Other liabilities                                        35,482         35,862
Guaranteed preferred beneficial interests in the
Company's junior subordinated debentures                 43,750         43,750
                                                     ----------     ----------
Total liabilities                                     1,446,496      1,562,903

SHAREHOLDERS' EQUITY
Preferred stock, 10,000,000 shares authorized,
none issued                                                --             --
Common stock, no par value, 30,000,000 shares
authorized, 16,149,532 and 8,128,663 shares
issued and outstanding, respectively                       --             --
Additional paid-in capital                               42,094         20,978
Retained earnings                                        10,851         26,100
Accumulated other comprehensive loss                     (2,603)        (1,561)
                                                     ----------     ----------
Total shareholders' equity                               50,342         45,517
                                                     ----------     ----------
Total liabilities and shareholders' equity          $ 1,496,838   $  1,608,420
                                                     ==========     ==========


See accompanying notes to consolidated financial statements.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          THREE MONTHS ENDED SEPTEMBER 30,          NINE MONTHS ENDED SEPTEMBER 30,
                                                          --------------------------------          -------------------------------
                                                               2002                2001                 2002              2001
                                                              ------              ------               ------            ------
INTEREST INCOME
Interest and fees on loans                                   $19,367             $23,604              $58,420           $75,944
Interest on mortgage-backed securities                         2,454               3,195                7,426             9,970
Interest and dividends on other investments                    1,323               1,350                4,163             3,940
                                                              ------              ------               ------            ------
Total interest income                                         23,144              28,149               70,009            89,854
INTEREST EXPENSE
Interest on deposits                                           8,637              13,387               28,137            43,187
Interest on borrowings                                         4,933               5,591               15,424            18,007
Interest on Junior Subordinated Debentures                     1,032                 998                3,110             2,995
                                                              ------              ------               ------            ------
Total interest expense                                        14,602              19,976               46,671            64,189
                                                              ------              ------               ------            ------
NET INTEREST INCOME                                            8,542               8,173               23,338            25,665
Provision for loan losses                                      (565)               1,150                5,720             5,350
                                                              ------              ------               ------            ------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES            9,107               7,023               17,618            20,315
NONINTEREST INCOME
Net gain on sale of loans                                      1,907               3,091                4,817             5,542
Loan servicing loss, net                                     (5,005)               (683)             (11,338)           (1,466)
Service charges on deposit accounts                              959                 499                2,268             1,392
Net gain on sale of securities                                   946                  84                2,553             1,629
Other operating income                                         2,156               1,642                5,546             4,268
                                                              ------              ------               ------            ------
Total noninterest income                                         963               4,633                3,846            11,365
NONINTEREST EXPENSE
Salaries and related personnel costs                           5,465               5,935               16,951            18,028
Occupancy and equipment expense                                1,375               1,931                4,673             5,714
Federal deposit insurance premiums                               130                 343                  789             1,030
Data processing expense                                          448                 459                1,380             1,384
Marketing expense                                                204                 215                  682               796
State franchise taxes                                             60                  --                  105               488
Amortization of intangibles                                        3                  63                    9               194
Loss on impairment of premises and equipment held
  for sale                                                       803                  --                9,603                --
Other operating expenses                                       2,870               2,112               10,666             7,195
                                                              ------              ------               ------            ------
Total noninterest expense                                     11,358              11,058               44,858            34,829
                                                              ------              ------            ---------            ------
(LOSS) INCOME BEFORE INCOME TAXES                            (1,288)                 598             (23,394)           (3,149)
(Benefit) provision for income taxes                           (368)                  60              (8,145)           (1,186)
                                                              ------              ------               ------            ------
NET (LOSS) INCOME                                             $(920)                $538            $(15,249)          $(1,963)
                                                              ======              ======            =========          ========

Basic and diluted (loss) earnings per share                  $(0.06)               $0.07              $(1.12)           $(0.24)
                                                             ======                =====              ======            ======

Weighted average shares outstanding for basic
earnings per share                                        16,146,209           8,117,288           13,648,737         8,110,567
Effect of dilutive options                                        --                  --                   --                --
                                                                  --                  --                   --                --
                                                          ----------           ---------           ----------         ---------
Weighted average shares outstanding for diluted
earnings per share                                        16,146,209           8,117,288           13,648,737         8,110,567
                                                          ==========           =========           ==========         =========

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                           NINE MONTHS ENDED SEPTEMBER 30,
                                                          -------------------------------
                                                                2002          2001
                                                             --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES                        $  54,993     $  10,016

CASH FLOWS FROM INVESTING ACTIVITIES
Disbursement of loan proceeds                                (365,288)     (199,693)
Purchases of:
Loans                                                            (212)      (86,184)
Mortgage-backed securities                                    (52,243)      (19,395)
Securities available for sale                                (141,878)     (115,111)
Mortgage servicing rights                                      (3,283)       (4,425)
Premises and equipment                                         (1,651)       (7,119)
FHLB stock                                                        (20)         --
Proceeds from maturities and repayments of:
Loans                                                         357,253       309,875
Mortgage-backed securities                                     54,247        37,998
Securities available for sale                                 142,494       108,540
Securities held to maturity                                       155           305
Interest bearing accounts in other banks                          386          --
Proceeds from sale of:
Loans                                                          11,459        86,029
Securities available for sale                                   4,400          --
FHLB stock                                                      5,104         5,000
Premises, equipment, and real estate owned                      2,632           348
                                                            ---------     ---------
Net cash provided by investing activities                      13,555       116,168
                                                            ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposit accounts                                (83,518)      (27,280)
Proceeds from borrowings                                       55,111        20,000
Repayment of borrowings                                       (89,627)      (39,046)
Net activity on lines of credit                                 4,007       (66,000)
Proceeds from issuance of common stock                         19,116            72
                                                            ---------     ---------
Net cash provided by (used in) financing activities           (94,911)     (112,254)
                                                            ---------     ---------

Net change in cash and cash equivalents                       (26,363)       13,930
Cash and cash equivalents at beginning of period               46,699        17,010
                                                            ---------     ---------
Cash and cash equivalents at end of period                  $  20,336     $  30,940
                                                            =========     =========



Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest                                                    $  48,588     $  66,469
Income taxes                                                    1,492         1,418
Transfer from loans receivable to real estate owned             5,594           607
Transfer from loans receivable to loans held for sale          27,823        75,578
Transfer from loans held for sale to loans receivable          80,754          --
Loans securitized                                             212,764       191,653
Net transfer from premises and equipment to premises and
equipment held for sale                                        28,013          --
Exchange of loan for common stock                               2,000          --


           SEE ACCOMPANYING NOTES TO CONSOLIDATEDFINANCIAL STATEMENTS.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       ACCUMULATED
                                                            ADDITIONAL                    OTHER         TOTAL
                                                 COMMON      PAID-IN      RETAINED    COMPREHENSIVE  SHAREHOLDERS'
                                                  STOCK      CAPITAL      EARNINGS    INCOME (LOSS)     EQUITY
                                                -------     ----------    --------    -------------  -------------
BALANCE JUNE 30, 2001                           $   --       $ 20,928     $ 27,167      $ (1,266)      $ 46,829
Comprehensive income (loss):
Net income                                                                     538                          538
Change in unrealized gain on securities, net
of tax and net of reclassification of gain
of $55,000 from net income                                                                (1,529)        (1,529)
                                                                                                       --------
Total comprehensive income (loss)                                                                          (991)
Issuance of shares of common stock
Stock purchase plan-7,681 shares                                   26                                        26
                                                             --------     --------      --------       --------
BALANCE SEPTEMBER 30, 2001                      $   --       $ 20,954     $ 27,705      $ (2,795)      $ 45,864
                                                             ========     ========      ========       ========


BALANCE DECEMBER 31, 2000                       $   --       $ 20,882     $ 29,668      $ (1,091)      $ 49,459
Comprehensive income (loss):
Net income                                                                  (1,963)                      (1,963)
Change in unrealized gain on securities, net
of tax and net of reclassification of gain
of $1,075,000  from net income                                                            (1,704)        (1,704)
                                                                                                       --------
Total comprehensive income (loss)                                                                        (3,667)
Issuance of shares of common stock:
Stock purchase plan-20,825 shares                                  72                                        72
                                                             --------     --------      --------       --------
BALANCE SEPTEMBER 30, 2001                      $   --       $ 20,954     $ 27,705      $ (2,795)      $ 45,864
                                                             ========     ========      ========       ========

                                                                                       ACCUMULATED
                                                            ADDITIONAL                    OTHER         TOTAL
                                                 COMMON      PAID-IN      RETAINED    COMPREHENSIVE  SHAREHOLDERS'
                                                  STOCK      CAPITAL      EARNINGS    INCOME (LOSS)     EQUITY
                                                -------     ----------    --------    -------------  -------------
BALANCE JUNE 30, 2002                           $   --       $ 42,073     $ 11,771      $ (2,852)      $ 50,992
Comprehensive income (loss):
Net loss                                                                      (920)                        (920)
Change in unrealized gain on securities, net
of tax                                                                                       249            249
                                                                                                       --------
Total comprehensive income (loss)                                                                          (671)
Issuance of shares of common stock
Stock purchase plan-6,545 shares                                   21                                        21
                                                             --------     --------      --------       --------
BALANCE SEPTEMBER 30, 2002                      $   --       $ 42,094     $ 10,851      $ (2,603)      $ 50,342
                                                             ========     ========      ========       ========

BALANCE DECEMBER 31, 2001                       $   --       $ 20,978     $ 26,100      $ (1,561)      $ 45,517
Comprehensive income (loss):
Net income                                                                 (15,249)                     (15,249)
Change in unrealized gain on securities, net
of tax                                                                                    (1,042)        (1,042)
                                                                                        --------       --------
Total comprehensive income (loss)                                                                       (16,291)
Net proceeds from issuance of shares of
common stock:
Stock offerings-8,000,000 shares                               21,050                                    21,050
Stock purchase plan-20,869 shares                                  66                                        66
                                                             --------     --------      --------       --------
BALANCE SEPTEMBER 30, 2002                      $   --       $ 42,094     $ 10,851      $ (2,603)      $ 50,342
                                                ========     ========     ========      ========       ========

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Unless otherwise indicated, dollar amounts in tables are in thousands, except per share data.

         Metropolitan Financial Corp. (the "Company") is a savings and loan holding company and an Ohio corporation. The Company is engaged primarily in the business of originating one-to four-family, multifamily and commercial real estate loans secured by properties located primarily in Ohio and Pennsylvania, and purchasing multifamily and commercial real estate loans secured by properties throughout the United States. The Company offers full service banking services to communities in Northeast Ohio where its additional lending activities include originating construction, business and consumer loans. The accounting policies of the Company conform to generally accepted accounting principles ("GAAP") and prevailing practices within the financial services industry. All significant intercompany transactions have been eliminated. In the opinion of management, the accompanying financial statements include all adjustments and disclosures which the Company considers necessary for a fair presentation of (a) the results of operations for the three- and nine-month periods ended September 30, 2002 and 2001; (b) the financial condition at September 30, 2002 and December 31, 2001; (c) the statement of cash flows for the nine-month periods ended September 30, 2002 and 2001; and (d) the statement of changes in shareholders' equity for the three- and nine-month periods ended September 30, 2002 and 2001. The results of operations for the three- and nine-month periods ended September 30, 2002 are not necessarily indicative of the results that may be expected for any other period. The annual report for the Company for the year ended December 31, 2001, contains consolidated financial statements and related notes, which should be read in conjunction with the accompanying consolidated financial statements.

         A summary of significant accounting policies follows:

         CONSOLIDATION POLICY: The Company and its wholly-owned subsidiaries, MetroCapital Corporation, Metropolitan Capital Trust I, Metropolitan Capital Trust II, Metropolitan I Corporation and its subsidiary, and Metropolitan Bank and Trust Company (the "Bank") and its subsidiaries, are included in the accompanying consolidated financial statements. All significant intercompany balances have been eliminated.

         USE OF ESTIMATES: In preparing financial statements, management must make estimates and assumptions. These estimates and assumptions affect the amounts reported for assets, liabilities, revenues, and expenses as well as the disclosures provided. Future results could differ from current estimates. Areas involving the use of management's estimates and assumptions primarily include the allowance for losses on loans, the valuation of loan servicing rights, the value of loans held for sale, fixed assets held for sale, fair value of certain securities, the carrying value and amortization of intangibles, the value of real estate owned, the determination and carrying value of impaired loans, and the fair value of financial instruments. Estimates that are more susceptible to change in the near term include the allowance for loan losses, the valuation of loan servicing rights, the value of loans held for sale, the value of real estate owned, and the fair value of certain securities.

         EARNINGS PER SHARE: Basic and diluted earnings per share are computed based on weighted average shares outstanding during the period. Basic earnings per share has been computed by dividing net income or loss by the weighted average shares outstanding. Diluted earnings per share has been computed by dividing net income or loss by the diluted weighted average shares outstanding. Diluted weighted average shares were calculated assuming the exercise of stock options less the treasury shares assumed to be purchased using the average market price of the Company's stock. Stock options totaling 1,437,488 and 1,168,878, respectively were not considered in computing diluted earnings per common share for September 30, 2002 and 2001 because they were antidilutive.

         NEW ACCOUNTING PRONOUNCEMENTS: A new accounting standard requires all business combinations to be recorded using the purchase method of accounting for any transaction initiated after June 30, 2001. Under the purchase method, all identifiable tangible assets and intangible assets and liabilities of the acquired company must be recorded at fair value at date of acquisition, and the excess of cost over fair value of net assets acquired is recorded as goodwill. Identifiable intangible assets must be separated from goodwill. Identifiable intangible assets with finite useful lives will be amortized under the new standard, whereas goodwill, both amounts previously recorded and future amounts purchased, ceased being amortized starting in 2002. Periodic impairment testing will be required for goodwill with impairment being recorded if the carrying amount of goodwill exceeds its implied fair value.

2.  SUPERVISORY AGREEMENTS/DIRECTIVE

         On July 8, 2002, the Office of Thrift Supervision ("OTS") issued a Supervisory Directive (the "Supervisory Directive") to the Company and the Bank. The Supervisory Directive, requires the Boards of Directors of the Bank and the Company to act immediately to take corrective action to address certain weaknesses and to halt certain unsafe and unsound practices, regulatory violations, and violations of the Supervisory Agreement, dated July 26, 2001 (the "Supervisory Agreement"), between the Bank, the OTS, and the Ohio Division of Financial Institutions ("ODFI").

         The Supervisory Directive includes the following provisions:

         o The Bank is prohibited from making "unauthorized payments", as defined in the Supervisory Directive, that directly or indirectly benefit Robert M. Kaye, a director and the former Chairman and Chief Executive Officer of the Company and the Bank.

         o The Bank must obtain reimbursement for unauthorized payments made to or for the benefit of Mr. Kaye and related parties since January 1, 1992, and suspend all future payments to Mr. Kaye and related parties of any kind until such time as there has been a full accounting of such payments and the Bank has been fully reimbursed, if appropriate.

         o The Bank must retain an independent certified public accounting firm acceptable to the OTS to conduct a review and accounting of all payments that the Bank has made since January 1, 1992, to or for the direct or indirect benefit of Robert M. Kaye and related parties. The accounting firm must submit to the Audit Committee of the Bank's Board and to the OTS a written report relating to its review identifying, among other things, any payments that are suspected of being unauthorized payments. Based on the information in the report, the Audit Committee of the Bank's Board must determine the amount of any unauthorized payments, subject to the review and concurrence of the OTS. The Bank must then submit to Mr. Kaye a written demand for repayment of any unauthorized payments.

         The Supervisory Directive sets various deadlines for completion of the foregoing matters.

         o To facilitate compliance with the targets and deadlines specified in the Supervisory Agreement, the Bank must retain a qualified marketing agent, acceptable to the OTS, to manage the Bank's efforts to sell its artwork collection. The OTS noted that the Supervisory Agreement (as modified) required the Bank to reduce its investment in artwork by $1.3 million by March 31, 2002, and that the Bank had failed to meet the March 31, 2002 requirement.

         o The Bank must take appropriate actions to reduce its investment in fixed assets so that the Bank's investment in fixed assets (other than artwork) is no more than 25% of core capital by December 31, 2002, as required by the Supervisory Agreement.

         o The Bank is prohibited from engaging in any transactions with a particular out-of-state bank on whose board Mr. Kaye sits.

         o The Bank is prohibited from originating and purchasing commercial real estate loans secured by property in California until the Bank adopts and implements a written plan for diversification of credit risk that is acceptable to the OTS.

         o The Bank is prohibited from engaging in any transactions with the Company or any of its affiliates without prior approval of the OTS.

         o Without prior OTS approval, the Company is prohibited from paying any dividends, or making any other payments except those that it was obligated to make pursuant to written contracts in effect on July 5, 2002, and payment of expenses incurred in the ordinary course of business.

         o The Company is prohibited from making any payment or engaging in any transaction that would have the effect of circumventing any of the restrictions imposed on the Bank in the Supervisory Directive.

         The Company has engaged, with OTS approval, an independent audit firm, which has concluded its review of the payments specified above in accordance with the Supervisory Directive. On September 26, 2002, the Audit Committee of the Bank filed its report with the OTS concluding that total unauthorized payments to Mr. Kaye are $4.8 million. On October 2, 2002, the OTS stated that it had no objection to the Bank's seeking reimbursement from Mr. Kaye of the $4.8 million. On October 7, 2002, the Bank made a written request to Mr. Kaye seeking reimbursement of the $4.8 million of unauthorized payments by October 25, 2002, which date was extended until December 12, 2002. Refer to Note 15 for further information regarding these payments.

         The Company and the Bank have commenced taking actions to comply with the remainder of the Supervisory Directive, including the sale of artwork, and expect to comply with the Supervisory Agreement and the Supervisory Directive, except for the timing requirements for the sale of fixed assets.

         The provisions of the Supervisory Directive do not prohibit the Company from using its unconsolidated resources to make scheduled contractual payments to Metropolitan Capital Trust I ("Trust I") and Metropolitan Capital Trust II ("Trust II"). Payments by the Company to Trust I and Trust II are used by the trusts to pay dividends on the cumulative trust preferred securities of Trust I and Trust II. The Supervisory Directive does not prohibit Trust I and Trust II from paying dividends on their respective cumulative trust preferred securities.

         On July 26, 2001, the Company entered into a separate Supervisory Agreement with the OTS (the "Company Supervisory Agreement"), which required the Company to prepare and adopt a plan for raising capital that uses sources other than increased debt or additional dividends from the Bank. On January 31, 2002, the Company initiated an offer of common stock for sale under a rights offering and a concurrent offering to the public. Management used the net proceeds of the 2002 offerings to raise the capital required by the Company Supervisory Agreement.

         Additionally, the Bank entered into the Supervisory Agreement between the Bank, the OTS and the ODFI, which requires the Bank to do the following:

         o Develop a capital improvement and risk reduction plan by September 28, 2001, which date was extended to December 28, 2001;

         o Achieve or maintain compliance with core and risk-based capital standards at the "well-capitalized" level, including a risk-based capital ratio of 10% by December 31, 2001, which date was extended to March 31, 2002. The Bank had achieved a "well capitalized" level at March 31, 2002 and maintained that level at September 30, 2002;

         o Reduce investment in fixed assets (other than artwork) to no more than 25% of core capital by December 31, 2002;

         o Attain compliance with board approved interest rate risk policy requirements;

         o Reduce volatile funding sources, such as brokered and out-of-state deposits;

         o    Increase earnings;

         o    Improve controls related to credit risk; and

         o    Restrict total assets to not more than $1.7 billion.

         Any major deviations from the plan require prior OTS approval. Both supervisory agreements also contain restrictions on adding, entering into employment contracts with, or making golden parachute payments to directors and senior executive officers and in changing responsibilities of senior officers.

         During January 2002, the regulatory authorities approved the capital and risk reduction plan submitted by the Company.

         If the Company or the Bank is unable to comply with the terms and conditions of the Supervisory Directive or the supervisory agreements, the OTS and the ODFI could take additional regulatory action, including the issuance of a cease and desist order requiring further corrective action such as raising additional capital, obtaining additional or new management, requiring the sale of assets and a reduction in the overall size of the Company, imposing operating restrictions on the Bank and restricting dividends from the Bank to the Company. These additional restrictions could make it impossible to service existing debt of the Company.


3. SECURITIES

         The amortized cost, gross unrealized gains and losses and fair values of investment securities available for sale and held to maturity at September 30, 2002 and December 31, 2001 are as follows:

                                                                       SEPTEMBER 30, 2002
                                                ------------------------------------------------------------
                                                AMORTIZED      GROSS UNREALIZED  GROSS UNREALIZED      FAIR
                                                   COST             GAINS            LOSSES            VALUE
                                                   ----             -----            ------            -----
AVAILABLE FOR SALE
Mutual funds                                       $1,013                                              $1,013
Freddie Mac preferred stock                         3,100                           $(112)              2,988
Agency notes                                       10,000              $26                             10,026
Treasury notes and bills                           75,671              304                             75,975
Tax-exempt municipal bond                          13,805               35                             13,840
Mortgage-backed securities                        163,323            1,167           (541)            163,949
                                                  -------            -----           ----             -------
                                                  266,912            1,532           (653)            267,791
HELD TO MATURITY
Revenue bond                                          325                7                                332
                                                      ---                -                                ---
                                                      325                7             --                 332
                                                      ---                -             --                 ---
Total securities                                $ 267,237           $1,539          $(653)           $268,123
                                                =========           ======          =====            ========


                                                                       SEPTEMBER 30, 2001
                                                ------------------------------------------------------------
                                                AMORTIZED      GROSS UNREALIZED  GROSS UNREALIZED      FAIR
                                                   COST             GAINS            LOSSES            VALUE
                                                   ----             -----            ------            -----
AVAILABLE FOR SALE
Mutual funds                                       $5,784                                               $5,784
Freddie Mac preferred stock                         7,500                            $(750)              6,750
Fannie Mae notes                                   10,003                             (129)              9,874
Treasury notes and bills                           72,056               $74           (184)             71,946
Mortgage-backed securities                        165,508             1,895            (90)            167,313
                                                  -------             -----            ---             -------
                                                  260,851             1,969         (1,153)            261,667
HELD TO MATURITY
Tax-exempt municipal bond                          14,349                           (2,737)             11,612
                                                                                    ------
Revenue bond                                          480                15                                495
                                                      ---                --                                ---
                                                   14,829                15         (2,737)             12,107
                                                   ------                --         ------              ------
Total securities                                 $275,680            $1,984        $(3,890)           $273,774
                                                 ========            ======        =======            ========

         The tax-exempt municipal bond represents a single issue secured by a multifamily property. The bond was reclassified to available for sale as of June 30, 2002, due to management's decision to market this security when the property, which serves as collateral for the bond, becomes fully occupied. In conjunction with this reclassification, it was determined that there was a permanent impairment to the bond's fair value and a realized loss of $550 thousand was booked in the second quarter of 2002.

4. LOANS RECEIVABLE

         The composition of the loan portfolio at September 30, 2002 and December 31, 2001 is as follows:

                                                                        SEPTEMBER 30,              DECEMBER 31,
                                                                            2002                      2001
                                                                            ----                      ----
Real estate loans
Construction loans:
One- to four-family                                                        $171,060                 $150,705
Multifamily                                                                   7,290                    6,360
Commercial                                                                    9,702                    2,134
Land                                                                         75,023                   74,305
Loans in process                                                            (91,169)                 (80,214)
                                                                         ----------                 --------
Construction loans, net                                                     171,906                  153,290
Permanent loans:
One- to four-family                                                         149,012                  171,813
Multifamily                                                                 297,534                  224,542
Commercial                                                                  169,475                  164,786
                                                                         ----------                 --------
Total real estate loans                                                     787,927                  714,431
Consumer loans                                                              111,305                  138,698
Business and other loans                                                    126,151                  133,684
                                                                         ----------                 --------
Total loans                                                               1,025,383                  986,813
Premiums on loans, net                                                        5,471                    6,969
Deferred loan fees, net                                                      (2,095)                  (2,080)
Allowance for losses on loans                                               (17,387)                 (17,250)
                                                                         ----------                 --------
Total loans receivable                                                   $1,011,372                 $974,452
                                                                         ==========                 ========

Activity in the allowance for losses on loans for the periods ended September 30, 2002 and 2001 is as follows:

                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                             -------------------------------
                                                              2002                     2001
                                                              ----                     ----
Balance at the beginning of the period                       $17,250                 $13,951
Provision for loan losses                                      5,720                   5,350
Charge-offs                                                   (5,756)                 (2,286)
Recoveries                                                       173                     189
                                                             -------                 -------
Balance at end of period                                     $17,387                 $17,204
                                                             =======                 =======

Nonperforming loans are as follows at:

                                                                          SEPTEMBER 30,          DECEMBER 31,
                                                                               2002                2001
                                                                               ----                ----
   Loans past due over 90 days still on accrual                               $  578              $    85
   Nonaccrual loans                                                           27,498               30,602

         Management analyzes loans both on an individual and collective basis and considers a loan to be impaired when it is probable that all principal and interest amounts will not be collected according to the loan contract based on current information and events. Loans which are past due two payments or less and that management feels are probable of being restored to current status within 90 days are not considered to be impaired loans. All impaired loans are included in nonperforming loans.

         Information regarding impaired loans is as follows:

                                                                              SEPTEMBER 30,               DECEMBER 31,
                                                                                   2002                       2001
                                                                                   ----                       ----
Balance of impaired loans                                                         $13,470                    $15,260
Less portion for which no allowance
for losses on loans is allocated                                                    1,594                      3,147
                                                                                    -----                      -----
Balance of impaired loans for which
an allowance for loan losses is allocated                                         $11,876                    $12,113
                                                                                   ======                     ======
Portion of allowance for losses on loans
allocated to the impaired loan balance                                            $ 3,265                    $ 3,476
                                                                                   ======                     ======


                                                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                                               -------------------------------
                                                                                  2002                2001
                                                                                -------              -------
Average investment in impaired loans
during the period                                                               $14,188             $12,834
                                                                                 ======              ======
Interest income recognized during
Impairment                                                                       $  752              $  515
                                                                                  =====               =====
Interest income recognized on a
cash basis during the period                                                     $  752              $  515
                                                                                  =====               =====

5. LOAN SERVICING

         Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans at September 30, 2002 and December 31, 2001 are summarized as follows:

                                                                             SEPTEMBER 30,               DECEMBER 31,
                                                                                 2002                       2001
                                                                                 ----                       ----
Mortgage loan portfolios serviced for:
Freddie Mac                                                                    $1,559,046                 $1,292,009
Fannie Mae                                                                        484,064                    617,305
Other                                                                             239,142                    294,559
                                                                                  -------                    -------
Total loans serviced for others                                                $2,282,252                 $2,203,873
                                                                               ==========                 ==========


         Custodial balances maintained in noninterest-bearing checking accounts in connection with the foregoing loan servicing were approximately $36.9 million and $48.5 million at September 30, 2002 and December 31, 2001, respectively.

         The following is an analysis of the changes in the cost of loan servicing rights for the nine-month periods ended September 30, 2002 and 2001:

                                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                                    -------------------------------
                                                                     2002                     2001
                                                                    ------                   ------
Balance at the beginning of the period                             $22,951                  $20,597
Acquired or originated                                               6,759                    9,317
Provision for impairment                                            (6,210)                       -
Amortization                                                        (9,654)                  (5,744)
                                                                   -------                  -------
Balance at the end of the period                                   $13,846                  $24,170
                                                                   =======                  =======

         The following is an analysis of the changes in the valuation allowance for impairment of loan servicing rights for the nine-month period ended September 30, 2002. No impairment was recorded for the nine-month period ended September 30, 2001:

                                                                               NINE MONTHS ENDED SEPTEMBER 30,
                                                                               -------------------------------
                                                                                 2002                     2001
                                                                                 ----                     ----
Balance at the beginning of the period                                        $  (863)                      N/A
Write-offs of impaired rights                                                      --                       N/A
Provision for impairment                                                       (6,210)                      N/A
                                                                               -------                      ---
Balance at the end of the period                                              $(7,073)                      N/A
                                                                              =======                       ===

6. DEPOSITS

         Deposits consist of the following:

                                                                   SEPTEMBER 30, 2002                     DECEMBER 31, 2001
                                                               -------------------------                --------------------
                                                                AMOUNT           PERCENT                  AMOUNT     PERCENT
                                                               --------          -------                ---------    -------
Noninterest-bearing checking accounts                        $  139,247             13%               $  146,055       13%
                                                               --------                               ----------
Interest-bearing checking accounts                              202,852             19                   198,414       17
Passbook savings and statement savings                           88,655              9                    82,619        7
Certificates of deposit                                         628,122             59                   715,306       63
                                                                -------                                  -------      ---
Total interest-bearing deposits                                 919,629             87                   996,339       87
                                                                -------                               ----------      ---
                                                             $1,058,876            100%               $1,142,394      100%
                                                             ==========            ===                ==========      ===

         At September 30, 2002, scheduled maturities of certificates of deposit were as follows:

                       YEAR                                                      WEIGHTED AVERAGE
                       ENDED                                     AMOUNT            INTEREST RATE
                       -----                                     ------            -------------
                       2002                                    $133,320                4.02%
                       2003                                     316,735                4.11
                       2004                                      73,742                4.33
                       2005                                      39,609                4.60
                       2006                                      27,012                5.44
                    Thereafter                                   37,704                5.10
                                                                 ------
                                                               $628,122                4.27%
                                                               ========

         Brokered and out-of-state deposits decreased from $127.8 million at December 31, 2001 to $79.2 million at September 30, 2002.

7. BORROWINGS

         Borrowings consist of the following at September 30, 2002 and December 31, 2001:

                                                                         SEPTEMBER 30, 2002         DECEMBER 31, 2001
                                                                        -------------------       ---------------------
                                                                        AMOUNT         RATE       AMOUNT           RATE
                                                                        ------         ----       ------           ----
Federal Home Loan Bank Advances                                       $240,913         5.5%      $278,912          6.2%
Reverse repurchase agreements                                           49,508         5.0         41,000          5.9
Commercial bank line of credit maturing December 31, 2003                4,007         4.8             --          --
Commercial bank note maturing December 31, 2002                             --          --          5,000          4.8
Loan from majority stockholder                                              --          --          2,000          0.0
Subordinated debt maturing January 1, 2005                              13,960         9.6         13,985          9.6
                                                                      --------                   --------
                                                                      $308,388                   $340,897
                                                                      ========                   ========

At September 30, 2002, scheduled payments on borrowings are as follows:

                                                                                                 WEIGHTED AVERAGE
                          YEAR ENDED                                                AMOUNT         INTEREST RATE
                          ----------                                               --------      ----------------
                             2002                                                  $ 35,298            5.12%
                             2003                                                    72,829            5.77
                             2004                                                    69,102            5.99
                             2005                                                    97,824            5.01
                             2006                                                     4,284            6.62
                          Thereafter                                                 29,051            6.45
                                                                                   --------
                             Total                                                 $308,388            5.58%
                                                                                   ========

         At September 30, 2002, Federal Home Loan Bank advances are collateralized by all of the Company's FHLB stock, one- to-four-family first mortgage loans, multifamily loans and securities, with aggregate carrying values of approximately $12.4 million, $143.2 million, $240.9 million and $191.0 million, respectively.

         During 1995, the Company issued subordinated notes ("1995 Subordinated Notes") totaling $14.0 million. Interest on the notes is paid quarterly and principal will be repaid when the notes mature January 1, 2005. Total issuance costs of approximately $1.2 million are being amortized on a straight-line basis over the life of the notes. The notes are unsecured. Effective November 30, 2000, the notes may be redeemed at par at any time.

         The Company obtained a $5.0 million line of credit from Sky Bank ("line of credit") in September 2002. The proceeds from the line of credit were used to pay off the Company's commercial bank note that was maturing on December 31, 2002. The line of credit matures on December 31, 2003 but has an annual renewal option. As collateral for the loan, the Company's largest shareholder has agreed to pledge a portion of his common stock of the Company, which exceeds 50% of the outstanding stock of the Company. The interest rate for the line of credit varies at prime rate.

         The Company had a note payable to a commercial bank. During September 2002, the current balance outstanding was paid off with the proceeds from the line of credit. The loan was scheduled to mature December 31, 2002.

         In December 2001, the Company entered into a loan agreement with Robert Kaye, its majority shareholder, for a non-interest bearing loan in the principal amount of $2.0 million. The Company repaid the loan to Mr. Kaye with proceeds from the stock offerings in March 2002.

8. OFF-BALANCE SHEET ACTIVITIES

         The Bank can be a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial commitments include commitments to make loans. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans is represented by the contractual amount of these instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans recorded in the financial statements.

         As of September 30, 2002, the Bank had fixed and variable rate commitments to originate and/or purchase loans (at market rates) of approximately $78.3 million and $58.8 million, respectively. In addition, the Bank had firm commitments to sell loans totaling $114.9 at September 30, 2002. The Bank's commitments to originate and purchase loans are for loans with rates ranging from 4.75% to 19.9% and commitment periods up to one year.

         The Bank maintains two standby letters of credit at the Federal Home Loan Bank of Cincinnati for the benefit of Fannie Mae as secondary security for credit risk on multifamily loans securitized in prior years. These standby letters of credit, aggregating approximately $8.6 million, do not accrue interest and are renewed on an annual basis.

         The Bank has entered into two interest rate swap contracts to hedge variable rate advances with each having a notional amount of $20.0 million. Both contracts mature within five years and have the same counterparty, a nationally recognized broker/dealer. The Bank receives from the contracts variable interest based on one-month or three-month LIBOR, respectively. The Bank in turn pays to the counterparty interest at fixed rates of 6.450% and 6.275%, respectively. The counterparty has the option to terminate the interest rate swap in the event LIBOR exceeds certain rates set on specific dates per the terms of the contracts. The market value of the two swap contracts at September 30, 2002 was an unrealized loss of $4.8 million.

9. SEGMENT REPORTING

         The Company's operations include two major operating segments. A description of these segments is as follows:

         RETAIL AND COMMERCIAL BANKING - Retail and commercial banking is the segment of the business that brings in deposits and lends those funds out to businesses and consumers. The local market for deposits is the consumers and businesses in the neighborhoods surrounding the Bank's 24 retail sales offices in Northeastern Ohio. The market for lending is Ohio and the surrounding states. The majority of loans are secured by multifamily and commercial real estate. Loans are also made to businesses secured by business assets and to consumers secured by real or personal property. Business loans are concentrated in Northeastern Ohio.

         MORTGAGE BANKING - Mortgage banking is the segment of the Company's business that originates, sells and services permanent or construction loans secured by one- to four-family residential properties. These loans are primarily originated through commissioned loan officers located in Ohio and Western Pennsylvania. In general, fixed rate loans are originated for sale and adjustable rate loans may be originated for sale or may be retained in the portfolio. Loans that the Bank services include loans originated and retained by the Bank, loans originated by the Bank but sold to others with servicing rights retained by the Bank, and servicing rights to loans originated by others but purchased by the Bank. The servicing rights the Bank purchases may be for loans located in a variety of states and the loans are typically serviced for Fannie Mae or Freddie Mac.

         PARENT AND OTHER - This consists of the remaining segments of the Company's business. It includes corporate treasury, interest rate risk, and financing operations, which do not generate revenue from outside customers. The net interest income that results from investing in assets and liabilities with different terms to maturity or repricing has been eliminated from the two major operating segments and is included in this category.

         Operating results and other financial data for the current and preceding year were as follows (in thousands):

              As of or for the nine months ended September 30, 2002


                                             RETAIL AND
                                             COMMERCIAL         MORTGAGE             PARENT
                                               BANKING          BANKING             AND OTHER           TOTAL
                                             ----------        ---------           ----------         ----------
OPERATING RESULTS:
Net interest income                           $ 18,544          $ 11,261            $ (6,467)         $   23,338
Provision for losses on loans                    4,878               842                  --               5,720
                                              --------          --------            --------          ----------
Net interest income after
provision for loan losses                       13,666            10,419              (6,467)             17,618
Noninterest income                               4,558            (2,681)              1,969               3,846
Direct noninterest expense                      14,397             7,309               2,084              23,790
Allocation of overhead                          13,974             7,094                                  21,068
                                              --------          --------            --------          ----------
Net income (loss) before income taxes         $(10,147)         $ (6,665)           $ (6,582)         $  (23,394)
                                              ========          ========            ========          ==========
FINANCIAL DATA:
Segment assets                                $881,921          $383,952            $230,965          $1,496,838
Depreciation and amortization                    5,568             5,729                 795              12,092
Expenditures for additions
to premises and equipment                          365             1,203                                   1,568

              As of or for the nine months ended September 30, 2001

                                            RETAIL AND
                                            COMMERCIAL          MORTGAGE              PARENT
                                              BANKING            BANKING             AND OTHER           TOTAL
                                            ----------          --------             ---------        ----------
OPERATING RESULTS:
Net interest income                         $   13,064          $ 14,546             $ (1,945)        $   25,665
Provision for losses on loans                    4,942               408                   --              5,350
                                            ----------          --------             --------         ----------
Net interest income after
provision for loan losses                        8,122            14,138               (1.945)            20,315
Noninterest income                               5,688             5,070                  607             11,365
Direct noninterest expense                      15,226             6,505                1,489             23,220
Allocation of overhead                           8,134             3,475                                  11,609
                                            ----------          --------             --------         ----------
Net (loss) income before income taxes       $   (9,550)         $  9,228             $ (2,827)        $   (3,149)
                                            ==========          ========             ========         ==========
FINANCIAL DATA:
Segment assets                              $1,051,917          $349,482             $176,803         $1,578,222
Depreciation and amortization                    3,157             4,279                  857              8,293
Expenditures for additions
to premises and equipment                        6,409               718                                   7,119

         The financial information provided for each major operating segment has been derived from the internal profitability system used to monitor and manage financial performance and allocate resources. The measurement of performance for the operating segments is based on the organizational structure of the Company and is not necessarily comparable with similar information for any other financial institution. The information presented is also not indicative of the segments' financial condition and results of operations if they were independent entities.

         The Company evaluates segment performance based on contribution to income before income taxes. Certain indirect expenses have been allocated based on various criteria considered by management to best reflect benefits derived. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Indirect expense allocations and accounting policies have been consistently applied for the periods presented. There are no differences between segment profits and assets and the consolidated profits and assets of the Company.

10. RIGHTS AND COMMON STOCK OFFERINGS

         On March 22, 2002, the Company closed its offering to current shareholders of non-transferable rights to purchase shares of Company common stock and also a concurrent offering of shares of common stock in a public offering. The purpose of these offerings was to raise funds to increase the equity capital of the Bank as required under the July 26, 2001 supervisory agreements signed with the OTS and ODFI, and to make the December 2001 principal payment on the commercial bank note. These offerings generated gross proceeds of $22.0 million, substantially exceeding the $13.0 million minimum established for the offerings. As a result of the offerings, the Bank's regulatory capital ratios are now in excess of the "well-capitalized" capital requirements as of September 30, 2002.

11. PREMISES AND EQUIPMENT HELD FOR SALE

         At September 30, 2002 premises and equipment held for sale included certain parcels of land and buildings and all works of art owned by the Company. During June 2002, the Company reclassified these properties as held for sale. Previously, the Company had planned to sell other properties whose fair value met or exceeded carrying value. However, after reevaluating the strategic options available to the Company and the Supervisory Directive, management decided to revise its plan to sell properties and, therefore, moved certain additional properties into held for sale and removed other properties from held for sale. In conjunction with the reclassification of these properties, the Company determined that the carrying value of certain properties was less than the estimated net proceeds expected from the sale of these properties. Accordingly, the Company recognized an $8.8 million loss on the valuation impairment of these properties. The fair value of these properties was estimated based on either a present value analysis of the current and expected revenues and expenses based on the properties being considered as income producing or third party purchase offers. In September 2002, management ordered an independent appraisal. As a result, the Company revised the carrying value of the property downward by an additional $803 thousand. Any future valuation of these assets may result in additional adjustment in their carrying values. No valuation allowance has been recorded on the art held for sale based on an appraisal, which indicates the art's fair value exceeds its current carrying value.

12. MANAGEMENT'S PLANS

         During the periods presented in 2002 and 2001, the Company recorded net losses. Despite large losses, management believes that based on these charges, the Company is becoming better positioned to return to profitability in the future. Additionally, the Company has entered into a definitive merger agreement. Refer to Note 15 for further details.

         These recent results were in large part the result of: a decline in the Company's net interest margin, which was caused by declines in market interest rates to historically low levels when the Company's assets were repricing more quickly than funding sources; higher overhead levels as a result of previous growth initiatives; an increase in the amortization of servicing rights and impairment charges of servicing rights due to a decline in the value of these rights as a direct result of declines in long-term interest rates to historical lows; management's increases in the provisions for loan losses related to specific allocations for certain commercial business and commercial real estate loans, and an overall increase in the allocation for these loan categories based on increases in problem credits identified within these portfolios; and an impairment charge related to the Company's classifying commercial real estate as held for sale. Management believes that it is taking the necessary actions to increase the Company's net interest margin primarily by reducing its funding costs. Historically, the Company has depended more than its competitors on brokered deposits and out of state certificates of deposit as a source of funds. These funds typically have a higher cost than local market deposits. During the nine months ended September 30, 2002, management reduced brokered deposits by $48.6 million from the level at December 31, 2001. In addition, management has decreased the Company's borrowings by $32.5 million at September 30, 2002 from the amount at December 31, 2001, which borrowings have also been a higher cost source of funds than deposit accounts. Finally, a significant amount of the Company's longer term, higher cost funding continues to mature and reprice in the current lower interest rate environment. Management also is taking steps to increase interest income by converting non-earning assets to earning assets. Management's decision to increase the amount of commercial real estate held for sale and the impairment charge related to this decision was a direct result of management's plan to decrease fixed assets.

         Management also has taken actions to decrease the non-interest expenses of the Company. The Company has engaged a consulting firm, which is assisting in identifying opportunities for efficiencies. The Company's actions taken to date pursuant to this effort have reduced salaries and related personnel costs and occupancy costs in 2002 compared to the same periods in 2001.

         Management believes that it has made progress in identifying the losses in the loan portfolio and taking appropriate action to improve future credit quality. These actions include expanding the scope of the loan review function and revising the credit underwriting standards of the Company. Addressing problem credits is a high priority for management. Management feels it has appropriately provided for the risk in the portfolio and, based on its current knowledge, does not anticipate future increases in the allowance of the magnitude recorded during the second quarter of 2002.

         To date, the Company continues to meet its credit obligations. In addition, the Bank met the capital requirements to be considered "well capitalized" and the levels required by the Supervisory Agreement.

13. RESTATEMENT

         Subsequent to the issuance of the June 30, 2002 financial statements, management determined that the prepayment speed assumptions used in valuing mortgage servicing rights at June 30 were not correct. The Company revised the assumptions and engaged an independent firm to value the servicing rights. Based on the effect of the corrected assumptions and the independent appraisal, the Company determined that mortgage servicing rights at June 30, 2002 were overstated by $4.9 million. As a result, net income was overstated by $3.4 million (after tax) and the Company has accordingly restated its financial statements for the three months ended June 30, 2002. There is no material effect on earlier periods.

14. RETENTION PAY AGREEMENTS

         On September 24, 2002, the Company entered into a Retention Pay Plan in order to induce certain key employees to remain in the employ of the Company and to provide further incentive to maintain the Company's ongoing operations in the event of a change of control. These key employees will be eligible to receive benefits under this plan if, within one year following a change in control: employment is involuntarily terminated other than for certain defined cases; the employee resigns after being notified that his/her salary will be reduced by more than 10% of the salary in effect at the time of the change of control, or the employee resigns because his/her responsibilities or job position are substantially reduced from that in effect at the time of the change in control. If these events occur, these employees will be entitled to a fixed dollar amount specifically stated in the plan. There is no expected expense to the Company, as the acquiring company in the change of control would bear the cost of this plan. Refer to Exhibit 10.7 for further details.

15. SUBSEQUENT EVENTS

         On October 23, 2002, the Company and Sky Financial Group, Inc. ("Sky Financial") executed a definitive agreement for Sky Financial to acquire all the stock of the Company and merge the Company into Sky Financial. Pursuant to the definitive agreement, stockholders of the Company will be entitled to elect to receive, in exchange for each share of the Company's common stock held, either $4.70 in cash or .2554 shares of Sky Financial, or a combination thereof. The election process, however, is subject to certain allocation mechanisms that are reflected in the definitive agreement, which provides that no more than 70% and no less than 55% of the Company's shares will be exchanged for Sky Financial common stock.

         The deal provides for the merger of the Company into Sky Financial, and the subsequent merger of the Bank into Sky Bank, Sky Financial's commercial banking affiliate.

         Pending the approval by shareholders of the Company and various regulatory agencies, the acquisition is expected to close at the beginning of the second quarter 2003. For information surrounding the acquisition, refer to the Form 8-K filed by the Company with the Securities and Exchange Commission on October 24, 2002.

         Concurrent with the above merger agreement, the Company and its control shareholder, reached an agreement, whereby the control shareholder, on or before March 15, 2003, shall purchase all of the artwork collection from the Company at a price equal to the greater of the book value or appraised value of each item of artwork that has not been sold previously, by the Company. The Company is in the process of selling some of the artwork in accordance with the Supervisory Directive dated July 8, 2002, and intends to sell all of the artwork as soon as practicable. During, the fourth quarter of 2002, the Company has offered at auction certain pieces of artwork aggregating $2.1 million.

         Furthermore, the control shareholder entered into an agreement with the Company and an escrow agent to establish an escrow fund to provide for reimbursement of unauthorized payments to the Bank pursuant to the Supervisory Directive. The escrow fund presently totals $4.8 million, and shall be disbursed only upon joint written instructions from the Company and the control shareholder. Notwithstanding the foregoing, if the escrow agent has not received written instructions from the

Company and control shareholder on or before December 12, 2002, $2.4 million of the escrow fund shall be disbursed to the Company and the remaining balance in accordance with the written instructions of the control shareholder. Refer to
Exhibit 10.6 for further details.

         Additionally, the control shareholder entered into an agreement with Sky Financial to vote his control shares in favor of the merger and merger agreement and against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity other than Sky Financial. Refer to Exhibit 10.8 for further details.

         The results of these two agreements may increase the merger consideration by the amounts received by the Company.

         In addition, the merger consideration will be adjusted downward if the aggregate book value of certain assets, calculated in accordance with GAAP, on the month-end date immediately preceding the closing date of the merger of the Company into Sky Financial has declined by more than $4.0 million compared to the aggregate book value of such assets, calculated in accordance with GAAP, as of September 30, 2002 (less specific valuation or impairment allowances). The book value of these assets at September 30, 2002 was $46.0 million. The assets (at net book value) that affect the merger consideration are as follows: mortgage loan servicing rights totaling $13.8 million; an $11.9 million commercial loan relationship; a $13.9 million municipal bond; and a $6.3 million portion of a securitized loan portfolio. Any adjustment to the merger consideration related to these assets is to be calculated as described in the merger agreement.

Board of Directors and Shareholders
Metropolitan Financial Corp.
Mayfield Heights, Ohio

         We have audited the accompanying consolidated statements of financial condition of Metropolitan Financial Corp. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan Financial Corp. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Note 1 to the consolidated financial statements, on January 1, 2001 the Company changed its method of accounting for derivative instruments and hedging activities to comply with newly issued guidance.






                                                   Crowe, Chizek and Company LLP


Cleveland, Ohio
February 1, 2002

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

                                                                                    2001                        2000
                                                                               ------------                ------------
ASSETS
Cash and due from banks                                                        $     46,699                $     17,010
Interest-bearing deposits in other banks                                                577                       2,727
Securities available for sale                                                        94,354                      39,306
Securities held to maturity                                                          14,829                      15,480
Mortgage-backed securities available for sale                                       167,313                     195,829
Loans held for sale                                                                 169,320                      51,382
Loans receivable, net                                                               974,452                   1,235,441
Federal Home Loan Bank stock available for sale                                      16,889                      20,624
Premises and equipment, net                                                          62,831                      66,393
Premises and equipment held for sale                                                  8,669                          --
Loan servicing rights, net                                                           22,951                      20,597
Accrued income, prepaid expenses and other assets                                    24,233                      23,626
Real estate owned, net                                                                2,791                       4,262
Goodwill and other intangible assets                                                  2,512                       2,602
                                                                               ------------                ------------
         Total assets                                                            $1,608,420                  $1,695,279
                                                                                  =========                   =========

LIABILITIES
Noninterest-bearing deposits                                                  $     146,055                $     97,385
Interest-bearing deposits                                                           996,339                   1,048,882
                                                                                 ----------                   ---------
         Total deposits                                                           1,142,394                   1,146,267
Borrowings                                                                          340,897                     426,079
Other liabilities                                                                    35,862                      29,724
Guaranteed preferred beneficial interests in the
 corporation's junior subordinated debentures                                        43,750                      43,750
                                                                                -----------                 -----------
         Total liabilities                                                        1,562,903                   1,645,820

SHAREHOLDERS' EQUITY
Preferred stock, 10,000,000 shares authorized, none issued                               --                          --
Common stock, no par value, 30,000,000 and 10,000,000 shares authorized,
 8,128,663 and 8,099,852 shares issued and outstanding in 2001 and
   2000, respectively                                                                    --                          --
Additional paid-in-capital                                                           20,978                      20,882
Retained earnings                                                                    26,100                      29,668
Accumulated other comprehensive (loss) income                                        (1,561)                    (1,091)
                                                                                ------------                -----------
         Total shareholders' equity                                                  45,517                      49,459
                                                                                -----------                 -----------
           Total liabilities and shareholders' equity                            $1,608,420                  $1,695,279
                                                                                  =========                   =========


          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     2001                   2000                  1999
                                                                  ---------               ---------              -------
INTEREST INCOME
Interest and fees on loans                                        $  97,518                $107,504              $93,961
Interest on mortgage-backed securities                               12,422                  15,353               13,814
Interest and dividends on other securities                            4,901                   4,930                4,146
                                                                  ---------               ---------              -------
         Total interest income                                      114,841                 127,787              111,921
INTEREST EXPENSE
Interest on deposits                                                 54,545                  59,565               55,289
Interest on borrowings                                               23,424                  25,115               14,937
Interest on junior subordinated debentures                            3,993                   3,993                3,418
                                                                    -------                 -------              -------
         Total interest expense                                      81,962                  88,673               73,644
                                                                     ------                  ------               ------
NET INTEREST INCOME                                                  32,879                  39,114               38,277
Provision for loan losses                                             6,505                   6,350                6,310
                                                                    -------                 -------              -------
Net interest income after
   provision for loan losses                                         26,374                  32,764               31,967

NONINTEREST INCOME
Net gain on sale of loans                                             7,224                   2,849                1,852
Net gain (loss) on sale of securities                                 2,343                     724                 (71)
Loan servicing income (loss), net                                    (3,986)                  1,148                1,358
Service charges on deposit accounts                                   1,638                   1,517                1,320
Gain on sale of loan servicing                                           -                       -                   762
Other operating income                                                6,543                   3,317                1,934
                                                                   --------                --------             --------
         Total noninterest income                                    13,762                   9,555                7,155

NONINTEREST EXPENSE
Salaries and related personnel costs                                 23,719                  21,247               17,413
Occupancy and equipment expense                                       6,405                   5,798                4,881
Data processing expense                                               1,783                   1,339                1,175
Federal deposit insurance premiums                                    1,384                   1,369                  943
Marketing expense                                                       924                   1,199                  722
State franchise taxes                                                    84                   1,002                  799
Amortization of intangibles                                             256                     265                  263
Real estate owned expense (income)                                    1,596                     400                 (13)
Other operating expenses                                              9,991                   7,541                6,408
                                                                    -------                 -------              -------
         Total noninterest expense                                   46,142                  40,160               32,591
INCOME (LOSS) BEFORE INCOME TAXES                                    (6,006)                  2,159                6,531
Provision (benefit) for income taxes                                 (2,438)                    662                2,020
                                                                   ---------                -------              -------
NET INCOME (LOSS)                                                 $  (3,568)                $ 1,497              $ 4,511
                                                                   =========                 ======               ======

Basic earnings per share                                             $(0.44)                  $0.19                $0.57

Diluted earnings per share                                           $(0.44)                  $0.19                $0.57

Weighted average shares for basic earnings per share              8,114,206               8,081,820            7,950,637
   Effect of dilutive stock options                                      --                      --                1,848
                                                                  ---------               ---------            ---------
Weighted average shares for diluted earnings per share            8,114,206               8,081,820            7,952,485
                                                                  =========               =========            =========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                             (DOLLARS IN THOUSANDS)

                                                                                             ACCUMULATED
                                                          ADDITIONAL                            OTHER                TOTAL
                                            COMMON          PAID-IN        RETAINED         COMPREHENSIVE        SHAREHOLDERS'
                                             STOCK          CAPITAL        EARNINGS         INCOME (LOSS)           EQUITY
                                             -----          -------        --------         -------------           ------

BALANCE JANUARY 1, 1999                    $   --           $ 18,505           $23,660         $  479              $42,644
Comprehensive income:
   Net income                                                                    4,511                               4,511
   Change in other comprehensive
     income (loss)                                                                             (4,526)              (4,526)
                                                                                                                   -------
         Total comprehensive income (loss)                                                                             (15)
Issuance of shares of Common stock
   Secondary offering-300,000 shares                           2,197                                                 2,197
   Stock purchase plan-7,351 shares                               42                                                    42
                                           -------           -------            ------         ------               -------

BALANCE DECEMBER 31, 1999                      --             20,744            28,171         (4,047)              44,868
Comprehensive income:
   Net income                                                                    1,497                               1,497
   Change in other comprehensive
     income (loss)                                                                              2,956                2,956
                                                                                                                   -------
         Total comprehensive income                                                                                  4,453
   Stock purchase plan-36,108 shares                             138                                                   138
                                           -------           -------            ------         ------               -------

BALANCE DECEMBER 31, 2000                      --             20,882            29,668         (1,091)              49,459
Comprehensive income:
Net loss                                                                        (3,568)                             (3,568)
Change in other comprehensive  income (loss)                                                      385                  385
         Total comprehensive income (loss)
               before cumulative effect of                                                                          ------
               accounting change                                                                                    (3,183)

Cumulative effect of adopting a new
      method of accounting for
      derivatives and hedges                                                                     (855)                (855)
                                                                                                                    ------
Total comprehensive income (loss)                                                                                   (4,038)
Stock purchase plan-28,811 shares                                 96                                                    96
                                           -------           -------            ------         ------               -------
BALANCE DECEMBER 31, 2001                  $    --           $20,978           $26,100        $(1,561)             $45,517
                                            ======            ======            ======          =====-              ======


          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                                 (IN THOUSANDS)

                                                                   2001                   2000                   1999
                                                                --------               ---------              ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                             $   (3,568)             $    1,497             $    4,511
Adjustments to reconcile net income (loss)
     to net cash from operating activities:
   Net amortization and depreciation                              12,553                   6,123                  4,913
   (Gain)/Loss on sale of securities                              (2,343)                   (724)                    71
   Provision for loan and REO losses                               7,656                   6,700                  7,066
   Deferred tax provision                                         (2,310)                   (896)                (1,219)
   Loans originated for sale                                    (486,027)               (222,337)              (121,124)
   Loans purchased for sale                                     (313,426)                (31,496)                    --
   Proceeds from sale of securitized loans held for sale         220,353                  61,892
   Proceeds from sale of loans held for sale                     587,697                 120,300                126,391
   Repayments on loans held for sale                                 664                      87                  4,599
   (Gain )/Loss on sale of premises, equipment
      and real estate owned                                        1,150                     433                   (210)
   (Gain) on sale of mortgage servicing rights                        --                      --                   (762)
   FHLB stock dividend                                            (1,265)                 (1,073)                  (576)
   Changes in other assets                                        (5,268)                 (4,278)                (4,188)
   Changes in other liabilities                                   (3,224)                  5,391                 (3,905)
                                                                --------               ---------              ---------
      Net cash from operating activities                          12,642                 (58,381)                15,567

CASH FLOWS FROM INVESTING ACTIVITIES
Disbursement of loan proceeds                                   (287,368)               (419,130)              (481,074)
Purchases of:
   Loans                                                        (117,009)               (104,618)              (176,214)
   Mortgage-backed securities                                    (19,395)                 (3,065)               (29,994)
   Securities available for sale                                (210,331)                 (2,415)               (20,052)
   Securities held to maturity                                        --                      --                     --
   Mortgage servicing rights                                      (5,364)                (10,804)                (2,795)
   FHLB stock                                                         --                  (8,603)                (4,318)
   Premises and equipment                                         (9,202)                (36,997)               (16,832)
Proceeds from maturities and repayments of:
   Loans                                                         439,667                 405,435                305,885
   Mortgage-backed securities                                     48,983                  30,926                 45,211
   Securities available for sale                                 158,363                      --                     --
   Securities held to maturity                                       651                     405                    345
   Interest-bearing deposits in other banks                        2,150                      --                     --
         Proceeds from sale of:
   Loans                                                          99,353                  93,171                 72,719
   Mortgage-backed securities                                         --                  35,489                 31,221
   FHLB stock                                                      5,000                      --                     --
   Securities available for sale                                      --                      --                  1,275
   Mortgage servicing rights                                          --                      --                  6,273
   Premises, equipment and
      real estate owned                                              348                   1,275                  5,108
Additional investment in real estate owned                           (70)                   (137)                  (595)
                                                                --------               ---------              ---------
      Net cash from investing activities                         106,006                 (19,068)              (263,837)



                                    Continued

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS-CONTINUED
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                                   2001                   2000                   1999
                                                                --------               ---------              ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposit accounts                              $     (3,873)               $  9,637              $  85,238
Proceeds from borrowings                                          22,000                 334,401                162,598
Repayment of borrowings                                          (60,182)               (201,618)               (68,388)
Proceeds from issuance of
   Guaranteed preferred beneficial
   interests in the corporation's
   junior subordinated debentures                                     --                      --                 15,073
Net activity on short-term borrowings                            (47,000)                (67,100)                50,700
Proceeds from issuance of common stock                                96                     138                  2,239
                                                                --------               ---------              ---------
   Net cash provided by financing activities                     (88,959)                 75,458                247,460
Net change in cash and cash equivalents                           29,689                  (1,991)                  (810)
Cash and cash equivalents at beginning of year                    17,010                  19,001                 19,811
                                                                --------               ---------              ---------
Cash and cash equivalents at end of year                     $    46,699               $  17,010              $  19,001
                                                                ========                ========               ========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
      Interest                                                $   83,851              $   87,353              $  73,503
      Income taxes                                                 1,418                   1,447                  1,288
   Transfer from loans receivable to other real estate               607                   1,150                  4,122
   Transfer from loans receivable to loans held for sale         116,372                  26,890                     --
   Loans securitized                                             236,868                  60,652                108,812



          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Unless otherwise indicated, dollar amounts are in thousands, except per share data.

         Metropolitan Financial Corp. ("Metropolitan" or the "Company") is a savings and loan holding company and an Ohio corporation. Metropolitan is engaged in the business of originating multifamily and commercial real estate loans primarily in Ohio and Pennsylvania and purchasing multifamily and commercial real estate loans throughout the United States. Metropolitan offers full service banking services to communities in Northeast Ohio where its additional lending activities include originating one- to four-family residential real estate, construction, business and consumer loans. The accounting policies of the Company conform to generally accepted accounting principles and prevailing practices within the financial services industry. A summary of significant accounting policies follows:

         CONSOLIDATION POLICY: The Company and its wholly-owned subsidiaries, MetroCapital Corporation, Metropolitan Capital Trust I, Metropolitan Capital Trust II, Metropolitan I Corporation and its subsidiary, and Metropolitan Bank and Trust Company (the "Bank") and its subsidiaries, are included in the accompanying consolidated financial statements. All significant intercompany balances have been eliminated.

         USE OF ESTIMATES: In preparing financial statements, Management must make estimates and assumptions. These estimates and assumptions affect the amounts reported for assets, liabilities, revenues, and expenses as well as affecting the disclosures provided. Future results could differ from current estimates. Areas involving the use of Management's estimates and assumptions primarily include the allowance for losses on loans, the valuation of loan servicing rights, the value of loans held for sale, fixed assets held for sale, fair value of certain securities, the carrying value and amortization of intangibles, the value of real estate owned, the determination and carrying value of impaired loans, and the fair value of financial instruments. Estimates that are more susceptible to change in the near term include the allowance for loan losses, the valuation of loan servicing rights, the value of loans held for sale, the value of real estate owned, and the fair value of certain securities.

         FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 17. Fair value estimates involve uncertainties and matters of significant judgment regarding appropriate interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on- and off-balance sheet financial instruments do not include the value of anticipated future business or the values of assets and liabilities not considered financial instruments.

         STATEMENT OF CASH FLOWS: For purposes of reporting cash flows, cash and cash equivalents include cash on hand and due from banks, overnight repurchase agreements and federal funds sold. Generally, federal funds and overnight repurchase agreements are sold for one-day periods. The Company reports net cash flows for customer deposit transactions and activity on line of credit borrowings.

         SECURITIES: The Company classifies debt and mortgage-backed securities as held to maturity or available for sale. The Company classifies marketable equity securities as available for sale.

         Securities classified as held to maturity are those that management has the positive intent and ability to hold to maturity. Securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts.

         Securities classified as available for sale are those which management could sell or that could be sold for liquidity, investment management or similar reasons, even if there is not a present intention for such a sale. Securities available for sale are carried at fair value with unrealized gains and losses included as a separate component of shareholders' equity, net of tax and recognized as part of comprehensive income. Gains or losses on dispositions are based on net proceeds and the adjusted historic cost of securities sold, using the specific identification method. Interest income includes amortization of purchase premium or discount. Securities are written down to fair value when a decline in fair value is not temporary. Federal Home Loan Bank stock is sold and redeemed at par so fair value is equal to historic cost.

         LOANS: All loans are held for investment unless specifically designated as held for sale. When the Bank originates or purchases loans, it makes a determination whether or not to classify loans as held for sale. The Bank re-evaluates its intention to hold or sell loans at each balance sheet date based on the current environment and, if appropriate, reclassifies loans as held for sale. Sales of loans are dependent upon various factors including interest rate movements, deposit flows, the availability and attractiveness of other sources of funds, loan demand by borrowers and liquidity and capital needs.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Loans held for investment are stated at the principal amount outstanding adjusted for amortization of premiums and deferred costs and accretion of discounts and deferred fees using the interest method. At December 31, 2001 and 2000, management had the intent and Metropolitan had the ability to hold all loans being held for investment for the foreseeable future.

         Loans held for sale are recorded at the lower of cost or market. This determination is made in the aggregate. Gains and losses on the sale of loans are determined by the identified loan method and are reflected in operations at the time of the settlement of the sale.

         Interest on loans is accrued over the term of the loans based upon the principal outstanding. Management reviews loans that are delinquent 90 days or more to determine if interest accrual should be discontinued based on the estimated fair market value of the collateral. When a loan is placed on nonaccrual status, accrued and unpaid interest is charged against income. Payments received on nonaccrual loans are applied against principal until the recovery of the remaining balance is reasonably assured.

         ALLOWANCE FOR LOSSES ON LOANS: The allowance for losses on loans is established by a provision for loan losses charged against income. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by Management at a level considered adequate to cover probable losses based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates, which are subject to change over time. While Management may periodically allocate portions of the allowance for specific problem loans, the whole allowance is available for any loan charge-offs that occur. A loan is charged off against the allowance by Management as a loss when deemed uncollectible, although collection efforts often continue and future recoveries may occur. There can be no assurance that future losses will not exceed the existing allowance or that additional provisions will not be required in future periods as conditions change. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the adequacy of the allowance for loss and such agencies may require the company to make additions to the allowance for losses on loans based on judgments that differ from those of Management.

         Management analyzes loans on an individual basis and considers a loan to be impaired when it is probable that all principal and interest amounts will not be collected according to the loan contract based on current information and events. Loans which are past due two payments or less and that management feels are probable of being restored to current status within 90 days are not considered to be impaired loans. All impaired loans are included in nonperforming loans.

         Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for losses on loans to such loans. If these allocations require an increase in the allowance for losses on loans, that increase is reported as a provision for loan losses. The carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows and increases in the present value of expected cash flows due to the passage of time. Management does not include all consumer loans in the review for impaired loans. However, consumer loans are considered in determining the appropriate level of the allowance for loss on loans. All impaired loans are placed on nonaccrual status.

         LOAN FEES AND COSTS: Origination and commitment fees received for loans, net of direct origination costs, are deferred and amortized to interest income over the contractual life of the loan using the level yield method. The net amount deferred is reported in the consolidated statements of financial condition as a reduction of loans.

         LOAN SERVICING RIGHTS: Purchased mortgage servicing rights are initially valued at cost. When originated loans are sold or securitized and servicing rights are retained, those rights are valued by allocating the book value of the loans between the loans or securities and the servicing rights based on the relative fair value of each. The fair value of originated servicing rights for one- to four-family loans is determined by using a model to calculate standard fair market values based on loan size, loan term, interest rate, and market estimates for prepayments. These standards are updated quarterly. The fair value of originated servicing rights for multifamily and commercial real estate loans is determined by using a model to calculate fair value for each sale which includes consideration of number of loans, interest rate, average loan size and estimates of market prepayment rates. Servicing rights are amortized in proportion to and over the period of estimated servicing income. Servicing rights are assessed for impairment periodically. Fair values at the end of each

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

period are also computed using a model which calculates fair value based on loan balance, interest rate, terms of the remittance program, and an estimate of market prepayment rates. This computation is made for each loan and then aggregated. For purposes of measuring impairment, management stratifies loans by loan type, interest rate, and investor.

         REAL ESTATE OWNED: Real estate owned is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. These properties are recorded at the lower of fair value, less estimated selling costs or cost at the date of foreclosure. Any reduction from the carrying value of the related loan to fair value at the time of acquisition is accounted for as a charge-off. Any subsequent reduction in fair value is reflected in a valuation allowance account through a charge to income. Expenses to carry real estate owned are charged to operations as incurred.

         PREMISES AND EQUIPMENT: Premises and equipment, including leasehold improvements and software, are recorded at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets for financial reporting purposes. For tax purposes, depreciation on certain assets is computed using accelerated methods. Maintenance and repairs are charged to expense as incurred and improvements are capitalized. Long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value based on discounted cash flows. At December 31, 2001, fixed assets held for sale, as part of the supervisory agreement, are carried at the lower of cost or estimated value and are classified separately in the balance sheet.

         INTANGIBLE ASSETS: Intangible assets resulting from the acquisition of the Bank and a title company were amortized to expense on a straight-line basis over periods of 25 and 40 years, respectively. This amount is a reduction from the Bank's shareholder's equity in calculating tangible capital for regulatory purposes. Identifiable intangible assets are amortized over the estimated periods of benefit. Beginning in 2002, goodwill will no longer be amortized under a new accounting standard. The impact of this change in accounting standard is not expected to be material.

         INCOME TAXES: The Company and its subsidiaries, excluding Metropolitan Capital Trust I and Metropolitan Capital Trust II, are included in the consolidated federal income tax return of the Company. Income taxes are provided on a consolidated basis and allocated to each entity based on its proportionate share of consolidated income. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred income taxes are provided on items of income or expense that are recognized for financial reporting purposes in one period and recognized for income tax purposes in a different period. A valuation allowance, if needed, would reduce deferred tax assets to the amount expected to be realized. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities.

         STOCK OPTIONS: Expense for employee compensation under stock option plans is based on Accounting Principles Board Opinion No. 25 with expense reported only if options are granted below market price at the grant date. Pro forma disclosures of net income and earnings per share are provided as if the fair value method of Statement of Financial Accounting Standard No. 123 was used for stock based compensation. For the periods presented, no expense has been recognized as the option price of the common shares equaled or exceeded the market price on the grant date.

         TRUST DEPARTMENT ASSETS AND INCOME: Property held by the Bank in a fiduciary or other capacity for its trust customers is not included in the accompanying consolidated financial statements since such items are not assets of the Bank.

         EARNINGS PER SHARE: Basic and diluted earnings per share are computed based on weighted average shares outstanding during the period. Basic earnings per share has been computed by dividing net income or loss by the weighted average shares outstanding. Diluted earnings per share has been computed by dividing net income or loss by the diluted weighted average shares outstanding. Diluted weighted average shares were calculated assuming the exercise of stock options less the treasury shares assumed to be purchased from the proceeds using the average market price of the Company's stock. Stock options were not considered in computing diluted earnings per common share for 2001 or 2000 because they were antidilutive.

         COMPREHENSIVE INCOME: Comprehensive income consists of net income or loss and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, equity investments, and derivatives which are also recognized as separate components of equity.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         DERIVATIVES: Prior to January 1, 2001 derivatives were recorded at fair value unless they were used as hedges. On January 1, 2001 the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities." Under this pronouncement all derivative instruments are recorded at fair value. The change in fair value of the derivative is recorded as an increase (decrease) to accumulated other comprehensive income (loss) if the derivative represents an effective hedge. Ineffective portions of hedges and changes in the fair value of derivatives that are not hedges are reflected in earnings as they occur. Current cash flow from derivative instruments such as interest rate swaps is recorded as income or expense on the accrual basis.

         LOSS CONTINGENCIES: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

         LONG-TERM ASSETS: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

         REPURCHASE AGREEMENTS: All repurchase agreement liabilities represent amounts advanced by one counterparty. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

         SECURITIZATIONS: From time to time loans are transferred to a third party in exchange for ownership of a security based on those loans. The cost basis of the loans is allocated to the security and to any servicing rights retained based on the relative fair value of each one. Gain or loss is recognized if or when the securities or the servicing rights are sold in a transaction where control has been relinquished and the risk of ownership has substantially been transferred to an unrelated party.

         NEW ACCOUNTING PRONOUNCEMENTS: A new accounting standard requires all business combinations to be recorded using the purchase method of accounting for any transaction initiated after June 30, 2001. Under the purchase method, all identifiable tangible assets and intangible assets and liabilities of the acquired company must be recorded at fair value at date of acquisition, and the excess of cost over fair value of net assets acquired is recorded as goodwill. Identifiable intangible assets must be separated from goodwill. Identifiable intangible assets with finite useful lives will be amortized under the new standard, whereas goodwill, both amounts previously recorded and future amounts purchased, will cease being amortized starting in 2002. Annual impairment testing will be required for goodwill with impairment being recorded if the carrying amount of goodwill exceeds its implied fair value.

         INDUSTRY SEGMENT: Internal financial information is primarily reported and aggregated in two lines of business, retail and commercial banking and mortgage banking.

         FINANCIAL STATEMENT PRESENTATION: Certain previously reported consolidated financial statement amounts have been reclassified to conform to the 2001 presentation.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  2.  SUPERVISORY AGREEMENT

         On July 26, 2001, the Company entered into a supervisory agreement with the Office of Thrift Supervision, which required the Company to prepare and adopt a plan for raising capital that uses sources other than increased debt or which requires additional dividends from Metropolitan Bank. On January 31, 2002, the Company initiated an offer of common stock for sale under a rights offering and a concurrent offering to the public. Management intends to use the net proceeds of the 2002 offerings to raise the capital required by this supervisory agreement.

         Additionally, Metropolitan Bank entered into a separate supervisory agreement with the OTS and the Ohio Department of Financial Institutions, which requires Metropolitan Bank to do the following:

         o Develop a capital improvement and risk reduction plan by September 28, 2001, which date was extended to December 28, 2001;

         o Achieve or maintain compliance with core and risk-based capital standards at the well-capitalized level, including a risk-based capital ratio of 10% by December 31, 2001, which date was extended to March 31, 2002;

         o    Reduce investment in fixed assets by December 31, 2002;

         o Attain compliance with board approved interest rate risk policy requirements;

         o Reduce volatile funding sources, such as brokered and out-of-state deposits;

         o    Increase earnings;

         o    Improve controls related to credit risk; and

         o Restrict total assets to not more than $1.7 billion.


         Both supervisory agreements also contain restrictions on adding, entering into employment contracts with, or making golden parachute payments to directors and senior executive officers and in changing responsibilities of senior officers.

         During January 2002, the regulatory authorities approved the capital and risk reduction plan submitted by the company.

         If the Company or Metropolitan Bank is unable to comply with the terms and conditions of the supervisory agreements, the OTS and the ODFI could take additional regulatory action, including the issuance of a cease and desist order requiring further corrective action such as raising additional capital, obtaining additional or new management, requiring the sale of assets and a reduction in the overall size of the Company, imposing operating restrictions on Metropolitan Bank and restricting dividends from Metropolitan Bank to the Company. These additional restrictions could make it impossible to service existing debt of the Company.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  3.  SECURITIES

The amortized cost, gross unrealized gains and losses, and fair values of investment securities at December 31, 2001 and 2000 are as follows:

                                                                                 2001
                                                   --------------------------------------------------------------------
                                                                          GROSS             GROSS
                                                   AMORTIZED            UNREALIZED       UNREALIZED              FAIR
                                                     COST                 GAINS            LOSSES               VALUE
                                                   ---------             -------           ------             ---------
AVAILABLE FOR SALE
Mutual funds                                      $    5,784                                                $     5,784
FreddieMac preferred stock                             7,500                                $(750)                6,750
FannieMae notes                                       10,003                                 (129)                9,874
Treasury notes and bills                              72,056            $     74             (184)               71,946
Mortgage-backed securities                           165,508               1,895              (90)              167,313
                                                     -------               -----           ------               -------
                                                     260,851               1,969           (1,153)              261,667
HELD TO MATURITY
Tax-exempt municipal bond                             14,349                               (2,737)               11,612
Revenue bond                                             480                  15                                    495
                                                  ----------             -------        ---------            ----------
                                                      14,829                  15           (2,737)               12,107
                                                    --------             -------           ------              --------
   Total securities                                 $275,680              $1,984          $(3,890)             $273,774
                                                     =======               =====            =====               =======


                                                                                 2000
                                                   --------------------------------------------------------------------
                                                                           GROSS           GROSS
                                                   AMORTIZED            UNREALIZED       UNREALIZED             FAIR
                                                      COST                GAINS            LOSSES               VALUE
                                                   ---------             -------           ------             ---------
AVAILABLE FOR SALE
Mutual funds                                     $       889                                                $       889
FreddieMac preferred stock                             7,500                              $(1,350)                6,150
FreddieMac note                                       10,000                                  (14)                9,986
FannieMae notes                                       19,950              $   10              (40)               19,920
Treasury notes and bills                               2,361                                                      2,361
Mortgage-backed securities                           196,052                $534             (757)              195,829
                                                     -------                 ---              ---               -------
                                                     236,752                 544           (2,161)              235,135
HELD TO MATURITY
Tax-exempt municipal bond                             14,705                                 (145)               14,560
Revenue bond                                             775                  9                                     784
                                                     -------              -----        ----------               -------
                                                      15,480                  9              (145)               15,344
                                                    --------              -----          ---------             --------
  Total securities                                  $252,232                $553          $(2,306)             $250,479
                                                     =======                 ===            ======              =======


The tax-exempt municipal bond represents a single issue secured by a multifamily property. The trustee has advised the Bank that the issuer of the bond is currently supplementing operating revenue with cash held by the trustee in order to pay taxes on the property. Therefore, the marketability and market value of the bond have declined between December 31, 2000 and December 31, 2001. However, management does not believe permanent impairment has occurred because the estimated underlying value of the property is sufficient to secure the principal and interest of the bond.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  3.  SECURITIES (CONTINUED)

                  The amortized cost and fair value of debt securities at December 31, 2001, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

                                                                                    AMORTIZED                    FAIR
                                                                                      COST                       VALUE
                                                                                     --------                   ------
Securities available for sale:
   Due less than one year                                                           $  64,921                 $ 64,760
   Due one through five years                                                          17,138                   17,060
   Due after five years through ten years                                                  -                        -
   Mortgage-backed securities available for sale                                      165,508                  167,313
                                                                                    ---------                 --------
      Total securities available for sale                                             247,567                  249,133
                                                                                    ---------                 --------
Securities held to maturity:
   Due one through five years                                                             480                      495
   Due after ten years                                                                 14,349                   11,612
      Total securities held to maturity                                                14,829                   12,107
                                                                                    ---------                 --------
         Total debt securities                                                       $262,396                 $261,240
                                                                                    =========                 ========


         Proceeds from the sale of mortgage-backed securities available for sale were $220,353 in 2001, $35,489 in 2000, and $31,221 in 1999. Proceeds from the sale of securities available for sale were $0 in 2001, $0 in 2000, and $1,275 in 1999. Gross gains realized on those sales were $2,343 in 2001 and $1,011 in 2000. Gross losses of $0, $522, and $71 were realized in 2001, 2000 and 1999, respectively.

         Securities with an amortized cost of $109,497 and a market value of $110,296 at December 31, 2001, were pledged to secure FHLB advances. Securities with an amortized cost of $43,373 and a market value of $43,803 at December 31, 2001, were pledged to secure public fund deposits. Securities with an amortized cost of $38,511 and a market value of $39,002 at December 31, 2001, were pledged to secure reverse repurchase agreements. Securities with an amortized cost of $9,191 and a market value of $9,218 were pledged to various parties to facilitate a number of business activities including trust operations, liability hedging, processing of treasury, tax, and loan payments and credit card operations.

NOTE  4.  LOANS RECEIVABLES

         The composition of the loan portfolio at December 31, 2001 and 2000 is as follows:


                                                                                       2001                       2000
                                                                                    ----------                 ---------
Real estate loans
  Construction loans
    One- to four-family                                                            $   150,705                $  125,989
    Multifamily                                                                          6,360                     7,502
    Commercial                                                                           2,134                     5,873
    Land                                                                                74,305                    54,100
    Loans in process                                                                   (80,214)                  (72,156)
                                                                                   -----------               -----------
         Construction loans, net                                                       153,290                   121,308
  Permanent loans
    One- to four-family                                                                171,813                   288,352
    Multifamily                                                                        224,542                   273,358
    Commercial                                                                         164,786                   254,824
                                                                                   -----------               -----------
         Total real estate loans                                                       714,431                   937,842
Consumer loans                                                                         138,698                   163,019
 Business loans and other loans                                                        133,684                   143,329
                                                                                   -----------               -----------
         Total loans                                                                   986,813                 1,244,190
Premium on loans, net                                                                    6,969                     7,393
Deferred loan fees, net                                                                 (2,080)                   (2,191)
Allowance for losses on loans                                                          (17,250)                  (13,951)
                                                                                   -----------               -----------
         Total loans receivable                                                       $974,452                $1,235,441
                                                                                       =======                 =========



                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  4.  LOANS RECEIVABLES (CONTINUED)

         Metropolitan's real estate loans are secured by property in the following states:
                                                       2001           2000
                                                       ----           ----

Ohio                                                     58%           57%
California                                               15            17
Pennsylvania                                              8             7
New York 2                                                3
Other                                                    17            16
                                                        ---           ---
                                                        100%          100%
                                                        ===           ===

         Activity in the allowance for losses on loans is as follows:

                                                YEAR ENDED DECEMBER 31,
                                         --------------------------------------
                                           2001           2000            1999
                                         --------       --------       --------

Balance at beginning of year             $ 13,951       $ 11,025       $  6,909
Provision for loan losses                   6,505          6,350          6,310
Charge-offs                                (3,436)        (3,829)        (2,240)
Recoveries                                    230            405             46
                                         --------       --------       --------
                                         $ 17,250       $ 13,951       $ 11,025
                                         ========       ========       ========


         Nonperforming loans were as follows:

                                                          2001         2000
                                                        --------     --------

Loans past due over 90 days still on accrual            $    85      $ 6,434

Nonaccrual loans                                         30,602       14,739


         Information regarding impaired loans is as follows at December 31:


                                                                                           2001        2000
                                                                                         --------    --------

Balance of impaired loans                                                                 $15,260     $4,869
Less portion for which no allowance for losses
  on loans is allocated                                                                     3,147      4,796
                                                                                            -----      -----
Portion of impaired loan balance for which an
  allowance for losses on loans is allocated                                              $12,113       $ 73
                                                                                           ------        ===

Portion of allowance for losses on loans allocated  to the impaired loan balance         $  3,476       $197
                                                                                          =======        ===

Information regarding impaired loans is as follows for the year ended December
31:


                                                                      2001             2000           1999
                                                                    --------         --------       --------
Average investment in impaired loans during the year                $13,261           $5,505         $6,392
Interest income recognized during impairment                            983              184            256
Interest income recognized on cash basis during the year                983              184            256

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  5.  PREMISES AND EQUIPMENT

Premises and equipment consists of the following:

                                                          DECEMBER 31,
                                                    ------------------------
                                                      2001            2000
                                                    --------        --------
Land                                                 $ 7,944         $10,535
Office buildings                                      38,466          11,718
Leasehold improvements                                 5,355           3,184
Furniture, fixtures and equipment                     20,355          17,948
Construction in progress                                 647          30,210
                                                     -------         -------
  Total                                               72,767          73,595
Accumulated depreciation                               9,936           7,202
                                                     -------         -------
  Total premises and equipment                       $62,831         $66,393
                                                     =======         =======


Premises and equipment held for sale consists of the following:

                                                           DECEMBER 31,
                                                      ----------------------
                                                        2001          2000
                                                      --------      --------
Land                                                   $2,700         $--
Office buildings                                        6,035          --
Leasehold improvements                                    508          --
Furniture, fixtures and equipment                         285          --
                                                       ------         ---
  Total                                                 9,528          --
Accumulated depreciation                                  859          --
                                                       ------         ---
  Total premises and equipment                         $8,669         $--
                                                       ======         ===

         Depreciation expense was $3,625, $2,363 and $1,876 for the years ended December 31, 2001, 2000 and 1999, respectively.

         The Bank leases certain of its branch space under operating lease agreements whose lease terms are renewable periodically. Rent expense for the years ended December 31, 2001, 2000 and 1999 was $1,375, $1,599 and $1,252,
respectively. This expense for 2000 and 1999 included rental expense for the corporate headquarters.

         The future minimum annual rental commitments as of December 31, 2001 for all noncancelable leases are as follows:

2002                                              $938
2003                                               784
2004                                               656
2005                                               582
2006                                               449
Thereafter                                       1,947
                                                 -----
  Total rental commitments                      $5,356
                                                 =====

         In the second quarter 1999, the Company started the construction of a new corporate headquarters building a portion of which the Bank now occupies. As a result, interest expenses were incurred to finance construction. These costs, along with those related to the construction of retail sales offices, are capitalized as incurred while the buildings are under construction and are included as a portion of the historical cost to be depreciated over the useful life of the buildings. Interest expense capitalized for the years ended December 31, 2001, 2000, and 1999 was $357, $957, and $142, respectively.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  6.  LOAN SERVICING RIGHTS

         Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans are summarized as follows:

                                                        DECEMBER 31,
                                                 ---------------------------
                                                     2001            2000
                                                 -----------      ----------

Mortgage loan portfolios serviced for:
  FreddieMac                                      $1,292,009      $  882,715
  FannieMae                                          617,305         849,472
  Others                                             294,559         205,312
    Total loans serviced for others               $2,203,873      $1,937,499

Custodial balances maintained in noninterest-bearing deposit accounts with the Bank in connection with the foregoing loan servicing were approximately $48,505 and $25,484 at December 31, 2001 and 2000, respectively.


         Following is an analysis of the changes in loan servicing rights acquired and originated for the years ended December 31:

                                                 2001            2000
                                              ---------        ---------

Balance at beginning of year                  $ 20,597          $ 10,374
Additions                                       12,161            13,720
Provision for impairment                          (863)             --
Amortization                                    (8,944)           (3,497)
Balance at end of year                        $ 22,951          $ 20,597

         Following is an analysis of the changes in the valuation allowance for impairment of loan servicing rights for the years ended December 31:

                                                2001         2000        1999
                                              -------       ------      ------
Balance at beginning of year                   $  --         $--         $--
Write-offs of impaired rights                     --          --          --
Provision for impairment                        (863)         --          --
                                               -----         ----        ---
Balance at end of year                         $(863)        $--         $--
                                               =====         ====        ===


NOTE 7.  REAL ESTATE OWNED

         Activity in the allowance for loss on real estate owned is as follows:

                                                 YEAR ENDED DECEMBER 31,
                                           -----------------------------------
                                             2001         2000          1999
                                           -------       -------       -------
Balance at beginning of year               $ 1,106       $   956       $   200
Provision for loss                           1,151           350           756
Charge-offs                                   (892)         (200)         --
                                           -------       -------       -------
Balance at end of year                     $ 1,365       $ 1,106       $   956
                                           =======       =======       =======

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  8.  DEPOSITS

         Deposits consist of the following:

                                                           DECEMBER 31,
                                           -----------------------------------------------
                                                    2001                    2000
                                           ----------------------- -----------------------
                                              AMOUNT      PERCENT    AMOUNT        PERCENT
                                              ------      -------    ------        -------
Noninterest-bearing deposits               $  146,055        13%   $   97,385          8%
Interest-bearing checking
  accounts                                    198,414        17       123,537         11
Passbook savings and statement
  Savings                                      82,619         7       106,258          9
Certificates of deposit                       715,306        63       819,087         72
                                           ----------      ----    ----------       ----
         Total interest-bearing deposits      996,339        87     1,048,882         92
                                           ----------      ----    ----------       ----
         Total deposits                    $1,142,394       100%   $1,146,267        100%
                                           ==========      ====    ==========       ====


         At December 31, 2001, scheduled maturities of certificates of deposit are as follows:
                                                                   WEIGHTED
                                                                    AVERAGE
YEAR                                                               INTEREST
ENDED                                        AMOUNT                  RATE
------                                      --------               ---------
2002                                        $476,468                 4.92%
2003                                         175,309                 5.00%
2004                                          31,715                 5.13%
2005                                           7,715                 6.29%
2006                                          23,365                 5.46%
Thereafter                                       734                 5.30%
                                           ----------
                                            $715,306                 4.98%
                                           ==========


         The aggregate amount of certificates of deposit with balances of $100 or more was approximately $283,591 and $235,400 at December 31, 2001 and 2000, respectively. During 2000, the Bank received regulatory approval and began accepting brokered deposits. The Bank accepts brokered deposits and out-of-state time deposits from individuals and corporations, predominantly credit unions. The balance of these deposits at December 31, 2001 and 2000 was $127,800 and $177,000, respectively. At December 31, 2001, brokered deposits totaled $101,300, all of which were certificate of deposits of $100 or more.

NOTE 9.  BORROWINGS

         Borrowings consisted of the following:


                                                           DECEMBER 31,
                                           -----------------------------------------------
                                                    2001                    2000
                                           ----------------------- -----------------------
                                              AMOUNT        RATE     AMOUNT          RATE
                                              ------      -------    ------        -------
Federal Home Loan Bank advances             $278,912        6.2%    $365,094          6.5%
Repurchase agreements                         41,000        5.9       41,000          5.9
Commercial bank line of credit                    --         --        6,000          8.8
Commercial bank note payable                   5,000        4.8           --           --
Loan from majority stockholder                 2,000        0.0           --           --
Subordinated debt maturing January 1, 2005    13,985        9.6       13,985          9.6
                                             -------                --------
                                            $340,897                $426,079
                                             =======                ========

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 9.  BORROWINGS (CONTINUED)

         At December 31, 2001, scheduled payments on borrowings are as follows:

                                                         WEIGHTED
                                                         AVERAGE
YEAR                                                     INTEREST
ENDED                                    AMOUNT           RATE
-----                                   --------         --------
2002                                     $66,223           5.91%
2003                                      69,201           5.81
2004                                      69,495           6.14
2005                                      97,456           6.83
2006                                       4,292           6.61
Thereafter                                34,230           6.40
                                        --------
                                        $340,897           6.26%
                                         =======

         At December 31, 2001, Federal Home Loan Bank advances are collateralized by all of our FHLB stock, one-to-four family first mortgage loans, multifamily loans, and securities with aggregate carrying values of approximately $16.9, $171.4, $150.5, and $110.3 million, respectively.

         The Company has a note payable with a commercial bank. At December 31, 2001, the current balance outstanding was $5,000. The loan matures December 31, 2002. As collateral for the loan, the Company's largest shareholder, Robert Kaye, has agreed to pledge a portion of his common shares in an amount greater than 50% of the outstanding stock of the Company. In addition, Mr. Kaye has agreed to pledge any additional shares he may acquire in the future. The loan agreement with the commercial bank has a covenant requiring a minimum return on assets for the previous nine months. If the Company fails to meet this covenant the loan could become immediately due and payable. If that happened the 1995 notes would also become due and payable. The company has met this requirement of the commercial bank has waived compliance with this requirement for all periods through December 31, 2001.

         In December 2001, the Company entered into a loan agreement with Robert Kaye, their majority shareholder. The loan agreement is in the amount of $2,000 and bears no interest. The loan matures on the earlier of the closing of the currently outstanding stock offerings or March 31, 2002.

         During 1995, the Company issued subordinated notes ("1995 Subordinated Notes") totaling $14,000. Interest on the notes is paid quarterly and principal will be repaid when the notes mature January 1, 2005. Total issuance costs of approximately $1,170 are being amortized on a straight line basis over the life of the notes. The notes are unsecured. Effective November 30, 2000, the notes may be redeemed at par at any time.

         The following tables set forth certain information about borrowings during the periods indicated.

                                                   YEAR ENDED DECEMBER 31,
                                                  ------------------------
                                                    2001           2000
                                                  --------       --------
MAXIMUM MONTH-END BALANCES:
Federal Home Loan Bank advances                   $378,143       $365,094
1995 subordinated notes                             13,985         14,000
Commercial bank repurchase agreement                    --         50,000
Commercial bank line of credit                       6,000          7,000
Commercial bank note payable                         5,000             --
Loan from majority shareholder                       2,000             --
Repurchase agreements                               41,000         80,166

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 9.  BORROWINGS (CONTINUED)


                                                      YEAR ENDED DECEMBER 31,
                                                     -------------------------
                                                       2001           2000
                                                     --------       --------
AVERAGE BALANCE:
Federal Home Loan Bank advances                      $313,908       $290,369
1995 subordinated notes                                13,985         13,987
Commercial bank repurchase agreement                       -          25,250
Commercial bank line of credit                          2,482          6,083
Commercial bank note payable                            3,507             -
Loan from majority shareholder                             29             -
Repurchase agreements                                  41,000         70,595



                                                     YEAR ENDED DECEMBER 31,
                                                    -------------------------
                                                     2001               2000
                                                     ----               ----
WEIGHTED AVERAGE INTEREST RATE:
Federal Home Loan advances                           5.94%              6.15%
1995 subordinated notes                              9.63               9.63
Commercial bank repurchase
agreement                                              --               8.25
Commercial bank line of credit                       8.10               8.80
Commercial bank note payable                         5.67                 --
Loan from majority shareholder                       0.00                 --
Repurchase agreements                                5.98               6.06


NOTE 10. GUARANTEES PREFFERED BENEFICIAL INTERESTS IN THE CORPORATION'S JUNIOR SUBORDINATED DEBENTURES

                  The Company has two issues of cumulative trust preferred securities (the "Trust Preferred") outstanding through wholly owned subsidiaries. The Trust Issuer has invested the total proceeds from the sale of the Trust Preferred in the Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") issued by the Company. The Trust Preferred securities are listed on the NASDAQ Stock Market's National Market.

         A description of the Trust Preferred securities currently outstanding is presented below:\

          Issuing                NASDAQ       Date of       Shares      Interest      Maturity   Principal Amount December 31,
          Entity                 SYMBOL      ISSUANCE       Issued        Rate          Date           2001           2000
          ------                 ------    ------------    ---------    --------   -------------   ----------      ---------
Metropolitan Capital Trust I     METFP   April 27, 1998    2,775,000     8.60%     June 30, 2028     $27,750        $27,750
Metropolitan Capital Trust II    METFO     May 14, 1999    1,600,000     9.50%     June 30, 2029      16,000         16,000
                                                                                                      ------         ------
                                                                                                     $43,750        $43,750
                                                                                                      ======         ======

NOTE  11.  INCOME TAXES

         The provision for income taxes consists of the following components:


                                                                 YEAR ENDED DECEMBER 31,
                                                          ----------------------------------------
                                                            2001            2000            1999
                                                          --------        --------        --------
Current tax provision:
  Federal expense                                         $  (143)        $ 1,496         $ 3,179
  State expense                                                15              62              60
                                                          -------         -------         -------
         Total current expense (benefit)                     (128)          1,558           3,239
  Deferred federal benefit                                 (2,310)           (896)         (1,219)
                                                          -------         -------         -------
                                                          $(2.438)        $   662         $ 2,020
                                                          =======         =======         =======

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  11.  INCOME TAXES (CONTINUED)

         Deferred income taxes are provided for temporary differences. The components of the Company's net deferred tax asset (liability) consist of the following:

                                           YEAR ENDED DECEMBER 31,
                                           -----------------------
                                              2001       2000
                                            --------   --------
Deferred tax assets
  Provision for loan losses                 $ 6,830    $ 5,360
  Provision for loss on interest on loans       378         83
  Mark-to-market on financial derivative      1,050       --
  Charitable deduction carryforward             245       --
  Depreciation                                  160       --
  Other                                         326        145
                                            -------    -------
                                              8,989      5,588
                                            -------    -------
Deferred tax liabilities
  Equity in partnership                         (32)       (67)
  Deferred loan fees                           (697)      (352)
  Loan servicing rights                        --          (77)
           Employment contract                  (73)       (80)
           Depreciation expense                --          (34)
  Stock dividends on FHLB stock              (1,258)    (1,008)
  Other                                          (9)       (10)
                                            -------    -------
                                             (2,069)    (1,628)
                                            -------    -------
         Net deferred tax asset             $ 6,920    $ 3,960
                                            =======    =======

         A reconciliation from income taxes at the statutory rate to the effective provision for income taxes is as follows:

                                            YEAR ENDED DECEMBER 31,
                                         ----------------------------
                                          2001      2000       1999
                                         -------   -------    -------

Income taxes at statutory rate of 34%    (2,042)       734    $ 2,221
Amortization of purchased intangibles        68         71         71
Stock dividend exclusion                    (89)       (92)       (92)
Tax exempt income                          (319)      (322)      (327)
State taxes, net of federal impact            5         41         40
Business expense limitation                  83         80         74
Other                                      (144)       150         33
                                        -------    -------    -------
Provision for income taxes              $(2,438)   $   662    $ 2,020
                                        =======    =======    =======

         Taxes attributable to securities gains and (losses) totaled $797, $253 and $(25) for the years ended December 31, 2001, 2000 and 1999, respectively.

         Prior to 1996, the Bank was permitted, under the Internal Revenue Code, to determine taxable income after deducting a provision for loan losses in excess of the provision recorded in the financial statements. Accordingly, retained earnings at December 31, 2001 includes approximately $2,883 for which no provision for federal income taxes has been made. If this portion of retained earnings is used in the future for any purpose other than to absorb loan losses, it will be added to future taxable income. The unrecorded deferred tax liability on the above amount at December 31, 2001 was approximately $980.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  12.  SALARY DEFERRAL - 401(K) PLAN

         The Company maintains a 401(k) plan covering substantially all employees who have attained the age of 21 and have completed thirty days of service with the Company. This is a salary deferral plan, which calls for matching contributions by the Company based on a percentage (50%) of each participant's voluntary contribution (limited to a maximum of six percent (6%) of a covered employee's annual compensation). The matching contributions by the Company commence after one year of service. In addition to the Company's required matching contribution, a contribution to the plan may be made at the discretion of the Board of Directors. Employee voluntary contributions are vested at all times, whereas employer contributions vest 20% per year through year five at which time employer contributions are fully vested. The Company's matching contributions were $280, $231 and $220 for the years ended December 31, 2001, 2000 and 1999, respectively. The Company has made no discretionary contributions for the periods presented.


NOTE 13. STOCK PURCHASE AND STOCK OPTIONS PLANS (SHARES AND OPTION PRICES NOT IN THOUSANDS)

         In July 1999, the Board of Directors of Metropolitan Financial Corp. authorized the adoption of a Stock Purchase Plan permitting directors, officers, and employees of the Company and its subsidiaries and certain affiliated companies to make purchases of the Company's common shares at 95% of the fair market value. If the director, officer, or employee subsequently sells the stock before waiting a one-year holding period, they are required to repay the Company an amount equal to the discount received at the time of purchase. The plan authorized the issuance of an additional 160,000 common shares for purchases made under the plan. The purchases under the plan commenced in the fourth quarter, 1999. To date, 72,270 shares have been issued under the plan.

         On October 28, 1997, the Board of Directors of Metropolitan adopted the Metropolitan Financial Corp. 1997 Stock Option Plan for key employees and officers of the Company. The plan is intended to encourage their continued employment with Metropolitan and to provide them with additional incentives to promote the development and long-term financial success of the Company.

         Subject to adjustment under certain circumstances, the maximum number of common shares that may be issued under the plan is 915,000, which reflects stock splits and stock dividends and the addition of 200,000 shares in 1999. The Plan provides for the grant of options, which may qualify as either incentive stock options or nonqualified options. Grants of options are made by the Compensation and Organization Committee of the Board of Directors.

         Under the terms of the plan, the exercise price of an option, whether an incentive stock option or a nonqualified option, will not be less than the fair market value of the common shares on the date of grant. An option may be exercised in one or more installments at the time or times provided in the option instrument. One-half of the options granted to employees will become exercisable on the third anniversary, and one-fourth of the common shares covered by the option on the fourth and fifth anniversary of the date of grant. Currently outstanding options began to be exercisable in 2000 and will continue to become exercisable in future years through 2005. Options granted under the plan will expire no later than ten years after grant in the case of an incentive stock option and ten years and one month after grant in the case of a nonqualified option.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED
                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  13.  STOCK PURCHASE AND STOCK OPTION PLANS (CONTINUED)

              A summary of option activity is presented below:


STOCK OPTION ACTIVITY:

                                                        INCENTIVE STOCK OPTIONS                 NONQUALIFIED OPTIONS
                                                    ------------------------------      --------------------------------
                                                     SHARES         EXERCISE PRICE       SHARES          EXERCISE PRICE
                                                    --------       ---------------      --------        ----------------
Outstanding at January 1, 1999                      125,400          $9.21-$15.88        429,000          $9.21 - $14.44
Granted                                              94,000          $5.38-$12.10        100,000                  $11.00
Exercised                                                --                                   --
Forfeited                                           (12,100)         $9.21-$14.44             --
                                                    -------                              -------
Outstanding at December 31, 1999                    207,300        $5.38 - $15.88        529,000          $9.21 - $14.44
Granted                                              47,500         $4.24 - $4.89             --          $9.21 - $14.44
Exercised                                                --                                   --
Forfeited                                           (83,500)       $6.18 - $14.44        (64,000)
                                                    -------                              -------
Outstanding at December 31, 2000                    171,300        $4.24 - $15.88        465,000          $9.21 - $14.44
Granted                                             106,000                 $3.88             --                      --
Exercised                                                --                                   --
Forfeited                                           (18,400)       $6.18 - $14.44             --                      --
                                                    -------                              -------
Outstanding at December 31, 2001                    258,900        $3.88 - $15.88        465,000          $9.21 - $14.44
                                                    =======                              =======


         Options outstanding at December 31, 2001 were as follows:


                                          WEIGHTED      WEIGHTED
                                          AVERAGE        AVERAGE
                                          EXERCISE      REMAINING        SHARES              SHARES
RANGE OF EXERCISE PRICE                    PRICE         LIFE          OUTSTANDING        EXERCISABLE
-----------------------                   --------      ---------      -----------        -----------
$3.00-$4.99                               $ 4.15        8.9 years         149,000                 --
$5.00-$6.99                                 5.99        7.9                43,500                 --
$9.00-10.99                                 9.29        5.8               367,400            275,550
$11.00-12.99                               11.09        7.1                98,000                 --
$14.00-15.99                               14.58        6.4                66,000             33,000
                                                                         --------            -------
         Total                                                            723,900            308,550
                                                                         ========            =======


         The estimated fair value of options granted was as follows:

                                                           INCENTIVE           NONQUALIFIED
                                                         STOCK OPTIONS            OPTIONS
                                                         -------------         ------------
1999:
  23,000 shares granted at $11.00                            $5.42                  $3.05
  80,000 shares granted at $12.10                                                   $2.26
  10,000 shares granted at $5.38                             $2.65
  38,000 shares granted at $6.18                             $2.24
2000:
  15,000 shares granted at $4.89                             $1.97
  20,000 shares granted at $4.89                             $1.97
  12,500 shares granted at $4.24                             $1.71
2001:
  106,000 shares granted at $3.88                            $1.55
Weighted average assumptions used:
  Expected option life                                    10 years               10 years
  Risk-free interest rate -1999                              6.79%                  6.48%
  Risk-free interest rate - 2000                             5.12%                  5.12%
  Risk-free interest rate - 2001                             5.01%
  Expected stock price volatility - 1999                    43.77%                 43.77%
  Expected stock price volatility - 2000                    57.20%
  Expected stock price volatility - 2001                    58.29%
  Dividend yield                                               --                     --
  Weighted average life of options                       8.0 years              6.0 years

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

PRO FORMA DISCLOSURES:

         For purposes of providing the required disclosures under Statement of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation," the Black Scholes option pricing model was used to estimate the value of these options. The Black Scholes model was developed to estimate the fair value of equity options. Had compensation costs been determined in accordance with Statement of Financial Accounting Standard No. 123, net income and earnings per share would have been affected as summarized in the schedule below:

                                                              2001             2000             1999
                                                            -------           ------           ------
Net income (loss) - as reported (In thousands)..........    $(3,568)          $1,497           $4,511
Net income (loss) - pro forma (In thousands)............     (3,864)           1,221            4,124
Earnings per share - as reported........................     $(0.44)           $0.19            $0.57
Earnings per share - pro forma..........................      (0.48)            0.15             0.52

NOTE 14.  CAPITAL AND EXTERNAL REQUIREMENTS

         The issuance of Trust Preferred shares in 1999 occurred contemporaneously with the issuance of 300,000 additional shares of common stock. The purchases made under the plan will result in increased capital for the Company.

         In September, 2000, the Board of Directors approved a resolution authorizing management to repurchase securities issued by Metropolitan Financial Corp., Metropolitan Capital Trust I, and Metropolitan Capital Trust II. No shares have been repurchased under this resolution in 2000 or 2001.

         The Bank is subject to regulatory capital requirements administered by federal regulatory agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

         The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

         While the OTS and ODFI have not established individual minimum capital requirements for Metropolitan Bank, they have entered into a supervisory agreement with Metropolitan Bank. Under that agreement Metropolitan Bank must achieve well-capitalized status for core capital (5%) and risk-based capital (10%) by March 31, 2002. At December 31, 2001 we complied with all requirements for an adequately capitalized institution. The following table indicates our capital position compared to the requirements for an adequately capitalized institution and a well-capitalized institution as of December 31, 2001.

                                                      ADEQUATELY CAPITALIZED          WELL CAPITALIZED
                                                     ------------------------      -----------------------
                                                                  PERCENT OF                    PERCENT OF
                                                      AMOUNT        ASSETS          AMOUNT        ASSETS
                                                     --------     ----------       --------     ----------
Tangible Capital:
   Actual........................................    $103,151        6.45%         $103,151        6.45%
   Requirement...................................      24,006        1.50            32,008        2.00
                                                     --------        ----          --------        ----
   Excess (Deficiency)...........................      79,145        4.95            71,143        4.45
                                                     ========        ====          ========        ====
Core Capital:
   Actual........................................    $103,151        6.45          $103,151        6.45
   Requirement...................................      64,088        4.00            80,110        5.00
                                                     --------        ----          --------        ----
   Excess (Deficiency)...........................      39,063        2.45            23,041        1.45
                                                     ========        ====          ========        ====

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 14.  CAPITAL AND EXTERNAL REQUIREMENTS (CONTINUED)

                                                      ADEQUATELY CAPITALIZED          WELL CAPITALIZED
                                                     ------------------------      -----------------------
                                                                  PERCENT OF                    PERCENT OF
                                                      AMOUNT        ASSETS          AMOUNT        ASSETS
                                                     --------     ----------       --------     ----------
Risk-based Capital:
   Actual .......................................    $113,621        9.26          $113,621        9.26
   Requirement ..................................      98,170        8.00           122,712       10.00
                                                     --------        ----          --------       -----
   Excess (Deficiency) ..........................      15,451        1.26            (9,091)      (0.74)
                                                     ========        ====          ========       =====
Tier 1 Capital to Risk-adjusted Assets
   Actual .......................................    $102,835        8.38          $102,835        8.38
   Requirement ..................................      49,086        4.00            73,589        6.00
                                                     --------        ----          --------       -----
   Excess (Deficiency) ..........................      53,749        4.38            29,246        2.38
                                                     ========        ====          ========       =====

         The following table indicates our capital position compared to the requirements for an adequately capitalized institution and a well-capitalized institution as of December 31, 2000:

                                                      ADEQUATELY CAPITALIZED          WELL CAPITALIZED
                                                     ------------------------      -----------------------
                                                                  PERCENT OF                    PERCENT OF
                                                      AMOUNT        ASSETS          AMOUNT        ASSETS
                                                     --------     ----------       --------     ----------
Tangible Capital:
   Actual .......................................    $106,608        6.31%         $106,608        6.31%



   Requirement ..................................      25,343        1.50            33,809        2.00
                                                     --------     ----------       --------     ----------
   Excess (Deficiency) ..........................      81,265        4.81            72,799        4.31
                                                     ========     =========       =========     ==========
Core Capital:
   Actual .......................................    $106,625        6.31          $106,625        6.31
   Requirement ..................................      67,591        4.00            84,524        5.00
                                                     --------     ---------       ---------     ----------
   Excess (Deficiency) ..........................      39,034        2.31            22,101        1.31
                                                     ========     =========       =========     ==========
Risk-based Capital:
   Actual .......................................    $118,077        9.35          $118,077        9.35
   Requirement ..................................     101,028        8.00           126,252       10.00
                                                     --------     ---------       ---------     ----------
   Excess (Deficiency) ..........................      17,049        1.35            (8,175)      (0.65)
                                                     ========     =========       =========     ==========
Tier 1 Capital to Risk-adjusted Assets
   Actual........................................    $106,625        8.45          $106,625        8.45
   Requirement...................................      50,473        4.00            75,752        6.00
                                                     --------     ---------       ---------     ----------
Excess (Deficiency) .............................      56,125        4.45            30,873        2.45
                                                     ========     =========       =========     ==========

         The Bank at year-end 2001 was categorized as adequately capitalized. At December 31, 2001, the most restrictive regulatory consideration of the payment of dividends from the Bank to the holding company and the retention of the adequately capitalized status was the total capital (to risk weighted capital) ratio. Management is not aware of any event or circumstances after December 31, 2001 that would change the capital category.

         A savings association which fails to meet one or more of the applicable capital requirements is subject to various regulatory limitations and sanctions, including issuance of a cease and desist order requiring further corrective actions, a prohibition on growth and the issuance of a capital directive by the Office of Thrift Supervision requiring the following: an increase in capital; reduction of rates paid on savings accounts; cessation of or limitations on deposit-taking and lending; limitations on operational expenditures; an increase in liquidity; obtaining additional or new management; require the sale of assets and overall reduction in the size of the Company; restricting dividends from the Bank to the Company; and such other actions deemed necessary or appropriate by the Office of Thrift Supervision. In addition, a conservator or receiver may be appointed under certain circumstances.

         The appropriate federal banking agency has the authority to reclassify a well-capitalized institution as adequately capitalized, and to treat an adequately capitalized or undercapitalized institution as if it were in the next lower capital category, if it is determined, after notice and an opportunity for a hearing, to be in an unsafe or unsound condition or to have received and not corrected a less-than-satisfactory rating for any of the categories of asset quality, management, earnings or liquidity in its most recent examination. As a result of such classification or determination, the appropriate federal banking agency may require an adequately capitalized or under-capitalized institution to comply with certain mandatory and discretionary supervisory actions. A significantly undercapitalized savings association may not be reclassified, however, as critically undercapitalized.

         The terms of the 1995 subordinated notes and related indenture agreement prohibit the Company from paying cash dividends unless the Company's ratio of tangible equity to total assets exceeds 7.0%. The commercial bank line of credit also prohibits Metropolitan from paying cash dividends unless the Company's ratio of tangible equity to tangible assets exceeds 7%. As a result, the Company is currently prohibited from paying dividends to its shareholders.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  15.  COMMITMENTS AND CONTINGENCIES

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK. The Bank can be a party to financial instruments with off-balance sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans recorded in the financial statements.

         As of December 31, 2001, the Bank had fixed and variable rate commitments to originate and/or purchase loans (at market rates) of approximately $68,194 and $51,517, respectively. In addition, the Bank had firm commitments to sell loans totaling $77,998 at December 31, 2001. The Bank's commitments to originate and purchase loans are for loans at rates ranging from 6.00% to 16.00% and commitment periods up to one year.

         RESERVE REQUIREMENTS. The Bank's requirement to maintain cash on hand or on deposit with the Federal Reserve Bank to meet regulatory reserve requirements at December 31, 2001 was satisfied by the balance of cash on hand.

         LIQUIDITY REQUIREMENT. The Company is required to maintain cash or short-term investments equal to six months interest on the 1995 subordinated notes, or approximately $675, as a condition of the indenture agreement related to the 1995 subordinated notes.

NOTE  16.  RELATED PARTY TRANSACTIONS

         In the years ended December 31, 2001, 2000 and 1999 the Company expensed $53, $96, and $96 for management fees relating to services provided by companies with the same majority shareholder as the Company.

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with Metropolitan's and the Bank's directors, officers, significant shareholders and associates. Loans to such related parties totaled $1,587 and $1,734 at December 31, 2001 and 2000, respectively.

         Related party deposits totaled $715 and $1,178 at December 31, 2001 and 2000, respectively.

         In December 2001, the Company entered into a loan agreement under which it borrowed $2,000 from Robert M. Kaye, their majority shareholder. The loan bears no interest and matures on the earlier of the closing of the currently outstanding stock offering or March 31, 2002.

         In the third quarter, 1999, Robert Kaye purchased from Metropolitan Financial Corp. the cash surrender value of a life insurance policy on Mr. Kaye in which Metropolitan Financial Corp. was both the owner and beneficiary. The amount paid to Metropolitan Financial Corp. was in excess of the book value of the policy on the date of the transaction.


NOTE 17.  FAIR VALUES OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. Statement of Financial Accounting Standards No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value estimates presented do not reflect the underlying fair value of the Company. While these estimates are based on management's judgment of the most appropriate factors, there is no assurance that the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at year end. The following table shows those financial instruments and the related carrying values.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 17.  FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

                                          DECEMBER 31, 2001                   DECEMBER 31, 2000
                                    -----------------------------       -----------------------------
                                      CARRYING         ESTIMATED          CARRYING         ESTIMATED
                                       AMOUNT          FAIR VALUE          AMOUNT          FAIR VALUE
                                    -----------       -----------       -----------       -----------
Financial assets:
   Securities ................      $   109,183       $   106,461       $    54,786       $    54,650
   Mortgage-backed securities           167,313           167,313           195,829           195,829
   Loans, net ................        1,143,772         1,142,727         1,286,823         1,308,365
   Loan servicing rights .....           22,951            23,828            20,597            28,727
   Accrued interest receivable            7,531             7,531            11,545            11,545
Financial liabilities:
   Demand and savings deposits         (427,088)         (427,088)         (229,795)         (229,795)
   Time deposits .............         (715,306)         (728,000)         (819,087)         (823,372)
   Borrowings ................         (340,897)         (346,137)         (426,079)         (428,847)
   Accrued interest payable ..           (5,083)           (5,083)           (6,972)           (6,972)
   Trust Preferred securities           (43,750)          (31,996)          (43,750)          (23,250)
   Interest rate swaps .......           (3,103)           (3,103)                                 --
Off Balance Sheet items:
   Interest rate swaps .......                                 --                              (1,296)

         The following methods and assumptions were used to estimate the fair value of financial instruments:

                  CASH AND EQUIVALENTS - The carrying amount of these items is a reasonable estimate of the fair value.

                  SECURITIES AND MORTGAGE-BACKED SECURITIES - The estimated fair value is based on quoted market prices or dealer estimates.

                  LOANS, NET - For loans held for sale, the fair value was estimated based on quoted market prices. The fair value of other loans is estimated by discounting the future cash flows and estimated prepayments using the current rates at which similar loans would be made to borrowers with similar credit ratings for the same remaining term. Some loan types were valued at carrying value because of their floating rate or expected maturity characteristics.

                  FEDERAL HOME LOAN BANK STOCK - The fair value is based upon the redemption value of the stock which equates to its carrying value.

                  ACCRUED INTEREST RECEIVABLE - The carrying amount and fair value are equal.

                  LOAN SERVICING RIGHTS - The fair value is based upon the discounted cash flow analysis.

                  DEMAND AND SAVINGS DEPOSITS - The fair value is the amount payable on demand at the reporting date.

                  TIME DEPOSITS - the fair value of fixed maturity certificates of deposit is estimated by discounting the estimated future cash flows using the rates offered at year end for similar remaining maturities.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 17.  FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

                  BORROWINGS - The fair value of borrowings is estimated by discounting the estimated future cash flows using the rates offered at year-end for similar remaining maturities.

                  ACCRUED INTEREST PAYABLE - The carrying amount and fair value are equal.

                  COMMITMENTS - The estimated fair value is not materially different from the nominal value.

                  TRUST PREFERRED SECURITIES - The estimated fair value is based upon quoted market prices.

NOTE 18.  SEGMENT REPORTING

         Metropolitan's operations include two major operating segments. A description of those segments follows:

                  RETAIL AND COMMERCIAL BANKING - Retail and commercial banking is the segment of the business that brings in deposits and lends those funds out to businesses and consumers. The local market for deposits is the consumers and businesses in the neighborhoods surrounding our 24 retail sales offices in Northeastern Ohio. The market for lending is Ohio and the surrounding states for originations and throughout the United States for purchases. The majority of loans are secured by multifamily and commercial real estate. Loans are also made to businesses secured by business assets and consumers secured by real or personal property. Business loans are concentrated in Northeastern Ohio.

                  MORTGAGE BANKING - Mortgage banking is the segment of our business that originates, sells and services permanent or construction loans secured by one- to four-family residential properties. These loans are primarily originated through commissioned loan officers located in Ohio and Western Pennsylvania. In general, fixed rate loans are originated for sale and adjustable rate loans may be originated for sale or be retained in the portfolio. Loans being serviced include loans originated and still owned by Metropolitan, loans originated by Metropolitan but sold to others with servicing rights retained by Metropolitan, and servicing rights to loans originated by others but purchased by Metropolitan. The servicing rights Metropolitan purchases may be located in a variety of states and are typically being serviced for FannieMae or FreddieMac.

                  PARENT AND OTHER - The category below labeled Parent and Other consists of the remaining segments of Metropolitan's business. It includes corporate treasury, interest rate risk, and financing operations, which do not generate revenue from outside customers. The net interest income that results from investing in assets and liabilities with different terms to maturity or repricing has been eliminated from the two major operating segments and is included in this category.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 18.  SEGMENT REPORTING (CONTINUED)

         Operating results and other financial data for the current year and preceding two years are as follows:

         As of or for the year ended December 31, 2001

                                     RETAIL AND
                                     COMMERCIAL        MORTGAGE          PARENT
                                      BANKING           BANKING         AND OTHER          TOTAL
                                    -----------       -----------      -----------      -----------
OPERATING RESULTS:
Net interest income                 $    23,128       $    15,022      $    (5,271)     $    32,879
Provision for losses on loans             5,974               531               --            6,505
                                    -----------       -----------      -----------      -----------
Net interest income after
  provision for loan losses              17,154            14,491           (5,271)          26,374
Noninterest income                        7,315             4,949            1,498           13,762
Direct noninterest expense               20,251             8,489            1,996           30,736
Allocation of overhead                   10,856             4,550               --           15,406
Net income before income taxes      $    (6,638)      $     6,401      $    (5,769)     $    (6,006)
Financial data:
Segment assets                      $   961,746       $   450,763      $   195,911      $ 1,608,420
Depreciation and amortization             5,572             6,517              464           12,553
Expenditures for additions
  to premises and equipment               8,428               774            9,202

         As of or for the year ended December 31, 2000

                                     RETAIL AND
                                     COMMERCIAL         MORTGAGE         PARENT
                                      BANKING           BANKING         AND OTHER          TOTAL
                                    -----------       -----------      -----------      -----------
OPERATING RESULTS:
Net interest income                 $    25,901       $     8,148      $     5,065      $    39,114
Provision for losses on loans             5,594               756               --            6,350
                                    -----------       -----------      -----------      -----------
Net interest income after
  provision for loan losses              20,307             7,392            5,065           32,764
Noninterest income                        5,666             3,539              350            9,555
Direct noninterest expense               19,651             7,081              666           27,398
Allocation of overhead                    9,382             3,380               --           12,762
                                    -----------       -----------      -----------      -----------
Net income before income taxes      $    (3,060)      $       470      $     4,749      $     2,159
                                    ===========       ===========      ===========      ===========
FINANCIAL DATA:
Segment assets                      $ 1,059,436       $   475,283      $   160,560      $ 1,695,279
Depreciation and amortization             2,337             3,272              514            6,123
Expenditures for additions
  to premises and equipment              36,032               965           36,997

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 18.  SEGMENT REPORTING (CONTINUED)

As of or for the year ended December 31, 1999

                                    RETAIL AND
                                    COMMERCIAL        MORTGAGE        PARENT
                                     BANKING          BANKING        AND OTHER          TOTAL
                                    ----------      -----------     -----------      ----------
OPERATING RESULTS:
Net interest income                 $   27,817      $    6,127      $    4,333       $   38,277
Provision for losses on loans            5,662             648              --            6,310
                                    ----------      ----------      ----------       ----------
Net interest income after
  provision for loan losses             22,155           5,479           4,333           31,967
Noninterest income                       4,380           3,504            (729)           7,155
Direct noninterest expense              16,751           6,330             315           23,396
Allocation of overhead                   6,673           2,522              --            9,195
                                    ----------      ----------      ----------       ----------
Net income before income taxes      $    3,111      $      131      $    3,289       $    6,531
                                    ==========      ==========      ==========       ==========
FINANCIAL DATA:
Segment assets                      $1,089,666      $  399,219      $  119,234       $1,608,119
Depreciation and amortization            1,850           2,634             430            4,913
Expenditures for additions
 to premises and equipment              15,593           1,239          16,832


         The financial information provided for each major operating segment has been derived from the internal profitability system used to monitor and manage financial performance and allocate resources. The measurement of performance for the operating segments is based on the organizational structure of Metropolitan and is not necessarily comparable with similar information for any other financial institution. The information presented is also not indicative of the segments' financial condition and results of operations if they were independent entities.

         Metropolitan evaluates segment performance based on contribution to income before income taxes. Certain indirect expenses have been allocated based on various criteria considered by management to best reflect benefits derived. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Indirect expense allocations and accounting policies have been consistently applied for the periods presented. There are no differences between segment profits and assets and the consolidated profits and assets of Metropolitan.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  19.  PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

         Below is condensed financial information of Metropolitan Financial Corp. (parent company only). In this information, the parent's investment in subsidiaries is stated at cost plus equity in undistributed earnings of the subsidiaries since acquisition. This information should be read in conjunction with the consolidated financial statements.


                   CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                            DECEMBER 31,
                                                       ----------------------
                                                         2001          2000
                                                       --------      --------
ASSETS
Cash and due from banks                                $    169      $    978
Securities available for sale                               679           889
Loans receivable                                             50            50
Investment in Metropolitan Bank and Trust Company       105,661       108,553
Investment in nonbank subsidiaries                        2,165         2,090
Intangible assets                                            37            40
Prepaid expenses and other assets                         3,183         3,114
                                                       --------      --------
   Total assets                                        $111,944      $115,714
                                                       ========      ========

LIABILITIES
Borrowings                                             $ 20,985      $ 19,985
Other liabilities                                         1,692         2,520
Guaranteed preferred beneficial
   interests in the corporation's
   junior subordinated debentures                        43,750        43,750
                                                       --------      --------
     Total liabilities                                   66,427        66,255

SHAREHOLDERS' EQUITY
   Total shareholders' equity                            45,517        49,459
                                                       --------      --------
     Total liabilities and shareholders' equity        $111,944      $115,714
                                                       ========      ========

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  19.  PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION(CONTINUED)



                             STATEMENT OF OPERATIONS

                                                                              YEARS ENDED DECEMBER 31,
                                                                        -----------------------------------
                                                                          2001         2000          1999
                                                                        -------       -------       -------
Interest on loans and securities                                        $   208       $   222       $   240
Interest on borrowings                                                   (1,865)       (2,001)       (2,234)
Interest on junior subordinated debentures                               (4,156)       (4,156)       (3,418)
                                                                        -------       -------       -------
         Net interest expense                                            (5,813)       (5,935)       (5,412)
Noninterest income
   Dividends from Metropolitan Bank and Trust Company                     2,750         4,000         2,000
   Other operating income                                                    10            (3)            3
                                                                        -------       -------       -------
                                                                          2,760         3,997         2,003
Noninterest expense
   Amortization of intangibles                                                4             4             4
   Other operating expenses                                                 285           332           310
                                                                        -------       -------       -------
                                                                            289           336           314
                                                                        -------       -------       -------
Income before income taxes                                               (3,342)       (2,274)       (3,723)
   Federal income tax benefit                                            (2,122)       (2,118)       (1,941)
                                                                        -------       -------       -------
Income before equity in undistributed net
   income of subsidiaries                                                (1,220)         (156)       (1,782)
         Equity in undistributed net income (loss) of Metropolitan
   Bank and Trust Company                                                (2,423)        1,653         6,293
Equity in undistributed net income of nonbank subsidiaries                   75            --            --
                                                                        -------       -------       -------
Net income (loss)                                                       $(3,568)      $ 1,497       $ 4,511
                                                                        =======       =======       =======

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE  19.  PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION(CONTINUED)


                            STATEMENTS OF CASH FLOWS

                                                                         YEARS ENDED DECEMBER 31,
                                                                  --------------------------------------
                                                                     2001          2000           1999
                                                                  --------       --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                        $ (3,568)      $  1,497       $  4,511
Adjustments to reconcile net income to net cash provided
         by operating activities:
Equity in net income of Metropolitan
   Bank and Trust Company                                            2,453         (1,653)        (6,293)
         Equity in net income of nonbank subsidiaries                  (75)            12             --
Amortization                                                             4              4              4
Change in other assets and liabilities                                (899)         1,079           (668)
                                                                  --------       --------       --------
      Net cash from operating activities                            (2,115)           939         (2,446)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of securities                                      244             --          1,275
Purchase of securities available for sale                              (34)           (54)           (51)
Capital contributions to Metropolitan Bank and Trust Company       (14,000)
Capital contributions to nonbank subsidiaries                           --           (275)            --
                                                                  --------       --------       --------
Net cash from investing activities                                     210           (329)       (12,776)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of guaranteed
   preferred beneficial interests in the
   corporation's junior subordinated debentures                         --             --         15,073
Loan received from majority stockholder                              2,000             --             --
REPAYMENT OF BORROWINGS                                                 --            (15)            --
Net activity on lines of credit                                     (1,000)            --         (2,000)
Proceeds from issuance of common stock                                  96            138          2,239
                                                                  --------       --------       --------
Net cash from financing activities                                   1,096            123         15,312
                                                                  --------       --------       --------
      Net change in cash and cash equivalents                         (809)           733             90
Cash and cash equivalents
   at beginning of year                                                978            245            155
                                                                  --------       --------       --------
Cash and cash equivalents
   at end of year                                                 $    169       $    978       $    245
                                                                  ========       ========       ========

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 20.  LOAN SECURITIZATIONS

During 2000 and 2001, the Bank securitized one- to four-family loans and sold all of these securities while retaining the rights to service those loans. In prior years, the Bank securitized one- to four-family, multifamily, and commercial real estate loans. Those securities may have been sold or retained. All of the rights to service those loans were retained. An analysis of the activity in securitizations serviced by the Bank during 2001 and 2000 follows:

                                                                    1-4 Family         Multifamily       Commercial Real
                                                                      Loans               Loans           Estate Loans
                                                                    ----------         -----------       ---------------
Balance at December 31, 2000
     Principal balance of loans                                       $71,967            $137,971             $77,125
     Amortized cost of servicing rights                                   988                 772                 194
     Servicing rights as a % of principal                                1.37                0.56                0.25

New securitizations during the year
     Principal balance of loans                                       218,008                  --                  --
     Fair value of servicing rights                                     3,445                  --                  --
     Servicing rights as a % of principal                                1.58                  --                  --

Principal payments received on securitized loans                       69,320              22,542               8,028

Balance at December 31, 2001
     Principal balance of loans                                       220,656             115,429              69,097
     Amortized cost of servicing rights                                 2,712                 558                 128
     Servicing rights as a % of principal                                1.23                0.48                0.18

Other information at end of period
     Securitized assets still owned                                     1,552              53,547              69,097
     Delinquencies - past due 30 or more days                           1,786               3,512               5,873
     Weighted average rate                                               6.84                8.17                8.35
     Weighted average maturity in months                                  341                  73                  65
     Fair value of servicing rights                                     2,907               1,302                 211
     Fair value assumptions
          Discount rate                                                    9%                 11%                 11%
          Weighted average prepayment assumption                      176 PSA             14% CPR             15% CPR
          Anticipated delinquency                                        1.02                4.0%              18.00%
          Anticipated foreclosure rate                                     --                  --                  --

Other information for the year
     Securitized assets sold                                          218,008                  --                  --
     Gain on securitized assets sold                                    2,345                  --                  --
     Credit losses net of recoveries                                       --                  --                  --
     Range of fair value assumptions used
          Discount rate                                              9 - 9.5%          11 - 11.5%          11 - 11.5%
          Prepayment assumption                                    150 - 757 PSA     12.0 - 14.0% CPR    11.0 - 15.0% CPR
          Anticipated delinquency                                0.90 - 2.00%        1.69 - 4.40%        9.5 - 11.03%
          Anticipated foreclosure rate                                     --                  --                  --

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 20.  LOAN SECURITIZATIONS (CONTINUED)

         The fair value of servicing rights remaining after loans are securitized is based on the assumptions utilized in calculating fair value. The following table indicates how fair value might decline if the assumptions changed unfavorably in two different magnitudes:

                                                     1-4 Family    Multifamily   Commercial Real
                                                        Loans         Loans       Estate Loans
                                                     ----------    -----------   ---------------
Fair value at December 31, 2001                         $2,907         $1,302         $  211

Projected fair value based on
   1% added to discount rate                             2,726          1,253            207
   2% added to discount rate                             2,622          1,229            203

   10% increase in prepayment speed                      2,717          1,245            206
   20% increase in prepayment speed                      2,605          1,214            201

   25% increase in delinquency rate                      2,858          1,276            224
   50% increase in delinquency rate                      2,748          1,280            226

   Foreclosure rate of 0.25%                             2,834          1,267            220
   Foreclosure rate of 0.50%                             2,808          1,262            219

                                                     1-4 Family    Multifamily   Commercial Real
                                                        Loans         Loans       Estate Loans
                                                     ----------    -----------   ---------------
Balance at December 31, 1999
     Principal balance of loans                       $ 19,347       $145,224       $ 85,204
     Amortized cost of servicing rights                    141            999            316
     Servicing rights as a % of principal                 0.73           0.69           0.37

New securitizations during the year
     Principal balance of loans                         60,652             --             --
     Fair value of servicing rights                        858             --             --
     Servicing rights as a % of principal                 1.42             --             --

Principal payments received on securitized loans         8,032          7,253          8,080

Balance at December 31, 2000
     Principal balance of loans                         71,967        137,971         77,125
     Amortized cost of servicing rights                    988            772            194
     Servicing rights as a % of principal                 1.37           0.56           0.25

Other information at end of period
     Securitized assets still owned                        205         72,805         77,125
     Delinquencies - past due 30 or more days              846          5,176          5,877
     Weighted average rate                                7.73           8.25           8.44
     Weighted average maturity in months                   319            100             83
     Fair value of servicing rights                      1,052          2,269            445
     Fair value assumptions
          Discount rate                                    9.0%          11.0%          11.0%
          Weighted average prepayment assumption       236 PSA        14% CPR        15% CPR
          Anticipated delinquency                         1.10           5.21%          9.09%
          Anticipated foreclosure rate                      --             --             --

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 20.  LOAN SECURITIZATIONS CONTINUED)

                                                                    1-4 Family         Multifamily       Commercial Real
                                                                      Loans               Loans           Estate Loans
                                                                    ----------         -----------       ---------------

Other information for the year
     Securitized assets sold                                          62,736              33,545                   --
     Gain on securitized assets sold                                     477                 247                   --
     Credit losses net of recoveries                                      --                  --                   --
     Range of fair value assumptions used
          Discount rate                                             9 - 9.5%          11 - 11.5%           11 - 11.5%
          Prepayment assumption                                   161 - 751 PSA     12.0 - 14.0% CPR     12.0 - 15.0% CPR
          Anticipated delinquency                                1.10 - 2.00%       5.21 - 7.25%        9.09 - 11.00%
          Anticipated foreclosure rate                                    --                  --                   --


                                       1-4 Family    Multifamily   Commercial Real
                                          Loans         Loans       Estate Loans
                                       ----------    -----------   ---------------
Fair value at December 31, 2000          $1,052        $2,269         $  445

Projected fair value based on
   1% added to discount rate              1,018         2,166            391
   2% added to discount rate                985         2,127            383

   10% increase in prepayment speed       1,003         2,158            391
   20% increase in prepayment speed         952         2,103            383

   25% increase in delinquency rate       1,048         2,233            397
   50% increase in delinquency rate         949         2,277            392

   Foreclosure rate of 0.25%              1,033         2,201            382
   Foreclosure rate of 0.50%              1,031         2,198            382

         These projections are hypothetical and should be used with caution. They only project changes based on a change in one variable at a time. All variables are dynamic, are subject to change at any time, and may interrelate so that movement in one causes movement in another.

         All loans securitized were transferred without recourse with the exception of the multifamily loans. They were securitized with limited recourse. The buyer has contracted with an insurance company to provide mortgage insurance covering the first $5 million of losses. The Bank is contingently liable for the next $8.7 million of losses. The buyer has accepted financial responsibility for all losses in excess of $13.7 million. There have been no losses to date on any of the multifamily loans secured by the Bank.

NOTE 21.  OFF-BALANCE SHEET ACTIVITIES

         The Bank maintains two standby letters of credit at the Federal Home Loan Bank of Cincinnati for the benefit of Fannie Mae as secondary security for credit risk on multifamily loans securitized in prior years. These standby letters of credit, aggregating approximately $8.7 million, do not accrue interest and are renewed on an annual basis.

         Derivatives, such as interest rate swaps, futures and forwards, and interest rate options, are used for asset liability management. These instruments involve underlying items, such as interest rates, and are designed to transfer risk. Notional amounts are amounts on which calculations and payments are based, but which do not represent credit exposures as credit exposure is limited to the amounts required to be received and paid. Derivatives may be exchanged-traded contracts or may be contracts between two parties. Collateral, obtained or given, is recorded at fair value.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 21.  OFF-BALANCE SHEET ACTIVITIES (CONTINUED)

These interest rate swaps have been designated as cash flow hedges of certain FHLB advances and were determined to be fully effective during the year ended December 31, 2001. As such, the aggregate fair value of the swaps are recorded in other liabilities with changes in fair value recorded in other comprehensive income and no amount of ineffectiveness was included in net income. The amount included in accumulated other comprehensive income would be reclassified to current earnings should the hedge no longer be considered effective. The Company expects the hedge to remain fully effective during the remaining term of the swaps. The loss recorded in other comprehensive income for the year ended December 31, 2001 totaled $3,103 and represented the decline in fair value of the swaps during the period.

         Information about notional amounts at year-end is as follows:

                                              2001            2000
                                              ----            ----
            Interest rate swaps              $40,000        $40,000


         The Bank has entered into two interest rate swap contracts, with each having a notional amount of $20,000. Both contracts mature in 2005 and have the same counterparty. The Bank receives from the respective contracts variable interest based on one-month or three-month LIBOR. The Bank in turn pays to the counterparty interest at fixed rates of 6.450% and 6.275%, respectively. The counterparty has the option to terminate the interest rate swap in the event LIBOR exceeds 8.00% and 8.76% respectively on repricing dates per the terms of the contract.

         The Bank has used the interest rate swap position to hedge variable rate advances with the Federal Home Loan Bank of Cincinnati. The principal amount of the borrowings matches the notional amount of the counterparty's position, thereby creating a fixed rate instrument. The variable interest rates paid to the Federal Home Loan Bank of Cincinnati are one-month LIBOR plus two basis points and three-month LIBOR less two basis points.

NOTE 22.  OTHER COMPREHENSIVE INCOME

                                                                             2001          2000          1999
                                                                           -------       -------       -------
Accumulated other comprehensive income (loss) beginning of year            $(1,091)      $(4,047)      $   479
Change in unrealized gain (loss) on securities                                  90         3,819        (6,568)
Reclassification of gain (loss) realized on securities sales                 2,343           724           (71)
                                                                           -------       -------       -------
Total change in unrealized gain (loss) on securities                         2,433         4,543        (6,639)
Tax effect of change in unrealized gain (loss) on securities                  (852)       (1,587)        2,113
Cumulative effect of recording derivative hedge at fair value               (1,296)           --            --
Change in unrealized loss on qualifying cash flow hedge                     (1,807)           --            --
Tax effect of change in unrealized loss on qualifying cash flow hedge        1,052            --            --
                                                                           -------       -------       -------
Total change in other comprehensive income (loss) for the year                (470)        2,956        (4,526)
                                                                           -------       -------       -------
Accumulated other comprehensive income (loss) end of year                  $(1,561)      $(1,091)      $(4,047)
                                                                           =======       =======       =======

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES

                        DECEMBER 31, 2001, 2000, AND 1999

NOTE 23.  QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                        FOR THE THREE MONTHS ENDED:
                                          -------------------------------------------------------
                                          MARCH 31        JUNE 30     SEPTEMBER 30    DECEMBER 31
                                          --------       --------     ------------    -----------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
2001
Interest income                           $ 31,635       $ 30,070       $ 28,149       $ 24,987
Interest expense                            22,546         21,666         19,976         17,774
Net interest income                          9,089          8,404          8,173          7,213
Provision for loan losses                    1,055          3,145          1,150          1,155
Noninterest income                           2,420          4,311          4,633          2,398
Noninterest expense                         11,218         12,553         11,058         11,313
Income tax expense (benefit)                  (341)          (905)            60         (1,252)
Net income (loss)                             (423)        (2,078)           538         (1,605)
Basic and diluted earnings per share      $  (0.05)      $  (0.26)      $   0.07       $  (0.20)

2000
Interest income                           $ 29,909       $ 31,539       $ 33,005       $ 33,334
Interest expense                            20,266         21,465         23,381         23,561
Net interest income                          9,643         10,074          9,624          9,773
Provision for loan losses                    1,500          1,600          1,750          1,500
Noninterest income                           2,115          2,165          2,468          2,807
Noninterest expense                          9,359          9,827          9,900         11,074
Income tax expense (benefit)                   292            265            143            (38)
Net income                                     607            547            299             44
Basic and diluted earnings per share      $   0.08       $   0.07       $   0.04       $   0.01

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                                OCTOBER 23, 2002

                                 BY AND BETWEEN

                          METROPOLITAN FINANCIAL CORP.

                                      AND

                           SKY FINANCIAL GROUP, INC.

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
    ARTICLE I  CERTAIN DEFINITIONS.........................................   A-1
         1.01  Certain Definitions.........................................   A-1




   ARTICLE II  THE MERGER..................................................   A-5
         2.01  The Parent Merger...........................................   A-5
         2.02  The Subsidiary Merger.......................................   A-5
         2.03  Effectiveness of the Parent Merger..........................   A-5
         2.04  Effective Date and Effective Time...........................   A-5




  ARTICLE III  CONSIDERATION; EXCHANGE PROCEDURES..........................   A-6
         3.01  Merger Consideration........................................   A-6
         3.02  Rights as Shareholders; Stock Transfers.....................  A-10
         3.03  Fractional Shares...........................................  A-10
         3.04  Exchange Procedures.........................................  A-11
         3.05  Anti-Dilution Provisions....................................  A-11
         3.06  Options.....................................................  A-11




   ARTICLE IV  ACTIONS PENDING ACQUISITION.................................  A-12
         4.01  Forbearances of Metropolitan................................  A-12
         4.02  Forbearances of Sky.........................................  A-13




    ARTICLE V  REPRESENTATIONS AND WARRANTIES..............................  A-14
         5.01  Disclosure Schedules........................................  A-14
         5.02  Standard....................................................  A-14
         5.03  Representations and Warranties of Metropolitan..............  A-15
         5.04  Representations and Warranties of Sky.......................  A-23




   ARTICLE VI  COVENANTS...................................................  A-27
         6.01  Reasonable Best Efforts.....................................  A-27
         6.02  Shareholder Approval........................................  A-27
         6.03  Registration Statement......................................  A-27
         6.04  Press Releases..............................................  A-28
         6.05  Access; Confidentiality.....................................  A-28
         6.06  Acquisition Proposals.......................................  A-29
         6.07  Affiliate Agreements........................................  A-29
         6.08  Takeover Laws...............................................  A-29
         6.09  Certain Policies............................................  A-29
         6.10  NASDAQ Listing or Notification..............................  A-30
         6.11  Regulatory Applications.....................................  A-30
         6.12  Indemnification.............................................  A-30
         6.13  Opportunity of Employment; Employee Benefits................  A-31
         6.14  Notification of Certain Matters.............................  A-31
         6.15  Successor to Certain Obligations............................  A-31
         6.16  Tax Treatment...............................................  A-31
         6.17  No Breaches of Representations and Warranties...............  A-32

                                                                             PAGE
                                                                             ----
         6.18  Consents....................................................  A-32
         6.19  Insurance Coverage..........................................  A-32
         6.20  Correction of Information...................................  A-32
         6.21  Disposition of Certain Metropolitan Assets..................  A-32
         6.22  Supplemental Assurances.....................................  A-32
         6.23  Reimbursement to Metropolitan Shareholders..................  A-32




  ARTICLE VII  CONDITIONS TO CONSUMMATION OF THE MERGER....................  A-33
         7.01  Conditions to Each Party's Obligation to Effect the
               Merger......................................................  A-33
         7.02  Conditions to Obligation of Metropolitan....................  A-33
         7.03  Conditions to Obligation of Sky.............................  A-34




 ARTICLE VIII  TERMINATION.................................................  A-35
         8.01  Termination.................................................  A-35
         8.02  Effect of Termination and Abandonment; Enforcement of
               Agreement...................................................  A-37
         8.03  Termination Fee.............................................  A-37




   ARTICLE IX  MISCELLANEOUS...............................................  A-37
         9.01  Survival....................................................  A-37
         9.02  Waiver; Amendment...........................................  A-37
         9.03  Counterparts................................................  A-38
         9.04  Governing Law...............................................  A-38
         9.05  Expenses....................................................  A-38
         9.06  Notices.....................................................  A-38
         9.07  Entire Understanding; No Third Party Beneficiaries..........  A-38
         9.08  Interpretation; Effect......................................  A-39
         9.09  Waiver of Jury Trial........................................  A-39
    Exhibit A  Form of Metropolitan Affiliate Agreement....................  A-41
    Exhibit B  Matters Considered Not to Have a Material Adverse Effect on
               Metropolitan Pursuant to Section 8.01(b)....................  A-43
 Schedule B-1  Summary of Coury Loans......................................
    Exhibit C  Peer Group Commercial Financial Institutions for Index
               pursuant to Section 8.01(e).................................  A-44

     This AGREEMENT AND PLAN OF MERGER, dated as of October 23, 2002 (this "Agreement"), is by and between Metropolitan Financial Corp. ("Metropolitan")and Sky Financial Group, Inc. ("Sky").

                                    RECITALS

     A. Metropolitan. Metropolitan is a savings and loan holding company within the meaning of the Home Owners' Loan Act and an Ohio corporation, having its principal place of business in Highland Hills, Ohio.

     B. Sky. Sky is a financial holding company and an Ohio corporation, having its principal place of business in Bowling Green, Ohio.

     C. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

     D. Board Action. The respective Boards of Directors of each of Sky and Metropolitan have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combinations provided for herein.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained herein, intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

     "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Metropolitan or any of its Subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Metropolitan or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "All Cash Election" has the meaning set forth in Section 3.01(c)(ii).

     "All Stock Election" has the meaning set forth in Section 3.01(c)(i).

     "Agreement to Merge" has the meaning set forth in Section 2.02.

     "Artwork Collection" means the collection of art and related assets owned by the Bank as of September 30, 2002, as set forth in Disclosure Schedule 3.01(b)(ii).

     "Bank" means Metropolitan Bank and Trust Company, an Ohio chartered savings and loan association and a wholly-owned subsidiary of Metropolitan.

     "Cash Exchange Ratio" has the meaning set forth in Section 3.01.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m)(i).

     "Consultants" has the meaning set forth in Section 5.03(m)(i).

     "Control Shareholder" shall mean Robert M. Kaye and any of his affiliates, as that term is defined under the federal securities laws and regulations.

     "Directive" means the Supervisory Directive issued to Metropolitan by OTS dated July 8, 2002.

     "Directors" has the meaning set forth in Section 5.03(m)(i).

     "Disclosure Schedule" has the meaning set forth in Section 5.01.

     "Effective Date" means the date on which the Effective Time occurs, as provided for in Section 2.04.

     "Effective Time" means the effective time of the Merger, as provided for in
Section 2.04.

     "Election" has the meaning set forth in Section 3.01(f).

     "Election Deadline" has the meaning set forth in Section 3.01(f).

     "Election Form/Letter of Transmittal" has the meaning set forth in Section 3.01(f).

     "Election Period" has the meaning set forth in Section 3.01(f).

     "Employees" has the meaning set forth in Section 5.03(m)(i). All references herein to "employees of Metropolitan" or "Metropolitan employees" shall be deemed to mean employees of Bank.

     "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

     "ERISA Affiliate Plan" has the meaning set forth in Section 5.03(m)(iii).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" has the meaning set forth in Section 3.04.

     "Exchange Fund" has the meaning set forth in Section 3.04.

     "FDIA" has the meaning set forth in Section 5.03(dd).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FRB" shall mean the Federal Reserve Board.

     "GAAP" shall mean generally accepted accounting principles as adopted for U.S. accounting principles, practices and methods.

     "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

     "Indemnified Party" has the meaning set forth in Section 6.12(a).

     "Information" has the meaning set forth in Section 6.22.

     "IRS" has the meaning set forth in Section 5.03(m)(ii).

     The term "knowledge" means, with respect to a party hereto, actual knowledge of any officer of that party with the title of not less than a senior vice president or that party's in-house counsel, if any.

     "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Material Adverse Effect" means, with respect to Sky or Metropolitan, any effect that (i) is material and adverse to the financial position, results of operations or business of Sky and its Subsidiaries taken as a whole, or Metropolitan and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Sky or Metropolitan to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, and (d) actions or omissions of a party that have been waived in accordance with Section 9.02 hereof.

     "Merger" collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Section 2.01 and Section 2.02, respectively.

     "Merger Consideration" has the meaning set forth in Section 3.01.

     "Metropolitan" has the meaning set forth in the preamble to this Agreement.

     "Metropolitan Affiliate" has the meaning set forth in Section 6.07.

     "Metropolitan Articles" means the Articles of Incorporation of Metropolitan.

     "Metropolitan Board" means the Board of Directors of Metropolitan.

     "Metropolitan Code" means the Amended and Restated Code of Regulations of Metropolitan.

     "Metropolitan Common Shares" means the common stock, par value $0.01 per share, of Metropolitan.

     "Metropolitan Financial Statements" has the meaning set forth in Section 5.03(q)(i).

     "Metropolitan Meeting" has the meaning set forth in Section 6.02.

     "Metropolitan Off Balance Sheet Transaction" has the meaning set forth in
Section 5.03(u).

     "Metropolitan SEC Documents" has the meaning set forth in Section 5.03(g).

     "Metropolitan Shares" means Metropolitan Common Shares.

     "Metropolitan Stock Option" has the meaning set forth in Section 3.06.

     "Metropolitan Stock Plans" means the option plans and agreements of Metropolitan and its Subsidiaries pursuant to which rights to purchase Metropolitan Common Shares are outstanding immediately prior to the Effective Time pursuant to the Metropolitan 1997 Stock Option Plan, and the Metropolitan Stock Purchase Plan.

     "Mixed Election" has the meaning set forth in Section 3.01(c)(iii).

     "NASD" means The National Association of Securities Dealers.

     "NASDAQ" means The NASDAQ Stock Market, Inc.'s National Market System.

     "New Certificates" has the meaning set forth in Section 3.04.

     "ODFI" means the Ohio Department of Commerce, Division of Financial Institutions.

     "OGCL" means the Ohio General Corporation Law.

     "Old Certificates" has the meaning set forth in Section 3.04.

     "OSS" means the Office of the Secretary of State of the State of Ohio.

     "OTS" means the Office of Thrift Supervision, an office within the U.S. Department of Treasury.

     "Parent Merger" has the meaning set forth in Section 2.01.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

     "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

     "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule. Disclosure of any information, agreement, or other item in a party's Disclosure Schedule referenced by a particular Section in this Agreement shall, should the existence of such information, agreement, or other item or its contents be relevant to any other Section, be deemed to be disclosed with respect to that Section whether or not an explicit cross-reference appears in the Disclosure Schedule.

     "Proxy Statement/Prospectus" has the meaning set forth in Section 6.03(a).

     "Proxy Statement" has the meaning set forth in Section 6.03(a).

     "Registration Statement" has the meaning set forth in Section 6.03(a).

     "Regulatory Authority" shall mean any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the issuance of deposits (including, without limitation, the OTS, ODFI, FRB and the FDIC) or the supervision or regulation of it or any of its subsidiaries.

     "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Sky Articles" means the Articles of Incorporation of Sky, as amended.

     "Sky Bank" means the Sky Bank, an Ohio banking corporation that is a wholly-owned subsidiary of Sky.

     "Sky Board" means the Board of Directors of Sky.

     "Sky Code" means the Amended and Restated Code of Regulations of Sky.

     "Sky Common Shares" means the common stock, without par value, of Sky.

     "Sky's Financial Statements" has the meaning set forth in Section
5.04(l)(i).

     "Sky Off Balance Sheet Transaction" has the meaning set forth in Section 5.04(o).

     "Sky Preferred Shares" means the serial preferred stock, par value $10.00 per share, of Sky.

     "Sky SEC Documents" has the meaning set forth in Section 5.04(g)(i).

     "Sky Shares" means the Sky Common Shares and Sky Preferred Shares.

     "Stock Exchange Ratio" has the meaning set forth in Section 3.01.

     "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "Subsidiary Merger" has the meaning set forth in Section 2.02.

     "Supervisory Agreements" has the meaning set forth in Section 7.01(b).

     "Surviving Corporation" has the meaning set forth in Section 2.01.

     "Takeover Laws" has the meaning set forth in Section 5.03(o).

     "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

     "Treasury Stock" shall mean Metropolitan Shares held by Metropolitan or any of its Subsidiaries or by Sky or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II

                                   THE MERGER

     2.01 The Parent Merger. At the Effective Time, (i) Metropolitan shall be merged with and into Sky (the "Parent Merger"), and (ii) the separate corporate existence of Metropolitan shall cease and Sky shall survive and continue to exist as an Ohio corporation (Sky, as the surviving corporation in the Parent Merger, sometimes being referred to herein as the "Surviving Corporation"). The Sky Articles, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, and the Amended and Restated Code of Regulations of Sky, as in effect immediately prior to the Effective Time, shall be the Code of Regulations of the Surviving Corporation. Sky may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Metropolitan Shares as provided for in Article III of this Agreement (subject to adjustment as provided in Sections 3.05 and 8.01(e)), (ii) adversely affect the tax treatment of Metropolitan's shareholders as a result of receiving the Merger Consideration, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     2.02 The Subsidiary Merger. At the time determined by Sky and specified by Sky Bank in its Certificate of Merger filed with the OSS (which shall not be earlier than the Effective Time), Bank shall merge with and into Sky Bank (the "Subsidiary Merger") pursuant to an agreement to merge (the "Agreement to Merge") to be executed by Bank and Sky Bank and filed with the OSS, as required. Upon consummation of the Subsidiary Merger, the separate corporate existence of Bank shall cease and Sky Bank shall survive and continue to exist as a state banking corporation. (The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to as the "Merger".)

     2.03 Effectiveness of the Parent Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Parent Merger shall become effective upon the occurrence of the filings in the office of the OSS of a certificate of merger in accordance with Section 1701.81 of the OGCL, or such later date and time as may be set forth in such filings.

     2.04 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Parent Merger (the "Effective Date") to occur on the later of (i) the fifth business day of the month occurring after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement; provided, however, that no such election shall cause the Effective Date to fall after the date specified in
Section 8.01(c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires, (ii) April 7, 2003 or (iii) such other date to which the parties may agree in writing. The time on the Effective Date when the Parent Merger shall become effective is referred to as the "Effective Time."

                                  ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

     3.01 Merger Consideration.

     (a) Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Parent Merger and without any action on the part of any Person, each share (excluding Treasury Stock and Metropolitan Common Shares held by Sky) of Metropolitan Common Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and on the Effective Date, be converted at the election of the holder thereof (in accordance with the election and allocation procedures set forth in Section 3.01(c), (f), (i), and (j)) into either (i) Sky Common Shares based upon a fixed exchange ratio of 0.2554 of Sky Common Shares for each Metropolitan Common Share (subject to adjustment as set forth in Section 3.01 and Sections 3.05 and 8.01(e), the "Stock Exchange Ratio"); (ii) cash, at the rate of $4.70 for each Metropolitan Common Share (subject to adjustment as set forth in this Section
3.01 and Section 3.05, the "Cash Exchange Ratio"); or (iii) a combination of such Sky Common Shares and cash, as more fully set forth in Section 3.01(c)(iii).

     It is understood and agreed that the aggregate consideration will be a mixture of Sky Common Shares and cash, with a minimum of 55% and a maximum of 70% of the Metropolitan Common Shares being exchanged for Sky Common Shares. Accordingly, the total consideration payable by Sky to Metropolitan shareholders in connection with the Merger shall consist of no less than 2,269,293 Sky Common Shares and no more than 2,888,191 Sky Common Shares and cash of no less than $22,778,550, and no more than $34,167,825, as adjusted pursuant to subsection b(vi) below (collectively, the "Merger Consideration"), and subject to adjustment for Common Shares issued pursuant to the Metropolitan Stock Plans, and for cash paid in lieu of fractional shares in accordance with Section 3.03. In addition, in the event the closing price of Sky Common Shares on the business day immediately preceding the Effective Date is less than $12.53, the form of Merger Consideration may be adjusted by Sky in order to ensure that the Merger is treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Code.

     (b) Adjustments to the Merger Consideration. It is understood and agreed that the Merger Consideration will be:

          (i) increased by the amount, if any, reimbursed to Metropolitan or the Bank by the Control Shareholder pursuant to the Directive, less assumed tax at thirty-four percent (34%) of the reimbursed amount;

          (ii) increased in an amount equal to the consideration received by Metropolitan or the Bank from the disposition of the Artwork Collection (taken as a whole) for more than its aggregate book value, calculated in accordance with GAAP as of September 30, 2002, less tax calculated at an assumed tax rate of thirty-four percent (34%) of the amount of the net proceeds from the sale received by Metropolitan in excess of book value;

          (iii) decreased, in the event and to the extent that the aggregate book value of the assets set forth in Item 6 of Exhibit B attached hereto (less specific valuation or impairment allowances), calculated in accordance with GAAP, on the month-end date immediately preceding the Effective Date is more than $4 million less than the aggregate book value of such assets (less specific valuation or impairment allowance), calculated in accordance with GAAP, as of September 30, 2002 (which is $45,972,087). For purposes of this subparagraph (iii), the calculation of any decrease in book value shall exclude (y) any decrease attributable to
     (A) the amount of any principal payment on any loan or security, (B) up to $350,000 per month (on a cumulative basis) of amortization of mortgage servicing rights, (C) the net sales proceeds for any asset sold, and (z) the amount of any tax benefit or detriment derived from a provision, write-off, write-down or gain or loss on sale relating to such assets calculated at an assumed tax rate of thirty-four percent (34%); and

          (iv) decreased by either (A) the amount by which the carrying value of Metropolitan's corporate headquarters (calculated in accordance with GAAP) as of the month-end immediately preceding the

     Effective Date is less than $15.067 million, or (B) in the event of a sale of Metropolitan's corporate headquarters prior to the Effective Date, the amount by which the net loss resulting from such sale, based upon a carrying value of $25.067 million, exceeds $10 million.

          (v) A calculation of the total proposed adjustment to the Merger Consideration under subsections (i) through (iv) above (the "Proposed Adjustment") shall be made by Metropolitan and provided to Sky, along with all work papers, within two (2) business days before the Effective Date. Thereafter, Sky will have two (2) business days in which to advise Metropolitan if it agrees with the Proposed Adjustment. In the event Sky does not agree with the Proposed Adjustment, the parties agree to appoint a mutually acceptable independent accounting firm to review the specific items in dispute and within five (5) business days the determination of such firm shall be made and be final and binding upon Metropolitan and Sky and shall constitute the final adjustment to the Merger Consideration ("Final Adjustment").

          (vi) If the Final Adjustment is a positive number, then the portion of the Final Adjustment payable to each Metropolitan shareholder participating in the Merger will be paid in cash. Each such shareholder will receive cash in an amount equal to the Final Adjustment divided by the number of Metropolitan shares outstanding pursuant to Section 5.03(b), multiplied by the number of Metropolitan Common Shares owned by such shareholder. If the Final Adjustment is a negative number, then the aggregate Merger Consideration paid by Sky to Metropolitan shareholders participating in the Merger will be decreased by such amount. In such event:

             (A) Metropolitan shareholders making the All Stock Election under
        Section 3.01(c)(i) shall have their consideration per share reduced by the quotient of (x) the Final Adjustment divided by (y) the number of Metropolitan shares outstanding pursuant to Section 5.03(b) (the "Reduction Per Share"). This reduction in Merger Consideration will be effected by reducing the number of shares paid to such shareholders in an amount equal to the product of (x) the quotient of the Reduction Per Share divided by the closing price of Sky Common Shares as reported in The Wall Street Journal for the average of five (5) NASDAQ trading days immediately preceding the Effective Date, times (y) the number of Metropolitan Common Shares owned by such shareholder.

             (B) Metropolitan shareholders making the All Cash Election under
        Section 3.01(c)(ii) and the Mixed Election under Section 3.01(c)(iii) shall have their consideration per share reduced by the Reduction Per Share. This reduction in Merger Consideration will be effected by reducing the cash portion paid to such shareholders in an amount equal to the product of (x) the Reduction Per Share times (y) the number of Metropolitan Common Shares owned by such shareholder.

     (c) Election as to Outstanding Metropolitan Common Shares. The Metropolitan shareholders will have the following options in connection with the exchange of their Metropolitan Common Shares in connection with the Merger:

          (i) AT THE OPTION OF THE HOLDER, all of such holder's Metropolitan Common Shares deposited with the Exchange Agent shall be converted into and become Sky Common Shares at the Stock Exchange Ratio (such election, the "All Stock Election"), provided that:

             (A) Fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.03; and

             (B) Giving effect to Section 3.01(c)(i), (ii), and (iii), in no event shall, in the aggregate, less than fifty-five percent (55%) nor more than seventy percent (70%) of Metropolitan Common Shares issued and outstanding on the Effective Date be converted into and become Sky Common Shares; or

          (ii) AT THE OPTION OF THE HOLDER, all of such holder's Metropolitan Common Shares deposited with the Exchange Agent shall be converted into and become cash (payable by check) at the Cash Exchange Ratio (such election, the "All Cash Election"), provided that:

             (A) Giving effect to Section 3.01(c)(i), (ii), and (iii), in no event shall, in the aggregate, less than thirty percent (30%) nor more than forty-five percent (45%) of such Metropolitan Common Shares issued and outstanding on the Effective Date be converted into and become cash; or

          (iii) AT THE OPTION OF THE HOLDER, between fifty-five (55%) and seventy percent (70%) of such holder's aggregate number of Metropolitan Common Shares shall be converted into and become Sky Common Shares at the rate of the Stock Exchange Ratio and between thirty percent (30%) and forty-five percent (45%) of such holder's aggregate number of shares of Metropolitan Common Shares deposited with the Exchange Agent shall be converted into and become cash (payable by check) at the rate of the Cash Exchange Ratio (such election, the "Mixed Election"), provided that:

             (A) Fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.03; and

             (B) Giving effect to Section 3.01(c)(i), (ii), and (iii), in no event shall, in the aggregate, less than fifty-five percent (55%) nor more than seventy percent (70%) of such Metropolitan Common Shares issued and outstanding on the Effective Date be converted into and become Sky Common Shares; and

             (C) Giving effect to Section 3.01(c)(i), (ii), and (iii), in no event shall, in the aggregate, less than thirty percent (30%) nor more than forty-five percent (45%) of such Metropolitan Common Shares issued and outstanding on the Effective Date be converted into and become cash; or

          (iv) IF NO ELECTION (AS DEFINED IN SECTION 3.01(f)) IS MADE BY THE HOLDER BY THE ELECTION DEADLINE (AS DEFINED IN SECTION 3.01(f)), all of such holder's Metropolitan Common Shares shall be converted into the right to receive Sky Common Shares as set forth in Section 3.01(c)(i), cash as set forth in Section 3.01(c)(ii), or any combination of Sky Common Shares and cash as determined by Sky or, at Sky's direction, by the Exchange Agent at the Stock Exchange Ratio and the Cash Exchange Ratio, as applicable; provided, however, that fractional shares shall not be issued and cash will be paid in lieu thereof as provided in Section 3.03. Such shares of Metropolitan Common Shares shall be allocated by the Exchange Agent pro rata among non-electing holders based upon the number of Metropolitan Common Shares for which an election has not been received by the Election Deadline in order to (A) achieve the overall ratio of between fifty-five percent (55%) and seventy (70%) of Metropolitan Common Shares to be converted into Sky Common Shares and between thirty percent (30%) and forty-five percent (45%) of Metropolitan Common Shares to be converted into cash, and (B) to the greatest extent possible, satisfy the elections made by Metropolitan shareholders. Notice of such allocation shall be provided promptly to each shareholder whose Metropolitan Common Shares are allocated pursuant to this Section 3.01(c)(iv).

     (d) Treasury Shares and Shares Held by Sky. Each Metropolitan Common Share held as Treasury Stock or held by Sky immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     (e) Outstanding Sky Common Shares. Each Sky Common Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

     (f) Procedures for Election. An election form and other appropriate transmittal materials in such form as Metropolitan and Sky shall mutually agree (the "Election Form/Letter of Transmittal") shall be mailed to shareholders of Metropolitan prior to the Election Period (defined below). The "Election Period" shall be such period of time as Metropolitan and Sky shall mutually agree, within which Metropolitan shareholders may validly elect the form of Merger Consideration set forth in Section 3.01(c) (the "Election") that they will receive, occurring between (i) the date of the mailing by Metropolitan of the Proxy Statement for the special meeting of shareholders of Metropolitan at which this Agreement is presented for approval and

(ii) five days prior to the Effective Date. The "Election Deadline" shall be the time, specified by Sky after consultation with Metropolitan, on the last day of the Election Period.

     (g) Perfection of the Election. An Election shall be considered to have been validly made by a Metropolitan shareholder only if (i) the Exchange Agent (as defined in Section 3.04) shall have received an Election Form/Letter of Transmittal properly completed and executed by such shareholder, accompanied by a certificate or certificates representing the Metropolitan Common Shares as to which such Election is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Metropolitan, or containing an appropriate guaranty of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange or a member of the NASD or a commercial bank or trust company in the United States and (ii) such Election Form/Letter of Transmittal and such certificate(s) or such guaranty of delivery shall have been received by the Exchange Agent prior to the Election Deadline.

     (h) Withdrawal of Shares. Any Metropolitan shareholder may at any time prior to the Election Deadline revoke its election and either (i) submit a new Election Form/Letter of Transmittal in accordance with the procedures in Section 3.01(g), or (ii) withdraw the certificate(s) for Metropolitan Common Shares deposited therewith by providing written notice that is received by the Exchange Agent by 5:00 p.m., local time for the Exchange Agent, on the business day prior to the Election Deadline. Elections may be similarly revoked if the Effective Date does not occur by June 30, 2003. In the event of the termination of this Agreement, the Exchange Agent shall return any certificates deposited by the holder of Metropolitan Common Shares to such holder at the address and to the person set forth in the Election Form/Letter of Transmittal.

     (i) Reduction of Shares Deposited for Cash. If more than forty-five percent (45%) of the total number of Metropolitan Common Shares issued and outstanding have, at the Election Deadline, been deposited with the Exchange Agent for cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 3.01(h), the Exchange Agent will promptly eliminate from the shares deposited pursuant to the All Cash Election (subject to the limitations described in Section 3.01(i)(iv)), a sufficient number of such shares so that the total number of shares remaining on deposit for cash pursuant to the All Cash Election and the Mixed Election does not exceed forty-five percent (45%) of the Metropolitan Common Shares issued and outstanding on the Effective Date. The holders of Metropolitan Common Shares who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have less than fifty-five percent (55%) nor more than seventy percent (70%) of their Metropolitan Common Shares converted into Sky Common Shares. After giving effect to Section 3.01(c)(iv), such elimination will be effected as follows:

          (i) Subject to the limitations described in Section 3.01(i)(iv), the Exchange Agent will eliminate from the shares deposited pursuant to the All Cash Election, and will add or cause to be added to the shares deposited for Sky Common Shares pursuant to the All Stock Election, on a pro rata basis in relation to the total number of shares deposited pursuant to the All Cash Election minus the number of shares so deposited by the holders described in Section 3.01(i)(iv)(A) and the number of shares so deposited by the administrators of Metropolitan's 401(k) plan, such whole number of Metropolitan Common Shares on deposit for cash pursuant to the All Cash Election as may be necessary so that the total number of shares remaining on deposit for cash pursuant to All Cash Election or the Mixed Election is forty-five percent (45%) of the Metropolitan Common Shares issued and outstanding on the Effective Date;

          (ii) All Metropolitan Common Shares that are eliminated pursuant to
     Section 3.01(i)(i) from the shares deposited for cash shall be converted into Sky Common Shares as provided by Section 3.01(c)(i);

          (iii) Notice of such allocation shall be provided promptly to each shareholder whose Metropolitan Common Shares are eliminated from the shares on deposit for cash pursuant to Section 3.01(i)(i); and

          (iv) Notwithstanding the foregoing:

             (A) the holders of 100 or fewer Metropolitan Common Shares of record on the date of this Agreement who have elected the All Cash Election shall not be required to have any of their Metropolitan Common Shares converted into Sky Common Shares;

             (B) the administrators of the Metropolitan Shares 401(k) plan shall not be required to have any of the Metropolitan Common Shares held in such plans converted into Sky Common Shares if the appropriate administrator has elected the All Cash Election, and shall not be required to have less than fifty-five percent (55%) nor more than seventy percent (70%) of the Metropolitan Common Shares held in such plans converted into Sky Common Shares if the appropriate administrator has elected the Mixed Election.

     (j) Increase of Shares Deposited for Cash. If fewer than thirty percent (30%) of the total number of Metropolitan Common Shares issued and outstanding have, at the Election Deadline, been deposited with the Exchange Agent for cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 3.01(h), Sky will promptly add, or cause to be added by the Exchange Agent, to such deposited shares, a sufficient number of Metropolitan Common Shares deposited for Sky Common Shares pursuant to the All Stock Election (subject to the limitation described in Section 3.01(j)(iv)) so that the total number of Metropolitan Common Shares on deposit for cash pursuant to the All Cash Election or the Mixed Election on the Effective Date is not less than thirty percent (30%) of the Metropolitan Common Shares issued and outstanding on the Effective Date. The holders of Metropolitan Common Shares who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have more than thirty percent (30%) of their Metropolitan Common Shares converted into cash. After giving effect to Section 3.01(c)(iv), such addition will be effected as follows:

          (i) Subject to the limitation described in Section 3.01(j)(iv), Sky will add or cause to be added to the shares deposited for cash pursuant to the All Cash Election or the Mixed Election, and the Exchange Agent will eliminate or cause to be eliminated from the shares deposited for Sky Common Shares pursuant to the All Stock Election, on a pro rata basis in relation to the total number of Metropolitan Common Shares deposited for Sky Common Shares pursuant to the All Stock Election minus the number of shares so deposited by the administrators of Metropolitan's 401(k) plan, such whole number of Metropolitan Common Shares not then on deposit for cash as may be necessary so that the number of shares remaining on deposit for cash is thirty percent (30%) of the Metropolitan Common Shares issued and outstanding on the Effective Date;

          (ii) All Metropolitan Common Shares that are added pursuant to Section 3.01(j)(i) to the shares deposited for cash shall be converted into cash as provided by Section 3.01(c)(ii);

          (iii) Notice of such allocation shall be provided promptly to each shareholder whose Metropolitan Common Shares are added to the shares on deposit for cash pursuant to Section 3.01(j)(i); and

          (iv) Notwithstanding the foregoing, the administrators of the Metropolitan's 401(k) plan shall not be required to have any of the Metropolitan Common Shares held in such plans converted into cash if the appropriate administrator has elected the All Stock Election, and shall not be required to have less than thirty percent (30%) nor more than forty-five percent (45%) of the shares of Metropolitan Common Shares held in such plans converted into cash if the administrator has elected the Mixed Election.

     3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Metropolitan Common Shares shall cease to be, and shall have no rights as, shareholders of Metropolitan, other than to receive any dividend or other distribution with respect to such Metropolitan Common Shares with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Metropolitan or the Surviving Corporation of any Metropolitan Shares.

     3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional Sky Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Sky shall pay to each holder of Metropolitan Common Shares who would otherwise be entitled to a fractional Sky Common Shares (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional Sky Common Share to which the holder would be entitled by the last sale price of Sky Common Shares (as reported by the NASDAQ, as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) for the average of ten NASDAQ trading days immediately preceding the Effective Date.

     3.04 Exchange Procedures.

     (a) At or prior to the Effective Time, Sky shall deposit, or shall cause to be deposited, with The Bank of New York (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing Metropolitan Common Shares ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the Sky Common Shares ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding Metropolitan Common Shares.

     (b) As promptly as practicable after the Effective Date, Sky shall cause the New Certificates into which shares of a shareholder's Metropolitan Common Shares are converted on the Effective Date and/or any check in respect of cash to be paid as part of the Merger Consideration and in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such Metropolitan Common Shares (or an indemnity affidavit reasonably satisfactory to Sky and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions that any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Metropolitan Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to Sky Common Shares with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate representing Metropolitan Common Shares converted in the Merger into the right to receive such Sky Common Shares until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section
3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofor had become payable with respect to Sky Common Shares such holder had the right to receive upon surrender of the Old Certificates.

     (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Metropolitan for nine months after the Effective Time shall be paid to Sky. Any shareholders of Metropolitan who have not theretofore complied with this Article III shall thereafter look only to Sky for payment of the Sky Common Shares, cash in lieu of any fractional shares and unpaid dividends and distributions on Sky Common Shares deliverable in respect of each Metropolitan Common Shares such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     3.05 Anti-Dilution Provisions. In the event Sky changes (or establishes a record date for changing) the number of Sky Common Shares issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Sky Common Shares and the record date therefor shall be prior to the Effective Date, the Stock Exchange Ratio and the Cash Exchange Ratio shall be proportionately adjusted.

     3.06 Options. There are currently outstanding options to purchase 1,437,488 Metropolitan Common Shares under the Metropolitan Stock Plans (each, a "Metropolitan Stock Option"). Of the total amount of outstanding Metropolitan Stock Options, there are currently outstanding 468,837 Metropolitan Stock Options with a strike price below $4.70 per share, and there are currently outstanding 968,651 Metropolitan Stock Options with a strike price above $4.70 per share. On the Effective Date, each outstanding Metropolitan Stock Option that has a strike price below $4.70 per share shall be terminated in exchange for a cash payment by

Sky to each holder of a Metropolitan Stock Option in an amount equal to the Cash Exchange Ratio minus the applicable exercise price per share for Metropolitan Common Shares covered by any such Metropolitan Stock Option, multiplied by the number of Metropolitan Common Shares covered by such Metropolitan Stock Option. On the Effective Date, each of such outstanding Metropolitan Stock Option with a strike price above $4.70 per share shall be terminated and no cash payment shall be made by Sky therefor. At or prior to the Effective Time, Metropolitan shall use its best efforts with respect to the Metropolitan Stock Plans to permit the termination of the outstanding Metropolitan Stock Options pursuant to this
Section 3.06.

                                   ARTICLE IV

                          ACTIONS PENDING ACQUISITION

     4.01 Forbearances of Metropolitan. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement and/or disclosed on the Disclosure Schedule, without the prior written consent of Sky, which consent shall not be unreasonably withheld, Metropolitan will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of Metropolitan and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon Metropolitan's ability to perform any of its material obligations under this Agreement.

          (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Metropolitan Common Shares or any Rights, (ii) enter into any agreement with respect to the foregoing, (iii) permit any additional Metropolitan Common Shares to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, or (iv) permit any purchases of Metropolitan Common Shares to be made under the Metropolitan Stock Purchase Plan after November 1, 2002.

          (c) Dividends, Etc. Make, declare, pay or set aside for payment any dividend, except that dividends may be paid from wholly owned subsidiaries to Metropolitan provided such dividends are not prohibited under the Directive or the Supervisory Agreements to which Metropolitan or its Subsidiaries is a party or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Metropolitan or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, and (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

          (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Metropolitan or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business, or except as otherwise provided in Section 6.21 of this Agreement.

          (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity; or acquire mortgage servicing rights except in connection with existing correspondent lending relationships in the ordinary course of business consistent with past practice.

          (h) Governing Documents. Amend the Metropolitan Articles, Metropolitan Code or the Articles of Incorporation or Regulations (or similar governing documents) of any of Metropolitan's Subsidiaries, except for immaterial Regulation amendments Previously Disclosed to Sky.

          (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP, including, but not limited to, any method of accounting for or determining reserves, write-downs or write-offs of any of Metropolitan's assets or liabilities.

          (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

          (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding that does not involve precedent for other material claims, actions or proceedings and that involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is immaterial to Metropolitan and its Subsidiaries, taken as a whole.

          (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) Risk Management.  Except pursuant to applicable law or regulation,
     (i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices;
     (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (n) Extensions of Credit; Indebtedness. Except in accordance with Disclosure Schedule 4.01(n), extend credit or incur any indebtedness for borrowed money other than in the ordinary course of business.

          (o) Compliance with Supervisory Agreements and Directive. Fail to use its best efforts to comply with the Supervisory Agreements and the Directive.

          (p) Commitments.  Agree or commit to do any of the foregoing.

     4.02 Forbearances of Sky. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Metropolitan, which consent will not be unreasonably withheld, Sky will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of Sky and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets (other than as previously discussed with Metropolitan) and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action that, at the time taken, is reasonably likely to have an adverse effect upon Sky's ability to perform any of its material obligations under this Agreement.

          (b) Preservation. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (c) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (d) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (e) Risk Management.  Except pursuant to applicable law or regulation,
     (i) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (ii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (f) Commitments.  Agree or commit to do any of the foregoing.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01 Disclosure Schedules. On or prior to the date hereof, Sky has delivered to Metropolitan a schedule and Metropolitan has delivered to Sky a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its respective covenants contained in
Article IV and Article VI; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. Metropolitan's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on Metropolitan arising solely from actions taken in compliance with a written request of Sky.

     5.02 Standard. No representation or warranty of Metropolitan or Sky contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had, or is reasonably likely to have, a Material Adverse Effect.

     5.03 Representations and Warranties of Metropolitan.  Subject to Sections
5.01 and 5.02 and except as Previously Disclosed, Metropolitan hereby represents and warrants to Sky:

          (a) Organization, Standing and Authority. Metropolitan is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Metropolitan is a savings and loan holding company within the meaning of the Home Owners' Loan Act. Bank is a savings association that is duly organized, validly existing and in good standing under the laws of the State of Ohio. Metropolitan is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) Capital Structure of Metropolitan. The authorized capital stock of Metropolitan consists solely of 40,000,000 shares, of which 5,000,000 were shares of Class A Serial Preferred Stock, of which none were outstanding as of October 23, 2002, 5,000,000 were shares of Class B Serial Preferred Stock, of which none were issued as of October 23, 2002, and 30,000,000 shares are common shares, without par value, of which 16,151,074 shares were outstanding as of October 23, 2002. The outstanding Metropolitan Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). As of October 23, 2002, (i) there were no Metropolitan Common Shares authorized and reserved for issuance, (ii) Metropolitan did not have any Rights issued or outstanding with respect to Metropolitan Common Shares, and (iii) Metropolitan did not have any commitment to authorize, issue or sell any Metropolitan Common Shares or Rights, except pursuant to this Agreement and the Metropolitan Stock Plans. The number of Metropolitan Common Shares which were issuable and reserved for issuance upon exercise of Metropolitan Stock Options as of the date hereof is set forth in Metropolitan's Disclosure Schedule.

          (c) Subsidiaries.

             (i) (A) Metropolitan has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries),
        (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Metropolitan or its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55) and are owned by Metropolitan or its Subsidiaries free and clear of any Liens.

             (ii) Metropolitan does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

             (iii) Each of Metropolitan's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (d) Corporate Power; Authorized and Effective Agreement. Each of Metropolitan and its Subsidiaries has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Metropolitan has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. Bank has the corporate power and authority to consummate the Subsidiary Merger and the Agreement to Merge in accordance with the terms of this Agreement.

          (e) Corporate Authority. Subject to receipt of the requisite adoption of this Agreement by the holders of a majority of the outstanding Metropolitan Common Shares entitled to vote thereon (which is the only shareholder vote required thereon), this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Metropolitan and the Metropolitan Board prior to the date hereof. This Agreement is a valid and legally binding obligation of Metropolitan, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Metropolitan Board has received the written opinion of Ryan, Beck & Co., Inc. to the effect that as of the date hereof the consideration to be received by the holders of Metropolitan Common Shares in the Merger is fair to the holders of Metropolitan Common Shares from a financial point of view.

          (f) Regulatory Filings; No Defaults.

             (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Metropolitan or any of its Subsidiaries in connection with the execution, delivery or performance by Metropolitan of this Agreement or to consummate the Merger except for (A) filings of applications, notices and the Agreement to Merge, as applicable, with Regulatory Authorities, (B) filings with the SEC and state securities authorities, and (C) the filings of the certificate of merger with the OSS pursuant to the OGCL. As of the date hereof, Metropolitan is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

             (ii) Subject to receipt of the regulatory and shareholder approvals referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
        (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Metropolitan or of any of its Subsidiaries or to which Metropolitan or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Metropolitan Articles or the Metropolitan Code, or (C) require any consent or approval under any such law; rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) Metropolitan's Annual Reports on Form 10-K for the fiscal years ended December 31, 2000 and 2001 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2000 under the Securities Act, or under Section 13, 14, or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Metropolitan SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Metropolitan and its Subsidiaries as of its date, and each of the consolidated statements of income, changes in shareholders' equity, and cash flows in such Metropolitan SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and cash flows, as the case may be, of Metropolitan and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

             (i) Since December 31, 2000, Metropolitan and its Subsidiaries have not incurred any material liability not disclosed in the Metropolitan SEC Documents.

             (ii) Since December 31, 2000, except as disclosed in the Metropolitan SEC Documents, (A) Metropolitan and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Metropolitan.

          (h) Litigation. Except as Previously Disclosed, no material litigation, claim or other proceeding before any court or governmental agency is pending against Metropolitan or any of its Subsidiaries and, to Metropolitan's knowledge, no such litigation, claim or other proceeding has been threatened.

          (i) Regulatory Matters.

             (i) Except as Previously Disclosed, neither Metropolitan nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from any Regulatory Authorities.

             (ii) Except as Previously Disclosed, neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (j) Compliance with Laws. Except as Previously Disclosed, each of Metropolitan and its Subsidiaries:

             (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities and Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Metropolitan's knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has received, since December 31, 2000, no notification or communication from any Regulatory Authority or Governmental Authority
        (A) asserting that Metropolitan or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances that such Regulatory Authority or Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Metropolitan's knowledge, do any grounds for any of the foregoing exist).

          (k) Material Contracts; Defaults. Except for this Agreement and those agreements and other documents filed as exhibits to the Metropolitan SEC Documents or as Previously Disclosed, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (l) No Brokers. No action has been taken by Metropolitan that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except for a fee to be paid to Ryan, Beck & Co., Inc.

          (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of Metropolitan's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to by Metropolitan or any of its Subsidiaries and in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of Metropolitan or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"). Neither Metropolitan nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by Section 4.01(e) of this Agreement.

             (i) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and Metropolitan is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Metropolitan, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Metropolitan nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Metropolitan or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

             (ii) No liability (other than for payment of premiums to the PBGC that have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Metropolitan or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") that is considered one employer with Metropolitan under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of Metropolitan, any of its Subsidiaries nor any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of
        Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA

        Affiliate Plan and, to Metropolitan's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Metropolitan, there is no pending investigation or enforcement action by the PBGC, the Department of Labor or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan that is a "defined benefit plan" within the meaning of ERISA Section 3(35), as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate
        Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder that reasonably could be expected to change such result.

             (iii) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan have been timely made in cash or have been reflected on Metropolitan's Financial Statements (as defined in Section 5.03(q)(i) below) as of December 31, 2001. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Metropolitan, any of its Subsidiaries nor any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to
        Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

             (iv) Neither Metropolitan nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to Employees by Metropolitan or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

             (v) Metropolitan and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

             (vi) With respect to each Compensation and Benefit Plan, if applicable, Metropolitan has provided or made available to Sky, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts;
        (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC within the past year (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed within the past year with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

             (vii) Except as disclosed on Section 5.03(m)(viii) of Metropolitan's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

             (viii) Neither Metropolitan nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

             (ix) Except as disclosed on Section 5.03(m)(x) of Metropolitan's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Sky, Metropolitan or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of Metropolitan on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (n) Labor Matters. Neither Metropolitan nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Metropolitan or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations
     Act) or seeking to compel Metropolitan or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Metropolitan's knowledge, threatened, nor is Metropolitan aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (o) Takeover Laws. Metropolitan has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") applicable to it.

          (p) Environmental Matters. To Metropolitan's knowledge, neither the conduct nor operation of Metropolitan or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Metropolitan's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Metropolitan's knowledge, neither Metropolitan nor any of its Subsidiaries has received any notice from any person or entity that Metropolitan or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (q) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to Metropolitan and its Subsidiaries have been duly filed,
     (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) except as Previously Disclosed, the Tax Returns referred to in clause (i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Metropolitan or its Subsidiaries. Metropolitan has made or will make available to Sky true and correct copies of the United States federal income Tax Returns filed by Metropolitan and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2001. Neither Metropolitan nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Metropolitan SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Metropolitan SEC Documents filed on or prior to the date hereof ("Metropolitan's Financial Statements"). As of the date hereof, neither Metropolitan nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

             (i) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

          (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Metropolitan's own account, or for the account of one or more of Metropolitan's Subsidiaries or their customers (all of which are listed on Metropolitan's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Metropolitan or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Metropolitan nor its Subsidiaries, nor to Metropolitan's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (s) Books and Records. The books and records of Metropolitan and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

          (t) Insurance. Metropolitan's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Metropolitan or its Subsidiaries. Metropolitan and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Metropolitan reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Metropolitan and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (u) Metropolitan Off Balance Sheet Transactions. Section 5.03(u) of Metropolitan's Disclosure Schedule sets forth a true and complete list of all affiliated Metropolitan entities, including without limitation all special purpose entities, limited purpose entities and qualified special purpose entities, in which Metropolitan or any of its Subsidiaries or any officer or director of Metropolitan or any of its Subsidiaries has an economic or management interest. Section 5.03(u) of Metropolitan's Disclosure Schedule also sets forth a true and complete list of all transactions, arrangements, and other relationships between or among any such Metropolitan affiliated entity, Metropolitan, any of its Subsidiaries, and any officer or director of Metropolitan or any of its Subsidiaries that are not reflected in the consolidated financial statements of Metropolitan (each, a "Metropolitan Off Balance Sheet Transaction"), along with the following information with respect to each such Metropolitan Off Balance Sheet Transaction: (i) the business purpose, activities, and economic substance; (ii) the key terms and conditions; (iii) the potential risk to Metropolitan or any of its Subsidiaries; (iv) the amount of any guarantee, line of credit, standby letter of credit or commitment, or any other type of arrangement, that could require Metropolitan or any of its Subsidiaries to fund any obligations under any such transaction; and (v) any other information that could have a Material Adverse Effect on Metropolitan or any of its Subsidiaries.

          (v) Disclosure.  The representations and warranties contained in this
     Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

          (w) Material Adverse Change. Metropolitan has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2000, except as disclosed in the Metropolitan SEC Documents, that has had a Material Adverse Effect on Metropolitan.

          (x) Absence of Undisclosed Liabilities. Neither Metropolitan nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to Metropolitan on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to Metropolitan on a consolidated basis, except as disclosed in Metropolitan's Financial Statements.

          (y) Properties. Metropolitan and its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, reflected on Metropolitan's Financial Statements as being owned by Metropolitan as of December 31, 2001 or acquired after such date, except (i) statutory liens for amounts not yet due and payable, (ii) pledges to secure deposits and borrowings and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) dispositions and encumbrances in the ordinary course of business, and (v) liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which Metropolitan or any of its Subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that Metropolitan or any such Subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to Metropolitan's knowledge, the lessor.

          (z) Loans. Each loan reflected as an asset in Metropolitan's Financial Statements and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $250,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests that have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of December 31, 2001, Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of Metropolitan or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject either to Section 22(g) or (h) of the Federal Reserve Act, as amended, comply therewith.

          (aa) Allowance for Loan Losses. The allowance for loan losses reflected on Metropolitan's Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

          (bb) Repurchase Agreements. With respect to all agreements pursuant to which Metropolitan or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Metropolitan or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (cc) Deposit Insurance. The deposits of Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and Bank has paid all assessments and filed all reports required by the FDIA.

          (dd) The Metropolitan Board has approved, for purposes of Chapter 1704 of the Ohio Interested Shareholder Transactions Law, the Merger Agreement and that certain voting agreement by and between Sky and Control Shareholder, dated as of the date hereof.

     5.04 Representations and Warranties of Sky.  Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Sky hereby represents and warrants to Metropolitan as follows:

          (a) Organization, Standing and Authority. Sky is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Sky is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Sky is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Sky Bank is a state banking association duly organized, validly existing and in good standing under the laws of the State of Ohio. Sky Bank is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) Sky Shares.

             (i) The authorized capital stock of Sky consists of 160,000,000 shares, of which (A) 150,000,000 shares are Sky Common Shares, without par value, of which 87,527,714 shares were outstanding as of October 1, 2002, and (B) 10,000,000 shares are Sky Preferred Shares, par value $10.00 per share, of which no shares were outstanding as of October 1, 2002. As of October 1, 2002, except as set forth in its Disclosure Schedule, Sky does not have any Rights issued or outstanding with respect to Sky Common Shares and Sky does not have any commitment to authorize, issue or sell any Sky Common Shares or Rights, except pursuant to this Agreement. The outstanding Sky Common Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

             (ii) The Sky Common Shares to be issued in exchange for Metropolitan Common Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (c) Subsidiaries. Sky has Previously Disclosed a list of all its Subsidiaries together with the jurisdiction or organization of each Subsidiary. Each of Sky's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and, except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

          (d) Corporate Power. Each of Sky and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Sky has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (e) Corporate Authority; Authorized and Effective Agreement. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Sky and the Sky Board prior to the date hereof and no shareholder approval is required on the part of Sky. The Agreement to Merge, when executed by Sky Bank, shall have been approved by the Board of Directors of Sky Bank and by the Sky Board, as the sole shareholder of Sky Bank. This Agreement is a valid and legally binding agreement of Sky, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors rights or by general equity principles).

          (f) Regulatory Approvals; No Defaults.

             (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Sky or any of its Subsidiaries in connection with the execution, delivery or performance by Sky of this Agreement or to consummate the Merger except for (A) the filing of applications, notices or the Agreement to Merge, as applicable, with the Regulatory Authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of the certificate of merger with the OSS pursuant to the OGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Sky Common Shares in the Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Sky is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

             (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
        (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Sky or of any of its Subsidiaries or to which Sky or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Articles of Incorporation or Code of Regulations (or similar governing documents) of Sky or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents; Material Adverse Effect.

             (i) Sky's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and 2000, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries with the SEC subsequent to December 31, 2000 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Sky SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and
        (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such Sky SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Sky and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in such Sky SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of Sky and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

             (ii) Since December 31, 2000, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Sky, except as disclosed in the Sky SEC Documents.

          (h) Litigation; Regulatory Action.

             (i) Except as Previously Disclosed, no material litigation, claim or other proceeding before any court or governmental agency is pending against Sky or any of its Subsidiaries and, to the best of Sky's knowledge, no such litigation, claim or other proceeding has been threatened.

             (ii) Except as Previously Disclosed, neither Sky nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has Sky or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i) Compliance with Laws.  Each of Sky and its Subsidiaries:

             (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

             (ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Regulatory Authorities and Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has received, since December 31, 2000, no notification or communication from any Regulatory Authority or Governmental Authority
        (A) asserting that Sky or any of its Subsidiaries is not in material compliance with any of the statutes, regulations, or ordinances that such Regulatory Authority or Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Sky's knowledge, do any grounds for any of the foregoing exist).

          (j) Brokerage and Finder's Fees. Except for fees payable to its financial advisor, Sandler O'Neill & Partners, L.P., Sky has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

          (k) Takeover Laws. Sky has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to Sky.

          (l) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to Sky and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full as required, (iii) except as Previously Disclosed, the Tax Returns referred to in clause (i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired (iv) except as Previously Disclosed, all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) except as Previously Disclosed, no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Sky or its Subsidiaries. Neither Sky nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Sky SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Sky SEC Documents filed on or prior to the date hereof ("Sky's Financial Statements"). As of the date hereof, Sky has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization with the meaning of Section 368(a) of the Code.

          (m) Books and Records. The books and records of Sky and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

          (n) Insurance. Sky's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Sky or its Subsidiaries. Sky and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Sky reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Sky and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (o) Sky Off Balance Sheet Transactions. Section 5.04(o) of Sky's Disclosure Schedule sets forth a true and complete list of all affiliated Sky entities, including without limitation all special purpose entities, limited purpose entities and qualified special purpose entities, in which Sky or any of its Subsidiaries or any officer or director of Sky or any of its Subsidiaries has an economic or management interest. Section 5.04(o) of Sky's Disclosure Schedule also sets forth a true and complete list of all material transactions, arrangements, and other relationships between or among any such Sky affiliated entity, Sky, any of its Subsidiaries, and any officer or director of Sky or any of its Subsidiaries that are not reflected in the consolidated financial statements of Sky (each, a "Sky Off Balance Sheet Transaction"), along with the following information with respect to each such Sky Off Balance Sheet Transaction: (i) the business purpose, activities, and economic substance; (ii) the key terms and conditions; (iii) the potential material risk to Sky or any of its Subsidiaries; (iv) the amount of any guarantee, line of credit, standby letter of credit or commitment, or any other type of arrangement, that could require Sky or any of its Subsidiaries to fund any obligations under any such transaction; and (v) any other information that could have a Material Adverse Effect on Sky or any of its Subsidiaries.

          (p) Contracts. Neither Sky nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (q) Disclosure.  The representations and warranties contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

          (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Sky's own account, or for the account of one or more of its Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Sky or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Sky nor its Subsidiaries, nor to Sky's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

          (s) Material Adverse Change. Sky has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2000 that has had a Material Adverse Effect on Sky, except as described in the Sky SEC Documents.

          (t) Allowance for Loan Losses. The allowance for loan losses reflected on Sky's Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

          (u) Repurchase Agreements. With respect to all agreements pursuant to which Sky or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Sky or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (v) Deposit Insurance. The deposits of Sky Bank are insured by the FDIC in accordance with the FDIA, and Sky Bank has paid all assessments and filed all reports required by the FDIA.

                                   ARTICLE VI

                                   COVENANTS

     6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Metropolitan and Sky agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     6.02 Shareholder Approval. Metropolitan agrees to take, in accordance with applicable law and the Metropolitan Articles and Metropolitan Code, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by Metropolitan's shareholders for consummation of the Merger (including any adjournment or postponement, the "Metropolitan Meeting"), as promptly as practicable after the Registration Statement is declared effective. Each of Metropolitan's current directors shall recommend that Metropolitan's shareholders adopt this Agreement at the Metropolitan Meeting (and each director agrees to vote their Metropolitan Shares in favor of the transaction) unless the Metropolitan Board, after consultation with independent legal counsel, determines in good faith that it is probable that such recommendation would be a breach of its fiduciary duties under applicable Ohio law and Metropolitan's Articles.

     6.03 Registration Statement.

     (a) Sky agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by Sky with the SEC in connection with the issuance of Sky Common Shares in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Metropolitan constituting a part thereof (the "Proxy Statement") and all related documents). Metropolitan agrees to cooperate, and to cause its Subsidiaries to cooperate, with Sky, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that Metropolitan and its Subsidiaries have cooperated as required above, Sky agrees to file the Proxy Statement and the Registration Statement (together, the "Proxy Statement/Prospectus") with the SEC as promptly as reasonably practicable. Each of Metropolitan and Sky agrees to use all reasonable efforts to cause the Proxy Statement/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Sky also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Metropolitan agrees to furnish to Sky all information concerning Metropolitan, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

     (b) Each of Metropolitan and Sky agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Metropolitan shareholders and at the time of the Metropolitan Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement that, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or that will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Metropolitan and Sky further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) Sky agrees to advise Metropolitan, promptly after Sky receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Sky Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     6.04 Press Releases. Each of Metropolitan and Sky agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules.

     6.05 Access; Confidentiality.

     (a) Each of Metropolitan and Sky agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

     (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Except for the use of information in connection with the Registration Statement described in Section
6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "Information") received by each of Metropolitan and Sky, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the SEC, this
Section 6.25 shall not apply to information included in the Registration Statement or to be included in the Proxy Statement/ Prospectus to be sent to the shareholders of Metropolitan and Sky under Section 6.03. Metropolitan and Sky agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all Information and documents obtained (as well as any other Information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such Information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing Information and data as to another party hereto to be returned to the party that furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

     6.06 Acquisition Proposals. Metropolitan agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal, except to the extent that the Metropolitan Board, after consultation with independent legal counsel, determines in good faith that it is probable that the failure to take such action would be a breach of its fiduciary duties under applicable Ohio law and Metropolitan's Articles. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Sky with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Metropolitan shall promptly advise Sky following the receipt by Metropolitan of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Sky of any material developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

     6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, Metropolitan shall deliver to Sky a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Metropolitan Meeting, deemed to be an "affiliate" of Metropolitan (each, a "Metropolitan Affiliate") as that term is used in Rule 145 under the Securities Act. Metropolitan shall cause each person who may be deemed to be a Metropolitan Affiliate to execute and deliver to Metropolitan on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A.

     6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

     6.09 Certain Policies. Prior to the Effective Date, Metropolitan shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Sky, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) as well as other management and operating policies and practices so as to be applied on a basis that is consistent with that of Sky; provided, however, that Metropolitan shall not be obligated to take any such action pursuant to this Section 6.09 earlier than thirty days prior to the Effective Date, and unless and until Sky acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to Metropolitan that Sky's representations and warranties, subject to Section 5.02, are true and correct as of such date and that Sky is otherwise in material compliance with this Agreement. Metropolitan's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09. No action shall be required to be taken by Metropolitan pursuant to this Section 6.09 if, in the opinion of Metropolitan's independent auditors, such action would contravene GAAP. In addition, any action taken by Metropolitan pursuant to this Section 6.09 shall not be taken into account for purposes of any adjustments otherwise required by Section 3.01(b) of this Agreement.

     6.10 NASDAQ Listing or Notification. As required by NASDAQ, Sky shall file a NASDAQ Notification Form for Listing of Additional Shares and/or Change in the Number of Shares Outstanding, with respect to the shares of Sky Common Shares to be issued to the holders of Metropolitan Common Shares in the Merger.

     6.11 Regulatory Applications.

     (a) Sky and Metropolitan and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare, within 45 days of the execution of this Agreement, all documentation and requests for regulatory approval, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Sky and Metropolitan shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities or Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party, Governmental Authority or Regulatory Authority.

     6.12 Indemnification.

     (a) Following the Effective Date, Sky shall indemnify, defend and hold harmless the present and former directors, officers and employees of Metropolitan and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Metropolitan is permitted to indemnify (and advance expenses to) its directors, officers, and employees under the laws of the State of Ohio, the Metropolitan Articles and the Metropolitan Code as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Ohio law, the Metropolitan Articles and the Metropolitan Code shall be made by independent counsel (which shall not be counsel that provides material services to Sky) selected by Sky and reasonably acceptable to such officer, director or employee.

     (b) For a period of five years from the Effective Time, Sky shall procure directors' and officers' liability insurance that serves to reimburse the present and former officers and directors of Metropolitan or any of its Subsidiaries (determined as of the Effective Time) (as opposed to Metropolitan) with respect to claims against such directors and officers arising from facts or events that occurred before the Effective Time, providing coverage of $10 million, and coverage at least as favorable as coverage contained in Metropolitan's current directors' and officers' liability coverage.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Sky thereof; provided that the failure so to notify shall not affect the obligations of Sky under
Section 6.12(a) unless and to the extent that Sky is actually prejudiced as a result of such failure.

     (d) If Sky or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Sky shall assume the obligations set forth in this Section 6.12.

     6.13 Opportunity of Employment; Employee Benefits.

     (a) Sky will endeavor to retain as many current officers and employees as is commercially reasonable and possible, consistent with the Sky Workforce Redesign Process and Sky's regional banking template; provided however, that the retention by Sky of Metropolitan's senior officers shall be determined by Sky in its sole discretion. It is understood and agreed that nothing in this Section
6.13 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision.

     (b) From and after the Effective Time, Metropolitan employees shall continue to participate in the Metropolitan employee benefit plans in effect at the Effective Time unless and until Sky, in its sole discretion, shall determine that Metropolitan employees shall, subject to applicable eligibility requirements, participate in employee benefit plans of Sky and that all or some of the Metropolitan plans shall be terminated or merged into certain employee benefit plans of Sky. Metropolitan employees continuing to be employed by Sky shall receive credit for service at Metropolitan for eligibility and vesting purposes under Sky's employee benefit plans (but not for benefit calculation purposes), except as otherwise required by law or regulation. Any employees terminated by Sky shall be paid for all of their unused vacation time and shall be entitled to elect so-called "COBRA" in accordance with, and subject to, the provisions of Code Section 4980B(f).

     (c) Sky agrees to make all severance, change of control or similar payments to any Metropolitan employees, subject to employment contracts and retention agreements as are specifically set forth in Disclosure Schedule 6.13(c); provided, however, that such payments are permitted under any of the Supervisory Agreements or the Directive. Notwithstanding the foregoing, Sky shall pay severance to Metropolitan officers and employees terminated as a result of the Merger in accordance with Sky's severance policy as of the Effective Date, giving credit for service at Metropolitan; provided, however, that those Metropolitan officers or employees eligible to receive severance under both of
(i) Metropolitan's severance policy and/or Retention Pay Plan and (ii) Sky's severance policies shall only receive the severance payment payable under either the Metropolitan Retention Pay Plan, if the Metropolitan officer or employee is a participant therein, or Sky's severance policy as of the Effective Date.

     6.14 Notification of Certain Matters. Each of Metropolitan and Sky shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.15 Successor to Certain Obligations. Sky hereby acknowledges that as a result of the Merger it shall succeed to the obligations of Metropolitan under the 8.60% Cumulative Trust Preferred Securities of Metropolitan Capital Trust I, the 9.50% Cumulative Trust Preferred Securities of Metropolitan Capital Trust II, and the 9 5/8% Subordinated Notes due January 1, 2005.

     6.16 Tax Treatment. Each of Sky and Metropolitan agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Metropolitan and its shareholders to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code, and each of Sky and Metropolitan agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the Code.

     6.17 No Breaches of Representations and Warranties. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of Sky and Metropolitan will not do any act or suffer any omission of any nature whatsoever that would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

     6.18 Consents. Each of Sky and Metropolitan shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

     6.19 Insurance Coverage. Metropolitan shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

     6.20 Correction of Information. Each of Sky and Metropolitan shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

     6.21 Disposition of Certain Metropolitan Assets.

     (a) Corporate Headquarters. In the event that prior to the Effective Date, Metropolitan receives a written offer from a third party ("Offer") to purchase its corporate headquarters, Metropolitan will immediately advise Sky of said Offer and the terms thereof. Thereafter, Sky will be granted a right of first refusal to purchase the corporate headquarters at the price and on the terms and conditions set forth in the Offer; provided however that the sale to Sky may be consummated, at Sky's option, after the Effective Date (or, if applicable, the termination date). If Sky does not exercise its right to purchase the corporate headquarters within ten business days of notice by Metropolitan of an Offer, Metropolitan may sell the corporate headquarters pursuant to the Offer.

     (b) Mortgage Servicing Rights and Certain Other Assets. In the event that prior to the Effective Date, Metropolitan wishes to sell its mortgage servicing rights or any of the assets listed on Item 6 of Exhibit B hereto and Sky does not consent to such sale pursuant to Section 4.01(d) hereof, then it is understood and agreed that the retention of the asset by Metropolitan shall not result in a negative purchase price adjustment under Section 3.01(b) hereof and for purposes of calculating any adjustment under Section 301(b)(iii), the aggregate book value of such mortgage servicing rights shall be calculated as if the sale had taken place (i) at a gain or at a loss with respect to purchased mortgage servicing rights and (ii) only if at a loss with respect to originated mortgage servicing rights.

     6.22 Supplemental Assurances.

     (a) On the date the Registration Statement becomes effective and on the Effective Date, Metropolitan shall deliver to Sky a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of Metropolitan, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (b) On the date the Registration Statement becomes effective and on the Effective Date, Sky shall deliver to Metropolitan a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Metropolitan) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     6.23 Reimbursement to Metropolitan Shareholders. It is understood and agreed that amounts reimbursed by Control Shareholder to Metropolitan pursuant to the Directive that are received after the Effective Date shall be held by Sky for the benefit of those persons who are Metropolitan shareholders as of the Election Deadline and shall be distributed by Sky to said shareholders as soon as reasonably practicable net of any reasonable expenses and taxes calculated at an assumed tax rate of thirty-four percent (34%) incurred by Sky.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Sky and Metropolitan to consummate the Merger is subject to the fulfillment or written waiver by Sky and Metropolitan prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. This Agreement shall have been duly adopted by the requisite vote of Metropolitan's shareholders.

          (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain
     (i) any conditions, restrictions or requirements that the Sky Board reasonably determines would either before or after the Effective Time have or will have a Material Adverse Effect on Sky and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and that the Sky Board reasonably determines would either before or after the Effective Date be unduly burdensome, including, with respect to both (i) and (ii) above, any conditions, restrictions or requirements arising out of the Supervisory Agreement dated July 26, 2001, by and between the Bank and ODFI, the Supervisory Agreement dated July 26, 2001, by and between Metropolitan and OTS (collectively, the "Supervisory Agreements"), and the Directive, except for any conditions, restrictions or requirements arising out of Sky's decision to keep the Bank as a separate subsidiary for a period of time after the Merger.

          (c) No Injunction. No Regulatory Authority or Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the Sky Common Shares to be issued in the Merger shall have been received and be in full force and effect.

     7.02 Conditions to Obligation of Metropolitan. The obligation of Metropolitan to consummate the Merger is also subject to the fulfillment or written waiver by Metropolitan prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Sky set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Metropolitan shall have received a certificate, dated the Effective Date, signed on behalf of Sky by the Chief Executive Officer and the Chief Financial Officer of Sky to such effect.

          (b) Performance of Obligations of Sky. Sky shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Metropolitan shall have received a certificate, dated the Effective Date, signed on behalf of Sky by the Chief Executive Officer and the Chief Financial Officer of Sky to such effect.

          (c) Tax Opinion. Metropolitan shall have received an opinion of Luse, Gorman, Pomerenk & Schick, P.C., dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by shareholders of Metropolitan who receive Sky Common Shares in exchange for Metropolitan Common Shares, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests and cash received in exchange for Metropolitan Common Shares. In rendering its opinion, such counsel may require and rely upon representations contained in letters from Metropolitan and Sky.

          (d) Opinion of Sky's Counsel. Metropolitan shall have received an opinion of Squire, Sanders & Dempsey L.L.P., counsel to Sky, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Sky is a corporation duly organized and in good standing under the laws of the State of Ohio, (ii) this Agreement has been duly executed by Sky and constitutes the binding obligation of Sky, enforceable in accordance with its terms against Sky, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, (iii) that the Sky Common Shares to be issued as part of the Merger Consideration, when issued, shall be duly authorized, fully paid and non-assessable, and (iv) that, assuming approval of Metropolitan's shareholders, upon the filing of the Certificate of Merger with the OSS, the Merger shall become effective.

          (e) Fairness Opinion. Metropolitan shall have received a fairness opinion from Ryan, Beck & Co., Inc., financial advisor to Metropolitan, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the Merger Consideration to be paid to Metropolitan's shareholders is fair to the shareholders of Metropolitan from a financial point of view.

     7.03 Conditions to Obligation of Sky. The obligation of Sky to consummate the Merger is also subject to the fulfillment or written waiver by Sky prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Metropolitan set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Sky shall have received a certificate, dated the Effective Date, signed on behalf of Metropolitan by the Chief Executive Officer and the Chief Financial Officer of Metropolitan to such effect.

          (b) Performance of Obligations of Metropolitan. Metropolitan shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Sky shall have received a certificate, dated the Effective Date, signed on behalf of Metropolitan by the Chief Executive Officer and the Chief Financial Officer of Metropolitan to such effect.

          (c) Opinion of Metropolitan's Counsel. Sky shall have received an opinion of Luse, Gorman, Pomerenk & Schick, P.C., counsel to Metropolitan, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Metropolitan is a corporation duly organized and in good standing under the laws of Ohio, (ii) this Agreement has been duly executed by Metropolitan and constitutes a binding obligation on Metropolitan, enforceable in accordance with its terms against Metropolitan, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing and (iii) that, assuming approval of Metropolitan's shareholders, upon the filing of the Certificate of Merger with the OSS, the Merger shall become effective.

          (d) Affiliate Agreements. Sky shall have received the agreements referred to in Section 6.07 from each affiliate of Metropolitan.

          (e) Tax Opinion. Sky shall have received an opinion of Squire, Sanders & Dempsey L.L.P., dated the Effective Date, in form and in substance reasonably acceptable to it, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code. In rendering its opinion, such counsel may require and rely upon representations contained in letters from Metropolitan and Sky.

          (f) Purchase of Artwork. Control Shareholder shall have purchased any of the remaining Artwork Collection at no less than aggregate book value (calculated in accordance with GAAP) as reflected on Schedule 3.01(b)(ii).

                                  ARTICLE VIII

                                  TERMINATION

     8.01 Termination. This Agreement may be terminated, and the Acquisition may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Sky and Metropolitan, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach. At any time prior to the Effective Time, by Sky or Metropolitan, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect. Notwithstanding the foregoing, it is understood and agreed that, for purposes of Sky exercising its right of termination pursuant to this
     Section 8.01(b), none of the matters described on Exhibit B hereto shall be considered to have had a Material Adverse Effect on Metropolitan.

          (c) Delay. At any time prior to the Effective Time, by Sky or Metropolitan, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by July 31, 2003, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
     Section 8.01(c).

          (d) No Approval. By Metropolitan or Sky, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority or any of the Regulatory Authorities required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or Regulatory Authority; (ii) the Metropolitan shareholders fail to adopt this Agreement at the Metropolitan Meeting; or (iii) as of the Effective Date, any of the closing conditions have not been met as required by Article VII hereof.

          (e) Sky Common Shares.  By Metropolitan, in the event that:

             (i) the Average NMS Closing Price (as defined below) of Sky Common Shares is less than $16.56; and

             (ii) (A) the number obtained by dividing the Average NMS Closing Price of Sky Common Shares by $18.40 is less than (B) the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and then multiplying the quotient in this clause (ii)(B) by 0.80.

          For purposes of this Section 8.01(e), the following terms have the meanings indicated below:

             "Average NMS Closing Price" shall mean the arithmetic mean of the NMS Closing Prices for the ten trading days immediately preceding the fifth trading day prior to the receipt of final federal regulatory approval of the Merger.

             "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the appropriate weight.

             "Final Price," with respect to any company belonging to the Index Group, means the arithmetic mean of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the same ten trading days used in calculating the Average NMS Closing Price of Sky Common Shares (i.e., the valuation date).

             "Index Group" means the 25 financial institution holding companies listed on Exhibit C attached hereto, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal at any time during the period beginning on the date of the Agreement and ending on the valuation date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of this Agreement and ending on the valuation date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 25 financial institution holding companies and the weights attributed to them are listed on Exhibit C.

             "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on the trading day immediately preceding the public announcement of the Agreement.

             "NMS Closing Price" shall mean the price per share of the last sale of Sky Common Shares reported on the NASDAQ National Market System at the close of the trading day by the NASD.

             Prior to Metropolitan exercising its right of termination under this Section 8.01(e), in the event that both of the conditions specified in Sections 8.01(e)(i) and (ii) are met, Sky may, at its option (the "Fill Option"), for a period of ten business days commencing on the date the parties determine the conditions have been met, offer to distribute to Metropolitan's shareholders, in connection with the Merger Consideration, the number of shares of Sky Common Shares or cash necessary for the Stock Exchange Ratio to equal $16.56 divided by the Average NMS Closing Price of Sky Common Shares (the "Fill Offer"). In the event Sky determines not to exercise the Fill Option, it will so advise Metropolitan in writing, and thereafter, for a period of three business days Metropolitan may exercise its right to terminate this Agreement pursuant to this Section 8.01(e).

             If Sky or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Agreement and the valuation date, the prices for the common stock of such company will be appropriately adjusted.

             (f) Diminution of Metropolitan's Equity Capital. By Sky, in the event that Metropolitan's total equity capital (calculated in accordance with GAAP) as of September 30, 2002, which is $50,342,000, decreases by an amount equal to or greater than $5 million as of the month-end immediately preceding the Effective Date, provided, however, that the calculation of such diminution in Metropolitan's equity capital shall not give effect to: (i) the reduction in the carrying value of Metropolitan's corporate headquarters required pursuant to GAAP or the sale of Metropolitan's corporate headquarters subject to the provisions of this Agreement; (ii) the effects of changes in interest rates relating to the impact of FAS 115; and (iii) any further impairment, deterioration and/or required change in the valuation of the following assets: (A) Nielsen Enterprises, Inc.'s portion of BPA Commercial Capital Mortgage Pass-Thru Certificates Series 1998-1; (B) the County of Franklin Ohio Multifamily Housing Revenue Refunding Bonds Series 1998 (Stonebridge Apartments); (C) any loan guaranteed in whole or in part by John P. Coury, Jr. (as set forth in Schedule B-1 hereto); or (D) mortgage serving rights.

             (g) Other Transactions. By Metropolitan or by Sky, in the event that Metropolitan receives an Acquisition Proposal pursuant to Section
        6.06 hereof and enters into an agreement with respect to such Acquisition Proposal, subject however, to the payment by Metropolitan of the termination fee specified in Section 8.03 hereof.

     8.02 Effect of Termination and Abandonment; Enforcement of Agreement. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Sections 8.03 and 9.01; and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

     8.03 Termination Fee. Metropolitan shall pay to Sky a termination fee in the amount of $2,200,000 if:

          (a) this Agreement is terminated by Sky pursuant to Section 8.01(b)(ii) or by Sky or Metropolitan pursuant to Section 8.01(d)(ii) or 8.01(g); and prior to such termination, an Acquisition Proposal with respect to Metropolitan was commenced, publicly proposed or publicly disclosed; and within 18 months after such termination, Metropolitan shall have entered into an agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated; or

          (b) after receiving an Acquisition Proposal, the Metropolitan Board does not take action within the time period set forth in Section 8.01(c) to convene the Metropolitan Meeting and recommend that Metropolitan shareholders adopt this Agreement; and within 18 months after such receipt, Metropolitan shall have entered into an agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated.

          Upon payment of the fee described in this Section 8.03, Metropolitan shall have no further liability to Sky at law or in equity with respect to such termination under Section 8.01(b)(ii) or 8.01(d)(ii), or with respect to this Agreement.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.05(b), 6.12, 6.13, 6.16, 6.21(a), 6.23 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 8.02, and this Article IX which shall survive such termination).

     9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Metropolitan Meeting, this Agreement may not be amended if it would violate
Section 1701.78(G) of the OGCL or the federal securities laws.

     9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of federal law are applicable).

     9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be shared equally between Metropolitan and Sky. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by Sky.

     9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

           If to Metropolitan, to:

           Metropolitan Financial Corp.
           22901 Millcreek Blvd.
           Highland Hills, Ohio
           Attn: Kenneth T. Koehler
           Facsimile: (216) 206-1250

           With a copy to:

           Luse Gorman Pomerenk & Schick
           5335 Wisconsin Avenue
           N.W. Suite 400
           Washington, D.C. 20015
           Attn: John J. Gorman, Esq.
           Facsimile: (202) 362-2902

           If to Sky, to:

           Sky Financial Group, Inc.
           221 South Church Street
           Bowling Green, OH 43402
           Attn: W. Granger Souder, Esq.
           Facsimile: (419) 254-6345

           with a copy to:

           Squire, Sanders & Dempsey L.L.P.
           4900 Key Tower
           127 Public Square
           Cleveland, OH 44114-1304
           Attn: M. Patricia Oliver, Esq.
           Facsimile: (216) 479-8776

     9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement and all schedules and exhibits attached hereto, together with that certain voting agreement by and among Sky and the Control Shareholder and his affiliates, executed copies of which have been delivered to Sky prior to the execution of the Agreement, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such separate agreement). Except for Sections 3.01, 6.12 and 6.15 hereof, nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.09 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          METROPOLITAN FINANCIAL CORP.

                                          By:   /s/ KENNETH T. KOEHLER
                                          --------------------------------------
                                          Name: Kenneth T. Koehler
                                          Title: President & Chief Executive
                                          Officer

                                          SKY FINANCIAL GROUP, INC.

                                          By:     /s/ MARTY E. ADAMS
                                          --------------------------------------
                                          Name: Marty E. Adams
                                          Title: Chairman, President and CEO

                                                                       EXHIBIT A

                    FORM OF METROPOLITAN AFFILIATE AGREEMENT

                                                                          , 2002

Sky Financial Group, Inc.
221 South Church Street
Bowling Green, Ohio 43402

Ladies and Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Metropolitan Financial Corp. ("Metropolitan"), as that term is defined for purposes of Paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Act").

     Pursuant to the terms of the Agreement and Plan of Merger by and between
Sky Financial Group, Inc. ("Sky") and Metropolitan dated as of October   , 2002
(the "Merger Agreement"), providing for the merger of Metropolitan with and into Sky (the "Merger"), and as a result of the Merger, I may receive Sky common shares ("Sky Common Shares") in exchange for Metropolitan common shares ("Metropolitan Common Shares") owned by me at the Effective Time (as defined and determined pursuant to the Merger Agreement). This letter is being delivered pursuant to Section 6.07 of the Merger Agreement. I represent and warrant to Sky that in such event:

          A. I will not sell, assign or transfer the Sky Common Shares that I receive as aforesaid in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Sky Common Shares, to the extent I feel necessary, with my counsel or counsel for Metropolitan. I understand that Sky is relying on the representations I am making in this letter and I hereby agree to hold harmless and indemnify Sky and its officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities ("Losses") to which Sky or any officer or director of Sky may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations.

          C. I have been advised that the issuance of the Sky Financial Common Shares issued to me pursuant to the Merger will have been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that since I may be deemed to be an affiliate under the Rules and Regulations at the time the Merger was submitted for a vote of the shareholders of Metropolitan, that the Sky Common Shares must be held by me indefinitely unless (i) my subsequent distribution of Sky Common Shares has been registered under the Act; (ii) a sale of the Sky Common Shares is made in conformity with the volume and other applicable limitations of a transaction permitted by Rule 145 promulgated by the Commission under the Act and as to which Sky has received satisfactory evidence of the compliance and conformity with said Rule, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. (or other counsel reasonably acceptable to Sky) or in accordance with a no-action letter from the Commission, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the Sky Common Shares.

          D. I also understand that stop transfer instructions will be given to Sky's transfer agent with respect to any Sky Common Shares that I receive in the Merger and that there will be placed on the certificates for such Sky Common Shares, a legend stating in substance:

             "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended

       , 2002
Page  2

        (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act."

     It is understood and agreed that the legend set forth in Paragraph D above shall be promptly removed and any stop order instructions with respect thereto shall be canceled upon receipt of advice from Squire, Sanders & Dempsey L.L.P., or other counsel satisfactory to Sky (which shall include Luse Gorman Pomerenk & Schick, Thompson, Hine, LLP, Fried, Frank, Harris, Shriver & Jacobson, and David
G. Slezak) that such actions are appropriate under the then-existing circumstances. Such advice of Squire, Sanders & Dempsey L.L.P. shall be given promptly at no cost to such affiliate, upon receipt of reasonably satisfactory evidence of compliance with Rule 145.

                                               Very truly yours,

Date:                , 2002
      ------------------------                 ----------------------------------------------
                                               (Name of Affiliate)

                                               PLEASE PRINT YOUR NAME HERE:

                                               ----------------------------------------------

Accepted this ____ day of
________, 2002

SKY FINANCIAL GROUP, INC.

By
   --------------------------------------------------------
   Marty E. Adams, Chairman, President and CEO

                                                                       EXHIBIT B

                         MATTERS CONSIDERED NOT TO HAVE
                          A MATERIAL ADVERSE EFFECT ON
             METROPOLITAN PURSUANT TO SECTIONS 7.03(a) AND 8.01(b)

     For purposes of Sections 7.03(a) and 8.01(b) only, Material Adverse Effect shall not include any direct or indirect effect of (1) additional OTS and/or ODFI enforcement actions resulting from the Bank's, Metropolitan's or any affiliate's failure to timely fulfill any requirement of the July 2001 Supervisory Agreements and/or the Directive, or requiring further action by the Bank, Metropolitan or any affiliate with respect to the matters subject of the Supervisory Agreement or Directive; (2) Metropolitan's deferral of trust preferred securities distributions, (3) any event of default under any debt obligations of Metropolitan, (4) the reduction of the carrying value of Metropolitan's corporate headquarters required pursuant to GAAP or the sale of Metropolitan's corporate headquarters with the consent of Sky; (5) the effects of changes in interest rates; and (6) any further impairment, deterioration and/or required change in valuation of the following assets:

     - Credit 1
     - Credit 2
     - Credit 3
     - Mortgage servicing rights

                                                                       EXHIBIT C

                PEER GROUP COMMERCIAL FINANCIAL INSTITUTIONS FOR
                       INDEX PURSUANT TO SECTION 8.01(e)

HOLDING COMPANY                                               WEIGHTING
---------------                                               ---------
AMCORE Financial, Inc. .....................................     1.44%
Associated Banc-Corp. ......................................     4.42%
Charter One Financial, Inc. ................................    13.50%
Citizens Banking Corporation................................     2.61%
Commerce Bancshares, Inc. ..................................     3.81%
Community First Bankshares, Inc. ...........................     2.31%
First Commonwealth Financial Corporation....................     3.43%
First Midwest Bancorp, Inc. ................................     2.81%
FirstMerit Corporation......................................     4.96%
Fulton Financial Corporation................................     6.03%
Huntington Bancshares Incorporated..........................    14.19%
M&T Bank Corporation........................................     5.38%
NBT Bancorp, Inc. ..........................................     1.94%
North Fork Bancorporation...................................     9.58%
Old National Bancorp........................................     3.57%
Park National Corporation...................................      .81%
Provident Financial Group, Inc. ............................     2.84%
Republic Bancorp Inc. ......................................     3.11%
S&T Bancorp, Inc. ..........................................     1.56%
Susquehanna Bancshares, Inc. ...............................     2.30%
TCF Financial Corporation...................................     4.38%
UMB Financial Corporation...................................     1.29%
United Bankshares, Inc. ....................................     2.49%
WesBanco, Inc. .............................................     1.23%
                                                               ------
TOTAL.......................................................   100.00%

                                                                         ANNEX B

          , 2003

The Board of Directors
Metropolitan Financial Corp.
22901 Millcreek Boulevard
Highland Hills, OH 44122

Members of the Board:

     You have requested our opinion as investment bankers that the consideration in the Merger (the "Merger") by and between Sky Financial Group, Inc. ("Sky"), the holding company for Sky Bank, and Metropolitan Financial Corp. ("Metropolitan"), the holding company for Metropolitan Bank and Trust, pursuant to the Agreement and Plan of Merger dated as of October 23, 2002 is fair to the holders of Metropolitan Common Stock from a financial point of view.

     Pursuant to the Agreement and Plan of Merger (the "Agreement") dated October 23, 2002, Metropolitan shall be merged with and into Sky with the surviving entity being Sky. At a time to be determined by Sky, Metropolitan Bank & Trust will be merged into Sky Bank with Sky Bank being the surviving entity. Each share of Metropolitan's issued and outstanding common stock will be converted into the right to receive, at the election of the holder thereof and subject to certain procedures and limitations set forth in the Agreement (as to which we express no opinion), (i) the number of shares of Sky equal to 0.2554 shares (the "exchange ratio") for each Metropolitan share, or (ii) a cash amount equal to $4.70 per share or (iii) a combination thereof consisting of between 55% and 70% common stock and 45% and 30% cash, respectively (the "Consideration"). The aggregate Consideration will consist of between 55% and 70% common stock with the remainder in cash. The Consideration is subject to adjustment for certain events as more fully described in the Agreement.

     Ryan Beck & Co., Inc. as a customary part of its investment banking business is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In conducting our investigation and analysis of the Merger, we have met with members of senior management of both Sky and Metropolitan to discuss their operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Agreement and related documents; (ii) Sky's press release dated October 17, 2002 announcing operating results for the quarter ended September 30, 2002; (iii) Sky's Annual Report on Form 10-K for the fiscal years ended December 31, 2001, 2000 and 1999, Quarterly Reports on Form 10-Q for the periods ended June 30, 2002 and March 31, 2002; (iv) Sky's Proxy Statement Dated March 4, 2002; (v) Metropolitan's Annual Report on Form 10-K for the fiscal years ended December 31, 2001, 2000 and 1999, Quarterly Reports on Form 10-Q for the periods ended June 30, 2002 and March 31, 2002; (vi) Metropolitan's 8-Ks dated September 20, 2002 and July 8, 2002; (vii) Metropolitan's Proxy Statement Dated March 25, 2002; (viii) the Supervisory Agreements dated July 26, 2001 between Metropolitan and Metropolitan Bank and Trust and the Office of Thrift Supervision and the Ohio Division of Financial Institutions; (ix) The Supervisory Directive issued July 8, 2002 by the Office of Thrift Supervision to Metropolitan and Metropolitan Bank and Trust; (x) the historical stock prices and trading volume of Sky's common stock; (xi) certain operating and financial information provided to Ryan Beck by the management of Sky relating to its business and prospects;
(xii) the publicly available financial data of commercial banking organizations which Ryan Beck deemed generally comparable to Sky; (xiii) the historical stock prices and trading volume of Metropolitan's common stock; (xiv) certain operating and financial information provided to Ryan Beck by the management of Metropolitan relating to its business and prospects; (xv) the publicly available financial data of thrift organizations which Ryan Beck deemed generally comparable to Metropolitan; and (xvi) the terms of recent acquisitions of thrift organizations which Ryan Beck deemed generally comparable in whole or in part to Metropolitan. We also conducted or reviewed such other studies, analyses, inquiries and examinations, as we deemed appropriate.

Metropolitan Financial Corp.
          , 2003
Page  2

     While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the management of Sky and Metropolitan as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts, which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of management. We have also relied, without independent verification, upon the estimates and judgments of the management of Sky as to the potential cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. Ryan Beck is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses. Therefore, Ryan Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the balance sheets of Sky and Metropolitan at June 30, 2002, and Ryan Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. We also assumed that the merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to Sky and Metropolitan and that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Sky, Metropolitan, or the combined entity, as the case may be, or on the contemplated benefits of the Merger, including the expected synergies. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either Sky or Metropolitan or their respective subsidiaries, nor have we reviewed any loan files of Sky or Metropolitan or their respective subsidiaries. We have further assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

     In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof.

     We have been retained by the Board of Directors of Metropolitan as an independent contractor to determine whether the consideration offered to Metropolitan Shareholders in the Merger as provided and described in the Agreement is fair to Metropolitan shareholders. Ryan Beck will receive a fee for its services, a significant portion of which is contingent upon consummation of the merger. Ryan Beck has a long standing Investment Banking relationship with Metropolitan including underwriting the following securities offerings:

     - $22 million Common Stock Rights Offering, March 27, 2002

     - $16 million Trust Preferred Securities, May 11, 1999

     - $2.4 million Common Stock, May 11, 1999

     - $27.8 million Trust Preferred Securities, April 27, 1998

     Ryan Beck does not provide published investment analysis on Metropolitan. Ryan Beck acts as a market maker in Metropolitan common stock and trust preferred securities and has sold brokered deposits for Metropolitan in the past. Ryan Beck has not had an investment banking relationship with Sky and Ryan Beck's research department does not provide published investment analysis on Sky. Ryan Beck does not make a market in Sky's common stock but we have sold brokered deposits for Sky in the past.

Metropolitan Financial Corp.
          , 2003
Page  3

     In the ordinary course of our business as a broker-dealer, we may actively trade equity and trust preferred securities of Metropolitan for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion is directed to the Board of Directors of Metropolitan and does not constitute a recommendation to any shareholder of Metropolitan as to how such shareholder should vote at any shareholder meeting held in connection with the merger. Additionally, our opinion does not constitute a recommendation as to whether a Metropolitan shareholder should elect to receive, cash, Sky common stock or a combination thereof. We have not considered, nor are we expressing any opinion herein with respect to, the price at which Sky Common Stock will trade following the consummation of the Merger.

     Based upon and subject to the foregoing it is our opinion as investment bankers that the consideration offered to Metropolitan in the Merger as provided and described in the Agreement is fair to the holders of Metropolitan common stock from a financial point of view.

                                          Very truly yours,

                                          Ryan Beck & Co., Inc.

                                                                         ANNEX C

                                VOTING AGREEMENT

     This Voting Agreement is entered into on October 23, 2002 (this "Agreement") by and between Sky Financial Group, Inc., a financial holding company and an Ohio corporation ("Sky"), and Robert M. Kaye, a resident of New Jersey ("Kaye") (the "Control Shareholder").

     WHEREAS, the Control Shareholder owns 10,769,215 Common Shares, without par value (the "Common Shares"), of Metropolitan Financial Corp., a savings and loan holding company and an Ohio corporation ("Metropolitan"), (all shares of such stock now owned and that may hereafter be acquired by the Control Shareholder prior to the termination of this Agreement shall be referred to herein as the "Control Shares");

     WHEREAS, Sky and Metropolitan propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides that Metropolitan will merge with and into Sky pursuant to the Merger (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement);

     WHEREAS, it is a condition to the willingness of Sky to enter into the Merger Agreement that the Control Shareholder agrees, and in order to induce Sky to enter into the Merger Agreement, the Control Shareholder has agreed, to enter into this Agreement; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE 1

                            VOTING OF CONTROL SHARES

     1.1 Voting Agreement. The Control Shareholder hereby agrees that during the time this Agreement is in effect, any meeting of the shareholders of Metropolitan, however called, and in any action by consent of the shareholders of Metropolitan, he shall vote the Control Shares: (i) in favor of the Merger and the Merger Agreement (as may be amended from time to time) and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between Metropolitan and any person or entity other than Sky, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Metropolitan under the Merger Agreement or that would result in any of the conditions to the obligations of Metropolitan under the Merger Agreement not being fulfilled.

     1.2 Election with Respect to Control Shares. The Control Shareholder hereby agrees that he will disclose to the remaining Metropolitan shareholders, no later than twenty-one (21) days prior to the Effective Date, that he is making a Mixed Election with respect to all of the Control Shares and the ratio of cash and Sky Common Shares that the Control Shareholder will elect to receive in connection with the Merger.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     The Control Shareholder hereby represents and warrants to Sky as follows:

     2.1 Authority Relative to this Agreement. He has all necessary power and authority or capacity, as the case may be, to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by the Control Shareholder and constitutes a legal, valid and binding obligation of the Control Shareholder, enforceable against him in accordance with its terms.

     2.2 No Conflict.

     (a) The execution and delivery of this Agreement by the Control Shareholder do not, and the performance of this Agreement by the Control Shareholder will not (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Control Shareholder or by which the Control Shares are bound, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Control Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Control Shareholder is a party or by which the Control Shareholder or any Control Shares are bound, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by the Control Shareholder of his obligations under this Agreement.

     (b) The execution and delivery of this Agreement by the Control Shareholder do not, and the performance of this Agreement by the Control Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or Regulatory Authority.

     2.3 Title to the Control Shares. The Control Shareholder is the owner of the number and class of Control Shares specified on Exhibit A hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever, other than pursuant to (i) that certain Pledge Agreement, dated October 18, 2000, by Kaye in favor of Amboy National Bank, (ii) that certain Pledge Agreement, dated as of September 12, 2002, by Kaye in favor of Metropolitan and/or its subsidiary, Metropolitan Bank and Trust Company, and (iii) that certain Pledge Agreement, dated as of October 15, 2002, by Kaye in favor of Sky. The Control Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Control Shares. The Control Shareholder has sole voting power with respect to his Control Shares.

                                   ARTICLE 3

                                 MISCELLANEOUS

     3.1 Termination.  This Agreement shall terminate on the earlier to occur of
(i) the Effective Date of the Merger and (ii) the date of the termination of the Merger Agreement.

     3.2 Specific Performance. The Control Shareholder agrees that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that Sky shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     3.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

     3.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

     3.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     3.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Ohio.

     3.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     3.8 Assignments. This Agreement shall not be assigned by operation of law or otherwise.

     3.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above.

CONTROL SHAREHOLDER

By: /s/ ROBERT M. KAYE
    -----------------------------------------------------
    Robert M. Kaye

SKY FINANCIAL GROUP, INC.

By: /s/ MARTY E. ADAMS
    -----------------------------------------------------
    Marty E. Adams
    Chairman, President and CEO

                                   EXHIBIT A

NAME                                                    NUMBER OF COMMON SHARES
----                                                    -----------------------
Common Stock, No Par Value                                    10,769,215

                                     ANNEX D

              DISSENTERS' RIGHTS UNDER SECTIONS 1701.84 AND 1701.85
                            OF THE OHIO REVISED CODE

SECTION 1701.84 PERSONS ENTITLED TO RELIEF AS DISSENTING SHAREHOLDERS.

         The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

         (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised Code;

         (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

         (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

         (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

         (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code.

SECTION 1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

        (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

        (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

         (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

         (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

         (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

         (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

         (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

         (E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

         (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

         (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

         (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or master therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

         (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

         (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

         (c) By the shareholders;

         (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

         Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                  (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                  (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

         (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

         (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions
(E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

         (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Section 31 of the code of regulations of Sky Financial Group, Inc. states as follows:

         Section 31. Indemnification. The corporation shall indemnify any director or officer and any former director or officer of the corporation and any such director or officer who is serving or has served at the request of the corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgment fines, and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the corporation (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

         In addition, Sky Financial has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Sky Financial's code of regulations are further changed. Pursuant to the agreements, indemnitees receive the highest available of the following: (i) the benefits provided by Sky Financial's code of regulations as of the date of the agreement; (ii) the benefits provided by Sky Financial's code of regulations in effect at the time that indemnification expenses are incurred; (iii) the benefits allowable under Ohio law which is in effect on the date of the agreement; (iv) the benefits allowable under the law of the jurisdiction under which Sky Financial exists at the time indemnifiable expenses are incurred; (v) the benefits available under liability insurance obtained by Sky Financial; (vi) the benefits which would have been available to the indemnitee under a Sky Financial insurance policy which was in effect prior to and expired on May 8, 1986; or (vii) such other benefits that are or may be otherwise available to the indemnitee. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial.

               ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

EXHIBIT NO.                        EXHIBIT
-----------  -----------------------------------------------------------------

2 Agreement and Plan of Merger, dated as of October 23, 2002 by and between Sky Financial Group, Inc. and Metropolitan Financial Corp. (included as Annex A to the Proxy Statement/Prospectus)

3.1 Registrant's Sixth Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 10-K of Sky Financial for the year ended December 31, 1999 filed as of March 23, 2000)

3.2 Registrant's Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 of the Form 10-K of Sky Financial for the year ended December 31, 2001 filed as of March 29, 2002)

5            Opinion of Squire, Sanders & Dempsey L.L.P.  regarding legality

*8.1 Form of Opinion of Squire, Sanders & Dempsey L.L.P. regarding tax matters

*8.2 Form of Opinion of Luse, Gorman, Pomerenk & Schick, P.C. regarding tax matters

9 Voting Agreement, dated as of October 23, 2002, by and between Sky Financial and Robert M. Kaye (included as Annex C to the Proxy Statement/Prospectus)

12 Fairness Opinion of Ryan, Beck & Co., Inc. (included as Annex B to the Proxy Statement/Prospectus)

23.1         Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5)

23.2         Consent of Ryan, Beck & Co., Inc.

23.3         Consent of Crowe, Chizek and Company LLP

23.4         Consent of Crowe, Chizek and Company LLP

24 Power of Attorney (included as part of the Signature Page to the Form S-4 Registration Statement)

*99.1        Proxy Card of Metropolitan Financial Corp.

*99.2        Form of Election Form/Letter of Transmittal and related documents

-------------
* To be filed by amendment.

                              ITEM 22. UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering; provided, however, that paragraphs (a)(1)(i) and
             (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The undersigned Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bowling Green, Ohio on December 23, 2002.

                                   SKY FINANCIAL GROUP, INC.



                                   By:  /s/ Marty E. Adams
                                        ----------------------------------------
                                        Marty E. Adams
                                        Chairman, President and Chief
                                        Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.



                                   /s/ Marty E. Adams
                                   ---------------------------------------------
                                   Marty E. Adams
                                   Chairman, President and Chief Executive
                                   Officer
                                   December 23, 2002

                                   /s/ Kevin T. Thompson
                                   ---------------------------------------------
                                   Kevin T. Thompson
                                   Chief Financial Officer and Executive
                                   Vice President
                                   December 23, 2002

                                   /s/ Edward J. Reiter
                                   ---------------------------------------------
                                   Edward J. Reiter
                                   Senior Chairman and Director
                                   December 23, 2002

                                   /s/ James C. McBane
                                   ---------------------------------------------
                                   James C. McBane
                                   Director
                                   December 23, 2002

                                   /s/ Fred H. Johnson
                                   ---------------------------------------------
                                   Fred H. Johnson
                                   Director
                                   December 23, 2002

                                   /s/ George N. Chandler, II
                                   ---------------------------------------------
                                   George N. Chandler, II
                                   Director
                                   December 23, 2002

                                   /s/ Robert C. Duvall
                                   ---------------------------------------------
                                   Robert C. Duvall
                                   Director
                                   December 23, 2002

                                   /s/ Richard R. Hollington, Jr.
                                   ---------------------------------------------
                                   Richard R. Hollington, Jr.
                                   Director
                                   December 23, 2002

                                   /s/ Jonathan A. Levy
                                   ---------------------------------------------
                                   Jonathan A. Levy
                                   Director
                                   December 23, 2002

                                   /s/ Gerard P. Mastroianni
                                   ---------------------------------------------
                                   Gerard P. Mastroianni
                                   Director
                                   December 23, 2002

                                   /s/ Thomas J. O'Shane
                                   ---------------------------------------------
                                   Thomas J. O'Shane
                                   Director
                                   December 23, 2002

                                   /s/ Joseph W. Tosh, II
                                   ---------------------------------------------
                                   Joseph W. Tosh, II
                                   Director
                                   December 23, 2002

                                   /s/ Gregory L. Ridler
                                   ---------------------------------------------
                                   Gregory L. Ridler
                                   Director
                                   December 23, 2002

                                   /s/ Robert E. Spitler
                                   ---------------------------------------------
                                   Robert E. Spitler
                                   Director
                                   December 23, 2002

                                   /s/ D. James Hilliker
                                   ---------------------------------------------
                                   D. James Hilliker
                                   Director
                                   December 23, 2002

                                   /s/ Emerson J. Ross, Jr.
                                   ---------------------------------------------
                                   Emerson J. Ross, Jr.
                                   Director
                                   December 23, 2002

                                   /s/ C. Gregory Spangler
                                   ---------------------------------------------
                                   C. Gregory Spangler
                                   Director
                                   December 23, 2002


                                   /s/ Dr. Marylouise Fennell
                                   ---------------------------------------------
                                   Dr. Marylouise Fennell
                                   Director
                                   December 23, 2002


The undersigned attorney-in-fact, by signing his name below, does hereby sign this amendment to registration statement on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.



                                   /s/ W. Granger Souder, Jr.
                                   ---------------------------------------------
                                   W. Granger Souder, Jr.
                                   Attorney-In-Fact
                                   December 23, 2002

                                  EXHIBIT INDEX


EXHIBIT NO.                           EXHIBIT
-----------   -----------------------------------------------------------------

2 Agreement and Plan of Merger, dated as of October 23, 2002 by and between Sky Financial Group, Inc. and Metropolitan Financial Corp. (included as Annex A to the Proxy Statement/Prospectus)

3.1 Registrant's Sixth Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 10-K of Sky Financial for the year ended December 31, 1999 filed as of March 23, 2000)

3.2 Registrant's Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 of the Form 10-K of Sky Financial for the year ended December 31, 2001 filed as of March 29, 2002)

5             Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality

*8.1 Form of Opinion of Squire, Sanders & Dempsey L.L.P. regarding tax matters

*8.2 Form of Opinion of Luse, Gorman, Pomerenk & Schick, P.C. regarding tax matters

9 Voting Agreement, dated as of October 23, 2002, by and between Sky Financial and Robert M. Kaye (included as Annex C to the Proxy Statement/Prospectus)

12 Fairness Opinion of Ryan, Beck & Co., Inc. (included as Annex B to the Proxy Statement/Prospectus)

23.1          Consent of Squire, Sanders & Dempsey L.L.P. (included in
              Exhibit 5)

23.2          Consent of Ryan, Beck & Co., Inc.

23.3          Consent of Crowe, Chizek and Company LLP

23.4          Consent of Crowe, Chizek and Company LLP

24 Power of Attorney (included as part of the Signature Page to the Form S-4 Registration Statement)

*99.1         Proxy Card of Metropolitan Financial Corp.

*99.2         Form of Election Form/Letter of Transmittal and related documents

-------------
* To be filed by amendment.